As filed with the U.S. Securities and Exchange Commission on May 1, 2024.

Registration Statement No. 333-278400

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 1
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Critical Metals Corp.
(Exact Name of Registrant as Specified in Its Charter)

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Not Applicable
(Translation of Registrant’s name into English)

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British Virgin Islands	1000	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Maples Corporate Services (BVI) Limited
Kingston Chambers, PO Box 173, Road Town
Tortola, British Virgin Islands
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

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Corporation Service Company
251 Little Falls Drive
Wilmington, Delaware 19808
(302) 636-5400
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent of Service)

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Copies to:

Jason A. Rocha White & Case LLP 609 Main Street Houston, Texas 77002 Telephone: (713) 496-9700	Maia R. Gez White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Telephone: (212) 819-8200

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED MAY 1, 2024

Critical Metals Corp.

Primary Offering of
7,750,000 Ordinary Shares issuable upon exercise of warrants

Secondary Offering of
100,312,567 Ordinary Shares

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This prospectus relates to the offer and sale by Critical Metals Corp., BVI business company incorporated in the British Virgin Islands, (“us,” “we,” “Critical Metals” or the “Company”), of 7,750,000 ordinary shares, par value $0.001 per share (“Ordinary Shares”), issuable upon the exercise of 7,750,000 public warrants, which were originally issued by Sizzle as part of its initial public offering of units at a price of $10.20 per unit, with each unit consisting on one share of Sizzle’s common stock, par value $0.0001 per share (the “Sizzle Common Stock”), and one-half of one Sizzle Warrant, which were assumed by Critical Metals at the Closing, with each public warrant exercisable for one Ordinary Share at an exercise price of $11.50 per (the “Public Warrants”).

This prospectus also relates to the offer and sale from time to time, subject to any contractual lock-ups with such holder, by the selling securityholders named in this prospectus (collectively, the “Selling Securityholders”) of up to 100,312,567 Ordinary Shares, which includes (i) 67,788,383 Ordinary Shares issued to European Lithium Limited (“EUR” or “European Lithium”) in connection with the Business Combination in exchange for all of the outstanding equity interests of ELAT at an effective purchase price of $0.68 per share; (ii) 6,778,838 Ordinary Shares issuable to EUR in connection with the Business Combination as Earnout Shares, which is subject to certain terms and conditions relating to the price of the Ordinary Shares during the five-year period following the consummation of the Business Combination, at an effective purchase price of 11.06 per share; (iii) 3,343,750 Ordinary Shares issued to VO Sponsor, LLC (the “Sponsor”) in connection with the Business Combination in exchange for 3,343,750 shares of Sizzle Common Stock, which consisted of (x) 2,621,000 shares of Sizzle Common Stock issued to the Sponsor in the form of founder shares prior to the initial public offering of Sizzle at an effective purchase price of $0.0046 per share and (y) 722,750 shares of Sizzle Common Stock that were purchased by the Sponsor simultaneously with the closing of the initial public offering of Sizzle at an effective purchase price of $10.00 per share; (iv) 51,600 Ordinary Shares issued to the Sponsor in connection with the Business Combination in satisfaction of $129,437 aggregate principal amount outstanding under certain promissory notes held by Sponsor at an effective purchase price of $2.51 per share; (v) 1,247,250 Ordinary Shares issued to Cantor Fitzgerald & Co. (“Cantor” or “CF&CO), which includes (x) 47,250 Ordinary Shares issued in exchange for 47,250 private shares of Sizzle purchased by Cantor in a private placement in connection with the Sizzle IPO at a price of $10.00 per share, and (y) 1,200,000 Ordinary Shares issued as compensation to CF&CO, as the representative of the underwriters in the Sizzle IPO, for its deferred underwriting fee at a deemed issue price of $6.79 per share; (vi) 3,028,356 Ordinary Shares issuable to Empery Asset Mater, LTD (“EAM”) pursuant to the Subscription Agreements (as described elsewhere in this prospectus), which consists of (w) 114,497 Ordinary Shares issued upon the Closing of the Business Combination as subscription shares under the Subscription Agreement for an effective subscription price of $5.29 per share, after giving effect the reimbursement payable to such subscriber for open-market purchases of Sizzle Common Stock, (x) 628,479 Ordinary Shares issued upon the Closing of the Business Combination for no additional consideration as consideration for such subscriber’s entity into the Subscription Agreement; (y) 571,345 Ordinary Shares issuable upon the exercise of warrants to purchase 571,345 Ordinary Shares (the “Empery Asset Warrant”) pursuant to the Subscription Agreement at an exercise price of $10.00 per Ordinary Share and (z) 1,714,035 Ordinary Shares issued upon the Closing of the Business Combination, which are to be released to the holder at a rate of three Ordinary Shares for each Ordinary Share that Empery Asset purchases upon exercise of the Empery Asset Warrants, for an effective price of $2.50 per Ordinary Share upon the exercise of the Empery Asset Warrants; (vii) 1,342,430 Ordinary Shares issuable to Empery Tax Efficient III, LP (“ETE III”) pursuant to the Subscription Agreements (as described elsewhere in this prospectus), which consists of (w) 50,756 Ordinary Shares issued upon the Closing of the Business Combination as subscription shares under the Subscription Agreement for an effective subscription price of $5.29 per share, after giving effect the reimbursement payable to such subscriber for open-market purchases of Sizzle Common Stock, (x) 278,598 Ordinary Shares issued upon the Closing of the Business Combination for no additional consideration as consideration for such subscriber’s entity into the Subscription Agreement; (y) 253,269 Ordinary Shares issuable upon the exercise of warrants to purchase 253,269 Ordinary

Shares (the “Empery Tax III Warrant”) pursuant to the Subscription Agreement at an exercise price of $10.00 per Ordinary Share and (z) 759,807 Ordinary Shares issued upon the Closing of the Business Combination, which are to be released to the holder at a rate of three Ordinary Shares for each Ordinary Share that Empery Tax III purchases upon exercise of the Empery Tax III Warrant, for an effective price of $2.50 per Ordinary Share upon the exercise of the Empery Tax III Warrants; (viii) 929,614 Ordinary Shares issuable to Empery Tax Efficient, LP (“ETE” and, together with ETE III and EAM, the “PIPE Investors”) pursuant to the Subscription Agreements (as described elsewhere in this prospectus), which consists of (w) 35,147 Ordinary Shares issued upon the Closing of the Business Combination as subscription shares under the Subscription Agreement for an effective subscription price of $5.29 per share, after giving effect the reimbursement payable to such subscriber for open-market purchases of Sizzle Common Stock, (x) 192,923 Ordinary Shares issued upon the Closing of the Business Combination for no additional consideration as consideration for such subscriber’s entity into the Subscription Agreement; (y) 175,386 Ordinary Shares issuable upon the exercise of warrants to purchase 175,386 Ordinary Shares (the “Empery Tax Warrant” and, together with the Empery Asset Warrant and the Empery Tax III Warrant, the “PIPE Warrants”) pursuant to the Subscription Agreement at an exercise price of $10.00 per share and (z) 526,158 Ordinary Shares issued upon the Closing of the Business Combination, which are to be released to the holder at a rate of three Ordinary Shares for each Ordinary Share that Empery Tax purchases upon exercise of the Empery Tax Warrant, for an effective price of $2.50 per Ordinary Share upon the exercise of the Empery Tax III Warrants; (ix) 350,000 Ordinary Shares that are issuable to Polar Multi-Strategy Master Fund (“Polar”) upon exercise of warrants to purchase 350,000 Ordinary Shares (the “Polar Warrants”) at an exercise price of $10.00 per share, which warrants were issued upon the Closing of the Business Combination; (x) 1,015,000 Ordinary Shares issued to various vendors and service providers in connection with the Closing of the Business Combination pursuant to certain agreements to pay various business combination transaction expenses otherwise due at Closing in Ordinary Shares at an average effective price $2.75 per share; and (xi) 14,437,346 Ordinary Shares issued or issuable to Gem Global Yield LLC SCS (“GEM Global” or the “GEM Investor”), which consists of (x) 122,549 Ordinary Shares issued to GEM Global at the Closing as the commitment fee payable under the GEM Agreement (as defined below), (y) 1,814,797 Ordinary Shares issuable upon the exercise of warrants to purchase 1,814,797 Ordinary Shares (the “GEM Warrant” and, together with the Public Warrants, the PIPE Warrants and the Polar Warrants, the “Warrants”) at an exercise price of $10.71 per share, which warrants were issued upon the Closing of the Business Combination; and (z) up to 12,500,000 Ordinary Shares issuable upon drawdowns made under, and at prices calculated in accordance with, the GEM Agreement (as defined below).

On February 27, 2024 (the “Closing Date”), we consummated the transaction contemplated by the business combination agreement, dated as of October 24, 2022, as amended as of January 4, 2023, July 7, 2023, and November 17, 2023 (the “Merger Agreement”), by and among the Company, Sizzle Acquisition Corp., a Delaware corporation (“Sizzle”), European Lithium Limited, an Australian Public Company limited by shares (“EUR”), European Lithium AT (Investments) Limited, a BVI business company incorporated in the British Virgin Islands (“ELAT”) and Project Wolf Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement (a) the Company acquired all of the issued and outstanding shares of ELAT held by shareholders of ELAT in exchange for ordinary shares of the Company, such that ELAT became a wholly owned subsidiary of the Company and the shareholders of ELAT became shareholders of the Company (the “Share Exchange”); and immediately thereafter (b) Merger Sub merged with and into Sizzle, with Sizzle continuing as the surviving entity and wholly owned subsidiary of the Company (such transactions, collectively, the “Business Combination”).

Pursuant to lock-up agreements entered into with the applicable parties, all holders of Ordinary Shares as of the Closing, including all holders described above other than the PIPE Investors but excluding Sizzle’s public shareholders prior to the closing of the Business Combination, agreed, among other things, that such party’s Ordinary Shares may not be transferred for a period of one year after the Closing. The lock-up agreements do not restrict GEM Investor and GYBL (as defined below) from selling shares acquired by them under the GEM Agreement. Following the closing of the Business Combination, of the 81,640,131 Ordinary shares that were issued and outstanding as of the Closing Date, approximately 74,398,882 Ordinary Shares (or approximately 91% of the total issued and outstanding Ordinary Shares) are subject to a lock-up for up to one year after Closing. See the section of this prospectus entitled “Shares Eligible for Future Sale.”

Only July 4, 2023, we, the GEM Investor and GEM Yield Bahamas Ltd. (“GYBL”) entered into a Share Purchase Agreement (the “GEM Agreement”), pursuant to which we are entitled to draw up to $125 million of gross proceeds in exchange for Ordinary Shares, at a price equal to 90% of the average closing bid price of the Ordinary Shares on Nasdaq for a 30 day period, subject to meeting the terms and conditions of the GEM Agreement. The GEM Agreement allows us to access funds for general corporate purpose and working capital needs. In addition, at the Closing, the GEM

Investor was granted a warrant (the “GEM Warrant”) to purchase up to 1,814,797 Ordinary Shares at an exercise price of $10.71 per share (subject to adjustments described in the GEM Warrant) expiring on the 3rd anniversary of the closing of the Business Combination. See the section of this prospectus entitled “The GEM Agreement” for additional information about the GEM Agreement and GEM Warrant.

Solely for the purposes of calculating the number of Ordinary Shares that may be sold to the GEM Investor pursuant to the GEM Agreement, we have assumed a minimum purchase price of $10.00 per share, as more fully described under the sections entitled “Prospectus Summary — GEM Agreement” and “The GEM Agreement.”

On February 8, 2024, we, Sizzle, and the Sponsor entered into separate subscription agreements (each, a “Subscription Agreement”) with each PIPE Investor. Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase from Critical Metals, and Critical Metals agreed to issue and sell to the PIPE Investors, an aggregate of 1,000,000 Ordinary Shares for a purchase price of $10.00 per share, resulting in an aggregate purchase price of $10 million for all three PIPE Investors, subject to offsets for purchases of shares of Sizzle Common Stock, all on the terms and subject to the conditions set forth therein (the “PIPE Financing”). See the section of this prospectus entitled “Summary — Description of the Business Combination and Related Transactions — PIPE Financing” for additional information about the PIPE Financing.

In connection with the closing of the Business Combination, we and/or Sizzle entered into or amended, as applicable, certain agreements with their vendors or service providers, including the underwriter in Sizzle’s IPO, to pay various business combination transaction expenses otherwise due at Closing, including deferral agreements with vendors or service providers, requiring deferred cash payments by the registrant to such parties to be satisfied over specified time periods after Closing, and certain other fee modification agreements with vendors or service providers pursuant to which such parties received newly issued Ordinary Shares at Closing and/or deferred cash payments (or a combination of both). Pursuant to such agreements, an aggregate of 2,215,000 Ordinary Shares were issued to such providers.

In addition, in connection with the closing of the Business Combination, we entered into an omnibus amendment to the subscription agreements, pursuant to which, Critical Metals and the PIPE Investors agreed to extend the term of the warrants issued to such PIPE Investors at Closing to 15 months following the Closing.

Further, in connection with the Closing, Critical Metals also entered into a letter agreement with the GEM Investor and GYBL to amend the GEM Agreement, pursuant to which, Critical Metals agreed to issue Ordinary Shares to the GEM Investor as the “commitment fee” pursuant to the Share Purchase Agreement and, on the 61st day following the Closing, the GEM Investor was granted the option to sell such commitment shares to the Company for $1.875 million (the “Commitment Fee Put Amount”). In addition, the GEM Investor, on the first anniversary of the closing of the Business Combination, was granted the right to require Critical Metals to purchase the GEM Warrant from GEM Global in exchange for a number of Ordinary Shares having a value equal to $27,200,000. On April 29, 2024, the Company, GEM Global and GYBL entered into a second letter agreement pursuant to which the Company was granted the option to deliver, in lieu of the Commitment Fee Put Amount on the date upon which it was otherwise due and payable, a payment of $3,020,000 on or prior to the 120th day after the Closing.

In connection with the Business Combination, holders of 1,414,537 shares of Sizzle Common Stock exercised their right to redeem their shares for cash at a price of approximately $11.06 per share, for an aggregate price of approximately $15.7 million, which represented approximately 61.3% of the total Sizzle public shares then outstanding. In addition, prior to the consummation on the business combination, in connection with several meetings to approve the extension of the date by which Sizzle was required to complete an initial business combination, public stockholders of Sizzle elected to redeem an aggregate of 13,193,234 shares of Sizzle Common Stock for an aggregate redemption amount of approximately $137.4 million. As a result, an aggregate of approximately $153.1 million was paid to such redeeming stockholders at or prior to the closing of the Business Combination out of the trust account established by Sizzle upon the closing of its initial public offering.

The Selling Securityholders can sell, under this prospectus, up to 100,312,567 Ordinary Shares, constituting approximately 95% of our outstanding Ordinary Shares on a fully diluted basis (assuming and after giving effect to (x) the issuance of 10,914,797 Ordinary Shares upon exercise of all outstanding Warrants and (y) the issuance of 12,500,000 Ordinary Shares pursuant to the GEM Agreement) as of March 27, 2024. Upon expiration of the contractual lock-up restrictions mentioned above, the Selling Securityholders will be able to sell all of their shares registered for resale hereunder for so long as this registration statement of which this prospectus forms a part is available for use. Sales of a substantial number of our Ordinary Shares in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could increase the volatility of and cause a significant decline in the market price of our securities and could impar our ability to raise capital through the sale of additional equity securities. See “— Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our shares of Ordinary Shares and Public Warrants to fall.”

All the securities offered in this prospectus may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the selling securityholders may still experience a positive rate of return on the securities they purchased due to the price at which such selling securityholder initially purchased the securities. See the sections of this prospectus entitled “Information Related to the Offered Securities” and “Risk Factors — Certain existing securityholders purchased, or may purchase, our securities at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Other investors in the Company may not experience a similar rate of return” for additional information on the potential profits the Selling Securityholders may experience.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. Our registration of the securities covered by this prospectus does not mean that the selling securityholders will offer or sell any of the securities registered for resale.

The GEM Investor and GYBL may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended. The GEM Investor and GYBL will bear all commissions and discounts, if any, attributable to their sale of Ordinary Shares covered by this prospectus. See “Plan of Distribution.” We will bear all costs, expenses, and fees in connection with the registration of the securities covered by this prospectus. The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. We are registering these securities for resale by the Selling Securityholders, or their donees, pledgees, transferees, distributees or other successors-in-interest selling our Ordinary Shares or Warrants or interests in our Ordinary Shares or Warrants or received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer.

We will not receive any proceeds from the sale of Ordinary Shares by the Selling Securityholders pursuant to this prospectus. We will, however, receive the proceeds from the exercise of Warrants to the extent such Warrants are exercised for cash. Each Warrant entitles the holder thereof to purchase one Ordinary Share at the applicable exercise price of such Warrant. The exercise price of (i) the Public Warrants to purchase 7,750,000 Ordinary Shares is $11.50 per share, (ii) the Polar Warrant to purchase 350,000 Ordinary Shares is $10.00 per share, (iii) PIPE Warrants to purchase 1,000,000 Ordinary Shares is $10.00 per share and (iv) the GEM Warrant to purchase 1,814,797 Ordinary Shares is $10.71 per share, in each case, subject to adjustment as set forth therein. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $122.1 million. We believe that the likelihood that Warrant holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the applicable exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. Conversely, we believe the Warrant holders are more likely to exercise their Warrants the higher the price of our Ordinary Shares is above the applicable exercise price of such Warrants. On April 30, 2024, the closing price of our Ordinary Shares was $10.50 per share, which is below the applicable exercise price of the Public Warrants and the GEM Warrant and above the exercise price of the Polar Warrant and the PIPE Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Ordinary Shares and Public Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “CRML” and “CRMLW,” respectively. On April 30, 2024, the closing prices for our Ordinary Shares and Public Warrants on the Nasdaq were $10.50 per share and $0.17 per warrant, respectively.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and is therefore eligible to take advantage of certain reduced reporting requirements applicable to other public companies.

We are also a “foreign private issuer” as defined in the Exchange Act and are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 22 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS DATED             , 2024

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. Neither we nor the Selling Securityholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “Critical Metals” refer to the businesses of Critical Metals Corp. its subsidiaries following the consummation of the Business Combination.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

FINANCIAL INFORMATION PRESENTATION

The Company’s and ELAT’s audited financial statements included in this prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). Presentation of financial information in accordance with IFRS requires the Company’s management and ELAT’s management to make various estimates and assumptions which may impact the values shown in the Selected Historical Financial Information of the Company and ELAT, respectively, and the respective notes thereto. The actual values may differ from such assumptions.

Prior to the Business Combination, Sizzle had no material assets other than the trust account and did not conduct any material activities other than those incidental to its formation and the matters contemplated by the Merger Agreement, such as the making of certain required securities law filings. Accordingly, no financial statements of Sizzle have been included in this prospectus.

The Business Combination is made up of the series of transactions provided for in the Merger Agreement as described elsewhere within this prospectus. The Business Combination will be accounted for as a capital reorganization. Under this method of accounting, Sizzle will be treated as the acquired company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of the Company issuing shares at the Closing for the net assets of Sizzle as of the Closing Date, accompanied by a recapitalization. The net assets of Sizzle will be stated at historical cost, with no goodwill or other intangible assets recorded. The Business Combination, which is not within the scope of IFRS 3 — Business Combinations (“IFRS 3”) since Sizzle does not meet the definition of a business in accordance with IFRS 3, is accounted for within the scope of IFRS 2 — Share-based payment (“IFRS 2”). Any excess of fair value of shares in the Company issued over the fair value of Sizzle’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

EXCHANGE RATES

The Company’s reporting currency is the U.S. dollar. The determination of the functional and reporting currency of each group company is based on the primary currency in which the group company operates. The functional currency of the Company’s subsidiaries will generally be the local currency.

The translation of foreign currencies into U.S. dollars is performed for assets and liabilities at the end of each reporting period based on the then current exchange rates. For revenue and expense accounts, an average monthly foreign currency rate is applied. Adjustments resulting from translating foreign functional currency financial statements into U.S. dollars will be recorded as part of a separate component of shareholders’ deficit and reported in the Company’s financial statements. Foreign currency transaction gains and losses will be included in other income (expense), net for the period.

MARKET AND INDUSTRY DATA

This prospectus includes industry data and forecasts that the Company obtained or derived from internal company analyses, independent third party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses, information, assumptions or judgments, as well as the independent sources referred to above. Statements as to industry position are based on market data currently available. Any estimates underlying such market-derived information and other factors could cause actual results to differ from those expressed in the independent parties’ estimates and in our estimates, and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

TRADEMARKS

The Company owns or has rights to trademarks that they use in connection with the operation of its businesses and that are used in this prospectus. This prospectus also includes other trademarks, trade names and service marks that are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and ℠ symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

FREQUENTLY USED TERMS

The following terms used in this prospectus have the meanings indicated below:

Term	Description
Amended Underwriting Agreement

means the underwriting agreement between Representative and Sizzle, dated November 3, 2021, as amended on October 26, 2023 and February 27, 2024, which provided that the Representative agreed to accept payment of the deferred underwriting commission payable to Representative under this underwriting agreement, in 1,200,000 Ordinary Shares, and provided specified registration rights to Representative relating to a private placement issuance of such shares, and which includes them being issued as a private placement issuance of the Ordinary Shares.

Board	unless otherwise defined, means the board of directors of the Company.
Business Combination

means the transactions contemplated by the Merger Agreement whereby, among other things, (a) the Company acquired all issued and outstanding shares held by EUR in exchange for the Company Ordinary Shares, and any shares EUR or Sizzle holds in the Company were surrendered for no consideration, such that the ELAT became a wholly owned subsidiary of the Company and EUR became shareholder of the Company (referred to as the “Share Exchange”); and immediately thereafter (b) Merger Sub merged with and into Sizzle, with Sizzle continuing as the surviving entity and a wholly owned subsidiary of the Company.

Cantor or CF&CO	means Cantor Fitzgerald & Co., as representative of the several underwriters in the Sizzle IPO.
CCM	means J.V.B. Financial Group, acting through its Cohen & Company Capital Markets division.
Charter	Means the Amended and Restated Memorandum and Articles of Association of the Company, as amended, effective as of February 27, 2024.
Closing	means the closing of the Business Combination.
Closing Date	means the date and time of the Closing.
Code	means the U.S. Internal Revenue Code of 1986, as amended.
Company

means Critical Metals Corp. after the consummation of the Business Combination in which it became the parent company of its direct, wholly-owned subsidiaries, Sizzle and ELAT, and means, collectively, the Company, and its direct, wholly-owned subsidiaries, Sizzle and ELAT.

Company Ordinary Shares	means ordinary shares, par value $0.001 per share, of the Company.
ELAT

means European Lithium AT (Investments) Limited, a BVI business company incorporated in the British Virgin Islands and a direct, wholly-owned subsidiary of EUR prior to the consummation of the Business Combination.

ELAT Ordinary Shares	means the ordinary shares, no par value, issued by ELAT.
DGCL	means the Delaware General Corporation Law.
EBC	means EarlyBirdCapital, Inc.

Term	Description
EBC Shares	means 75,600 private placement shares issued to EBC prior to the Sizzle IPO.
EUR or European Lithium	means European Lithium Limited, an Australian Public Company limited by shares, and sole shareholder of the Company prior to the consummation of the Business Combination.
Exchange Act	means the Securities Exchange Act of 1934, as amended.
Extension

has the meaning therefor set forth in the Merger Agreement, regarding extending the time for which Sizzle is required under its Certificate of Incorporation to consummate an initial business combination.

Extension Amendment

Means the amendments to the Sizzle Certificate of Incorporation, as applicable, to approve an extension of the date by which Sizzle was required therein to consummate its initial business combination. An Extension Amendment was approved by Sizzle’s special meeting of stockholders on February 1, 2023, and which we refer to as the Original Extension Amendment or the Original Extension Meeting, which provided that the date by which Sizzle was required to consummate an initial business combination was extended from February 8, 2023 up to August 8, 2023. Another special meeting of stockholders of Sizzle was held on August 7, 2023, and which we refer to as the Second Extension Meeting, in which Sizzle’s stockholders approved, among other things, a proposal to extend the date by which Sizzle was required to consummate an initial business combination from August 8, 2023 to February 8, 2024. Another special meeting of stockholders of Sizzle was held on February 6, 2024, and which we refer to as the Third Extension Meeting, in which Sizzle’s stockholders approved, among other things, a proposal to extend the date by which Sizzle was required to consummate an initial business combination from February 8, 2024 to August 8, 2024.

Extension Expenses

has the meaning therefor set forth in the Merger Agreement, which includes, without limitation, out of pocket costs and expenses payable to SPAC’s vendors for an Extension or any deposit that the SPAC will make in the Trust Account in order to solicit votes for an Extension.

Extension Funds	means the amounts paid by or on behalf of the Sponsor or Sizzle into the Trust Account, in connection with the Extension Amendment.
Extension Loans

means the loans issued by the Sponsor to Sizzle to implement the Extension; on August 7, 2023, in connection with the Extension Amendment on such date, the Sponsor agreed that it or its designees, would contribute to Sizzle, on a monthly basis, Extension Loans or similar amounts of contributions equal to $60,000 in the aggregate, that were needed by Sizzle to complete the Business Combination.

Extension Note	means the promissory notes issued by Sizzle to the Sponsor in exchange for the Extension Funds deposited into the Trust Account.
Founders Shares

means an aggregate of 5,425,000 shares of Sizzle Common Stock issued prior to the Sizzle IPO in a private placement to Sizzle Initial Stockholders and held by Sizzle Initial Stockholders and their permitted transferees. Founders shares do not include the EBC Shares.

Jett Capital or Jett	means Jett Capital Advisors LLC.

Term	Description
Merger	means the merger of Merger Sub with and into Sizzle pursuant to the Merger Agreement.
Merger Agreement

means collectively the Agreement and Plan of Merger, dated as of October 24, 2022, by and among (i) Sizzle, (ii) EUR, (iii) ELAT, (iv) the Company and (v) Merger Sub, the Amendment No. 1 to Agreement and Plan of Merger, dated January 4, 2023, by and among the same parties, and the Amendment No. 2 to the Agreement and Plan of Merger, dated July 7, 2023, by and among the same parties.

Merger Sub	means Project Wolf Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company prior to the Business Combination.
Promissory Note

means an unsecured promissory note to the Sponsor issued by Sizzle, pursuant to which Sizzle could have borrowed up to $150,000, and issued on December 19, 2020, prior to the Sizzle IPO. The Promissory Note was non-interest bearing, without fixed terms and was due on demand.

Public Warrants

means the warrants of Sizzle which were assumed by Critical Metals at the Closing, with each public warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share, and trade on Nasdaq under the symbol “CRMLW.”

Representative	means Cantor Fitzgerald & Co., as representative of the several underwriters in the Sizzle IPO,
Representative Shares

means the shares Sizzle issued to Cantor in connection with our IPO as representative of the underwriters in a private placement of securities consisting of 47,250 shares of Sizzle Common Stock at a purchase price of $10.00 per share.

Share Exchange

means the transactions contemplated by the Merger Agreement whereby the Company acquired all of the issued and outstanding shares of the Company held by EUR in exchange for the Company Ordinary Shares, and any shares EUR held in the Company were surrendered for no consideration, such that ELAT became a wholly owned subsidiary of the Company and EUR became shareholder of the Company.

Sizzle	means Sizzle Acquisition Corp., a Delaware corporation.
Sizzle Board	means the board of directors of Sizzle.
Sizzle Common Stock	means the common stock, par value $0.0001 per share, of Sizzle.
Sizzle Initial Stockholders

means the Sponsor who purchased Sizzle founder shares (issued prior to the Sizzle IPO), holders of Sizzle’s Common Stock issued prior to the Sizzle IPO and their respective permitted transferees, but excludes EBC.

Sizzle IPO	means Sizzle’s initial public offering.
Sizzle Preferred Stock	means the shares of preferred stock, par value $0.0001 per share, of Sizzle.

Term	Description
Sizzle Warrant	means one whole redeemable warrant entitling its holder to purchase one share of Sizzle Common Stock for $11.50 per share.
Sponsor	means VO Sponsor, LLC, a Delaware limited liability company.
Sponsor private placement shares

means an aggregate of 722,750 shares of Sizzle’s Common Stock issued to Sponsor in connection with the Sizzle IPO in a private placement of securities at a purchase price of $10.00 per share. Unless the context otherwise requires, the definition of “private placement shares” does not include the representative shares issued to Cantor.

Sponsor Support Agreement	means the Sponsor Support Agreement, dated October 24, 2022, by and among Sizzle, the Sponsor and the Company, as amended on November 17, 2023.
Technical Report Summary	means the Technical Report Summary related to the Wolfsberg Lithium Project prepared for the Company by CSA Global South Africa (Pty) Limited.
Trust Account or Sizzle trust account

means the trust account of Sizzle, which held the net proceeds of the Sizzle IPO and the sale of the private placement shares, together with interest earned thereon, less amounts released to remit tax payable obligations and up to $100,000 of any remaining interest for dissolution expenses.

Warrants	means, collectively, the Public Warrants, the Polar Warrant, the GEM Warrant and the PIPE Warrants.

FORWARD-LOOKING STATEMENTS

This Report and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include, without limitation, statements regarding the financial position, financial performance, business strategy, expectations of our business and the plans and objectives of management for future operations, including as they relate to the Business Combination. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Report, forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “designed to” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

These forward-looking statements may include statements, among other things, relating to:

•        the benefits of the Business Combination;

•        the potential market size and the assumptions and estimates related to the Business Combination;

•        the future financial and business performance of the Company and its subsidiaries, including ELAT, following the Business Combination;

•        the commercial success of mineral properties under development by ELAT or the Company;

•        general economic conditions and conditions affecting the industries in which ELAT and the Company operate;

•        expansion and other plans and opportunities; and

•        other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors discussed under the “Risk Factors” section of this Report and the “Risk Factors” section in the Company’s proxy statement/prospectus, dated December 27, 2023, as supplemented by that proxy statement/prospectus supplement No. 1, dated February 15, 2024 (the “Proxy Statement/Prospectus”), forming a part of Registration Statement on Form F-4 (File No. 333-268970), as amended, initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 22, 2022 and declared effective on December 27, 2023 (the “Form F-4”), which section is incorporated herein by reference. These forward-looking statements are based on information available as of the date of this Report, and expectations, forecasts and assumptions as of that date, involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the statements in this prospectus constitute forward-looking statements. See “Forward-Looking Statements.”

Overview

We are an exploration stage mining and development company that aims to become Europe’s next producer of lithium for the green energy transition. Our efforts are focused on the development of our wholly-owned Wolfsberg Lithium Project (the “Wolfsberg Project”) located in Carinthia, Austria, which is approximately 270 kilometers south of Vienna. In addition, we hold additional Austrian projects of which European Lithium currently holds a 20% interest.

The Wolfsberg Project lithium deposit was discovered and explored by Minerex between 1981 and 1987. Minerex completed a preliminary feasibility study but, as lithium demand and its price at that time did not support the development of a fully-fledged mine, the project was terminated. The project passed through a number of ownerships before being acquired by the present owners European Lithium.

The Wolfsberg Project’s mine is located approximately 20 kilometers east of Wolfsberg. This location allows access to the nearby A2 motorway and the natural gas transmission pipeline that follows the motorway. Wolfsberg is an industrial town of approximately 25,000 residents with a growing light industrial sector. The Wolfsberg Project does not require us to provide accommodations or social infrastructure. The Baltic to Adriatic rail corridor will pass just south of Wolfsberg upon completion of the Koralm tunnel, which is expected to occur in 2025. The Wolfsberg Project is centrally located with easy access to Europe’s motorway and rail infrastructure. We expect this to aid in the distribution of lithium products to lithium battery plants in construction or planned in northern Europe and by-products to regional industry. In addition, the Wolfsberg Project is positioned in close proximity to large lithium import markets in Europe, such as Germany, Belgium, France, Italy and Spain, and planned battery projects in Hungary, Germany, Sweden and the United Kingdom.

Our executive offices are located at c/o Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

Our Business Strategy

Our primary strategy is to become Europe’s first licensed lithium mine for the EV market. The centerpiece of our business is our wholly-owned Wolfsberg Project. Our strategy involves developing a low cost, highly sustainable, source of lithium hydroxide manufactured from spodumene concentrate, giving European battery and EV manufacturers better continuity of supply while also helping them meet their environmental commitments. A key component of our strategy is to become an “integrated” local supplier to the European battery supply chain. We believe this approach will allow us to become one of the most sustainable, cost-effective suppliers in the world, and further help potential customers achieve their important environmental, social and governance goals required by shareholders and regulatory agencies.

As part of our business strategy, we intend to seek to acquire assets and operations that are strategic and complementary to our existing operations. This may include acquisitions or investments in complementary companies, assets, mines, products or technologies, including in other rare earth elements and minerals. In addition, we may have opportunities to make acquisitions from third parties jointly with EUR, and in some cases we may acquire assets or other operations directly from EUR or its affiliates. EUR has no obligation to sell any additional assets to us or to accept any offer that we may make for any additional assets, and we may decide not to acquire such additional assets even if EUR or an affiliate offers them to us.

We have in the past evaluated and pursued, and intend in the future to evaluate and pursue, rare earth-related assets and other critical metals assets that have characteristics and opportunities similar to our existing business lines and enable us to leverage our asset base, knowledge base and skill sets. Such acquisition efforts may involve participation by us in processes that have been made public and involve a number of potential buyers, commonly referred to as “auction” processes, as well as situations in which we believe we are the only party or one of a limited number of potential buyers in negotiations with the potential seller. These acquisition efforts often involve assets which, if acquired, could have a material effect on our financial condition and results of operations. We typically do not announce a transaction until after we have executed a definitive acquisition agreement. Discussions and negotiations regarding a potential acquisition can advance or terminate in a short period of time. Moreover, the closing of any transaction for which we have entered into a definitive acquisition agreement will be subject to customary and other closing conditions, which may not ultimately be satisfied or waived. Accordingly, we can give no assurance that our current or future acquisition efforts will be successful. Although we expect the acquisitions we make to be accretive in the long term, we can provide no assurance that our expectations will ultimately be realized.

The Business Combination and Related Transactions

Critical Metals Corp., a BVI business company incorporated in the British Virgin Islands (the “Company”), entered into the Agreement and Plan of Merger, dated as of October 24, 2022 (as amended on January 4, 2023, July 7, 2023, and November 17, 2023, the “Merger Agreement”), by and among the Company, European Lithium Limited, an Australian Public Company limited by shares (“EUR”), European Lithium AT (Investments) Limited, a BVI business company incorporated in the British Virgin Islands and a direct, wholly-owned subsidiary of EUR (“ELAT”), Sizzle Acquisition Corp., a Delaware corporation (“Sizzle”) and Project Wolf Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”).

On February 27, 2024, we consummated the previously announced Business Combination and other related transactions. As contemplated by the Merger Agreement, (a) the Company acquired all of the issued and outstanding capital shares and equity interests of ELAT from EUR in exchange for Ordinary Shares of the Company, such that ELAT became a wholly owned subsidiary of the Company and EUR became a shareholder of the Company (the “Share Exchange”); and immediately thereafter (b) Merger Sub merged with and into Sizzle, with Sizzle continuing as the surviving entity and wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, at its effective time: (a) each of Sizzle’s issued and outstanding shares of common stock, par value $0.0001 per share (“Common Stock”) immediately prior to that effective time, was cancelled in exchange for the right of the holder thereof to receive one Ordinary Share; (b) all of the outstanding public warrants of Sizzle, entitling the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per share was converted into the right to receive a warrant to purchase one Ordinary Share at the same exercise price, being an exercise price of $11.50 per share, and (c) EUR received the number of Ordinary Shares in the Share Exchange that has an aggregate value equal to the Closing Share Consideration (as defined in the Merger Agreement) consisting of $750,000,000 divided by the redemption amount per share of Common Stock payable to Sizzle stockholders that elect to redeem Common Stock in connection with the Closing, and, subject to applicable terms and conditions, earnout consideration of up to an additional 10% of such Closing Share Consideration, in each case subject to adjustment as set forth in the Merger Agreement, and all upon the terms and subject to the conditions set forth in the Merger Agreement. Following the transactions set forth in the Merger Agreement, Sizzle and ELAT became wholly owned subsidiaries of the Company.

PIPE Financing

On February 8, 2024, the Company, Sizzle, and the Sponsor entered into separate subscription agreements (each, a “Subscription Agreement”) with three accredited investors named therein which are funds affiliated with each other (each, a “PIPE Investor”). Pursuant to the Subscription Agreements, at the Closing, the PIPE Investors subscribed for and purchased from the Company, and the Company issued and sold to the PIPE Investors, an aggregate of 200,400 Ordinary Shares for an effective purchase price of $5.29 per share, after giving effect open market-purchases, and the reimbursement payable to such PIPE Investor for open-market purchases, of Sizzle Common Stock (the “PIPE Financing”).

Pursuant to the Subscription Agreements, in connection with the PIPE Financing and at the Closing, the Sponsor transferred, for no additional consideration, 2,049,000 shares of Sizzle common stock held by it as founder shares to the PIPE Investors. In addition, at the Closing, the Company issued, for no additional consideration, to the PIPE Investors (i) an aggregate of 1,100,000 Ordinary Shares (such shares, the “Bonus Shares”), (ii) warrants (the “PIPE Warrants”) to purchase up to an aggregate of 1,000,000 Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on the 15-month anniversary of the Closing, and (iii) an aggregate of 3,000,000 Ordinary Shares (such shares, the “Additional Shares”) that will be subject to transfer restrictions but will be released to the PIPE Investors at a rate of three Additional Shares for each Ordinary Share that the PIPE Investor purchases upon exercise of such PIPE Investors’ Warrants, and which will otherwise be forfeited with respect to any portion of the Warrant that remains unexercised upon the expiration of the Warrants.

GEM Agreement

Only July 4, 2023, the Company, GEM Global Yield LLC SCS (the “GEM Investor” or “GEM Global”) and GEM Yield Bahamas Ltd. (“GYBL”) entered into a Share Purchase Agreement (the “GEM Agreement”), pursuant to which The Company is entitled to draw up to $125 million of gross proceeds in exchange for Ordinary Shares, at a price equal to 90% of the average closing bid price of the Ordinary Shares on Nasdaq for a 30 day period, subject to meeting the terms and conditions of the GEM Agreement. The GEM Agreement allows the Company to access funds for general corporate purpose and working capital needs. In addition, at the Closing, the GEM Investor was granted a warrant (the “GEM Warrant”) to purchase up to 1,814,797 Ordinary Shares at an exercise price of $10.71 per share (subject to adjustments described in the GEM Warrant) expiring on the 3rd anniversary of the closing of the Business Combination.

Further, in connection with the Closing, Critical Metals also entered into a letter agreement with the GEM Investor and GYBL to amend the GEM Agreement, pursuant to which, Critical Metals agreed to issue Ordinary Shares to the GEM Investor as the “commitment fee” pursuant to the Share Purchase Agreement and, on the 61st day following the Closing, the GEM Investor was granted the option to sell such commitment shares to the Company for $1.875 million (the “Commitment Fee Put Amount”). In addition, the GEM Investor, on the first anniversary of the closing of the Business Combination, was granted the right to require Critical Metals to purchase the GEM Warrant from GEM Global in exchange for a number of Ordinary Shares having a value equal to $27,200,000. On April 29, 2024, the Company, GEM Global and GYBL entered into a second letter agreement, pursuant to which, the Company was granted the option to deliver, in lieu of the Commitment Fee Put Amount on the date upon which it was otherwise due and payable, a payment of $3,020,000 on or prior to the 120th day after the Closing.

Termination of Equity Forward Purchase Agreement

Prior to the Closing of the Business Combination, on February 8, 2024, the Company and Sizzle agreed to terminate the previously disclosed Equity Forward Arrangement, pursuant to which, among other things, Vellar Opportunities Fund Master, Ltd. (“Vellar”) agreed to purchase up to 20 million Ordinary Shares in exchange for up to $10 million in cash. In connection with such termination, the Company agreed to pay Vellar a termination fee of $500,000 in cash.

Structure of Critical Metals Corp.

Upon consummation of the Business Combination, each of Sizzle and ELAT became wholly-owned direct subsidiaries of Critical Metals. The diagram below depicts a simplified version of Critical Metals immediately following the consummation of the Business Combination.

Critical Metals Corp.
(NASDAQ: CRML)
British Virgin Islands
European Lithium AT
(Investments) Limited
British Virgin Islands
Sizzle Acquisition Corp.
Delaware
ECM Lithium AT
GmbH
Austrian
ECM Lithium AT
Operating GmbH
Austrian

Lock-Up Restrictions

Pursuant to lock-up agreements entered into with the applicable parties, all holders of Ordinary Shares as of the Closing, including all holders described in this prospectus other than the PIPE Investors but excluding Sizzle’s public shareholders prior to the closing of the Business Combination, agreed, among other things, that such party’s Ordinary Shares may not be transferred for a period of one year after the Closing. The lock-up agreements do not restrict GEM Investor and GYBL from selling shares acquired by them under the GEM Agreement. Following the closing of the Business Combination, of the 81,640,131 Ordinary shares that were issued and outstanding as of the Closing Date, approximately 74,398,882 Ordinary Shares (or approximately 91% of the total issued and outstanding Ordinary Shares) are subject to a lock-up for up to one year after Closing. See the section of this prospectus entitled “Shares Eligible for Future Sale.”

Foreign Private Issuer

We are considered a “foreign private issuer” under U.S. securities law. As a “foreign private issuer,” we are subject to different U.S. securities laws than domestic U.S. issuers. The rules governing the information that we must disclose differ from those governing U.S. corporations pursuant to the Exchange Act. We are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. Those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act, although it may elect to file certain periodic reports and financial statements with the SEC on a voluntary basis on the forms used by U.S. domestic issuers. We are not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities.

Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Holding Company Structure

We are a holding company incorporated in the British Virgin Islands. We conduct our operations through ELAT. Investments in our securities are not purchases of equity securities of these operating subsidiaries but instead are purchases of equity securities of a BVI holding company with no material operations of its own.

With a holding company structure, we are subject to various restrictions on intercompany fund transfers and foreign exchange control under current laws and regulations and could be subject to additional restrictions under new laws and regulations that may come into effect in the future.

As of the date of this prospectus, neither Critical Metals nor any of its subsidiaries have made any dividends or distributions to their respective parent companies or to any investor and there have been no transfers of any type of assets among us and our subsidiaries. Since our inception, no cash has been transferred from any of our subsidiaries to Critical Metals, and there has also been no cash transferred amongst our subsidiaries. See Critical Metals’ audited historical consolidated financial statements included elsewhere in this prospectus. Any determination to pay dividends will be at the discretion of our board of directors. Currently, we do not anticipate that we would distribute earnings even after we become profitable and generate cash flows from operations.

Any determination to pay dividends will be at the discretion of our Board. Currently, we do not anticipate that we would distribute earnings even after we become profitable and generates cash flows from operations. We do not currently have any cash management policy that dictates how funds shall be transferred between us and our subsidiaries, or among its subsidiaries.

Summary of Certain Risk Factors

You should consider all the information contained in this prospectus in deciding how to vote for the proposals presented in this prospectus. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 22. Such risks include, but are not limited to:

•        Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our Ordinary Shares and Public Warrants to fall.

•        Sales, or the perception of sales, of our Ordinary Shares, including those registered in this registration statement, by us or our existing stockholders in the public market could cause the market price for our Ordinary Shares to decline.

•        Certain existing securityholders purchased, or may purchase, our securities at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Other investors may not experience a similar rate of return.

•        Our issuance of additional capital stock in connection with financings, acquisitions, investments, share incentive plans or otherwise will dilute all other stockholders.

•        Our current liquidity resources raise substantial doubt about our ability to continue as a going concern unless we raise additional capital to meet our obligations in the near term.

•        Our business operates in the mining exploration and development industry. Our Project is at the development stage, and there are no guarantees that development of the Project into a mine will occur or that such development will result in the commercial extraction of mineral deposits. In addition, even if an economic mineral deposit is mined, we may not realize profits from our development activities in the short, medium or long term.

•        Our long-term success will depend ultimately on implementing our business strategy and operational plan, as well as our ability to generate revenues, achieve and maintain profitability and develop positive cash flows from our mining activities.

•        Our long-term success depends, in part, on our ability to negotiate and enter into binding offtake or sales agreements with, and deliver our product to, third party customers on commercially viable terms. This may not occur or, should it occur, may not result in the appreciation of our share price similar of what other companies in our industry have experienced following the announcement of such agreements.

•        We may seek to raise further funds through equity or debt financing, joint ventures, production sharing arrangements or other means. Consequently, we depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

•        The industry in which we operate is subject to domestic and global competition. We have no influence or control over the activities or actions of our competitors, which activities or actions may negatively affect the operating and financial performance of our projects and business.

•        Our management has no or limited experience operating a U.S. public company.

•        Our failure to comply with applicable anti-corruption, anti-bribery, anti-money laundering and similar laws and regulations could negatively impact our reputation and results of operations.

•        The requirements of being a public company in the U.S. may strain our resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from being a public company in the U.S. may be greater than we anticipate.

•        The development of mining operations at the Project is dependent on a number of factors, many of which are beyond our control. If we commence production at the Project, our operations may be disrupted by a variety of risks and hazards that could have a material adverse effect on our future operating costs, financial condition and ability to develop and operate a mine.

•        Our resource estimates may change significantly when new information or techniques become available. In addition, by their very nature, resource estimates are imprecise and depend to some extent on interpretations, which may prove to be inaccurate. As further information becomes available through additional fieldwork and analysis, our estimates are likely to change and these changes may result in a reduction in our resources. These changes may also result in alterations to our development and mining plans, which may, in turn, adversely affect our operations.

•        We are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements.

•        We do not expect to declare any dividends in the foreseeable future.

•        There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

•        If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, the price and trading volume of our securities could decline.

•        A market for our securities may not be sustained, which would adversely affect the liquidity and price of our securities.

•        Our issuance of additional capital stock in connection with financings, acquisitions, investments, share incentive plans or otherwise will dilute all other stockholders.

Exercise of Warrants

Each Warrant entitles the holder thereof to purchase one Ordinary Share at the applicable exercise price of such Warrant. The exercise price of (i) the Public Warrants to purchase 7,750,000 Ordinary Shares is $11.50 per share, (ii) the Polar Warrant to purchase 350,000 Ordinary Shares is $10.00 per share, (iii) PIPE Warrants to purchase 1,000,000 Ordinary Shares is $10.00 per share and (iv) the GEM Warrant to purchase 1,814,797 Ordinary Shares is $10.71 per share, in each case, subject to adjustment as set forth therein. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $122.1 million. We believe that the likelihood that Warrant holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the applicable exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. Conversely, we believe the Warrant holders are more likely to exercise their Warrants the higher the price of our Ordinary Shares is above the applicable exercise price of such Warrants. On April 30, 2024, the closing price of our Ordinary Shares was $10.50 per share, which is below the applicable exercise price of the Public Warrants and the GEM Warrant and above the exercise price of the Polar Warrant and the PIPE Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease.

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of our Ordinary Shares and Warrants.

Issuer	Critical Metals Corp.
Ordinary Shares offered by us	Up to 7,750,000 Ordinary Shares issuable upon the exercise of the Public Warrants.
Ordinary Shares that may be offered and sold from time to time by the Selling Securityholders	Up to 100,312,567 Ordinary Shares
Ordinary Shares outstanding prior to this offering (prior to the exercise of any Warrants)	81,640,131 Ordinary Shares
Terms of offering

The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine. See “Plan of Distribution.”

Warrants issued and outstanding (as of the date of this prospectus)	7,750,000 Public Warrants, 350,000 Polar Warrants, 1,000,000 PIPE Warrants and 1,814,797 GEM Warrants.
Exercise of Warrants

Each Warrant entitles the holder thereof to purchase one Ordinary Share at the applicable exercise price of such Warrant. The exercise price of (i) the Public Warrants to purchase 7,750,000 Ordinary Shares is $11.50 per share, (ii) the Polar Warrant to purchase 350,000 Ordinary Shares is $10.00 per share, (iii) PIPE Warrants to purchase 1,000,000 Ordinary Shares is $10.00 per share and (iv) the GEM Warrant to purchase 1,814,797 Ordinary Shares is $10.71 per share, in each case, subject to adjustment as set forth therein. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $122.1 million. We believe that the likelihood that Warrant holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the applicable exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. Conversely, we believe the Warrant holders are more likely to exercise their Warrants the higher the price of our Ordinary Shares is above the applicable exercise price of such Warrants. On April 30, 2024, the closing price of our Ordinary Shares was $10.50 per share, which is below the applicable exercise price of the Public Warrants and the GEM Warrant and above the exercise price of the Polar Warrant and the PIPE Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease.

Issuer	Critical Metals Corp.
Transfer restrictions on Ordinary Shares

Pursuant to lock-up agreements entered into with the applicable parties, including all holders described in this prospectus other than the PIPE Investors but excluding Sizzle’s public shareholders prior to the closing of the Business Combination, agreed, among other things, that such party’s Ordinary Shares may not be transferred for a period of one year after the Closing. The lock-up agreements do not restrict GEM Investor and GYBL from selling shares acquired by them under the GEM Agreement. Following the closing of the Business Combination, of the 81,640,131 Ordinary shares that were issued and outstanding as of the Closing Date, approximately 74,398,882 Ordinary Shares (or approximately 91% of the total issued and outstanding Ordinary Shares) are subject to a lock-up for up to one year after Closing. See the section of this prospectus entitled “Shares Eligible for Future Sale.”

Use of proceeds

We will not receive any of the proceeds from the sale of Ordinary Shares by the Selling Securityholders pursuant to this prospectus, nor from the sale of the Ordinary Shares issuable upon the exercise of the Warrants. We will receive any proceeds from the exercise of Warrants for cash.

See the section of this prospectus entitled “Use of Proceeds.”

Risk Factors

You should carefully read the “Risk Factors” beginning on page 22 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

Dividend Policy

We have not paid any cash dividends on our ordinary shares to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of the Board.

Market for our Ordinary Shares and Public Warrants	Our Ordinary Shares and Public Warrants are listed on Nasdaq under the symbols “CRML” and “CRMLW,” respectively.

INFORMATION RELATED TO THE OFFERED SECURITIES

This prospectus relates to the offer and sale by Critical Metals of 7,750,000 ordinary shares issuable upon the exercise of 7,750,000 public warrants, which were originally issued by Sizzle as part of its initial public offering and which were previously registered.

In addition, the Selling Securityholders can sell under this prospectus up to 100,312,567  Ordinary Shares, constituting approximately 95% of our outstanding Ordinary Shares on a fully diluted basis (assuming and after giving effect to (x) the issuance of 10,914,797 Ordinary Shares upon exercise of all outstanding Warrants and (y) the issuance of 12,500,000 Ordinary Shares pursuant to the GEM Agreement) as of March 27, 2024, which includes (i) 67,788,383 Ordinary Shares issued to European Lithium in connection with the Business Combination in exchange for all of the outstanding equity interests of ELAT at an equity consideration value of $11.06 per share; (ii) 6,778,838 Ordinary Shares issuable to EUR in connection with the Business Combination as Earnout Shares, which is subject to certain terms and conditions relating to the price of the Ordinary Shares during the five year period following the consummation of the Business Combination; (iii) 3,343,750 Ordinary Shares issued to the Sponsor in connection with the Business Combination in exchange for 3,343,750 shares of Sizzle Common Stock, which consisted of (x) 2,621,000 shares of Sizzle Common Stock issued to the Sponsor in the form of founder shares prior to the initial public offering of Sizzle and (y) 722,750 shares of Sizzle Common Stock that were purchased by the Sponsor simultaneously with the closing of the initial public offering of Sizzle; (iv) 51,600 Ordinary Shares issued to the Sponsor in connection with the Business Combination in satisfaction of $129,437 aggregate principal amount outstanding under certain promissory notes held by Sponsor; (v) 1,247,250 Ordinary Shares issued to CF&CO, which includes (x) 47,250 Ordinary Shares issued in exchange for 47,250 private shares of Sizzle purchased by Cantor in a private placement in connection with the Sizzle IPO, and (y) 1,200,000 Ordinary Shares issued as compensation to CF&CO, as the representative of the underwriters in the Sizzle IPO, for its deferred underwriting fee; (vi) 3,028,356 Ordinary Shares issuable to EAM pursuant to the Subscription Agreements, which consists of (w) 114,497 Ordinary Shares issued upon the Closing of the Business Combination as subscription shares under the Subscription Agreement (such shares, the “PIPE Shares”), (x) 628,479 Ordinary Shares issued upon the Closing of the Business Combination for no additional consideration (such shares, the “Bonus Shares”) as consideration for such subscriber’s entity into the Subscription Agreement; (y) 571,345 Ordinary Shares issuable upon the exercise of a PIPE Warrant and (z) 1,714,035 Ordinary Shares issued upon the Closing of the Business Combination, which are to be released to the holder at a rate of three Ordinary Shares for each Ordinary Share that the PIPE Investor purchases upon exercise of applicable portion of such PIPE Investor’s PIPE Warrants (such shares, the “Additional Shares”); (vii) 1,342,430 Ordinary Shares issuable to ETE III pursuant to the Subscription Agreements, which consists of (w) 50,756 PIPE Shares, (x) 278,598 Bonus Shares; (y) 253,269 Ordinary Shares issuable upon the exercise of the PIPE Warrants and (z) 759,807 Additional Shares; (viii) 929,614 Ordinary Shares issuable to ETE pursuant to the Subscription Agreements, which consists of (w) 35,147 PIPE Shares, (x) 192,923 Bonus Shares, (y) 175,386 Ordinary Shares issuable upon the exercise of the PIPE Warrants and (z) 526,158 Additional Shares; (ix) 350,000 Ordinary Shares that are issuable to Polar upon exercise of the Polar Warrants; (x) 1,015,000 Ordinary Shares issued to various vendors and service providers in connection with the Closing of the Business Combination pursuant to certain agreements to pay various business combination transaction expenses otherwise due at Closing in Ordinary Shares; and (xi) 14,437,346  Ordinary Shares issuable to Gem Global, which consists of (x) 122,549 Ordinary Shares issued to GEM Global at the Closing as the commitment fee payable under the GEM Agreement, (y) 1,814,797 Ordinary Shares issuable upon the exercise of the GEM Warrant; and (z) up to 12,500,000 Ordinary Shares issuable upon drawdowns made under the GEM Agreement.

The following table includes information relating to the securities held by the Selling Securityholders, including the price each Selling Securityholders paid for the securities (if applicable), the potential profit relating to such securities and any applicable lock-up restrictions. The following table is derived in part from our internal records and is for illustrative purposes only. The table should not be relied upon for any purpose outside of its illustrative nature. The public offering price in the Sizzle initial public offering was $10.00 per unit. Consequently, as set forth in the table below, some of the Selling Securityholders holders may realize a positive rate of return on the sale of the securities covered by this prospectus even if the market price per share of our Ordinary Shares is below $10.00 per share, in which case other securityholders may experience a negative rate of return on their investment.

Selling Securityholder	Number of Securities Offered		Effective Purchase Price per Offered Share ($)	Potential Profit Per Offered Security ($)(1)	Potential Aggregate Gross Profit ($)	Lock-Up Restrictions
European Lithium Limited
Ordinary Shares	67,788,383	(2)	0.68	9.82	665,681,921	(3)
Earnout shares in the form of Ordinary Shares	6,778,838	(4)	11.06	—	—	(3)
VO Sponsor, LLC
Founder Shares	2,621,000	(5)	0.0046	10.50	27,508,443	(3)
Private Placement Shares	722,750	(6)	10.00	0.50	361,375	(3)
Promissory Note Shares	51,600	(7)	2.51	7.99	412,284	(3)
Cantor Fitzgerald & Co.
Private Shares	47,250	(8)	10.00	0.50	23,625	(3)
Deferred Underwriting Fee Shares	1,200,000	(9)	6.79	3.71	4,452,000	(3)
Empery Asset Mater, LTD
PIPE Shares	114,497	(10)	5.29	5.21	596,529
Bonus Shares	628,479	(11)	—	10.50	6,599,030
PIPE Warrant Shares	571,345	(12)	2.50	8.00	4,570,760
Additional Shares	1,714,035	(13)	2.50	8.00	13,712,280
Empery Tax Efficient III, LP
PIPE Shares	50,756	(10)	5.29	5.21	264,439
Bonus Shares	278,598	(11)	—	10.50	2,925,279
PIPE Warrant Shares	253,269	(12)	2.50	8.00	2,026,152
Additional Shares	759,807	(13)	2.50	8.00	6,078,456
Empery Tax Efficient , LP
PIPE Shares	35,147	(10)	5.29	5.21	183,116
Bonus Shares	192,923	(11)	—	10.50	2,025,692
PIPE Warrant Shares	175,386	(12)	2.50	8.00	1,403,088
Additional Shares	526,158	(13)	2.50	8.00	4,209,264
Polar Multi-Strategy Master Fund
Polar Warrant Shares	350,000	(14)	10.00	0.50	175,000	(3)
Vendors and Service Providers
Supplier Shares	1,015,000	(15)	2.75	7.75	7,866,250	(3)
Gem Global Yield LLC SCS
Commitment Shares	122,549	(16)	—	10.50	1,286,765	(3)
GEM Warrant Shares	1,814,797	(17)	10.71	—	—	(3)
GEM Agreement Shares	12,500,000	(18)	(19)	(19)	(19)

____________

(1)      Notwithstanding any restrictions on the transferability of our Ordinary Shares or the potential vesting of any Earnout Shares, the potential profit per security offered and potential aggregate gross profit are calculated assuming that all such Ordinary Shares were sold at a price of $10.50 per share, which was the closing price of our Ordinary Shares on April 30, 2024. The trading price of our Ordinary Shares may be different at the time a selling securityholder decides to sell its securities.

(2)      Represents the Ordinary Shares issued to EUR in connection with the Business Combination pursuant to the terms of the Business Combination Agreement.

(3)      Pursuant to lock-up agreements entered into with such Selling Securityholder such Selling Securityholder agreed, among other things, that such holder’s Ordinary Shares may not be transferred for a period of one year after the Closing. The lock-up agreements do not restrict GEM Investor and GYBL from selling shares acquired by them under the GEM Agreement. See the section of this prospectus entitled “Shares Eligible for Future Sale” for additional information.

(4)      Represents the Ordinary Shares issuable to EUR in connection with the Business Combination as Earnout Shares pursuant to the terms of the Business Combination Agreement. The Earnout Shares are subject to certain terms and conditions relating to the price of the Ordinary Shares during the five year period following the consummation of the Business Combination.

(5)      Represents the Ordinary Shares issued to the Sponsor in connection with the Business Combination in exchange for shares of Sizzle Common Stock issued to the Sponsor in the form of founder shares prior to the Sizzle IPO.

(6)      Represents the Ordinary Shares issued to the Sponsor in connection with the Business Combination in exchange for shares of Sizzle Common Stock that were purchased by the Sponsor simultaneously with the closing of the Sizzle IPO.

(7)      Represents the Ordinary Shares issued to the Sponsor in connection with the Business Combination in satisfaction of $129,437 aggregate principal amount outstanding under certain promissory notes held by Sponsor.

(8)      Represents the Ordinary Shares issued to CF&CO in connection with the Business Combination in exchange for private shares of Sizzle purchased by CF&CO in a private placement in connection with the Sizzle IPO.

(9)      Represents the Ordinary Shares issued as compensation to CF&CO, as the representative of the underwriters in the Sizzle IPO, for its deferred underwriting fee.

(10)    Represents Ordinary Shares issued to the applicable PIPE Investor upon the Closing of the Business Combination as subscription shares under the Subscription Agreement, after giving effect to open market purchases, and the reimbursement payable to such PIPE Investor for open-market purchases of Sizzle Common Stock.

(11)    Represents Ordinary Shares issued upon the Closing of the Business Combination for no additional consideration as consideration for such PIPE Investor’s entry into the Subscription Agreement.

(12)    Represents Ordinary Shares issuable upon exercise of the PIPE Warrants issued pursuant to the Subscription Agreements. Each PIPE Warrant has an exercise price of $10.00 per share but, in connection with each Ordinary Share that such PIPE Investor purchases upon exercise of a PIPE Warrant, three Additional Shares held by the applicable PIPE Investor will be released as set forth in Note 13 below.

(13)    Represents Ordinary Shares issued upon the Closing of the Business Combination, which are to be released to the holder at a rate of three Ordinary Shares for each Ordinary Share that such PIPE Investor purchases upon exercise of a PIPE Warrant.

(14)    Represents Ordinary Shares issuable to Polar upon exercise of the Polar Warrants at an exercise price of $10.00 per share.

(15)    Represents Ordinary Shares issued to various vendors and service providers in connection with the Closing of the Business Combination pursuant to certain agreements to pay various business combination transaction expenses otherwise due at Closing in Ordinary Shares.

(16)    Represents Ordinary Shares issued to GEM Global at the Closing as the commitment fee payable under the GEM Agreement.

(17)    Represents issuable upon the exercise of the GEM Warrant at an exercise price of $10.71 per share.

(18)    Represents Ordinary Shares issuable upon drawdowns made under the GEM Agreement.

(19)    For the purposes of calculating the number of Ordinary Shares that may be sold to GEM Investor pursuant to the GEM Agreement, we have assumed a minimum purchase price of $10.00 per share. Ordinary Shares are to be issued at a price equal to 90% of the average closing bid price of the Ordinary Shares on Nasdaq for a 30 day period. Accordingly, we are unable to calculate the effective purchase price or any potential profits as the draw down price is presently unknown and will only be known if we draw down under the GEM Agreement. See the section of this entitled “The GEM Agreement” for additional information.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. The following discussion should be read in conjunction with our financial statements and notes to the financial statements included herein.

Unless the context otherwise requires, all references in this section to “European Lithium AT (Investments) Limited,” or “ELAT” refer to European Lithium AT (Investments) Limited and its subsidiaries prior to the consummation of the Business Combination, which became the business of the Company and its subsidiaries upon consummation of the Business Combination.

Risks Related to this Offering by the Selling Securityholders

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our Ordinary Shares and Public Warrants to fall.

The Selling Securityholders can sell, under this prospectus, up to 100,312,567 Ordinary Shares, constituting approximately 95% of our outstanding Ordinary Shares on a fully diluted basis (assuming and after giving effect to (x) the issuance of 10,914,797 Ordinary Shares upon exercise of all outstanding Warrants and (y) the issuance of 12,500,000 Ordinary Shares pursuant to the GEM Agreement) as of March 27, 2024, which includes (i) 67,788,383 Ordinary Shares issued to European Lithium in connection with the Business Combination in exchange for all of the outstanding equity interests of ELAT at an effective purchase price of $0.68 per share; (ii) 6,778,838 Ordinary Shares issuable to EUR in connection with the Business Combination as Earnout Shares, which is subject to certain terms and conditions relating to the price of the Ordinary Shares during the five year period following the consummation of the Business Combination, at an effective purchase price of $11.06 per share; (iii) 3,343,750 Ordinary Shares issued to the Sponsor in connection with the Business Combination in exchange for 3,343,750 shares of Sizzle Common Stock, which consisted of (x) 2,621,000 shares of Sizzle Common Stock issued to the Sponsor in the form of founder shares prior to the initial public offering of Sizzle at an effective purchase price of $0.0046 per share and (y) 722,750 shares of Sizzle Common Stock that were purchased by the Sponsor simultaneously with the closing of the initial public offering of Sizzle at an effective purchase price of $10.00 per share; (iv) 51,600 Ordinary Shares issued to the Sponsor in connection with the Business Combination in satisfaction of $129,437 aggregate principal amount outstanding under certain promissory notes held by Sponsor at an effective purchase price of $2.51 per share; (v) 1,247,250 Ordinary Shares issued to CF&CO, which includes (x) 47,250 Ordinary Shares issued in exchange for 47,250 private shares of Sizzle purchased by Cantor in a private placement in connection with the Sizzle IPO at a price of $10.00 per share, and (y) 1,200,000 Ordinary Shares issued as compensation to CF&CO, as the representative of the underwriters in the Sizzle IPO, for its deferred underwriting fee, at a deemed issue price of $6.79 per share; (vi) 3,028,356 Ordinary Shares issuable to EAM pursuant to the Subscription Agreements, which consists of (w) 114,497 PIPE Shares at an effective subscription price of $5.29 per share, after giving effect the reimbursement payable to such subscriber for open-market purchases of Sizzle Common Stock, (x) 628,479 Bonus Shares for no additional consideration as consideration for such subscriber’s entity into the Subscription Agreement; (y) 571,345 Ordinary Shares issuable upon the exercise of a PIPE Warrant and (z) 1,714,035 Additional Shares, which are to be released to the holder at a rate of three Ordinary Shares for each Ordinary Share that such subscriber purchases upon exercise of a PIPE Warrant, for an effective price of $2.50 per Ordinary Share upon the exercise of such PIPE Warrant; (vii) 1,342,430 Ordinary Shares issuable to ETE III pursuant to the Subscription Agreements, which consists of (w) 50,756 PIPE Shares at an effective subscription price of $5.29 per share, after giving effect the reimbursement payable to such subscriber for open-market purchases of Sizzle Common Stock, (x) 278,598 Bonus Shares for no additional consideration as consideration for such subscriber’s entity into the Subscription Agreement; (y) 253,269 Ordinary Shares issuable upon the exercise of the PIPE Warrants and (z) 759,807 Additional Shares, which are to be released to the holder at a rate of three Ordinary Shares for each Ordinary Share that such subscriber purchases upon exercise of a PIPE Warrant, for an effective price of $2.50 per Ordinary Share upon the exercise of such PIPE Warrant; (viii) 929,614 Ordinary Shares issuable to ETE pursuant to the Subscription Agreements, which consists of (w) 35,147 PIPE Shares at an effective subscription price of $5.29 per share, after giving effect the reimbursement payable to such subscriber for open-market purchases of Sizzle Common Stock, (x) 192,923 Bonus Shares for no additional consideration as consideration for such subscriber’s entity into the Subscription Agreement, (y) 175,386 Ordinary Shares issuable upon the exercise of the PIPE Warrants and (z) 526,158 Additional Shares, which are to be released to the holder at a rate of three Ordinary Shares for each Ordinary Share that such subscriber purchases upon exercise of a PIPE Warrant, for an effective price of $2.50 per Ordinary Share upon the exercise of such PIPE Warrant; (ix) 350,000 Ordinary Shares that are issuable to Polar upon exercise of the Polar Warrants at an exercise price of $10.00 per share; (x) 1,015,000 Ordinary Shares issued to various vendors and service providers in connection with the Closing of the Business Combination pursuant to certain agreements to pay various business combination transaction expenses otherwise due at Closing in Ordinary Shares at an average effective price $2.75 per share; and (xi) 14,437,346 Ordinary Shares issuable to Gem Global, which consists of (x) 122,549 Ordinary Shares issued to GEM Global at the Closing as the commitment fee payable under the GEM Agreement, (y) 1,814,797 Ordinary Shares issuable upon the exercise of the GEM Warrant at an exercise price of $10.71 per share; and (z) up to 12,500,000 Ordinary Shares issuable upon drawdowns made under, and at prices calculated in accordance with, the GEM Agreement. Depending on the price, other securityholders may have paid significantly more than the Selling Securityholder for any Ordinary Shares they may have purchased in the open market based on variable market price. All the securities offered in this prospectus may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the price at which such selling securityholder initially purchased the securities. For additional information on the potential profits that the Selling Securityholders may experience, see the sections of this prospectus entitled “Information Related to the Offered Securities” and “— Certain existing securityholders purchased, or may purchase, our securities at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Other investors may not experience a similar rate of return.”

In addition, the resale, or expected or potential resale, of a substantial number of shares of our Ordinary Shares in the public market, including the Ordinary Shares registered in this registration statement, could occur at any time. Such sales, or the perception that such sales could occur, could adversely affect the market price for our Ordinary Shares and make it more difficult for you to sell your holdings at times and prices that you determine are appropriate. Furthermore, we expect that, because there is a large number of shares being registered pursuant to the registration statement of which this prospectus forms a part, the Selling Securityholders will continue to offer the securities covered thereby pursuant to this prospectus or pursuant to Rule 144 for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the registration statement may continue for an extended period of time.

Sales, or the perception of sales, of our Ordinary Shares, including those registered in this registration statement, by us or our existing stockholders in the public market could cause the market price for our Ordinary Shares to decline.

The sale, or the perception that such sales could occur, of substantial amounts of Ordinary Shares in the public market, including the Ordinary Shares registered in this registration statement, could harm the prevailing market price of the Ordinary Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Upon the effectiveness of this registration statement and the expiration or waiver of the lock-ups restrictions, shares held by certain of our stockholders will be eligible for resale, subject to, in the case of certain securityholders, volume, manner of sale and other limitations under Rule 144. As restrictions on resale end, the market price of shares of our Ordinary Shares could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of common stock or other securities.

In addition, the Ordinary Shares reserved for future issuance under the Critical Metals Corp. 2024 Incentive Award Plan (the “Incentive Plan”) and the Critical Metals Corp. 2024 Employee Stock Purchase Plan (the “ESPP”) will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale by affiliates under Rule 144, as applicable. The number of shares initially reserved for future issuance under the Incentive Plan and ESPP equals 9,073,988 Ordinary Shares and 1,814,297 Ordinary Shares, respectively.

We expect to file one or more registration statements on Form S-8 under the Securities Act to register our Ordinary Shares or securities convertible into or exchangeable for our Ordinary Shares issued pursuant to our equity incentive plans. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market. The initial registration statement on Form S-8 is expected to cover approximately 10,888,285 Ordinary Shares.

Certain existing securityholders purchased, or may purchase, our securities at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Other investors may not experience a similar rate of return.

Certain of our shareholders, including some of the Selling Securityholders, acquired, or may acquire, Ordinary Shares at prices below the current trading price of our Ordinary Shares and may experience a positive rate of return based on the current trading price.

This prospectus relates to the offer and resale from time to time by the Selling Securityholders of up to 100,312,567 Ordinary Shares. Depending on the price, the public securityholders may have paid significantly more than the selling securityholders for any shares or Warrants they may have purchased in the open market based on variable market price.

For a description of the potential profits that European Lithium, the Sponsor and the other Selling Securityholders may experience, see the section of this prospectus entitled “Information Related to the Offered Securities.” Public shareholders may not be able to experience the same positive rates of return on securities they purchase due to the low price at which the selling securityholders purchased their securities.

Our issuance of additional capital stock in connection with financings, acquisitions, investments, share incentive plans or otherwise, including pursuant to the GEM Agreement and GEM Warrant, will dilute all other stockholders and may and have a negative impact on the market price of our Ordinary Shares.

The proceeds from the Business Combination, the Subscription Agreements and our existing cash and cash equivalents may not be sufficient to meet our working capital needs in the future. Further, our estimates may prove to be inaccurate, and we could spend our capital resources faster than we currently expect. Further, changing circumstances, some of which may be beyond our control, could also cause us to spend capital significantly faster than we currently anticipate, and we may need to seek additional funding sooner than planned. Accordingly, we expect to issue additional shares in the future, including under the GEM Agreement, that will result in dilution to all other shareholders. To the extent this occurs, it could impose significant dilution on our shareholders.

For example, under the GEM Agreement, we are entitled to draw down up to $125 million of gross proceeds from GEM Investor in exchange for the issuance the Ordinary Shares a per-share amount equal to 90% of the average closing bid price of the Ordinary Shares recorded by Nasdaq during the 30 consecutive trading days commencing on the first trading day that is designated on the draw down notice. In addition, at the Closing, the GEM Investor was granted the GEM Warrant to purchase up to 1,814,797 Ordinary Shares at an exercise price of $10.71 per share (subject to adjustments described in the GEM Warrant) expiring on the 3rd anniversary of the closing of the Business Combination. Assuming the Ordinary Shares remain trading at $10.50, the closing price on Nasdaq on April 30, 2024, and we draw down fully under the GEM Agreement, the estimated shares issuable to the GEM Investor would be approximately 11,904,762 Ordinary Shares However, it is possible that we may not be able to obtain access to the full amount potentially available to us under the GEM Agreement due to a variety of factors outside of our control.

The GEM Agreement prohibits the GEM Investor and GBYL, and their affiliates, from: (1) selling any of our securities during the term of the agreement except for the Ordinary Shares that it owns or has the right to purchase pursuant to the provisions of a Draw Down Notice (as defined in the GEM Agreement or the GEM Warrant; (2) entering into a short position, engaging in any short sales or equivalent transactions, establishing or increasing a put equivalent position or liquidating or decreasing any call equivalent position with respect to our shares, or taking, directly or indirectly, any action designed or intended to cause the manipulation of the price of our shares to facilitate the sale or resale of any of the shares; and (3) during any Draw Down Pricing Period and on a daily Trading Day basis, the GEM Investor agreed to restrict the volume of sales of Ordinary Shares by it, its affiliates and any entity managed by the GEM Investor to no more than 1/30th of the Ordinary Shares purchased pursuant to the related Draw Down Notice.

The GEM Investor and GYBL further agreed to comply in all material respects with all applicable laws, rules, regulations and orders in connection with the GEM Agreement and other transaction documents entered into in connection therewith and the transactions contemplated hereby and thereby, including, without limitation, the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. The GEM and GYBL have informed us that they did not engage in any short selling of our securities or other hedging activities prior to entering into the GEM SPA.

In addition, we expect to grant equity awards to employees, directors, and consultants under its share incentive plans. We also expect to raise capital through equity financings in the future. As part of its business strategy, we may acquire or make investments in complementary companies, products, or technologies and issue equity securities to pay for any such acquisition or investment. We intend to comply with the Nasdaq home country corporate governance rules applicable to foreign private issuers, which means that we are permitted to follow certain corporate governance rules that conform to requirements of the British Virgin Islands in lieu of many of the Nasdaq corporate governance rules. For example, among other things, we expect to opt out of the requirement that we obtain shareholder approval prior to the issuance of securities in connection with certain acquisitions or private placements of securities. Accordingly, our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer. Please see “Management — Corporate Governance Practices.”

Any such issuances of additional shares may cause shareholders to experience significant dilution of their ownership interests and could have a negative impact on the market price of the Company Ordinary Shares and the Company’s ability to obtain additional financing in the future.

Risks Related to our Business and our Industry

Our current liquidity resources raise substantial doubt about our ability to continue as a going concern unless we raise additional capital to meet our obligations in the near term.

Since its inception, ELAT (our predecessor) has incurred recurring net losses and negative cash flows from operating activities, and has financed operations primarily through financing transactions conducted by EUR. ELAT has incurred losses after income tax of $4.0 million and $1.7 million for the year ended June 30, 2023 and the six months ended December 31 2023, respectively. As of December 31, 2023, ELAT had net cash outflows from operating activities of $0.8 million, a working capital deficit of $3.8 million and cash on hand of $0.2 million. Until commercial production is achieved from the Wolfsberg Project, we will continue to incur operating and investing net cash outflows associated with maintaining and acquiring exploration properties, undertaking ongoing exploration activities and the funding obligations to develop the assets of our planned projects.

In connection with the closing of the Business Combination, we raised cash proceeds of $10 million from the PIPE Financing and EUR waived the minimum cash condition in the Merger Agreement that required there to be funds in Sizzle’s trust account and funds from other private financing arrangements equal to at least $40 million before payment of transaction expenses. In addition, in connection with the closing of the Business Combination, we and Sizzle entered into or amended certain agreements with vendors or service providers, including the underwriter in Sizzle’s IPO, to pay various business combination transaction expenses otherwise due at Closing, including deferral agreements with vendors or service providers, requiring deferred cash payments by the registrant to such parties to be satisfied over specified time periods after Closing, and certain other fee modification agreements with vendors or service providers pursuant to which such parties will receive newly issued Ordinary Shares at Closing and/or deferred cash payments (or a combination of both). Pursuant to such agreements, an aggregate of 2,215,000 Ordinary Shares were issued to such providers. We received net cash proceeds from the Business Combination of $341,158. Additional capital will be necessary in order to fund currently anticipated expenditures and to meet our obligations as they come due.

Substantial doubt exists about our ability to continue as a going concern within one year after the date that the financial statements are available to be issued. We will continue efforts to remedy the conditions or events that raise this substantial doubt, however, as some components of these plans are outside of management’s control, we cannot offer any assurances they will be effectively implemented. We also cannot offer any assurance that any additional financing will be available on acceptable terms or at all. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the continuity of normal business activities and the realization of assets and the settlement of liabilities in the ordinary course of business.

Our business operates in the mining exploration and development industry. Our Project is at the development stage, and there are no guarantees that development of the Project into a mine will occur or that such development will result in the commercial extraction of mineral deposits. In addition, even if an economic mineral deposit is mined, we may not realize profits from our development activities in the short, medium or long term.

We are engaged in the business of exploring and developing mineral properties with the intention of locating economic deposits of minerals. We have declared mineral resources but have not yet begun to extract mineral from our property interests. Accordingly, we cannot assure you that we will realize profits in the medium to long term. Any profitability in the future from our business will be dependent upon development of an economic deposit of minerals and further exploration and development of other economic deposits of minerals, each of which is subject to numerous risk factors. Further, we cannot assure you that any of our property interests can be commercially mined or that our ongoing exploration programs will result in profitable commercial mining operations. The exploration and development of mineral deposits involves a high degree of financial risk over a significant period of time which may or may not be eliminated through a combination of careful evaluation, experience and skilled management. While discovery of additional ore-bearing deposits may result in substantial rewards, few properties which are explored are ultimately developed into producing mines. Major expenses may be required to construct mining and processing facilities and to establish additional reserves. The profitability of our operations will be, in part, directly related to the cost and success of our exploration and development programs which may be affected by a number of factors. Additional expenditures are required to construct, complete and install mining and processing facilities in those properties that are actually mined and developed.

In addition, exploration and development projects like ours have no operating history upon which to base estimates of future operating costs and capital requirements. Exploration project items, such as any future estimates of reserves, metal recoveries or cash operating costs will, to a large extent, be based upon the interpretation of geologic data obtained from a limited number of drill holes and other sampling techniques. Actual operating costs and economic returns of any and all exploration projects may materially differ from the costs and returns estimated, and accordingly our financial condition, results of operations and cash flows may be negatively affected.

Our future performance is difficult to evaluate because we have a limited operating history in the mining, energy and resources sector, including in the battery metals industry.

We have not realized any revenues to date from the sale of lithium, and our operating cash flow needs have been financed primarily through the issuances of debt and equity raises and not through cash flows derived from our operations. As a result, we have little historical financial and operating information available to help you evaluate our performance.

Our long-term success will depend ultimately on implementing our business strategy and operational plan, as well as our ability to generate revenues, achieve and maintain profitability and develop positive cash flows from our mining activities.

Our ability to (i) recover carrying values of our assets, (ii) acquire additional lithium projects, (iii) continue with exploration, development, commissioning, and mining and (iv) manufacture lithium hydroxide ultimately depends on our ability to generate revenues, achieve and maintain profitability and generate positive cash flow from our operations. The economic viability of our future mining activities has many risks and uncertainties including, but not limited to:

•        a significant, prolonged decrease in the market price of lithium or lithium hydroxide;

•        difficulty in marketing and/or selling lithium or lithium hydroxide;

•        significantly higher than expected capital costs to construct our mine;

•        significantly higher than expected extraction costs;

•        significantly lower than expected lithium extraction;

•        significant delays, reductions or stoppages of lithium extraction activities;

•        shortages of adequate and skilled labor or a significant increase in labor costs;

•        the introduction of significantly more stringent regulatory laws and regulations; and

•        delays in the availability of construction equipment.

Our future mining and lithium manufacturing activities may change as a result of any one or more of these risks and uncertainties. We cannot assure you that any deposit from which we extract mineralized materials will result in achieving and maintaining profitability and developing positive cash flows.

Our business strategy is to source battery-grade lithium hydroxide to supply the electric vehicle and battery storage markets. Consequently, our growth depends upon the continued growth in demand for electric vehicles with high performance lithium compounds.

We aim to be one of a few producers of performance lithium compounds that are a critical input in current and next generation high energy density batteries used in electric vehicle applications. Our growth is dependent upon the continued adoption of electric vehicles by consumers. If the market for electric vehicles does not develop as we expect, or develops more slowly than we expect, our business, prospects, financial condition and results of operations will be affected. The market for electric vehicles is relatively new, rapidly evolving, and could be affected by numerous external factors, such as:

•        government regulations and automakers’ responses to those regulations;

•        tax and economic incentives;

•        rates of consumer adoption, which is driven in part by perceptions about electric vehicle features (including range per charge), quality, safety, performance, cost and charging infrastructure;

•        competition, including from other types of alternative fuel vehicles, plug-in hybrid electric vehicles and high fuel-economy internal combustion engine vehicles;

•        volatility in the cost of battery materials, oil and gasoline;

•        rates of customer adoption of higher performance lithium compounds;

•        the environmental impacts of lithium mining; and

•        rates of development and adoption of next generation high nickel battery technologies and hydrogen fuel cells.

Our long-term success depends, in part, on our ability to negotiate and enter into binding offtake or sales agreements with, and deliver our product to, third party customers on commercially viable terms. This may not occur or, should it occur, may not result in the appreciation of our share price similar of what other companies in our industry have experienced following the announcement of such agreements.

Our success depends on our ability to generate revenue and operate profitably, which depends in part on our ability to identify target customers and convert such contacts into meaningful orders or expand on current customer relationships. We do not currently have any revenue or definitive off-take or sales agreements with customers in place, other than our Offtake Agreement with BMW. If we are unable to negotiate, finalize and maintain such agreements and satisfy the conditions thereto in order to enter into definitive agreements, or are only able to do so on terms that are unfavorable to us, we will not be able to generate any revenue, which would have a material adverse effect on our business, prospects, operating results and financial condition.

We anticipate that in some cases our products will be delivered to certain customers on an early trial deployment basis, where such customers have the ability to evaluate whether our products meet their performance requirements before they commit to meaningful orders. If our targeted customers do not commit to make meaningful orders, or at all, it could adversely affect our business, prospects and results of operations. Our customers may require protections in the form of price reductions and similar arrangements that allow them to require us to deliver additional product or reimburse them for losses they suffer as a result of our late delivery or failure to meet agreed upon performance specification. Delays in delivery of our products, unexpected performance problems or other events could cause us to fail to meet these contractual commitments, resulting in delays in obtaining necessary materials used in our production process, defects in material or workmanship or unexpected problems in our manufacturing process, which could lead to unanticipated revenue and earnings losses and financial penalties. The occurrence of any of these events could harm our business, prospects, results of operations and financial results.

Even if we do enter into offtake and/or sales agreements, we may fail to deliver the product required by such agreements or may experience production costs in excess of the fixed price to be paid to us under such agreements. In December 2022, we entered into a long-term Offtake Agreement (the “Offtake Agreement”) with European auto manufacturer, BMW. The Offtake Agreement is conditioned upon the successful start of commercial production at the Wolfsberg Project and full product qualification and certification. In connection with the execution of the Offtake Agreement, BMW has agreed to make an advance payment of US$15.0 million to us to be repaid through equal set offs against battery grade lithium hydroxide delivered to BMW. We believe we have satisfied the conditions of the Offtake Agreement to receive the US$15.0 million prepayment and are currently waiting on funds to be deposited in an escrow account. Our business, results of operations and financial condition may be materially and adversely affected if we are unable to (i) realize the expected benefits under the Offtake Agreement; (ii) enter into similar agreements with other buyers; (iii) deliver the products required by such agreements; or (iv) experience costs in excess of the price set forth in such agreements.

We may seek to raise further funds through equity or debt financing, joint ventures, production sharing arrangements or other means. Consequently, we depend on our ability to successfully access the capital and financial markets. Any inability to access the capital or financial markets may limit our ability to fund our ongoing operations, execute our business plan or pursue investments that we may rely on for future growth.

Until commercial production is achieved from our planned projects, we will continue to incur operating and investing net cash outflows associated with maintaining and acquiring exploration properties, undertaking ongoing exploration activities and the funding obligations to develop the assets of our planned projects. As a result, we have historically relied upon European Lithium’s access to capital markets as a source of funding for our capital and operating requirements, and we will continue to rely on capital markets. We will require additional capital to fund our ongoing operations, explore and define lithium mineralization and establish any future mining or lithium manufacturing operations. We cannot assure you that such additional funding will be available to us on satisfactory terms, or at all.

In order to finance our future ongoing operations and future capital needs, we will require additional funds through the issuance of additional equity or debt securities. Depending on the type and terms of any financing we pursue, shareholders’ rights and the value of their investment in our ordinary shares could be reduced. Any additional equity financing will dilute shareholdings. If the issuance of new securities results in diminished rights to holders of our ordinary shares, the market price of our ordinary shares could be negatively impacted. New or additional debt financing, if available, may involve restrictions on financing and operating activities. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of shareholders until the debt is paid. Interest on such debt securities would increase costs and negatively impact operating results.

If we are unable to obtain additional financing, as needed, at competitive rates, our ability to fund our current operations and implement our business plan and strategy will be affected, and we would be required to reduce the scope of our operations and scale back our exploration, development and mining programs. There is, however, no guarantee that we will be able to secure any additional funding or be able to secure funding which will provide us with sufficient funds to meet our objectives, which may adversely affect our business and financial position. Certain market disruptions may increase our cost of borrowing or affect our ability to access one or more financial markets. Such market disruptions could result from:

•        adverse economic conditions, including inflationary factors and recessionary fears;

•        adverse general capital market conditions, including rising interest rates;

•        poor performance and health of the lithium or mining industries in general;

•        bankruptcy or financial distress of unrelated lithium companies or marketers;

•        significant decrease in the demand for lithium; or

•        adverse regulatory actions that affect our exploration and construction plans or the use of lithium generally.

The mining industry is capital intensive, and we may be unable to fund our capital requirements or meet contractual commitments.

Mining requires a substantial amount of capital in order to identify and delineate mineral reserves and mineral resources through geological mapping and drilling, to identify geological features that may prevent or restrict the extraction of ore, to construct mining and processing facilities, expand production capacity (including by sinking or deepening existing shafts), to replenish reserves, to purchase, maintain and improve assets, equipment and infrastructure, to comply with legal or regulatory requirements or industry standards as well as to meet unexpected liabilities. Large amounts of capital are required to implement projects, and long-term production and processing requires both significant capital expenditure and ongoing maintenance expenditure. We expect to materially increase our capital expenditures to support the growth in our business and operations. Our business plan is based on, among other things, expectations as to capital expenditures and if we are unable to fund those capital expenditures we will not achieve the targets set forth in our business plan or be able to develop future capital projects. If we are unable to fund our planned capital expenditure projects as a result of our operations being unable to generate sufficient cash flow or as a result of difficulties in raising debt or equity funding to support future capital expenditures and investments, we may no longer be able to complete existing capital projects. In addition, we may be unable to develop new capital projects so as to continue production at cost-effective levels. Furthermore, any such reduction in capital expenditure may cause us to forego some of the benefits of any future increases in commodity prices, as it is generally costly or impossible to resume production immediately or complete a deferred expansionary capital expenditure project, which in the longer term may adversely affect our results of operations or financial condition.

Changes in technology or other developments could adversely affect demand for lithium compounds or result in preferences for substitute products.

Lithium and its derivatives are preferred raw materials for certain industrial applications, such as rechargeable batteries. For example, current and future high energy density batteries for use in electric vehicles will rely on lithium compounds as a critical input. The pace of advances in current battery technologies, development and adoption of new battery technologies that rely on inputs other than lithium compounds (such as sulfur and aluminum), the acceptance of hydrogen fuel cells in transport applications or a delay in the development and adoption of future high nickel battery technologies that utilize lithium hydroxide could significantly impact our prospects and future revenues. Many materials and technologies are being researched and developed with the goal of making batteries lighter, more efficient, faster charging and less expensive, some of which could be less reliant on lithium hydroxide or other lithium compounds. Some of these technologies, such as commercialized battery technologies that use no, or significantly less, lithium compounds, could be successful and could adversely affect demand for lithium batteries in personal electronics, electric and hybrid vehicles and other applications. We cannot predict which new technologies may ultimately prove to be commercially viable and on what time horizon. In addition, alternatives to industrial applications dependent on lithium compounds may become more economically attractive as global commodity prices shift. Our investment in our research and development infrastructure may not lead to marketable products. Additionally, our competitors may improve their technologies or even achieve technological breakthroughs either as alternatives to lithium-based battery systems or improvements on existing lithium-based battery systems that would render our products obsolete or less marketable. Any of these events could adversely affect demand for and market prices of lithium, thereby resulting in a material adverse effect on the economic feasibility of extracting any mineralization we discover and reducing or eliminating any reserves we identify.

Our possible future revenues will be mainly derived from the sale of lithium and lithium byproducts. Consequently, our success largely depends on the market price of lithium remaining higher than our costs of any future production (assuming successful exploration and development of the Project).

We expect to derive revenues, if any, from the extraction and sale of lithium and lithium byproducts. The prices of lithium and lithium byproducts may fluctuate widely and are affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities, increased production due to new extraction developments and improved extraction and production methods and technological changes in the markets for the end products. The effect of these factors on the prices of lithium and lithium byproducts, and therefore the economic viability of any of our exploration properties, cannot accurately be predicted.

Additionally, new production of lithium hydroxide or lithium carbonate from current or new competitors in the lithium markets could adversely affect prices. In recent years, new and existing competitors have increased the supply of lithium hydroxide and lithium carbonate, which has affected its price. Further production increases could negatively affect prices. There is limited information on the status of new lithium hydroxide production capacity expansion projects being developed by current and potential competitors and, as such, we cannot make accurate projections regarding the capacities of possible new entrants into the market and the dates on which they could become operational. If these potential projects are completed in the short term, they could adversely affect market lithium prices, thereby resulting in a material adverse effect on the economic feasibility of extracting any mineralization we discover and reducing or eliminating any reserves we identify.

When compared to many industrial and commercial operations, mining exploration and development projects are high risk and subject to uncertainties. Each mineral resource is unique and the nature of the mineralization, and the occurrence and grade of the lithium, as well as its behavior during mining, can never be wholly predicted. Our mineral resource estimates may be materially different from mineral quantities we may ultimately recover, our life-of-mine estimates may prove inaccurate and changes in operating and capital costs may render mineral resources uneconomic to mine.

We report our mineral resources in accordance with the requirements of the Modernization of Property Disclosures for Mining Registrants set forth in subpart 1300 of Regulation S-K. There are numerous uncertainties inherent in estimating quantities of mineral resources and in projecting potential future rates of mineral production, including many factors beyond our control. The accuracy of any mineral reserve or mineral resource estimate is a function of a number of factors, including the quality of the methodologies employed, the quality and quantity of available data and geological interpretation and judgment, and is also dependent on economic conditions and market prices being generally in line with estimates.

Furthermore, estimates of different geologists and mining engineers may vary, and results of our mining and production subsequent to the date of an estimate may lead to revision of estimates due to, for example, reduced recovery rates or increased production costs due to inflation or other factors which may render mineral reserves and mineral resources containing lower grades of mineralization uneconomic to exploit and may ultimately result in a restatement mineral reserves and/or mineral resources and may adversely impact future cash flows. Further, mineral estimates are based on limited sampling and, consequently, are uncertain as the samples may not be representative of the entire deposit and mineral resource. As a better understanding of a deposit is obtained, the estimates may change significantly. In addition, the mineral reserves we ultimately exploit may not conform to geological, metallurgical or other expectations and the volume and grade of mineralization recovered may be below the estimated levels. Mineral reserve and mineral resource data is not indicative of future production. To mitigate this risk our mineral reserves and mineral resources are verified by an independent competent person. Similarly, all mining project feasibility studies are subject to independent reviews prior to any application for capital approval by our board of directors.

Substantial capital expenditure is required to identify and delineate mineral reserves and mineral resources through geological surveying and drilling, to identify geological features that may prevent or restrict the extraction of mineralization, to determine the metallurgical processes to extract the metals from the mineralization and, in the case of new properties, to construct mining and processing facilities.

There can be no assurance that we will in the long term be able to identify additional mineral reserves or mineral resources or continue to extend the mine life of our existing operations. Without such additional mineral reserves and mineral resources, any increase in the level of annual production would therefore shorten the life of our existing operations. Any failure to identify, delineate and realize mineral reserves and mineral resources in the future could have an adverse effect on our business, financial condition and results of operations.

The industry in which we operate is subject to domestic and global competition. We have no influence or control over the activities or actions of our competitors, which activities or actions may negatively affect the operating and financial performance of our projects and business.

The mining industry is highly competitive. Much of our competition is from larger, established mining companies with greater liquidity, greater access to credit and other financial resources, newer or more efficient equipment, lower cost structures, more effective risk management policies, more staff and equipment, and procedures and/or a greater ability than us to withstand losses. Our competitors may be able to respond more quickly to new laws or regulations or emerging technologies, or devote greater resources to the expansion or efficiency of their operations than we can, or expend greater amounts of resources, including capital, in acquiring new and prospective mining projects. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and gain significant market share to our detriment. We may not be able to compete successfully against current and future competitors, and any failure to do so could have a material adverse effect on our business, financial condition or results of operations.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as our director or officer and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating any legal obligation.

In the absence of the “corporate opportunity” waiver in our charter, certain candidates would not be able to serve as an officer or director. We believe we substantially benefit from having representatives who bring significant, relevant and valuable experience to our management, and, as a result, the inclusion of the “corporate opportunity” waiver in our amended and restated certificate of incorporation provides us with greater flexibility to attract and retain the officers and directors that we feel are the best candidates.

However, the personal and financial interests of our directors and officers in other corporate opportunities may influence their allocation of time to our current and future business activities. Consequently, our directors’ and officers’ discretion in identifying and pursuing other corporate opportunities may result in a conflict of interest, which could negatively impact our operations.

Any failure by management to manage growth properly could have a material adverse effect on our business, operating results and financial condition.

Future growth may place strains on our financial, technical, operational and administrative resources and cause us to rely more on project partners and independent contractors, thus, potentially adversely affecting our financial position and results of operations. Our ability to grow will depend on a number of factors, including:

•        our ability to purchase, obtain leases on or obtain options on properties;

•        our ability to identify and acquire new exploratory prospects;

•        our ability to develop existing prospects;

•        our ability to continue to retain and attract skilled personnel;

•        our ability to maintain or enter into new relationships with project partners and independent contractors;

•        the results of our exploration programs;

•        the market price for lithium;

•        our ability to successfully complete construction projects on time and within budget;

•        our access to capital; and

•        our ability to enter into agreements for the sale of lithium.

We may not be successful in upgrading our technical, operational and administrative resources or increasing our internal resources sufficiently to provide certain of the services currently provided by third parties. Our inability to achieve or manage growth may materially and adversely affect our business, results of operations and financial condition.

Land reclamation and mine closure may be burdensome and costly.

Land reclamation and mine closure requirements are generally imposed on mineral exploration companies, such as ours, which require us, among other things, to minimize the effects of land disturbance. Such requirements may include controlling the discharge of potentially dangerous effluents from a site and restoring a site’s landscape to its pre-exploration form. The actual costs of reclamation and mine closure are uncertain and planned expenditures may differ from the actual expenditures required. Therefore, the amount that we are required to spend could be materially higher than any current or future estimates. Any additional amounts we are required to spend on reclamation and mine closure may have a material adverse effect on our financial performance, financial position and results of operations and may cause us to alter our operations. In addition, we may be required to maintain financial assurances, such as letters of credit, to secure reclamation obligations under certain laws and regulations. The failure to acquire, maintain or renew such financial assurances could subject us to fines and penalties or suspension of our operations. Letters of credit or other forms of financial assurance may represent only a portion of the total amount of money that will be spent on reclamation over the life of a mine’s operation. Although we will include liabilities for estimated reclamation and mine closure costs in our financial statements, it may be necessary to spend more than what we projected to fund required reclamation and mine closure activities.

Our success depends on developing and maintaining relationships with local communities and stakeholders.

Our ongoing and future success depends on developing and maintaining productive relationships with the communities surrounding our mineral projects, including those people who may have rights or may assert rights to certain of our properties and other stakeholders in our operating locations. Local communities and stakeholders may be dissatisfied with our activities or the level of benefits provided, which may result in legal or administrative proceedings, civil unrest, protests, direct action or campaigns against us. Any such occurrence could materially and adversely affect our business, financial condition or results of operations, as well as our ability to commence or continue exploration or mine development activities.

We are exposed to general economic conditions and the fluctuations of interest and inflation rates may have an adverse effect on our business.

If the global or U.S. economies experience a high inflation rate, recession or economic slowdown, consumers may not be able to purchase our products as usual, especially where these factors have a direct impact on the consumers. As a consequence, our earnings may be adversely affected.

High interest rates in Europe, Australia, the U.S., or elsewhere could adversely affect our costs and earnings due to the impact those changes have on our variable-rate debt instruments.

A strong variation in the exchange rates between foreign currencies and the U.S. dollar could negatively affect our financial results, as a greater percentage of our sales and raw material purchases are not made in U.S. dollars. Furthermore, we could be adversely affected by negative economic conditions prevalent in the U.S. or other countries (including economic volatility as a result of the COVID-19 pandemic), even when economic conditions in such countries may differ significantly from economic conditions in Europe or Australia, as investors’ reactions to developments in any of these other countries may have an adverse effect on our securities. Consequently, the market value of our securities may be adversely affected by events taking place outside of Europe, Australia or the U.S.

Our business may be adversely affected by force majeure events outside our control, including labor unrest, civil disorder, war, subversive activities or sabotage, extreme weather conditions, fires, floods, explosions or other catastrophes, epidemics or quarantine restrictions.

Natural or environmental disasters, such as earthquakes, fires, floods, hurricanes, tsunamis and other severe weather-related phenomena generally, and widespread disease, including pandemics and epidemics (such as COVID-19), have been and can be highly disruptive to economies and markets and have recently led, and may continue to lead, to increased market volatility and significant market losses. Such natural disaster and health crises could exacerbate political, social and economic risks previously mentioned, and result in significant breakdowns, delays, shutdowns, social isolation and other disruptions to important global, local and regional supply chains affected, with potential corresponding results on our operating performance. A climate of uncertainty and panic, including the contagion of infectious viruses or diseases, may adversely affect global, regional and local economies and increase the difficulty of modeling market conditions, potentially reducing the accuracy of our financial projections. Under these circumstances, we may have difficulty achieving our objectives which may adversely impact performance. Further, such events can be highly disruptive to economies and markets, significantly disrupt the operations of business partners, sectors, industries, markets, securities and commodity exchanges, currencies, interest and inflation rates, credit ratings, investor sentiment and other factors affecting our value.

A widespread crisis may also affect the global economy in ways that cannot necessarily be foreseen at the current time. How long such events will last and whether they will continue or recur cannot be predicted. Impacts from these events could have significant impact on our performance, resulting in losses.

Our holding company structure makes us dependent on the operations of our subsidiaries.

We are a company incorporated in the British Virgin Islands. Our material assets are direct and indirect equity interests in our subsidiaries. We are, therefore, dependent on payments, dividends and distributions from our subsidiaries for funds to pay our operations and other expenses and to pay future cash dividends or distributions, if any, to holders of the ordinary shares, and we may have tax costs in connection with any dividend or distribution. Furthermore, exchange rate fluctuation will affect the U.S. dollar value of any distributions our subsidiaries make with respect to our equity interests in those subsidiaries.

Our management has no or limited experience operating a U.S. public company.

Several of our executive officers and directors have experience in managing EUR, an Australian publicly traded company, however have no or limited experience in the management of a U.S. publicly traded company. Our management team may not successfully or effectively manage our transition to a public company which includes significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to our management and growth. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs.

Risks Related to Legal, Compliance and Regulations

We will be required to obtain governmental permits and approvals to conduct development and mining operations, a process which is often costly and time-consuming. There is no certainty that all necessary permits and approvals for our planned operations will be granted.

We are required to obtain and renew governmental permits and approvals for our exploration and development activities and, prior to mining any mineralization that we discover, we may be required to obtain additional governmental permits and approvals that we do not currently possess. Obtaining and renewing any of these governmental permits is a complex, time-consuming and uncertain process involving numerous jurisdictions, public hearings and possibly costly undertakings. The timeliness and success of permitting efforts are contingent upon many variables, some of which are not within our control, including the interpretation of approval requirements administered by the applicable governmental authority as well as the time required for, and the outcome of, environmental impact assessment proceedings in Austria.

We may not be able to obtain or renew permits or approvals that are necessary to our planned operations, or we may discover that the cost and time required to obtain or renew such permits and approvals exceeds our expectations. Any unexpected delays, costs or conditions associated with the governmental approval process could delay our planned exploration, development and mining operations, which in turn could materially adversely affect our prospects, revenues and profitability. In addition, our prospects may be adversely affected by the revocation or suspension of permits or by changes in the scope or conditions to use of any permits obtained.

For example, in addition to the permits that we have been issued to date, we are required to obtain other permits and approvals before construction or operations related to, zoning, rezoning, construction mining, mineral concentration and chemical manufacturing.

Private parties, such as environmental activist organizations, frequently attempt to intervene in the permitting process to persuade regulators to deny necessary permits or seek to overturn permits that have been issued. These third-party actions can materially increase the costs and cause delays in the permitting process and could cause us to not proceed with the development or operation of a property. In addition, our ability to successfully obtain key permits and approvals to explore for, develop, operate and expand operations will likely depend on our ability to undertake such activities in a manner consistent with the creation of social and economic benefits in the surrounding communities, which may or may not be required by law. Our ability to obtain permits and approvals and to successfully operate in particular communities may be adversely affected by real or perceived detrimental events associated with our activities.

Our failure to comply with applicable anti-corruption, anti-bribery, anti-money laundering and similar laws and regulations could negatively impact our reputation and results of operations.

The legal and regulatory framework in which we operate is complex, and our governance and compliance policies and processes may not prevent potential breaches of law or accounting or other governance practices. Our operating and ethical codes, among other standards and guidance, may not prevent instances of fraudulent behavior and dishonesty, nor guarantee compliance with legal and regulatory requirements.

We are required to comply with anti-corruption laws and regulations imposed by governments around the world with jurisdiction over our operations, which may include Austria and Australian anti-bribery and corruption legislation, as well as the laws of the other countries (for example, the U.S. Foreign Corrupt Practices Act and the UK’s Bribery Act 2010) where we do business or have a close connection. These laws and regulations may restrict our operations, trade practices, investment decisions and partnering activities. These and other applicable laws prohibit us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to “foreign officials” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. We are subject to the jurisdiction of various governments and regulatory agencies around the world, which may bring our personnel and representatives into contact with “foreign officials” responsible for issuing or renewing permits, licenses or approvals or for enforcing other governmental regulations.

Our failure to successfully comply with these laws and regulations may expose us to reputational harm, as well as significant sanctions, including criminal fines, imprisonment, civil penalties, disgorgement of profits, injunctions and debarment from government contracts, as well as other remedial measures. Investigations of alleged violations can be expensive and disruptive. We continuously develop and maintain policies and procedures designed to comply with applicable anti-corruption, anti-bribery, anti-money laundering and similar areas. However, there can be no guarantee that our policies and procedures will effectively prevent violations by our employees or business partners acting on our behalf, for which we may be held responsible, and any such violation could adversely affect our reputation, business, results of operations and financial condition.

Our operations are subject to environmental, health and safety regulations, which could impose additional costs and compliance requirements, and we may face claims and liability for breaches, or alleged breaches, of such regulations and other applicable laws.

Our operations are subject to compliance with various environmental, health and safety laws, regulations, permitting requirements and standards in Austria.

We are subject to environmental laws, regulations and permits in the various jurisdictions in which we operate, including those relating to, among other things, the removal and extraction of natural resources, the emission and discharge of materials into the environment, including plant and wildlife protection, remediation of soil and groundwater contamination, reclamation and closure of properties, including waste storage facilities, groundwater quality and availability, and the handling, storage, transport and disposal of wastes and hazardous materials. Pursuant to such requirements, we may be subject to inspections or reviews by governmental authorities. Failure to comply with these environmental requirements may expose us to litigation, fines or other sanctions, including the revocation of permits and suspension of operations. We expect to continue to incur significant capital and other compliance costs related to such requirements. These laws, regulations and permits, and the enforcement and interpretation thereof, change frequently and generally have become more stringent over time. If our noncompliance with such regulations were to result in a release of hazardous materials into the environment, such as soil or groundwater, we could be required to remediate such contamination, which could be costly. Moreover, noncompliance could subject us to private claims for property damage or personal injury based on exposure to hazardous materials or unsafe working conditions. In addition, changes in applicable requirements or stricter interpretation of existing requirements may result in costly compliance requirements or otherwise subject us to future liabilities. The occurrence of any of the foregoing, as well as any new environmental, health and safety laws and regulations applicable to our business or stricter interpretation or enforcement of existing laws and regulations, could have a material adverse effect on our business, financial condition and results of operations.

We also could be liable for any environmental contamination at, under or released from our or our predecessors’ currently or formerly owned or operated properties or third-party waste disposal sites. Certain environmental laws impose joint and several strict liability for releases of hazardous substances at such properties or sites, without regard to fault or the legality of the original conduct. A generator of waste can be held responsible for contamination resulting from the treatment or disposal of such waste at any off-site location (such as a landfill), regardless of whether the generator arranged for the treatment or disposal of the waste in compliance with applicable laws. Costs associated with liability for removal or remediation of contamination or damage to natural resources could be substantial and liability under these laws may attach without regard to whether the responsible party knew of, or was responsible for, the presence of the contaminants. Accordingly, we may be held responsible for more than our share of the contamination or other damages, up to and including the entire amount of such damages. In addition to potentially significant investigation and remediation costs, such matters can give rise to claims from governmental authorities and other third parties, including for orders, inspections, fines or penalties, natural resource damages, personal injury, property damage, toxic torts and other damages.

Our costs, liabilities and obligations relating to environmental matters could have a material adverse effect on our business, financial position and results of operations.

The core health risks associated with our mining operations arise from occupational exposure and community environmental exposure to silica dust, noise and certain hazardous substances, including toxic gases and harmful particulates. The most significant occupational diseases affecting our workforce include lung diseases (such as silicosis, tuberculosis, a combination of the two and chronic obstructive airways disease) as well as noise-induced hearing loss. Past and current employees may be awarded compensation for occupational illnesses (and injuries) in accordance with the legislative regime applicable to the illness contracted.

In the case of occupational diseases such as silicosis, employees retain the right to seek additional compensation from their employer in a civil action under common law (either as individuals or as a class) for the shortfall of their claims, to the extent that such claims are not fully satisfied under the statutory workers compensation regime (which, due to the low thresholds set by statute, is often the case).

Additionally, due to the nature of our operations, our employees and contractors are exposed to varying degrees of risk in the workplace. These risks may include exposure to dangerous situations, machinery or materials and/or health hazards and have the potential to result in disease, personal injury or death. We are responsible for the health, safety and security of our employees, (including third-party personnel) working at sites and persons who are not employed by us but may be directly affected by our operations under our management and, accordingly, must implement adequate health and safety systems and procedures. Health and safety incidents can result in loss of life, losses and liabilities, work stoppages, serious damage to equipment or property or environmental damage. These risk factors can, singularly or in combination, have a material effect on our reputation, results of operations and financial condition. In the event of disease, injury or death arising out of the negligence of an employer or its employees, a risk of criminal and, in certain circumstances, civil litigation exists. In the case of a work-related fatality, an employer may be subjected to criminal charges in a court of law. Furthermore, such incidents can result in violations of various health and safety laws and regulations that could have a material adverse effect on our results of operations, financial condition and/or prospects.

The impacts of climate change may adversely affect our operations and/or result in increased costs to comply with changes in regulations.

Climate change is an international and community concern which may directly or indirectly affect our business and current and future activities. The continuing rise in global average temperatures has created varying changes to regional climates across the world and extreme weather events have the potential to delay or hinder our exploration activities at our mineral projects, and to delay or cease operations at any future mine. This may require us to make additional expenditures to mitigate the impact of such events which may materially and adversely increase our costs and/or reduce production at a future mine. Governments at all levels are amending or enacting additional legislation to address climate change by regulating, among other things, carbon emissions and energy efficiency, or where legislation has already been enacted, regulation regarding emission levels and energy efficiency are becoming more stringent. As a significant emitter of greenhouse gas emissions, the mining industry is particularly exposed to such regulations. Compliance with such legislation, including the associated costs, may have a material adverse effect on our business, financial condition, results of operations, prospects and our ability to commence or continue our exploration and future development and mining operations.

Changing climate patterns may also affect the availability of water. If the effects of climate change cause prolonged disruption in the delivery of essential commodities then production efficiency may be reduced, which may have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, climate change is perceived as a threat to communities and governments globally and stakeholders may demand reductions in emissions or call upon mining companies to better manage their consumption of climate-relevant resources. Negative social and reputational attention toward our operations may have a material adverse effect on our business, financial condition, results of operations and prospects. A number of governments have already introduced or are moving to introduce climate change legislation and treaties at the international, national, state/provincial and local levels. Regulations relating to emission levels (such as carbon taxes) and energy efficiency are becoming more stringent. If the current regulatory trend continues, this may result in increased costs at some or all of our mineral projects.

We face opposition from organizations that oppose mining which may disrupt or delay our mining projects.

There is an increasing level of public concern relating to the effects of mining on the natural landscape, in communities and on the environment. Certain non-governmental organizations, public interest groups and reporting organizations (“NGOs”) that oppose resource development can be vocal critics of the mining industry. In addition, there have been many instances in which local community groups have opposed resource extraction activities, which have resulted in disruption and delays to the relevant operation. NGOs or local community organizations could create direct adverse publicity against and/or disrupt the operations of our properties, regardless of our successful compliance with social and environmental best practices, due to political factors. Any such actions and the resulting media coverage could have an adverse effect on our reputation and financial condition or our relationships with the communities in which we operate, which could have a material adverse effect on our business, financial condition or results of operations.

The requirements of being a public company in the U.S. may strain our resources and divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from being a public company in the U.S. may be greater than we anticipate.

Requirements associated with being a public company in the United States will require significant resources and management attention. After the completion of this offering, we will become subject to certain reporting requirements of the Exchange Act, and the other rules and regulations of the SEC, and the Nasdaq. We will also be subject to various other regulatory requirements, including the Sarbanes-Oxley Act. We expect these rules and regulations to increase our legal, accounting and financial compliance costs and to make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs. In addition, complying with rules and regulations and the increasingly complex laws pertaining to public companies will require substantial attention from our senior management, which could divert their attention away from the day-to-day management of our business. These cost increases and the diversion of management’s attention could materially and adversely affect our business, results of operations and financial condition. We will also need to hire additional personnel to support our financial reporting function and may face challenges in doing so.

Our business could be adversely affected by trade tariffs or other trade barriers.

Our business will be subject to the imposition of tariffs and other trade barriers, which may make it more costly for us to export our minerals to the imposing country. If we experience cost increases as a result of existing or future tariffs, and are unable to pass on such additional costs to our customers, or otherwise mitigate the costs, or if demand for our exported minerals decreases due to the higher cost, our business, prospects, financial condition, results of operations and cash flows may be materially and adversely affected.

We are exposed to possible litigation risks, including mining permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims. Further, we may be involved in disputes with other parties in the future that may result in litigation. Current or future litigation or administrative proceedings could have a material adverse effect on our business, financial condition and results of operations.

We may become involved in, named as a party to, or be the subject of, various legal proceedings, including regulatory proceedings, tax proceedings and legal actions, relating to personal injuries, property damage, property taxes, land rights, the environment and contract disputes.

The outcome of outstanding, pending or future proceedings cannot be predicted with certainty and may be determined adversely to us and as a result, could have a material adverse effect on our assets, liabilities, business, financial condition or results of operations. Even if we prevail in any such legal proceeding, the proceedings could be costly, time-consuming and may divert the attention of management and key personnel from our business operations, which could adversely affect our financial condition.

Operating Risks

The development of mining operations at the Project is dependent on a number of factors, many of which are beyond our control. If we commence production at the Project, our operations may be disrupted by a variety of risks and hazards that could have a material adverse effect on our future operating costs, financial condition and ability to develop and operate a mine.

Mining by its nature involves significant risks and hazards, including environmental hazards, as well as industrial and mining accidents. These include, for example, seismic events, fires, cave-ins and blockages, flooding, discharges of gasses and toxic substances, contamination of water, air or soil resources, unusual and unexpected rock formation affecting mineralization or wall rock characteristics, ground or slope failures, rock bursts, wildfires, radioactivity and other accidents or conditions resulting from mining activities, including, among others, blasting and the transport, storage and handling of hazardous materials. In addition, production, in general, is negatively by high rainfall and inclement weather conditions affecting mining in an open pit environment.

We remain at risk of experiencing, environmental and other industrial hazards, as well as industrial and mining accidents. Any such incidents could have a material adverse effect on our business, operating results and financial condition. Seismic activity is of particular concern in the underground mining environment. Seismic events have intermittently in the past caused death and injury to workers, and can result in safety-related stoppages. Additionally, seismic activity has also caused a loss of mining equipment, damage to and destruction of mineral properties and production facilities, monetary losses, environmental damage and potential legal liabilities.

Furthermore, there is the risk that relevant regulators may impose fines and work stoppages for non-compliant mining operating procedures and activities, which could reduce or halt production until lifted. The occurrence of any of these events could delay or halt production, increase production costs and result in financial and regulatory liability for us, which could have a material adverse effect on our business, results of operations and financial condition. In addition, the relevant environmental authorities have issued and may issue administrative directives and compliance notices in the future, to enforce the provisions of the relevant statutes to take specific anti-pollution measures, continue with those measures and/or to complete those measures. The authorities may also order the suspension of part, or all of, our operations if there is non-compliance with legislation. Contravention of some of these statutes may also constitute a criminal offense and an offender may be liable for a fine or imprisonment, or both, in addition to administrative penalties.

As a result, the occurrence of any of these events may have a material adverse effect on our business, results of operations and financial condition.

The occurrence of significant events against which we may not be fully insured could have a material adverse effect on our business, financial condition and results of operations.

Although we have an insurance program, we may become subject to liability for pollution, occupational illness or other hazards against which we have not been insured, cannot insure or are insufficiently insured, including those relating to past mining activities. Our existing property and liability insurance contains specific exclusions and limitations on coverage. Should we suffer a major loss, which is insufficiently covered, future earnings could be affected. In addition, certain classes of insurance may not continue to be available at economically acceptable premiums. As a result, in the future, our insurance coverage may not fully cover the extent of claims against it or any cross-claims made.

The ongoing COVID-19 pandemic and global measures taken in response thereto have adversely impacted, and may continue to adversely impact, our operations and financial results.

The ongoing COVID-19 pandemic and the extent to which it may have a material and adverse effect on our business operations is still uncertain and difficult to predict with any degree of confidence. The pandemic and any preventative or protective measures that governments, other third parties or we took previously or may take in the future in response to the pandemic could result in economic, financial and business disruptions and reduced operations. These measures could continue to include disruptions or restrictions on our ability to travel, temporary closures of the facilities of our suppliers, supply chain disruption, customers or sales channels, negative effects on the health of our management and employees and uncertainty and volatility in the global financial markets. Countries around the world, including those jurisdictions in which we operate, have and may continue to impose quarantines, business shutdowns and travel and other restrictions. Any significant disruption of our business, or that of our suppliers, customers or sales channels could cause significant delays until we, our suppliers, customers or sales channels are able to resume normal business operations, and would likely negatively impact our sales and profitability, including among other things with regard to the timely and successful performance and implementation of transactions that contribute materially to our anticipated revenues. Although we are monitoring the situation, we cannot predict whether, for how long, or the extent to which the pandemic and pandemic containment efforts may disrupt our supply chain and/or operations. The ultimate geographic spread and severity of the disease; the duration of the outbreak or future outbreaks; the effectiveness of vaccinations to prevent the contraction and spread of the virus; the travel restrictions and the implementation of social distancing and ultimately the resulting impact on the global economy and our results of operations will depend on future developments, which are highly uncertain and cannot be predicted.

The ongoing military conflict between Ukraine and Russia, and the related disruptions to the global economy and financial markets, has affected and could continue to adversely affect our business, financial condition and results of operations.

In response to the Russian invasion of Ukraine in February 2022, the United States, the European Union and the United Kingdom, among others, have announced targeted economic sanctions on Russia, certain Russian citizens and enterprises, including financial measures such as freezing Russia’s central bank assets and limiting its ability to access its dollar reserves. The continuation of the conflict may trigger a series of additional economic and other sanctions enacted by the United States and other countries. The potential impact of bans, sanction programs and boycotts on our business is uncertain at the current time due to the fluid nature of the military conflict and international responses to it. In addition, the potential impacts include supply chain and logistics disruptions, financial impacts including volatility in lithium prices, foreign exchange rates and interest rates, inflationary pressures on raw materials and energy, heightened cybersecurity threats and other restrictions. As a company that operates in the global mining industry, we monitor the developments to assess any potential future impacts that may arise as a result of the ongoing crisis. The adverse effects of the ongoing conflict between Russia and Ukraine and/or economic sanctions and import and/or export controls to be imposed on the Russian government by the United States or others, and the above-mentioned adverse effect on the wider global economy and market conditions could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Technology

Any unauthorized access to, disclosure, or theft of personal information we gather, store, or use could harm our reputation and subject us to claims or litigation.

We maintain information necessary to conduct our businesses, including confidential and proprietary information as well as personal information regarding our customers and employees, in digital form. We also use computer systems to deliver our products and services and operate our businesses. Data maintained in digital form is subject to the risk of unauthorized access, modification, exfiltration, destruction or denial of access and our computer systems are subject to cyberattacks that may result in disruptions in service. We use many third-party systems and software, which are also subject to supply chain and other cyberattacks. We develop and maintain information security programs to identify and mitigate cyber risks but the development and maintenance of these programs is costly and requires ongoing monitoring and updating as technology changes and efforts to overcome security measures become more sophisticated. Accordingly, despite our efforts, the risk of unauthorized access, modification, exfiltration, destruction or denial of access with respect to data or systems and other cybersecurity attacks cannot be eliminated entirely, and the risks associated with a potentially material incident remain. In addition, we provide some confidential, proprietary and personal information to third parties in certain cases when it is necessary to pursue business objectives. While we obtain assurances that these third parties will protect this information and, where we believe appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised.

If our information or cyber security systems or data are compromised in a material way, our ability to conduct our businesses may be impaired, we may lose profitable opportunities or the value of those opportunities may be diminished and, as described above, we may lose revenue as a result of unlicensed use of our intellectual property.

If personal information of our customers or employees is misappropriated, our reputation with our customers and employees may be damaged, resulting in loss of business or morale, and we may incur costs to remediate possible harm to our customers and employees or damages arising from litigation and/or to pay fines or take other action with respect to judicial or regulatory actions arising out of the incident. Insurance we obtain may not cover losses or damages associated with such attacks or events.

A failure of our information technology and data security infrastructure could adversely affect our business and operations.

We rely on various information technology systems. These systems remain vulnerable to disruption, damage or failure from a variety of sources, including, but not limited to, errors by employees or contractors, computer viruses, cyberattacks, including phishing, ransomware, and similar malware, misappropriation of data by outside parties, and various other threats. Techniques used to obtain unauthorized access to or sabotage our systems are under continuous and rapid evolution, and we may be unable to detect efforts to disrupt our data and systems in advance. Breaches and unauthorized access carry the potential to cause losses of assets or production, operational delays, equipment failure that could cause other risks to be realized, inaccurate recordkeeping, or disclosure of confidential information, any of which could result in financial losses and regulatory or legal exposure, and could have a material adverse effect on our business, financial condition or results of operations. We may incur material losses relating to cyberattacks or other information security breaches in the future. Our risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As such threats continue to evolve, we may be required to expend additional resources to modify or enhance any protective measures or to investigate and remediate any security vulnerabilities.

Risks Related to Our Projected Mining Operations

Actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated and future development activities may not result in profitable mining operations.

The actual operating costs at any mineral project that we are able to develop into an operating mine will depend upon changes in the availability and prices of labor, equipment and infrastructure, variances in mineralization recovery and mining rates from those assumed in any mining plan that may be generated, operational risks, changes in governmental regulation, including taxation, environmental, permitting and other regulations and other factors, many of which are beyond our control. Due to any of these or other factors, the operating costs at any such future mine may be significantly higher than those set forth in the Technical Report Summary and will use as a basis for construction of a mine. As a result of higher capital and operating costs, production and economic returns may differ significantly from those set forth in such report and any future development activities may not result in profitable mining operations.

Mining projects such as ours have no operating history on which to base estimates of future operating costs and capital requirements. Any projections we make are based upon estimates and assumptions made at the time they were prepared. If these estimates or assumptions prove to be incorrect or inaccurate, our actual operating results may differ materially from our forecasted results.

Our development and exploration projects have no operating history on which to base estimates of future commercial viability. Estimates of mineral resources and mineral reserves are largely based on the interpretation of geological data obtained from drill holes and other sampling techniques and feasibility studies. This information is used to calculate estimates of the capital cost and operating costs based on anticipated tonnage and grades of mineralization to be mined and processed, the configuration of the mineral resource, expected recovery rates, comparable facility and equipment operating costs, anticipated climatic conditions and other factors. As a result, the actual capital cost, operating costs and economic returns of any proposed mine may differ from those estimated, and such differences could have a material adverse effect on our business, results of operations, financial condition and prospects. There can be no assurance that we will be able to complete the development of our mineral projects, or any of them, at all or on time or to budget due to, among other things, and in addition to those factors described above, changes in the economics of the mineral projects, delays in receiving required consents, permits and licenses (including mining licenses), the delivery and installation of plant and equipment and cost overruns, or that the current personnel, systems, procedures and controls will be adequate to support our operations. Should any of these events occur, it would have a material adverse effect on our business, results of operations, financial condition and prospects.

Our resource estimates may change significantly when new information or techniques become available. In addition, by their very nature, resource estimates are imprecise and depend to some extent on interpretations, which may prove to be inaccurate. As further information becomes available through additional fieldwork and analysis, our estimates are likely to change and these changes may result in a reduction in our resources. These changes may also result in alterations to our development and mining plans, which may, in turn, adversely affect our operations.

Estimated mineral resources (and mineral reserves) may have to be recalculated based on changes in commodity prices, further exploration or development activity, loss or change in permits or actual production experience. Such changes could materially and adversely affect estimates of the volume or grade of mineralization, estimated recovery rates or other important factors that influence mineral resource estimates. The extent to which our mineral resources may ultimately be reclassified as mineral reserves depends on the demonstration of their profitable recovery and economic mineability. You should not assume that any part of an inferred mineral resource will be upgraded to a higher category or that any of the mineral resources will be reclassified as mineral reserves.

Material changes in mineral resources, if any, grades, stripping ratios or recovery rates may affect the economic viability of any project. Our future growth and productivity will depend, in part, on our ability to develop and maintain commercially mineable mineral rights at our existing properties or identify and acquire other commercially mineable mineral rights, and on the costs and results of continued exploration and potential development programs.

Risk Related our Structure and Regulatory Matters

European Lithium will remain listed on the Australian Securities Exchange, which could divert our management’s time and resources away from our development efforts. We may face claims and liability for breaches, or alleged breaches, of Australian regulations and other applicable laws.

European Lithium will remain listed, and will be required to comply with Australian corporate law and the listing rules of the Australian Securities Exchange (the “ASX”). We have policies and procedures that we believe are designed to provide reasonable assurance that our actions will not infringe on either Australian corporate law or the ASX listing rules. These laws, regulations and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by Australian regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If, notwithstanding our efforts to comply with new laws, regulations and standards, we fail to comply, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

Our only significant asset is our direct equity interest in ELAT and Sizzle, and, accordingly, we are dependent upon distributions from ELAT or Sizzle to pay taxes and cover our corporate and other overhead expenses and pay dividends, if any, on our Ordinary Shares. We do not currently intend to pay dividends on our Ordinary Shares and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our Ordinary Shares.

We are a holding company and have no material assets other than our direct equity interest in ELAT and Sizzle. We have no independent means of generating revenue and depend on ELAT for distributions, loans and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, and to pay any dividends with respect to our Ordinary Shares. Legal and contractual restrictions may limit our ability to obtain cash from ELAT. Thus, we do not currently expect to pay cash dividends on our Ordinary Shares. Any future dividend payments are within the absolute discretion of the Board and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, level of indebtedness, contractual restrictions with respect to payment of dividends, business opportunities, anticipated cash needs, provisions of applicable law and other factors that the Board may deem relevant.

As a “foreign private issuer” under the rules and regulations of the SEC, we are permitted to, and may, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and will follow certain home country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

We are a “foreign private issuer” under the Exchange Act and are therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or within the same timeframes as U.S. companies with securities registered under the Exchange Act. We currently prepare our financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and we are not required to reconcile our financial statements to U.S. GAAP. We are not required to comply with Regulation Fair Disclosure, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Accordingly, our shareholders may receive less or different information about us than they would receive about a U.S. domestic public company.

In addition, as a “foreign private issuer” whose shares are listed on Nasdaq, we are permitted, subject to certain exceptions, to follow certain home country rules in lieu of certain Nasdaq listing requirements. A foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply, followed by a description of its applicable home country practice. We have the option to rely on available exemptions under the Listing Rules that would allow it to follow its home country practice, including, among other things, the ability to opt out of (i) the requirement that the Board be comprised of a majority independent directors, (ii) the requirement that our independent directors meet regularly in executive sessions and (iii) the requirement that we obtain shareholder approval prior to the issuance of securities in connection with certain acquisitions, private placements of securities, or the establishment or amendment of certain stock option, purchase or other compensation plans. We expect that the Board will be comprised of a majority independent directors, but have not yet made final determinations on other possible exemptions from the Listing Rules. See “Description of Securities — Certain Disclosure Obligations of the Company” and “Management” for additional information.

We may lose our foreign private issuer status which would then require us to comply with the domestic reporting regime of the Securities Exchange Act of 1934, as amended, and cause us to incur significant additional legal, accounting and other expenses.

As discussed above, we are a foreign private issuer and therefore are not be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and may take advantage of certain exemptions to Nasdaq’s corporate governance rules. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, our most recent determination of foreign private issuer status was made on December 31, 2023. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or if we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. In such an event, we would have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting and other expenses that it will not incur as a foreign private issuer.

We are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements.

EUR controls a majority of the voting power of our outstanding shares. As a result of its voting control, EUR will effectively be able to determine the outcome of all matters requiring shareholder approval, including the election and removal of directors (subject to the contractual designation rights set forth in the Investors Agreement). As a result of being able to appoint and remove directors, EUR will indirectly effectively control mergers and acquisitions, payment of dividends, and other matters of corporate or management policy. Under Nasdaq rules, a listed company of which more than 50.0% of the voting power for the election of directors is held by any person or group of persons acting together is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance requirements, including the requirement (i) that a majority of our Board consist of independent directors, as defined under the Nasdaq rules, (ii) to have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (iii) to have director nominees selected, or recommended for our Board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors, and (iv) to have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. We have elected to be treated as a “controlled company.” Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

EUR may have its interest in us diluted due to future equity issuances or its own actions in selling our Ordinary Shares, in each case, which could result in a loss of the “controlled company” exemption under Nasdaq listing rules. We would then be required to comply with those provisions of Nasdaq listing requirements.

The unaudited pro forma financial information included in this prospectus may not be indicative of what the actual financial position or results of operations of the combined entity would have been.

The unaudited pro forma financial information in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position or results of operations of the combined entity would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

If we fail to maintain effective internal control over financial reporting, the price of our Ordinary Shares may be adversely affected.

We are required to establish and maintain appropriate internal control over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal control over financial reporting may identify weaknesses and conditions that need to be addressed in our internal control over financial reporting, or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, or disclosure of management’s assessment of our internal control over financial reporting, may have an adverse impact on the price of our Ordinary Shares.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after it is no longer an “emerging growth company.” The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase its costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

We are an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. It cannot be predicted if investors will find our Ordinary Shares less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for the Ordinary Shares and our share price may be more volatile.

The future exercise of registration rights may adversely affect the market price of the Ordinary Shares.

Pursuant to a registration rights agreement to entered into concurrently with the Closing, we are registering the Ordinary Shares held by EUR, Sizzle, the Sponsor and certain other holders (together, the “Holders”) of Ordinary Shares (including Ordinary Shares issuable upon the exercise, conversion, exchange or redemption of any other security therefor), excluding any such Ordinary Shares that (i) have been sold, transferred, exchanged or otherwise disposed of in accordance with a registration statement, or have been sold pursuant to Rule 144 (“Rule 144”) or Rule 145 (or any successor provisions) under the Securities Act or in any other transaction in which the recipient does not receive “restricted securities” (as that term is defined for purposes of Rule 144), (ii) have been transferred to a transferee that has not agreed in writing and for our benefit to be bound by the terms and conditions of this Agreement, (iii) have ceased to be outstanding or (iv) have ceased to be of a class of securities that is listed and traded on a recognized national securities exchange or automated quotation system. Notwithstanding the foregoing, with respect to any Holder, such Holder’s Ordinary Shares shall not constitute “Registrable Shares” if all of such Holder’s Shares (together with any Shares held by Affiliates of such Holder) are eligible for immediate sale in a single transaction pursuant to Rule 144 (or any successor provision) with no volume or other restrictions or limitations under Rule 144 (or any such successor provision). In addition, the Holders will be granted both demand and piggyback registration rights for our securities received in connection with the Business Combination.

The registration of these securities will permit the public resale of such securities, subject to any applicable contractual lock-up obligations. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the Ordinary Shares.

Anti-takeover provisions contained in the Charter, as well as provisions of British Virgin Islands law, could impair a takeover attempt and limit the price investors might be willing to pay in the future for Ordinary Shares and could entrench management.

The Charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under British Virgin Islands law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

These provisions include the ability of the Board to designate the terms of and issue new series of preferred shares without shareholder approval, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. The Charter also provides that the board of directors shall be classified into three classes of directors. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at two or more annual general meetings. There are advance notice requirements for shareholders seeking to nominated directors and propose matters to be acted upon at shareholder meetings, which could discourage or make more difficult an attempt to obtain control over us by means of a proxy contest, tender offer, merger, or otherwise.

The Charter provides, subject to limited exceptions, that the courts of the British Virgin Islands will be the exclusive forum for matters arising out of or in connection with the Charter, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

The Charter provides that, unless we otherwise consent in writing to the selection of an alternative forum, each party shall be deemed to have agreed that the courts of the British Virgin Islands shall have exclusive jurisdiction to hear and determine all any dispute, suit, action, proceedings, controversy or claim of any kind arising out of or in connection with the Charter and for such purposes we and each member shall be deemed to have irrevocably submitted to the jurisdiction of such courts.

Additionally, unless we otherwise consent in writing, the federal district courts of the United States will be the exclusive forum for the resolution of claims arising under the Securities Act and Exchange Act.

This choice of forum provision may limit a stockholder’s ability to bring such claims in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Risks Related to Ownership of Our Ordinary Shares

The price of our securities may be volatile.

The market price of our Ordinary Shares and Public Warrants may fluctuate significantly, depending on many factors, some of which may be beyond our control, including:

•        actual or anticipated fluctuations in our operating results due to factors related to our business;

•        failure to meet or exceed financial estimates and projections of the investment community or that we to the public;

•        the failure of securities analysts to cover, or maintain coverage of, the Ordinary Shares;

•        issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;

•        operating and share price performance of other companies in the industry or related markets;

•        the timing and magnitude of investments in the growth of the business;

•        success or failure of our business strategies;

•        our ability to obtain financing as needed;

•        announcements by us or our competitors of significant acquisitions, dispositions or strategic investments;

•        additions or departures of key management or other personnel;

•        sales of substantial amounts of Ordinary Shares by our directors, executive officers or significant stockholders or the perception that such sales could occur;

•        changes in capital structure, including future issuances of securities or the incurrence of debt;

•        changes in accounting standards, policies, guidance, interpretations or principles;

•        investor perception of the Company and our industry;

•        overall market fluctuations;

•        results from any material litigation or government investigation;

•        changes in laws and regulations (including tax laws and regulations) affecting our business;

•        changes in capital gains taxes and taxes on dividends affecting stockholders; and

•        general economic conditions and other external factors.

Low trading volume for our Ordinary Shares, which may occur if an active trading market is not sustained, among other reasons, would amplify the effect of the above factors on our stock price volatility.

Stock markets in general can experience volatility that is unrelated to the operating performance of a particular company. These broad market fluctuations could adversely affect the trading price of our Ordinary Shares and Public Warrants.

We do not expect to declare any dividends in the foreseeable future.

We do not anticipate declaring any cash dividends to holders of its shares in the foreseeable future. Consequently, investors may need to rely on sales of their shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. The timing, declaration, amount and payment of future dividends to stockholders falls within the discretion of the Board. The Board’s decisions regarding the amount and payment of future dividends will depend on many factors, including our financial condition, earnings, capital requirements of our business and covenants associated with debt obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that the Board deems relevant.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

Our continued eligibility for listing on Nasdaq depends on our ability to continue to meet Nasdaq’s listing standards, including having a minimum level of shareholders’ equity.

If Nasdaq delists the Ordinary Shares from trading on its exchange for failure to meet the listing standards, we and our shareholders could face significant material adverse consequences including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that the Ordinary Shares are a “penny stock” which will require brokers trading in the Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, the price and trading volume of our securities could decline.

The trading market for our securities will depend in part on the research and reports that analysts publish about our business. We will not have any control over these analysts, and the analysts who publish information about us may have relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. If few or no securities or industry analysts cover us, if one or more of the analysts who cover us ceases coverage of us or fails to publish reports on us regularly, the trading price for our securities would be negatively impacted. If one or more of the analysts who cover us downgrades our securities or publishes inaccurate or unfavorable research about our business, the price of the Ordinary Shares would likely decline.

A market for our securities may not be sustained, which would adversely affect the liquidity and price of our securities.

Although our Ordinary Shares are traded on Nasdaq, an active trading market may not be sustained. The average trading volume in our Ordinary Shares been historically low, as approximately 91% of the Ordinary Shares are subject to lock-up restrictions for a period of one-year following the Closing of the Business Combination. Please read “Shares Eligible for Future Sale.” As a result, the trading price of our Ordinary Shares may be impacted by low trading volume and public float, and an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our Ordinary Shares. In addition, the trading price of our Ordinary Shares could vary due to general economic conditions and forecasts, our general business conditions and the release of our financial reports. In the absence of an active trading market for our Ordinary Shares, investors may be unable to sell their shares.

Our Warrants are exercisable for Ordinary Shares, which would increase the number of shares eligible for resale in the public market and result in dilution to our shareholders.

Outstanding Warrants to purchase an aggregate of 10,914,797 will become exercisable in accordance with the terms of such warrant agreement governing those securities. Each Warrant entitles the holder thereof to purchase one Ordinary Share at the applicable exercise price of such Warrant. The exercise price of (i) the Public Warrants to purchase 7,750,000 Ordinary Shares is $11.50 per share, (ii) the Polar Warrant to purchase 350,000 Ordinary Shares is $10.00 per share, (iii) PIPE Warrants to purchase 1,000,000 Ordinary Shares is $10.00 per share and (iv) the GEM Warrant to purchase 1,814,797 Ordinary Shares is $10.71 per share, in each case, subject to adjustment as set forth therein. On April 30, 2024, the closing price of our Ordinary Shares was $10.50 per share, which is below the applicable exercise price of the Public Warrants and the GEM Warrant and above the exercise price of the Polar Warrant and the PIPE Warrants. We believe that the likelihood that Warrant holders determine to exercise their Warrants is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the applicable exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be unlikely to exercise any of their Warrants. Conversely, we believe the Warrant holders are more likely to exercise their Warrants the higher the price of our Ordinary Shares is above the applicable exercise price of such Warrants. To the extent the Warrants are exercised, additional Ordinary Shares will be issued, which will result in dilution to the holders of Ordinary Shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such Warrants may be exercised could adversely affect the market price of our Ordinary Shares.

Your unexpired Public Warrants may be redeemed prior to their exercise at a time that may be disadvantageous to you, thereby making your Public Warrants worthless.

The Company has the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, provided that the last reported sales price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) on each of 20 trading days within any 30 trading day period commencing after the Public Warrants become exercisable and ending on the third trading day prior to the date on which notice of redemption is given and provided that there is an effective registration statement covering the Ordinary Shares issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption or the Company has elected to require the exercise of the Warrants on a cashless basis. If and when the Public Warrants become redeemable, the Company may not exercise such redemption right if the issuance of the Ordinary Shares upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. Redemption of the outstanding Public Warrants could force you to: (i) exercise your Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (ii) sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants; or (iii) accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.

Risks Related to U.S. Federal Income Tax

The IRS may not agree that we should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Although we are incorporated in the British Virgin Islands and a UK tax resident, the IRS may assert that we should be treated as a U.S. corporation for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally classified as a U.S. (or “domestic”) corporation if it is created or organized in or under the laws of the United States, any state thereof, or the District of Columbia. Because the Company is not so created or organized (but is instead incorporated only in the British Virgin Islands), it would generally be classified as a foreign corporation (that is, a corporation other than a U.S. (or “domestic”) corporation) under these general rules. Section 7874 of the Code provides an exception under which a corporation created or organized only under non-U.S. law may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

Based on the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Treasury Regulations promulgated thereunder, and certain factual assumptions, we are not currently expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code after the Business Combination. However, the application of Section 7874 of the Code is complex, is subject to detailed rules regulations (the application of which is uncertain in various respects and could be impacted by changes in such rules and regulations with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge our status as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court. In addition, the Company’s U.S. counsel expresses no opinion as to the status of the Company as a foreign corporation under Section 7874 of the Code.

If the IRS were to successfully challenge under Section 7874 of the Code our status as a foreign corporation for U.S. federal income tax purposes, we and certain of our shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate and potential future withholding taxes on certain of our shareholders. In particular, holders of our Ordinary Shares would be treated as holders of stock of a U.S. corporation.

Investors should consult their own advisors regarding the potential application of Section 7874 of the Code to the Company.

If a U.S. person is treated as owning at least 10% of our stock, such person may be subject to adverse U.S. federal income tax consequences.

If a U.S. person is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our stock, such person may be treated as a “United States shareholder” with respect to us and our direct and indirect subsidiaries (the “Company Group”) that is a “controlled foreign corporation,” or CFC, for U.S. federal income tax purposes. A non-U.S. corporation is considered a CFC if more than 50% of (1) the total combined voting power of all classes of stock of such corporation entitled to vote, or (2) the total value of the stock of such corporation is owned, or is considered as owned by applying certain constructive ownership rules, by United States shareholders on any day during the taxable year of such non-U.S. corporation. If the Company Group includes one or more U.S. subsidiaries, certain of our non-U.S. subsidiaries could be treated as CFCs regardless of whether we are treated as a CFC. As of the consummation of the Business Combination, the Company Group includes a U.S. subsidiary.

If we or any of our non-U.S. subsidiaries is a CFC, “United States shareholders” will be subject to adverse income inclusion and reporting requirements with respect to such CFC. No assurance can be provided that we will assist holders in determining whether it or any of its non-U.S. subsidiaries is treated as a CFC or whether any holder is treated as a “United States shareholder” with respect to any of such CFCs or furnish to any holder information that may be necessary to comply with reporting and tax payment obligations with respect to such CFCs.

U.S. investors may suffer adverse U.S. federal income tax consequences if we are treated as a passive foreign investment company.

A non-U.S. corporation generally will be treated as a “passive foreign investment company,” or a PFIC, for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income (such as interest, dividends, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income) or (2) at least 50% of the value of its assets (ordinarily based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Whether we are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of our income and assets, and the market value of its shares and assets, including the composition of income and assets and the market value of shares and assets of certain subsidiaries, from time to time. Accordingly, a complete determination can only be made annually after the close of each taxable year. Thus, no assurance can be given as to whether we will be a PFIC in our current taxable year or for any future taxable year. In addition, the Company’s U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are a PFIC for any taxable year during a U.S. Holder’s (as defined in the section of this prospectus entitled “Material U.S. Federal Income Tax Considerations”) holding period for our Ordinary Shares, such U.S. Holder may be subject to adverse tax consequences and may incur certain information reporting obligations. Under the PFIC rules, unless such U.S. Holder is eligible for and makes one of the elections available under the Code (which such election could itself have adverse consequences for such U.S. Holder), such U.S. Holder may be subject to U.S. federal income tax at the then prevailing maximum rates on ordinary income and possibly an “interest” charge, in respect of “excess distributions” and upon any gain from the disposition of our Ordinary Shares, as if the excess distribution or gain had been recognized ratably over such U.S. Holder’s holding period of our Ordinary Shares. There can be no assurance that we will have timely knowledge of its status as a PFIC in any taxable year or that we will timely provide information that would be required in order for a U.S. Holder to make any such election. For a further discussion, see “Material U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules.” U.S. investors are strongly encouraged to consult their own advisors regarding the potential application of these rules to us and their investment in our Ordinary Shares.

THE GEM AGREEMENT

Only July 4, 2023, we entered into the GEM Agreement with the GEM Investor and GYBL, pursuant to which we are entitled to draw down up to $125 million of gross proceeds (“Aggregate Limit”) from GEM Investor in exchange for Ordinary Shares, subject to meeting the terms and conditions of the GEM Agreement. This equity line facility is available for a period of 36 months from the Closing of the Business Combination.

Upon the valid exercise of a draw down, pursuant to delivery of a notice and in accordance with other conditions, the GEM Investor is required to pay, in cash, a per-share amount equal to 90% of the average closing bid price of the Ordinary Shares recorded by Nasdaq during the 30 consecutive trading days commencing on the first trading day that is designated on the draw down notice.

In no event may the draw down amount specified in a draw down notice exceed 400% (“Draw Down Limit”) of the average daily trading volume of the Ordinary Shares for the 30 trading days immediately preceding the date of such draw down notice.

The GEM Agreement also permits us to request, subject to certain conditions in the GEM Agreement, a one-time draw down of up to $15 million, provided that the registration statement contemplated by the GEM RRA (as defined below) is effective.

In connection with the entry into the GEM Agreement, we entered into a registration rights agreement (the “GEM RRA”) with the GEM Investor. Pursuant to the GEM RRA, we are required to, as soon as practicable but no later than 30 calendar days following the date of public listing, submit to or file with the SEC a registration statement registering the resale of such shares and to use its commercially reasonable efforts to have such registration statement declared effective no later than the earlier of (A) the 45th calendar day following the filing of the GEM RRA and (B) the 5th business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that the GEM RRA will not be “reviewed” or will not be subject to further review. We are filing this registration statement in accordance with the GEM RRA.

At the Closing, pursuant to the GEM Agreement, the GEM Investor was granted a warrant (the “GEM Warrant”) to purchase up to 1,814,797 Ordinary Shares at an exercise price of $10.71 per share (subject to adjustments described in the GEM Warrant) expiring on the 3rd anniversary of the closing of the Business Combination. The GEM Warrant can be exercised on a cashless basis in part or in whole at any time during the term. Any failure by us to timely transfer the Ordinary Shares under the GEM Warrant pursuant to GYBL’s exercise will entitle GYBL to compensation in addition to other remedies. The number of shares underlying the GEM Warrant as well as the strike price is subject to adjustments for recapitalizations, reorganizations, change of control, stock split, stock dividend, and reverse stock splits.

Further, in connection with the Closing, Critical Metals also entered into a agreement with the GEM Investor and GYBL to amend the GEM Agreement, pursuant to which, Critical Metals agreed to issue Ordinary Shares to the GEM Investor as the “commitment fee” pursuant to the Share Purchase Agreement and, on the 61st day following the Closing, the GEM Investor was granted the option to sell such commitment shares to the Company for $1.875 million (the “Commitment Fee Put Amount”). In addition, the GEM Investor, on the first anniversary of the closing of the Business Combination, was granted the right to require Critical Metals to purchase the GEM Warrant from GEM Global in exchange for a number of Ordinary Shares having a value equal to $27,200,000. On April 29, 2024, the Company, GEM Global and GYBL entered into a second letter agreement, pursuant to which, the Company was granted the option to deliver, in lieu of the Commitment Fee Put Amount on the date upon which it was otherwise due and payable, a payment of $3,020,000 on or prior to the 120th day after the Closing.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our total capitalization as of December 31, 2023:

•        an actual basis for ELAT; and

•        on an unaudited pro forma combined basis after giving effect to the Business Combination and the PIPE Financing

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus or any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

	Actual		Pro Forma
			(USD)
Cash and cash equivalents		$201,731	$341,158
Equity:
European Lithium AT (Investments) Limited
Share capital		39,414	0
Reserves		42,837,786	0
Retained earnings		(10,870,849)	0
Company
Ordinary share capital		0	81,640
Share premium reserve		0	192,988,513
Accumulated deficit		0	(162,925,702)
Total equity			30,144,451
Total capitalization	$		$30,144,451

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Explanatory Note

On February 27, 2024 (the “Closing Date”), Critical Metals Corp., a BVI business company incorporated in the British Virgin Islands (“Critical Metals” or the “Company”), consummated the previously announced business combination pursuant to the Agreement and Plan of Merger, dated as of October 24, 2022, as amended as of January 4, 2023, July 7, 2023, and November 17, 2023 (the “Merger Agreement”), by and among ELAT, Sizzle Acquisition Corp., a Delaware corporation (the “SPAC” or “Sizzle”), European Lithium Limited, an Australian Public Company limited by shares (“EUR” or “European Lithium”), European Lithium AT (Investments) Limited, a BVI business company incorporated in the British Virgin Islands (“ELAT”) and Project Wolf Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of ELAT (“Merger Sub”). The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination”.

Pursuant to the Business Combination and Merger Agreement (a) Critical Metals acquired all of the issued and outstanding shares of ELAT held by shareholders of ELAT in exchange for ordinary shares of Critical Metals, such that ELAT became a wholly owned subsidiary of Critical Metals and the shareholders of ELAT became shareholders of Critical Metals (the “Share Exchange”); and immediately thereafter (b) Merger Sub merged with and into Sizzle, with Sizzle continuing as the surviving entity and wholly owned subsidiary of Critical Metals.

The Merger Agreement provided that at the effective time of the Business Combination (the “Effective Time”):

•        all of the outstanding shares of Sizzle’s common stock, par value $0.0001 per share (the “Sizzle Common Stock”), were exchanged for the right to receive the ordinary shares of Critical Metals, par value $0.001 per share (the “Ordinary Shares”) (following which exchange, all shares of Sizzle Common Stock were cancelled and ceased to exist);

•        all of the outstanding whole warrants of Sizzle, entitling the holder thereof to purchase one share of Sizzle Common Stock at an exercise price of $11.50 per share (collectively, the “Sizzle Warrants”) were assumed by ELAT and converted into the right to receive a warrant to purchase one Ordinary Share (in lieu of Sizzle Common Stock) at the same exercise price (collectively, the “Public Warrants”); and

•        shareholders of ELAT received Ordinary Shares in the Share Exchange, equal to the amount of shares consisting of (i) Seven Hundred Fifty Million Dollars ($750,000,000), divided by (ii) the redemption amount per share of Sizzle Common Stock payable to Sizzle stockholders in connection with the closing of the Business Combination as provided in the Merger Agreement, and which we refer to as the Closing Share Consideration.

Introduction

The following tables present, as of the dates and for the periods presented, unaudited pro forma condensed combined financial information of Critical Metals and its consolidated subsidiaries after giving effect to the consummation of the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X (as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”) and is provided to aid you in your analysis of the financial aspects of the Business Combination.

Accounting Treatment of Business Combination

The Business Combination was accounted for as a share-based payment transaction in accordance with IFRS 2. Management has evaluated all the indicators of control from IFRS 10 and IFRS 3. Although there is a higher level of judgement when it comes to the analysis of the conditions set forth in IFRS 3, we believe that the indicators of relative voting rights, composition of governing body, composition of senior management, terms of exchange, relative size, and other factors favored EUR as the accounting acquirer. Accordingly, for accounting purposes, management has determined that EUR is the accounting acquirer under IFRS 3 and the SPAC is considered to be the accounting acquiree for financial reporting purposes. Under this method of accounting, the ongoing financial statements of The Company will reflect the net assets of ELAT, the accounting predecessor at historical cost, with no additional goodwill recognized.

ELAT has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        European Lithium, ELAT’s sole shareholder, has the largest portion of relative voting rights in The Company;

•        the initial Company Board consists of five directors at the closing of the Business Combination, with four directors nominated by European Lithium and one director nominated by Sizzle;

•        ELAT’s existing operations will represent all the ongoing operations of the post-combination company; and

•        the purpose and intent of the Business Combination is to create an operating public company, with management continuing to use the assets of ELAT to grow the business.

Ownership

The following summarizes the pro forma of our ordinary share ownership as of immediately following Closing, not giving effect to any shares issuable upon the exercise of any warrants or stock options:

	Number of Shares Owned	Ownership
Sizzle public stockholders (excluding shares held by Empery)	91,999	0.1%
Sizzle Sponsor, Initial Stockholders and directors and officers(2)	3,395,350	4.2%
Cantor and EBC(3)	1,322,850	1.6%
Empery(4)	7,149,000	8.8%
Supplier Shares(5)	1,892,549	2.3%
EUR(6)	67,788,383	83.0%
Pro Forma Combined Company Common Stock(1)	81,640,131	100.0%

____________

(1)      Present the Company’s current outstanding Ordinary Shares as of the date of Closing.

(2)      Shares held by the Sponsor plus the Sizzle Initial Stockholders, which includes Sizzle directors and officers.

(3)      Shares as of the Closing held by Cantor (1,247,250 shares, consisting of the 1,200,000 shares as compensation to Cantor in connection with the deferred underwriting fee and 47,250 representative shares which Cantor purchased in a private placement in connection with the Sizzle IPO) and EBC (consisting of the EBC Shares).

(4)      Represents the number of the Company’s Ordinary Shares issued to the PIPE Investors pursuant to the Subscription Agreements. Such shares consist of (i) an aggregate of 1,000,000 Ordinary Shares subscribed for pursuant to the Subscription Agreements, subject to offsets for purchases of 799,600 Public Shares in the open market prior to closing, (ii) 2,049,000 founder shares transferred by Sponsor prior to the Closing (effective at the Closing, as contemplated by and in accordance with the terms set forth in the Merger Agreement, each Founder Share was cancelled and converted into the right to receive one Ordinary Share), (iii) 1,100,000 Ordinary Shares issued to the PIPE Investors at Closing, and (iv) an aggregate of up to 3,000,000 Ordinary Shares issued to the PIPE Investors at Closing that are to be released to the PIPE Investors at a rate of three Ordinary Shares for each Ordinary Share that the PIPE Investors purchase upon exercise of such PIPE Investors’ warrants. In addition, pursuant to the Subscription Agreements, at Closing the PIPE Investors were issued warrants to purchase up to an aggregate of 1,000,000 Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on the date that is 15 months after the Closing.

(5)      Represents Ordinary Shares issued at Closing pursuant to fee modification agreements entered into with various vendors and services providers. No individual vendor or service provider owns greater than 1% of the Ordinary Shares outstanding as of the Closing.

(6)      Represents the issuance of 67,788,383 Ordinary Shares to EUR pursuant to the Merger Agreement. This amount has been calculated based on the stated value of $750,000,000 for the Acquired Business (as defined in the Merger Agreement) divided by the redemption amount per share of Sizzle Common Stock payable to Sizzle stockholders in connection with the Closing as provided in the Merger Agreement. Such amount does not reflect the Earnout Shares that are issuable to EUR pursuant to the Merger Agreement.

The ownership percentages set forth above and in the tables below include the shares issuable to the parties listed, but do not take into account (i) any shares reserved for issuance under the Incentive Plan or ESPP, (ii) any issuance of shares underlying Company Warrants), (iii) the issuance of up to 1,000,000 Ordinary Shares underlying warrants issued to the PIPE Investors pursuant to the Subscription Agreements, (iv) the Earnout Shares, or (v) any adjustments to the Merger Consideration payable to EUR pursuant to terms set forth in the Merger Agreement.

Pro Forma Financial Information

The following unaudited pro forma condensed combined balance sheet as of December 31, 2023 combines the unaudited historical balance sheet of ELAT as of December 31, 2023 and the unaudited historical balance sheet data of Sizzle as of September 30, 2023, giving pro forma effect to the Business Combination as if it had occurred on December 31, 2023. The following unaudited pro forma condensed combined statement of operations for the half year ended December 31, 2023 combines the historical statement of operations of ELAT for the half year ended December 31, 2023 and the historical statement of operations of Sizzle for the period from June 30, 2023 to September 30, 2023, giving pro forma effect to the Business Combination as if it had occurred on January 1, 2024. The historical financial information of ELAT was derived from the unaudited financial statements of ELAT as of and for the half year ended December 31, 2023; and the historical financial information of Sizzle was derived from the unaudited financial statements of Sizzle as of September 30, 2023 and 2022, and the unaudited condensed financial statements for the year ended December 31, 2023, by subtracting from the results of the operations for nine months ended September 30, 2022 the results of the operations for the twelve months ended December 31, 2023 and adding results of the operations ended September 30, 2023.

The historical financial statements of ELAT have been prepared in accordance with IFRS and in its presentation currency of the U.S. dollar. The presentation currency of ELAT has been determined to be U.S. dollars reflecting the current principal equity and financing structure. The results and financial position of ELAT and any of its subsidiaries (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency in accordance with the accounting policy outlined in the audited financial statements of ELAT. The historical financial statements of Sizzle have been prepared in accordance with U.S. GAAP and in its presentation currency of the U.S. dollar. We qualify as a foreign private issuer and prepared our financial statements in accordance with IFRS. Accordingly, the following unaudited pro forma condensed combined financial information has been prepared in accordance with IFRS, and no material accounting policy difference is identified in converting Sizzle’s historical financial statements to IFRS. See “Important Information about U.S. GAAP and IFRS.” The historical financial information of ELAT included in the following unaudited pro forma condensed combined financial information has been presented in its presentation currency of the U.S. dollar.

Assumptions and estimates underlying the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to indicate the operating results and financial position that would have been achieved had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information does not consider any potential impacts of changes in market conditions on revenues, expense efficiencies, asset dispositions, acquisitions, and share repurchases, among other factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. As a result, actual results may differ materially from the unaudited pro forma condensed combined financial information presented in this section.

Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 assumes that the Business Combination occurred on December 31, 2023. The period is presented on the basis of ELAT as the accounting acquirer.

The unaudited pro forma condensed combined balance sheet as of December 31, 2023 has been prepared using, and should be read in conjunction with, ELAT’s unaudited consolidated balance sheet as of December 31, 2023 and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the half year ended December 31, 2023 has been prepared using, and should be read in conjunction with, ELAT’s unaudited consolidated statement of operations for the half year ended December 31, 2023 and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2023 has been prepared using, and should be read in conjunction with, ELAT’s audited consolidated statement of operations for the year ended June 30, 2023 and the related notes, included elsewhere in this prospectus.

This information should also be read together with “Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.

There is no historical activity with respect to the Company and Merger Sub, and accordingly, no adjustments were required with respect to these entities in the pro forma combined financial statements.

The unaudited pro forma condensed combined financial information does not include the effect of exercising the 7,750,000 Sizzle Warrants which were assumed by the Company and are exercisable for one Company Ordinary Share in accordance with the terms of the Assignment and Assumption of Warrant Agreement, because the exercise of such warrants is subject to certain terms and conditions as set forth in the Assignment and Assumption of Warrant Agreement. Issuance of such Company Ordinary Shares would have a further dilutive effect on existing holders of the Company Ordinary Shares.

The unaudited pro forma condensed combined financial information does not include the effect of the issuance of any portion of the Earnout Consideration equal to a number of Company Ordinary Shares equal to 10% of the Closing Share Consideration (representing approximately 6,778,838 Company Ordinary Shares valued at $11.06), because the issuance of such Earnout Consideration is subject to certain terms and conditions as set forth in the Merger Agreement. Issuance of such Earnout Consideration would have a further dilutive effect on existing holders of Company Ordinary Shares.

The unaudited pro forma condensed combined financial information does not include any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Sizzle believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in these notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Sizzle believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of each of the Company and ELAT.

UNAUDITED PRO FORMA COMBINED
BALANCE SHEET
AS OF DECEMBER 31, 2023

	The Company	European Lithium	Transaction Accounting Adjustments
	Historical (audited)	Historical (audited)			Proforma Combined
	USD	USD	USD		USD
Current Assets
Cash and cash equivalents	0	201,731	139,427	2(b)	341,158
Other current assets	3,125	142,937	19,167	2(a)	165,229
	3,125	344,668	158,594		506,387
Non-current assets
Cash and marketable securities held in Trust account	0	0	(0)		(0)
Restricted cash and other deposits	0	21,300	0		21,300
Property and plant and equipment	0	4,150	0		4,150
Investment in associates	0	0	360,423	2(i)	360,423
Right of use asset	0	36,938	0		36,938
Deferred exploration and evaluation expenditure	0	35,767,073	0		35,767,073
	0	35,829,461	360,423		36,189,884
Total assets	3,125	36,174,129	519,017		36,696,271

Current liabilities
Provisions	0	8,528	0		8,528
Accrued offering costs and expenses	25,671	4,119,879	(4,349,664)	2(c)	(204,114)
	0	0	4,452,658	2(c)	4,452,658
Franchise tax payable	0	0	0		0
Excise tax payable	0	0	1,288,829	2(d)	1,288,829
Lease liability	0	9,658	0		9,658
Income tax payable	0	0	83,507	2(b)	83,507
Promissory Note – related party	185,542	0	(0)		185,542
	211,213	4,138,065	1,475,330		5,824,608
Non-current liabilities
Deferred underwriters fee	0	0	0		0
Lease liability	0	29,713	0		29,713
Warrant liability	0	0	697,500	2(g)	697,500
Loans and Borrowings	0	0	0		0
	0	29,713	697,500		727,213
Total liabilities	211,213	4,167,778	2,172,830		6,551,821

Net Assets	(208,088)	32,006,351	(1,653,812)		30,144,451

Equity
Share capital	0	39,414	(39,414)	2(f)	0
Reserves	0	42,837,786	(42,837,786)	2(f)	0
Retained earnings	0	(10,870,849)	10,870,849	2(f)	0

UNAUDITED PRO FORMA COMBINED
BALANCE SHEET — (Continued)
AS OF DECEMBER 31, 2023

	The Company	European Lithium	Transaction Accounting Adjustments
	Historical (audited)	Historical (audited)			Proforma Combined
	USD	USD	USD		USD
Ordinary share capital	0	0	81,640	2(a)	81,640
Share premium reserve	0	0	39,414	2(f)	192,988,513
	0	0	42,837,786	2(f)
	0	0	627	2(f)
	0	0	(75,403)	2(f)
	0	0	903,171,920	2(a)
	0	0	(856,662,081)	2(a)
	0	0	74,705,998	2(d)
	0	0	28,609,829	2(h)
	0	0	360,423	2(i)
Accummulated deficit	(208,088)	0	(14,074,556)	2(f)	(162,925,702)
	0	0	(10,870,849)	2(f)
	0	0	(21,744,093)	2(a)
	0	0	(10,109,483)	2(c)
	0	0	(74,705,998)	2(d)
	0	0	(28,609,829)	2(h)
	0	0	(1,875,000)	2(j)
	0	0	(202,806)	2(b)
	0	0	(525,000)	2(e)
Total equity	(208,088)	32,006,351	(1,653,812)		30,144,451

UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
HALF YEAR ENDED DECEMBER 31, 2023

	The Company	European Lithium	Transaction Accounting Adjustments		Proforma Combined
	Historical	Historical
	USD	USD	USD		USD
Continuing Operations
Interest and other income	0	540	0		540
Consultants and professional services expenses	0	(211,936)	0		(211,936)
Administration expenses	0	(5,786)	0		(5,786)
Finance costs	0	(12,680)	0	2(h)	(12,680)
	0	0	0	2(j)	0
Depreciation expense	0	(3,442)	0		(3,442)
Depreciation expense – leased asset	0	(14,345)	0		(14,345)
Foreign exchange	0	2,042	0		2,042
Merger expenses	(113,017)	(1,481,085)	0	2(c)	(1,594,102)
Formation and operating cost	0	0	(1,158,447)	2(d)	(1,158,447)
Change in the fair value of warrants	0	0	4,919,767	2(g)	4,919,767
Loss before income tax	(113,017)	(1,726,692)	3,761,320		1,921,611
Income tax expense	0	0	(197,570)	2(d)	(197,570)
Loss after tax from continuing operations	(113,017)	(1,726,692)	3,563,750		1,724,041

Other comprehensive income, net of income tax
Items that may be reclassified to profit or loss
Exchange differences on translation of foreign operations	0	499,844	0		499,844
Other comprehensive (loss) for the period, net of income tax	0	499,844	0		499,844
Total comprehensive (loss) for the year	(113,017)	(1,226,848)	3,563,750		2,223,885

Weighted average number of ordinary shares outstanding – Basic	100	100			81,640,131
Net profit per share – Basic	(1,130.17)	(17,266.92)			0.02
Weighted average number of ordinary shares outstanding – Diluted	100	100			92,554,928
Net profit per share – Diluted	(1,130.17)	(17,266.92)			0.02

UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS
YEAR ENDED JUNE 30, 2023

	The Company	European Lithium	Transaction Accounting Adjustments		Proforma Combined
	Historical (audited)	Historical (audited)
	USD	USD	USD		USD
Continuing Operations
Interest and other income	0	107,727	0		107,727
Consultants and professional services expenses	0	(175,815)	0		(175,815)
Administration expenses	0	(22,943)	0		(22,943)
Finance costs	0	(10,000)	(28,609,829)	2(h)	(28,619,829)
	0	0	(1,875,000)	2(j)	(1,875,000)
Depreciation expense	0	(3,371)	0		(3,371)
Foreign exchange	0	212	0		212
Merger expenses	(95,071)	(61,215)	(10,109,483)	2(c)	(10,265,769)
	0	0	(74,705,998)	2(d)	(74,705,998)
Other expenses	0	(15,244)	(202,806)	2(b)	(218,050)
	0	0	(525,000)	2(e)	(525,000)
Formation and operating cost	0	0	(2,777,863)	2(d)	(2,777,863)
Change in the fair value of warrants	0	0	4,454,767	2(g)	4,454,767
Fair value gain/(loss) on conversion of debt	0	0	(21,744,093)	2(a)	(21,744,093)
Loss before income tax	(95,071)	(180,649)	(136,095,306)		(136,371,026)
Income tax expense	0	0	(717,359)	2(d)	(717,359)
Loss after tax from continuing operations	(95,071)	(180,649)	(136,812,665)		(137,088,385)

Other comprehensive income, net of income tax
Items that may be reclassified to profit or loss
Exchange differences on translation of foreign operations	0	779,310	0		779,310
Other comprehensive (loss) for the period, net of income tax	0	779,310	0		779,310
Total comprehensive (loss) for the year	(95,071)	598,661	(136,812,665)		(136,309,075)

Weighted average number of ordinary shares outstanding – Basic	100	100			81,640,131
Net profit per share – Basic	(950.71)	(1,806.49)			(1.68)
Weighted average number of ordinary shares outstanding – Diluted	100	100			92,554,928
Net profit per share – Diluted	(950.71)	(1,806.49)			(1.48)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

1. IFRS Adjustments and Reclassifications

The historical financial information of European Lithium and its wholly owned subsidiary (the “Group”) for the year ended June 30, 2023 and the six months ended December 31, 2023, was prepared in accordance with IFRS.

The presentation currency of the Group has been determined to be US Dollars reflecting the current principal equity and financing structure.

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency in accordance with the accounting policy outlined in the audited financial statements.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

General

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X (as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”). Release No. 33-10786 replaces the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted net loss per Ordinary Share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Ordinary Shares outstanding, assuming the Business Combination occurred on July 1, 2022.

Proforma Adjustments and Transaction Accounting Adjustments

The Transaction Accounting Adjustments included in the unaudited pro forma financial information are as follows:

2(a)   The table below represents the shares issued at the Closing Date with $81,640 recognized against issue capital and an increase to share premium reserve of $903,169,154.

Description	Number of Shares	Amount Settled	Extinguishment of Liability	Par Value of Shares	Share Premium Amount
Sizzle Public Shareholders (excluding shares held by the PIPE Investors)	91,999	9,864,511	0	892	9,863,619
Cantor and Early Bird Capital LLC	1,322,850	9,509,193	5,126,611	1,323	14,634,481
European Lithium Limited	67,788,383	750,000,000	0	67,788	749,932,212
Sponsor Shares	4,098,750	38,001,320	7,346,605	4,099	45,343,826
Empery	7,149,000	69,092,506	1,156,256	6,349	70,242,413
Supplier and Vendor Shares	775,000	2,437,500	6,136,978	775	8,573,703
Promissory Note – related party settled through issue of equity	414,149	2,604,437	1,977,643	414	4,581,665
	81,640,131	881,509,467	21,744,093	81,640	903,171,920

2(b)  The table below represents the source and uses of funds as it relates to the Transactions:

Description	Note	USD
Existing Cash
Cash balance of European Lithium prior the Transaction		201,731
Cash balance of Sizzle prior the Transaction		1,075
Usage of existing cash for operational expenses		(202,806)
		0
Sizzle proforma adjustments
Cash and marketable securities held in Trust account	(i)	9,834,511
Value of Shares issued in PIPE Financing	(ii)	1,060,938
Income tax payable	(iii)	(658,472)
Total costs of the transaction pro forma accounting adjustments – Not yet paid or accrued	(iv)	(5,656,826)
Total costs of the transaction pro forma accounting adjustments – Accrued	(iv)	(6,676,493)
Value of Shares issued as compensation of financial advisory services	(v)	2,437,500
		341,158

i.       Represents the $9,834,511 cash held in the Trust Account upon Closing (see Note 2(a)).

ii.      Represents the value of shares issued pursuant to PIPE Financing (see Note 2(h)(i)).

iii.     Represents the payment of taxes of $658,472 which are payable by the Company as of Closing. Following the payment of these taxes, a residual balance of $83,507 remains payable.

iv.      Represents estimated transaction costs (see Note 2(c)(ii)).

v.       Represents the amount of transaction costs to our suppliers and vendors settled through issuance of equity (see Note 2(a)).

2(c)   Represents transaction costs incurred as part of the Business Combination:

i.       Represents the cash payment of deferred underwriting fees incurred as part of the initial public offering committed to be paid upon the consummation of the Business Combination. Cantor agreed in writing to reduce its deferred underwriting fee, through the issuance of 1,200,000 Ordinary Shares in lieu of a cash fee. The difference in the fee payable and fair value of these shares has resulted in a loss in the extinguishment of liabilities of $5,126,611 which is included herewith in the Unaudited Pro Forma Condensed Combined Statement of Operations, $1,200 Sizzle share capital and increase to share premium reserve of $13,275,411.

ii.      Represents total estimated incremental transaction costs related to the Transactions of which $9,895,819 was payable as of the Closing Date (including $6,676,493 that has been accrued in the audited historical financial statements at December 31, 2023) reflected as an adjustment to the unaudited pro forma combined balance sheet as a reduction of cash and cash equivalents with a corresponding decrease in cost of equity. In addition, accrued transaction expenses of $4,452,658 have been accrued as of the Closing Date, which are payable after the Closing Date. Accordingly, accounts payable has increased by this amount. These transaction costs are not expected to have a recurring impact.

Description	Amount Settled (US$)
Total Proposed costs of the transaction pro forma accounting adjustments – Not yet paid or accrued	5,656,826
Amounts Accrued at Closing Date payable post-Closing Date	4,452,658
Transaction costs included in Unaudited Pro Forma Condensed Combined Statement of Operations	10,109,483
Total Proposed costs of the transaction pro forma accounting adjustments – Accrued previous years	6,676,493
Total Transaction Costs	16,785,976
Less value of Shares issued as compensation of financial advisory services (see Note 2(a))	(2,437,500)
Total Transaction Costs (payable in cash)	14,348,476

Transaction costs payable at Closing Date	9,895,819
Transaction costs payable post-Closing Date	4,452,658
Total Transaction Costs (payable in cash)	14,348,476

2(d)  Represents the preliminary estimated expense recognized for the stock exchange listing service received, in accordance with IFRS 2, for the excess of the fair value of Sizzle Common Shares issued to Sizzle shareholders and the fair value of Sizzle’s identifiable net assets at the date of the Business Combination, resulting in a US$74,705,998 decrease to retained earnings. The consideration for the acquisition of Sizzle was determined using the Sizzle common share price referenced to the Transaction Financing at US$11.05 per share. The estimated IFRS 2 listing expense as further illustrated below:

Description	USD
Fair value of equity instruments deemed to have been issued by the Company
Sizzle Share Consideration Price	11.064
Total number of Sizzle shares at closing	7,161,949
Total fair value of equity instruments issued to Sizzle shareholders	79,238,677

Fair value of identifiable net assets of Sizzle
Cash and cash equivalents	1,075
Other current assets	19,167
Cash and marketable securities held in Trust account	9,834,511
Accrued offering costs and expenses	(2,326,829)
Excise tax payable	(1,288,829)
Income tax payable	(741,979)
Promissory Note – related party	(964,437)
Fair value of identifiable net assets of Sizzle at September 30, 2023	4,532,679

IFRS 2 listing expense	74,705,998

2(e)   Other adjustments relating to the receipt of funds from the Polar facility of which $430,000 was incurred on operating expenditure (refer to note 2(h)(ii)) and $30,000 extension funds due but not paid at Closing Date.

2(f)   To reflect the recapitalization of European Lithium through adjustments to the unaudited pro forma combined financial statements as follows:

i.       The contribution of all the aggregate share capital, reserves and accumulated deficit in European Lithium to the Company of $39,414, $42,837,786 and $10,870,849.

ii.      The elimination of the historical Sizzle share capital of $627, additional paid up capital $75,403 and accumulated deficit of $14,074,556.

2(g)  The fair value of the 7,750,000 public warrants issued in connection with Sizzle’s initial public offering were initially measured at fair value totaling $5,617,267 using Monte Carlo simulation model. The fair value of the 7,750,000 public warrants as of December 31, 2023 was $697,500 based on the listed market price of such warrants at this date. For the period ended December 31, 2023, the cumulative change in fair value of these warrants from the date of the IPO to December 31, 2023 of $4,919,767 is included herewith in the Unaudited Pro Forma Condensed Combined Statement of Operations.

2(h)  The table below represents finance costs associated with the issue of warrants:

Description	Note	USD
Issue of 1,000,000 warrants to Empery ($10.00 expiring May 27, 2025)	(i)	6,792,466
Issue of 350,000 warrants to Polar ($10.00 expiring May 27, 2025)	(ii)	2,377,363
Issue of 1,814,797 warrants to GEM ($10.71 expiring February 27, 2027)	(iii)	19,440,000
		28,609,829

(i)     Represents the issue of 1,000,000 warrants to PIPE Investors to purchase up to an aggregate of 1,000,000 Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on May 27, 2025. The fair value of the 1,000,000 Warrants is $6,792,466 using the Black Scholes valuation model which has been recognized as a finance expense in the Unaudited Pro Forma Condensed Combined Statement of Operations.

(ii)    Represents 350,000 warrants issued to Polar Multi-Strategy Master Fund (Polar) to purchase up to 350,000 Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on May 27, 2025. The fair value of the 350,000 Warrants is $2,377,636 using the Black Scholes valuation model which has been recognized as a finance expense in the Pro Forma Unaudited Pro Forma Condensed Combined Statement of Operations.

(iii)   Reflects issuance of warrants to GEM to purchase up to 1,814,797 Ordinary Shares, calculated based on 2.0% of the total equity interests of on a fully diluted basis as of the Closing Date, at an exercise price equal of $10.71 per share (subject to adjustment as set forth in such warrant), expiring on February 27, 2027.

2(i)   On May 2, 2023, the Company entered into a Deed of Trust with EV Resources Limited (“EVR”) for the transfer of the 20% interest in EV Resources GmbH which holds the interest in the Weinebene Lithium Project (the “Weinebene Project”) and the Eastern Alps Lithium Project (the “Eastern Alps Project”) upon consummation of the Business Combination. Under the terms of the deed of trust, nil consideration is to be paid by the Company in respect to this acquisition. The carrying value of $427,062 has been recognized at cost based on the carrying value in the audited accounts of European Lithium Ltd.

2(j)   Reflects the commitment fee of $1,875,000 (based on 1.5% under the share purchase agreement of $125 million) payable to GEM, which has been settled through the issue of 122,549 Ordinary Shares.

3. Net Loss per Common Share

Represents the net profit per common share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2024. As the Business Combination and related transactions are being reflected as if they had occurred on January 1, 2024, the calculation of weighted average shares outstanding for basic and diluted net profit per common share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

USE OF PROCEEDS

All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

We will, however, receive the proceeds from the exercise of Warrants to the extent such Warrants are exercised for cash. Each Warrant entitles the holder thereof to purchase one Ordinary Share at the applicable exercise price of such Warrant. The exercise price of (i) the Public Warrants to purchase 7,750,000 Ordinary Shares is $11.50 per share, (ii) the Polar Warrant to purchase 350,000 Ordinary Shares is $10.00 per share, (iii) PIPE Warrants to purchase 1,000,000 Ordinary Shares is $10.00 per share and (iv) the GEM Warrant to purchase 1,814,797 Ordinary Shares is $10.71 per share, in each case, subject to adjustment as set forth therein. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $122.1 million. We believe that the likelihood that Warrant holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the applicable exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. Conversely, we believe the Warrant holders are more likely to exercise their Warrants the higher the price of our Ordinary Shares is above the applicable exercise price of such Warrants. On April 30, 2024, the closing price of our Ordinary Shares was $10.50 per share, which is below the applicable exercise price of the Public Warrants and the GEM Warrant and above the exercise price of the Polar Warrant and the PIPE Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease.

DIVIDEND POLICY

The Board will consider whether or not to institute a dividend policy. It is the present intention of the Board to retain any earnings for use in our business operations and, accordingly, the Board not anticipate declaring any dividends in the foreseeable future. The timing, declaration, amount and payment of future dividends to stockholders falls within the discretion of the Board. The Board’s decisions regarding the amount and payment of future dividends will depend on many factors, including our financial condition, earnings, capital requirements of our business and covenants associated with debt obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that the Board deems relevant.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations to U.S. Holders (as defined below) of the ownership and disposition of Company Ordinary Shares that are being offered pursuant to this prospectus. This discussion applies only to U.S. Holders that hold their Company Ordinary Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). The following does not purport to be a complete analysis of all potential tax effects arising in connection with the ownership and disposition of Company Ordinary Shares. The effects of U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and U.S. state, local and non-U.S. tax laws are not discussed.

This discussion does not address all U.S. federal income tax considerations that may be relevant to any particular investor’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax, or to investors subject to special rules under U.S. federal income tax laws, including, without limitation:

•        banks, insurance companies, and certain other financial institutions;

•        regulated investment companies and real estate investment trusts;

•        brokers, dealers or traders in securities;

•        traders in securities that elect to mark to market;

•        tax-exempt organizations or governmental organizations;

•        U.S. expatriates and former citizens or long-term residents of the United States;

•        persons holding Company Ordinary Shares as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated or similar transaction;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to Company Ordinary Shares being taken into account in an applicable financial statement;

•        except as specifically provided below, persons that actually or constructively own five percent or more (by vote or value) of the Company’s shares;

•        “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•        S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•        U.S. Holders having a functional currency other than the U.S. dollar;

•        persons who hold or received Company Ordinary Shares pursuant to the exercise of any employee stock option or otherwise as compensation; and

•        tax-qualified retirement plans.

If an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes is a beneficial owner of Company Ordinary Shares, the tax treatment of a partner, member, or other beneficial owner of such partnership or other pass-through entity will depend on the status of such partner, member, or other beneficial owner, the activities of the partnership or other pass-through entity and certain determinations made at the owner level. Accordingly, partnerships and other pass-through entities and the partners, members, and other beneficial owners of such partnerships and other pass-through entities should consult their tax advisors regarding the U.S. federal income tax consequences to them of the ownership and disposition of the Company’s securities.

This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities are subject to change or to differing interpretations. Any such change or differing interpretation may be applied retroactively or otherwise have retroactive effect in a manner that could adversely affect the tax consequences discussed below. The Company has not sought, and it does not intend to seek, any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS will not take, or a court will not sustain, a position contrary to any of the tax considerations discussed below.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF COMPANY ORDINARY SHARES. EACH INVESTOR IN COMPANY A ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF COMPANY ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE AND LOCAL, AND NON-U.S. TAX LAWS.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Company Ordinary Shares, who or that is, for U.S. federal income tax purposes:

•        an individual who is a U.S. citizen or resident of the United States;

•        a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

Dividends and Other Distributions on Company Ordinary Shares

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” the gross amount of distributions, i.e., before reduction for withholding taxes, if any, (other than certain distributions of shares of the Company or rights to acquire shares of the Company) on the Company Ordinary Shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends generally will be includable in a U.S. Holder’s income in the year actually or constructively received by such U.S. Holder. Distributions in excess of the Company’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Company Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Company Ordinary Shares and will be treated as described below under the heading “— Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Company Ordinary Shares.”

Amounts treated as dividends that the Company pays to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will be taxed at regular rates and will not qualify for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate only if the Company Ordinary Shares are readily tradable on an established securities market in the United States (such as Nasdaq) or the Company is eligible for benefits under an applicable tax treaty with the United States meeting certain requirements (for this purpose, the United States Treasury Department has determined that the United States-UK income tax treaty meets these requirements), and, in each case, the Company is not treated as a PFIC with respect to such U.S. Holder in the taxable year in which the dividend was paid or in the preceding year and provided certain holding period requirements are met. There can be no assurance that the Company Ordinary Shares will be considered readily tradable on an established securities market in any year. In addition, see the discussion below under the heading “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to the Company Ordinary Shares.

Subject to certain conditions and limitations, non-refundable non-U.S. taxes (at a rate not in excess of any applicable tax treaty rate), if any, withheld on dividends paid by the Company may be treated as foreign taxes eligible for credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. For purposes of calculating the U.S. foreign tax credit, dividends paid on Company Ordinary Shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. In lieu of claiming a foreign tax credit, a U.S. Holder may deduct any non-U.S. income tax imposed with respect to their Company Ordinary Shares in computing their taxable income, subject to generally applicable limitations under U.S. federal income tax law. The rules governing the U.S. foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Company Ordinary Shares

Subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Rules,” upon any sale, taxable exchange or other taxable disposition of Company Ordinary Shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized (i.e., sum of the amount of cash and the fair market value of any other property received in such sale, taxable exchange or other taxable disposition, in each case before reduction for withholding taxes, if any) and (ii) the U.S. Holder’s adjusted tax basis in such Company Ordinary Shares. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such Company Ordinary Shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations. This gain or loss generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Rules

The treatment of U.S. Holders of Company Ordinary Shares could be materially different from that described above if the Company is treated as a PFIC for U.S. federal income tax purposes.

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

As of the date hereof, the Company has not made a determination as to its PFIC status for its current taxable year or any other taxable year. Whether the Company is a PFIC is determined on an annual basis. The determination of whether the Company is a PFIC is a factual determination that depends on, among other things, the composition of the Company’s income and assets, and the market value of its shares and assets, including the composition of income and assets and the market value of shares and assets of certain subsidiaries, from time to time, and thus the determination can only be made annually after the close of each taxable year. Thus, no assurance can be given as to whether the Company will be a PFIC in its current taxable year or for any future taxable year. In addition, the Company’s U.S. counsel expresses no opinion with respect to the Company’s PFIC status for any taxable year.

Although the Company’s PFIC status is determined annually, a determination that the Company is a PFIC in a particular taxable year will generally apply for subsequent years to a U.S. Holder who held (or is deemed to have held) Company Ordinary Shares while the Company was a PFIC, whether or not the Company meets the test for PFIC status in those subsequent years.

It is not entirely clear how various aspects of the PFIC rules apply to the Company’s Public Warrants and as a result the impact of the PFIC rules on the Company Ordinary Shares received upon the exercise of Public Warrants. Section 1298(a)(4) of the Code provides that, to the extent provided in the U.S. Treasury regulations, any person who has an option to acquire stock in a PFIC shall be considered to own such stock in the PFIC for purposes of the PFIC rules. No final U.S. Treasury regulations are currently in effect under Section 1298(a)(4) of the Code. However, proposed U.S. Treasury regulations under Section 1298(a)(4) of the Code have been promulgated with a retroactive effective date (the “Proposed PFIC Option Regulations”). Each U.S. Holder that receives their Company Ordinary

Shares upon the exercise of their Public Warrants is urged to consult its tax advisors regarding the possible application of the Proposed PFIC Option Regulations to their investment in the Company’s Public Warrants, including their ownership and disposition of Company Ordinary Shares received upon the exercise of their Public Warrants. Solely for discussion purposes, the following discussion assumes that the Proposed PFIC Option Regulations will apply to the Company’s Public Warrants.

If the Company is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Company Ordinary Shares and the U.S. Holder did not make either a qualified electing fund (“QEF”) election or mark-to-market election, as further discussed below, for the first taxable year in which the Company was treated as a PFIC and in which the U.S. Holder held (or was deemed to hold) such shares or otherwise, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Company Ordinary Shares (which may include gain realized by reason of transfers of Company Ordinary Shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Company Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, the portion of such U.S. Holder’s holding period for the Company Ordinary Shares that preceded the taxable year of the distribution) (together, the “excess distribution rules”).

Under these excess distribution rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Company Ordinary Shares;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the Company’s first taxable year in which the Company is a PFIC, will be taxed as ordinary income;

•        the amount allocated to each other taxable year (or portion thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year (or portion thereof) of the U.S. Holder.

In general, if the Company is determined to be a PFIC, a U.S. Holder may be able to avoid the excess distribution rules described above in respect of the Company Ordinary Shares by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of the Company’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which the Company’s taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

If a U.S. Holder makes a QEF election with respect to its Company Ordinary Shares in a year after the Company’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Company Ordinary Shares, then notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such U.S. Holder’s Company Ordinary Shares, unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such Company Ordinary Shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of such purging election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Company Ordinary Shares.

Under current law, a U.S. Holder may not make a QEF election with respect to Public Warrants to acquire Company Ordinary Shares. As a result, under the Proposed PFIC Option Regulations, if a U.S. Holder that exercises such Public Warrants properly makes and maintains a QEF election with respect to the newly acquired Company Ordinary Shares (or has previously made a QEF election with respect to Company Ordinary Shares), the QEF election will apply to the newly acquired Company Ordinary Shares. Notwithstanding such QEF election, the excess distribution rules discussed above, adjusted to take into account the current income inclusions resulting from the QEF election, might continue to apply with respect to such newly acquired Company Ordinary Shares due to a rule under the Proposed Treasury Regulations providing that shares acquired pursuant to the exercise of an option generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the option. If this rule were to be applicable, and as a result a U.S. Holder’s holding period in Company Ordinary Shares acquired pursuant to the exercise of a Public Warrant included a prior period in which a QEF election was not in effect, then the U.S. Holder would generally need to make, in addition to a QEF Election, a purging election under the PFIC rules to avoid the application of the excess distribution rules. U.S. Holders that also hold Public Warrants are urged to consult their tax advisors as to the application of the above rules to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

If a U.S. Holder has made a QEF election with respect to their Company Ordinary Shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for the Company’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of Company Ordinary Shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if the Company were a PFIC for any taxable year, a U.S. Holder of Company Ordinary Shares that has made a QEF election will be currently taxed on its pro rata share of the Company’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if the Company were not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to its Company Ordinary Shares for such a taxable year.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from the Company that provides the information necessary for U.S. Holders to make or maintain a QEF election. There can be no assurance that the Company will have timely knowledge of its status as a PFIC in the future or that the Company will timely provide such information for any year. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election.

Alternatively, if the Company is a PFIC and the Company Ordinary Shares constitute “marketable stock,” a U.S. Holder who owns (or is treated as owning for purposes of this rule) the Company’s shares at the close of its taxable year may avoid the application of the excess distribution rules discussed above if such U.S. Holder makes a “mark-to-market” election with respect to such shares for the first taxable year in which it holds (or is deemed to hold) Company Ordinary Shares and for which the Company is determined to be a PFIC. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Company Ordinary Shares at the end of such year over its adjusted basis in its Company Ordinary Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Company Ordinary Shares over the fair market value of its Company Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Company Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Company Ordinary Shares will be treated as ordinary income and any further loss recognized will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election, and any loss in excess of such prior inclusions generally would be treated as capital loss).

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the Company Ordinary Shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Company Ordinary Shares under their particular circumstances.

If the Company is a PFIC and, at any time, the Company has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge under the excess distribution rules described above if the Company receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that the Company will have timely knowledge of the status of any lower-tier PFIC or provide information that may be required for a U.S. Holder to make or maintain a QEF election with respect to such lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF, purging and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Company Ordinary Shares are urged to consult their own tax advisors concerning the application of the PFIC rules to the Company’s securities under their particular circumstances, including, in particular, to any U.S. Holder who acquire Company Ordinary Shares pursuant to the exercise of Public Warrants.

Foreign Asset Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to the Company. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders are required to report their holdings of certain specified foreign financial assets, including equity of foreign entities, if the aggregate value of all of these assets exceeds certain threshold amounts, by filing IRS Form 8938 with their federal income tax return. Company Ordinary Shares are expected to constitute foreign financial assets subject to these requirements unless the Company Ordinary Shares are held in an account maintained at certain financial institutions. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes may be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of Company Ordinary Shares and the significant penalties for non-compliance.

Information Reporting and Backup Withholding

Dividend payments with respect to Company Ordinary Shares and proceeds from the sale or exchange of Company Ordinary Shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

MATERIAL BRITISH VIRGIN ISLANDS TAX CONSIDERATIONS

The following summary contains a description of certain British Virgin Islands tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of British Virgin Islands and regulations thereunder and on the tax laws of the U.S. and regulations thereunder as of the date hereof, which are subject to change.

British Virgin Islands Tax Considerations

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Shares under the laws of their country of citizenship, residence or domicile.

Under Existing British Virgin Islands Laws.

The Company and all dividends, interest, rents, royalties, compensation and other amounts paid by the Company to persons who are not resident in the BVI and any capital gains realized with respect to any shares, debt obligations, or other securities of the Company by persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of the Company.

All instruments relating to transfers of property to or by the Company and all instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI. This assumes that the Company does not hold an interest in real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its members.

BUSINESS

Unless otherwise indicated or the context otherwise requires, references in this section “we,” “us,” “our,” and other similar terms refer to European Lithium AT (Investments) Limited and its subsidiaries prior to the Business Combination and refer to the Company (including European Lithium AT (Investments) Limited) and its subsidiaries immediately following the consummation of the Business Combination. See page 6 for a glossary of certain terms used throughout this section.

Overview

We are an exploration stage mining and development company that aims to become Europe’s next producer of lithium for the green energy transition. Our efforts are focused on the development of our wholly-owned Wolfsberg Lithium Project (the “Wolfsberg Project”) located in Carinthia, Austria, which is approximately 270 kilometers south of Vienna. In addition, as of Closing, we hold a 20% interest in additional Austrian projects, comprising the Weinebene and Eastern Alps Lithium Projects (each as defined below), which was previously held by European Lithium immediately prior to Closing.

The Wolfsberg Project is geographically located in a supportive region that we believe is the center of the growing European lithium battery and electric vehicle (“EV”) industry. The region boasts strong local infrastructure, located close to Graz and Klagenfurt airport, and is serviced by nearby railways and highways. Located nearby to the Wolfsberg Project are several planned giga factories that are to be built by battery suppliers and some of Europe’s leading automakers, seeking to satisfy the growing demand for lithium-ion batteries in the EV market. We believe the proximity of the Wolfsberg Project to potential resources, planned production operations, a strong local workforce and our potential customer base will allow us to deliver a valuable supply of lithium products, a key lithium-based compound in lithium-ion batteries, which is preferred by most EV manufacturers.

The Wolfsberg Project comprises 54 exploration licenses, which covers a total area of 11.33 square kilometers and a mining license over 20 mining areas occupying 86.7 hectare that lie within the exploration area.

We are aiming to commence spodumene production at the Wolfsberg Project in 2026, subject to funding, approvals by the Austrian government and COVID-19 restrictions. Please see the section entitled “Risk Factors,” including “Risk Factors — Operating Risks” for a description of risks related to the Wolfsberg Project.

Business Strategies

Our primary strategy is to become Europe’s first licensed lithium mine for the EV market. The centerpiece of our business is our wholly-owned Wolfsberg Project. Our strategy involves developing a low cost, highly sustainable, source of lithium hydroxide manufactured from spodumene concentrate, giving European battery and EV manufacturers better continuity of supply while also helping them meet their environmental commitments. A key component of our strategy is to become an “integrated” local supplier to the European battery supply chain. We believe this approach will allow us to become one of the most sustainable, cost-effective suppliers in the world, and further help potential customers achieve their important environmental, social and governance goals required by shareholders and regulatory agencies.

As part of our business strategy, we intend to seek to acquire assets and operations that are strategic and complementary to our existing operations. This may include acquisitions or investments in complementary companies, assets, mines, products or technologies, including in other rare earth elements and minerals. In addition, we may have opportunities to make acquisitions from third parties jointly with EUR, and in some cases we may acquire assets or other operations directly from EUR or its affiliates. EUR has no obligation to sell any additional assets to us or to accept any offer that we may make for any additional assets, and we may decide not to acquire such additional assets even if EUR or an affiliate offers them to us.

We have in the past evaluated and pursued, and intend in the future to evaluate and pursue, rare earth-related assets and other critical metals assets that have characteristics and opportunities similar to our existing business lines and enable us to leverage our asset base, knowledge base and skill sets. Such acquisition efforts may involve participation by us in processes that have been made public and involve a number of potential buyers, commonly referred to as “auction” processes, as well as situations in which we believe we are the only party or one of a limited number of potential buyers in negotiations with the potential seller. These acquisition efforts often involve assets which, if acquired, could have a material effect on our financial condition and results of operations. We typically do not announce a transaction until after we have executed a definitive acquisition agreement. Discussions and negotiations regarding a potential acquisition can advance or terminate in a short period of time. Moreover, the closing of any transaction for which we have entered into a definitive acquisition agreement will be subject to customary and other closing conditions, which may not ultimately be satisfied or waived. Accordingly, we can give no assurance that our current or future acquisition efforts will be successful. Although we expect the acquisitions we make to be accretive in the long term, we can provide no assurance that our expectations will ultimately be realized.

History and Development of the Wolfsberg Project

The Wolfsberg Project was initially discovered by Minerex (“Minerex”), an Austrian government company, in 1981. Following extensive exploration, technical and commercial studies, a pre-feasibility study was completed in 1987. Minerex completed exploration work that included initial surface geology mapping along with 9,940 cubic meters of surface trenches and a diamond-drilling program totaling 12,012 meters collared from surface. In 1985, an underground exploration program was undertaken that included development of a decline from the surface from the northern side of Brandrucken Mountain through the amphibole schist to provide access to the pegmatite veins. Crosscutting drifts were driven along strike of selected veins to provide access for mapping and sampling and an additional decline was driven to access the veins in the mica schist. In all 1,389 meters of underground development was mined. A diamond drilling campaign of 4,715 meters was undertaken from underground to effectively infill the surface drilling to about 50-meter intervals in the eastern part of Zone 1. The Austrian government ultimately decided not to proceed with developing the Wolfsberg Project due to the low demand for and the price of lithium, and, as a result, Minerex was dissolved. In 1988, the Wolfsberg Project was transferred to Bleiberger Bergwerksunion (“BBU”), a government owned miner of lead and zinc.

In 1991, BBU was dissolved by the Austrian government, and the Wolfsberg Project was sold to Kärntner Montanindustrie GmbH (“KMI”), a private mining company. KMI carried out the necessary work specified by the Austrian mining authorities to hold the exploration licenses and maintain the mine in good order.

In 2011, KMI was granted a mining license for the Wolfsberg Project. In 2011, ASX-listed Global Strategic Metals Limited (“GSM”), previously named East Coast Minerals NL, and Exchange Minerals (through jointly-owned subsidiary ECM Lithium AT GmbH), acquired the Wolfsberg Project from KMI for €9.7m plus 20% VAT.

Following its acquisition of the Wolfsberg Project, GSM undertook exploration drilling in 2012 on the southern limb of the anticline, which confirmed the structural interpretation and presence of lithium bearing pegmatite veins. Trial mining was undertaken in 2013 to validate the mining license and to collect 500 ton bulk samples from the two mineralization styles for metallurgical testing. The Minerex drilling data was utilized to develop a three-dimensional resource model for use in mine planning. In 2014, GSM undertook a corporate restructuring to separate its lithium and silver businesses. The demerger was effected via a pro-rata in-specie distribution of shares in European Lithium Limited to GSM shareholders.

In 2016, European Lithium, formerly Paynes Find Gold Limited, completed its acquisition of the Company. Following its acquisition, European Lithium completed its verification of the original Minerex exploration data. To complete the verification, European Lithium digitized the original Minerex data and then applied a verification program that incorporated (i) channel sampling along exposed pegmatite veins in the underground drifts to replicate the channel sampling conducted by Minerex on every new face after blasting to extend the tunnels along the strike of the veins and (ii) twin-hole drilling from underground to compare the drill core logs from Minerex for seven drill holes selected to maximize the number of pegmatite intersections.

Overview of Our Projects

The Wolfsberg Project

The Wolfsberg Project’s mine is located just to the south of Wolfsberg. This location allows access to the nearby A2 motorway and the natural gas transmission pipeline that follows the motorway. Wolfsberg is an industrial town of approximately 25,000 residents with a growing light industrial sector. In addition, the Wolfsberg Project is positioned in close proximity to large lithium import markets in Europe, such as Germany, Belgium, France, Italy and Spain, and planned battery projects in Hungary, Germany, Sweden and the United Kingdom.

On 15 August 2023, EUR announced it had received a grant of new mining licenses and extensions for the Wolfsberg Project located in a new mining field called Barbara. The grant of new licenses and extensions grows the Wolfsberg Project to a total of 20 licenses, nearly doubling the footprint for the underground mining operations. Currently, we hold 22 original and 32 overlapping exploration licenses covering Zones 1 and 2 of the Wolfsberg Project. All exploration licenses have been extended by the Austrian Mining Authority through December 31, 2024. We also hold a mining license that covers over 20 mining areas until December 31, 2025. The mining license can be renewed on an ongoing basis provided its conditions are maintained. Please see the section entitled “Description of the Wolfsberg Project” for additional information on the Wolfsberg Project.

Exploration and Development

As part of EUR’s verification and validation of the Minerex data in 2016, a number of twin channel samples were taken across the pegmatites. After samples positions are marked, sample boundaries were cut perpendicular to the pegmatite strike direction using a diamond saw. The samples were 5 centimeters wide by 10 centimeters deep. Once cut, the samples were broken out using jackhammer and large pieces were broken with a hand-held hammer and the over break discarded. Channel sample field duplicates were also collected from selected channel samples by either deepening or widening the channel sampled.

In 2017, EUR commenced a surface drilling program, which comprised four HQ3 diameter holes designed to verify the extension to depth of the pegmatite veins identified by Minerex and three HQ3 diameter holes to obtain more information on the extension of the pegmatite veins, totaling 2,576.6 meters. In addition, EUR carried out 300 meters of trenching on the southern limb of the anticline, to identify overburden pegmatites and their southern extension. The lithium grade of pegmatite samples identified in the trenching were too low to be of interest. The drilling program in Zone 2, was completed in 2018 with an additional five HQ3 diameter holes for a total length of 1,338 meters.

See the section entitled “Description of the Wolfsberg Project — Exploration and Drilling Activity” and Section 7 of the Technical Report Summary for additional information on the exploration and development of the Wolfsberg Project.

Feasibility Studies

In April 2018, EUR completed a prefeasibility study (the “PFS”) with respect to the Wolfsberg Project. The PFS was prepared in accordance with the reporting requirements of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the “JORC Code”). In March 2023, EUR completed a definitive feasibility study (the “March 2023 DFS”) with respect to the Wolfsberg Project, which was also prepared in accordance with the JORC Code. The PFS and the March 2023 DFS were conducted by EUR, which is a publicly traded company listed on the ASX, and as a result were not prepared in accordance with Item 1300 of Regulation S-K, as promulgated by the SEC.

The Technical Report Summary, which is included as an exhibit to the registration statement of which this prospectus forms a part, was prepared in accordance with Item 1300 of Regulation S-K as promulgated by the SEC. No changes to the Technical Report Summary, including information related to the Company’s mineral resources disclosed therein, were made as a result of the completion of the March 2023 DFS. Please see “Description of the Wolfsberg Project — Mineral Resources” for a discussion of the Company’s mineral resources. For more information regarding the assumptions and parameters used to estimate mineral resources on the Wolfsberg Project, please read the Technical Report Summary.

The Company is currently in the process of completing a definitive feasibility study with respect to spodumene production at the Wolfsberg Project. We refer to this definitive feasibility study throughout this prospectus as the “DFS.” The DFS, when complete, is expected to be compatible with both Regulation S-K 1300 and the JORC Code. The DFS is expected to be completed in the third quarter of 2024.

Environmental

The Wolfsberg Project is located in a commercial forest. Our mining license requires the submission of an operating plan to the Austrian Mining Authority before mining activities commence. This plan must also address environmental management.

The Company’s environmental consultant, Umwelt Büro, has completed its environmental baseline studies for the purpose of the compulsory and independent second mine access. A comprehensive report has been provided to us and will be incorporated in the DFS document.

A detailed review of all work, reports and related documents to the base line studies is underway and will be integrated into the operational and technical applications to all relevant authorities when the DFS is completed. We appointed an experienced, independent consultant, Hasslinger & Nagele in Vienna (“Hasslinger”), to lead the complex application process that will be based on the DFS findings. Hasslinger’s engagement includes facilitation of numerous discussions at municipal, state and federal authorities to introduce the Wolfsberg Project’s rollout.

In the second quarter of 2023, we conducted a complex work program to prepare a comprehensive application for pre-assessment of the Environmental Impact Assessment (“EIA”) Determination Procedure. The decree issued after the pre-assessment evaluation forms the basis for a fast-track-eligibility approval process covering the application of the final mining decree. The application has been filed with the Austrian state government and is based on the detailed environment study results from the PFS and March 2023 DFS covering several years of observations and documentation and the final technical layouts for the mine and concentrator. We expect the government to be in communication with us in the near future in accordance with the EIA determination procedure.

Hydrogeology

The Company’s geological consultant, GEO Unterweissacher GmbH (“GEO Unterweissacher”), continues to manage our hydrogeology monitoring program by ensuring in-hole hydrogeological test work has been completed appropriately and can continue in the future. Data from this process is fed into a water measuring database from which an annual report is produced.

Carbon Neutrality

We recognize our direct impact and the collective responsibility to protect our environment. A decision to achieve carbon neutrality across the group demonstrates our commitment to the long-term goal that underpins our industry and to meet community expectations and deliver upon our strategy in the most sustainable way possible. We commenced the process for carbon neutral certification of our operations and continue to assess its options for the Wolfsberg Project to achieve carbon neutrality status.

Marketing Activities

In December 2022, we entered into a long-term Offtake Agreement (the “Offtake Agreement”) with European auto manufacturer, Bayerische Motoren Werkte Aktiengesellschaft (“BMW”), and expect to enter into similar agreements concerning the Wolfsberg Project with other buyers. Please see the section entitled “— Offtake Agreement with BMW AG” for more details on the long-term Offtake Agreement.

Offtake Agreement with BMW AG

In December 2022, we entered into a long-term Offtake Agreement with BMW. The Offtake Agreement is conditioned upon the successful start of commercial production at the Wolfsberg Project and full product qualification and certification. In connection with the execution of the Offtake Agreement, BMW has agreed to make an advance payment of US$15.0 million to us to be repaid through equal set offs against battery grade lithium hydroxide delivered to BMW. We believe we have, satisfied the conditions of the Offtake Agreement to receive the US$15.0 million prepayment and are currently waiting on funds to be deposited in an escrow account.

Strategic Collaboration between EUR and Obeikan Investment Group

In January 2023, EUR announced that it had entered into a non-binding memorandum of understanding (the “MoU”) with Obeikan Investment Group (“Obeikan”) to build and operate a hydroxide plant in Saudi Arabia for the Wolfsberg Project. The MoU contemplates negotiating suitable commercial terms for the creation of a joint venture between EUR and Obeikan for the purpose of construction and operation of a lithium hydroxide plant in Saudi Arabia. On June 2, 2023, EUR announced that signed a binding term sheet with Obeikan related to the creation of the joint venture.

Under the JV Term Sheet, the proposed JV will seek to have an exclusive right to purchase spodumene mined from the current resource at the Wolfsberg Project (Zone 1), and the facility is expected to be developed to meet the minimum initial capacity and product specifications based on the Company’s binding Long Term Supply Agreement with BMW.

On January 15, 2024, EUR announced that it has investigated efficiencies in the planning process that has increased capacity for the hydroxide processing plant to 20,000 tonnes per annum. The source for the additional concentrate hasn’t been decided yet, however options are to either source from the Wolfsberg Lithium Project Zone 2, or EUR’s or the Company’s other Austrian lithium projects. Otherwise alternative sources of concentrate would be sourced in the market by the JV. As of the date of this prospectus, EUR and Obeikan are progressing with the incorporation of the JV, negotiation of commercial terms and completion of the shareholder agreement.

We expect that the Company will ultimately benefit from the joint venture between EUR and Obeikan, including by reducing the Company’s cost to build and operate a lithium hydroxide plant on its own. While EUR and Obeikan are required to contribute to the equity funding of the joint venture in accordance with their respective interests, EUR expects not to be required to contribute cash to the joint venture. In addition, once operational, the hydroxide plant is expected to significantly reduce energy costs and deliver savings in operating expenditures and capital expenditures related to the Wolfsberg Project that would otherwise be borne by the Company.

The joint venture would be between EUR and Obeikan and neither the Company, ELAT nor any of its subsidiaries will initially be parties to the joint venture, however EUR may seek to assign its interest in the joint venture to the Company at some point in the future.

The term sheet does not set forth the definitive terms with respect to the joint venture and we can give no assurance that definitive terms will be reached or that such terms will be the same as described above. In addition, we can give no assurance that the joint venture will be successful, that the lithium hydroxide plant will be completed on time or at all or that our and EUR’s expectations with respect to the joint venture will ultimately be realized. Further, any agreements or arrangements between the Company, ELAT and the joint venture in the future, including such agreements or arrangements described above, will be subject to approval by the Company board at such time and compliance with its related person transaction policy. See “Certain Relationships and Related Person Transactions — The Company’s Related Person Transactions — Related Person Transactions Policy Following the Business Combination.”

The Weinebene and Eastern Alps Projects

In May 2021, European Lithium announced that it acquired a 20% interest in the Weinebene Lithium Project (the “Weinebene Project) and the Eastern Alps Lithium Project (the “Eastern Alps Project”, and together with the Weinebene Project and the Wolfsberg Project, the “Projects”), both of which are located in southern Austria, approximately three hours south-west of Vienna. The Weinebene Project area directly encloses the Wolfsberg Project. The Eastern Alps Project comprises the project areas of Glanzalm-Ratzell-Poling, Millstätter Seerücken, Hohenwart, Falkenberg, Pallbauernalm-Mittereck-Zinkenschlucht, Mitterberg and St. Radegund. EV Resources Limited (formerly Jadar Resources Limited) (“EVR”) holds the remaining 80% interest in the Weinebene and Eastern Alps Projects. The Weinebene Project and Eastern Alps Project are considered complimentary to the Wolfsberg Project given their geographical proximity and are expected to provide European Lithium with optionality in terms of future development and production scenarios. While the Weinebene Project and Eastern Alps Project are presently considered “non-core”, each project contains indications of high-grade lithium targets that will be the subject of further exploration activities. As of Closing, we hold a 20% interest in the Weinebene Project and Eastern Alps Project which was previously held by European Lithium immediately prior to Closing.

Prior to the consummation of the Business Combination, EVR held EUR’s aforementioned 20% interest in the Projects in trust. On 2 May 2023, a new deed of trust was executed whereby EVR held the 20% interest in the Projects in trust for the benefit of the Company. Under the terms of the deed of trust, nil consideration was paid by the Company in respect to this acquisition. We expect the 20% interest in the Projects to be initially recognized at cost, being the carrying value in the audited accounts of EUR. We intend to use the equity method of accounting under IAS 28 Investments in Associates and Joint Ventures in connection with ownership of the 20% interest in the Projects.

Exploration Licenses
European Lithium
EV Resources
0
750
1,500
2,250 m

Pursuant to a Collaboration Agreement between European Lithium and EVR, the parties established a technical advisory committee for the purpose of jointly collaborating in connection with the Weinebene Project, the Eastern Alps Projects and the Wolfsberg Project, and sharing information to identify the best options to advance those assets and operations. This includes making recommendations for exploration programs, budgets and development scenarios in order to grow and expand the Wolfsberg Project. The Collaboration Agreement has been assigned to the Company.

In November 2020, EVR announced that it has completed a stratigraphic diamond drill-hole program at the Weinebene Project. The drilling program allowed EVR to renew the Austrian tenement for a future 5-year term (which continues to be in full force and effect). EVR has undertaken early-stage exploration work (including initial boulder sampling results which returned high-grade Li2O values with the highest value returning 3.39% Li2O and the average value over the 11 samples being 1.61% Li2O) and it is our expectation that further exploration work will be completed over at the Weinebene Project in the coming months.

In June 2022, EVR approved Austrian geological consultants, GEO Unterweissacher GmbH (“GEO”), to carry out the exploration strategy for the Eastern Alps Project. GEO reviewed relevant data and samples from the property in order to send a team to three satellite projects and test pegmatite mineralization. These prospects contain indications of high-grade lithium targets with significant residual brownfields plus greenfields exploration potential across the entire project area. EVR and European Lithium intend to review the report delivered by GEO and prepare an action drilling program for the satellite projects based on the results.

Market Opportunity and Growth

Lithium (symbol Li) is the third and lightest metal on the periodic table and does not occur in its elemental state in nature, but as lithium minerals or salts. These minerals and salts are mined either from LCT pegmatite or salars/continental brine deposits which are then converted to a variety of lithium chemicals, including lithium carbonate (Li2CO3) and lithium hydroxide (LiOH). Other potential future sources of lithium include sediment-hosted evaporite deposits that contain hectorite/smectite clays or jadarite (a lithium sodium borosilicate with composition LiNaB3SiO7(OH)) mineralization and are often associated with boron mineralization, and geothermal and oil field brines.

Lithium’s original applications were medicinal and then demand increased during World War II when the need for high temperature greases and soaps became more widespread. At the same time, its use also became critical in the development of nuclear fusion weapons. Post-World War II applications that became increasingly important included its use in the aluminum industry and glass and ceramic industries. Currently, lithium is used primarily in lithium-ion batteries, glass and ceramics, greases, and air purification.

Global lithium production has been steadily increasing over the last 16 years to approximately 458 kt lithium carbonate equivalent (LCE) in 2019 (excluding US production), decreasing in 2020 to 437 kt LCE resulting from oversupply and resultant price drops, conversion capacity issues and the impact of COVID-19. However, the upward trend resumed in 2021, which saw production of 532 kt LCE and lithium prices reaching all-time highs driven by demand for lithium-ion batteries. Over the last six years, the market share of lithium-ion batteries has increased from 32% in 2015 to 70% in 2021, and this trend is expected to continue with the forecast increased market penetration of electric vehicles (EVs) into automobile sales (over the same period, the lithium production trebled more or less in line with demand).

The European Commission (the “Commission”) added battery element lithium to its critical raw materials list and highlighted lithium as an essential for a shift to environmentally friendly transport and energy storage. The Commission aims to create a European raw materials alliance that focuses on the need for rare earths and magnets, which are important to many industries, including the renewable energy and EV industries. We believe that we are poised to take advantage of this opportunity due to our geographic proximity to large lithium import markets in the EU, such as Germany, Belgium, France, Italy and Spain. Global demand for lithium is expected to increase from 683kt lithium carbonate equivalent (“LCE”) in 2022 to 2,634kt LCE in 2031, according to Benchmark Q3 2022 Lithium Forecast Report. We believe that this growth will continue into the future driven by the following factors:

The Energy Transition

Worldwide electrification and energy transition is now a clear focus area, with many governments, businesses and investors around the world making commitments to change. The global energy transition will present an expansive commercial opportunity for renewable energy sources, particularly in the automotive sector. As an impetus to global electrification efforts, several governments and leading global OEMs alike have announced robust electrification goals, precipitating imminent change.

Electric Vehicle Industry

The EV adoption rates are expected to have the biggest impact on lithium ion battery demand. According to Rho Motion, EV sales are expected to reach 20.9 million units by 2025. In 2022, it is expected that a total of 81.8 million passenger/light-duty vehicles will be sold, of which approximately 10.3 million will be an EV. In addition to the growing demand of passenger EVs, the use of lithium ion batteries for heavy-duty vehicles has been a driver in EV demand and e-bus and e-trucks continue to experience growth rates, with until sales expected to climb approximately 23% from 2021 to 2022.

Investors

Beyond government and corporate action, many investors around the world have become increasingly focused on the energy transition as an investment opportunity and have large amounts into funds aimed at helping the environment. For example, from January through November 2020, investors in mutual funds and ETFs invested $288 billion globally in sustainable assets, a 96% increase over the whole of 2019, and certain investors have called on companies to disclose a plan for how their business model will be compatible with a net-zero economy. Moreover, EVs have become increasingly popular among consumers, who increased their spending on EVs to $120 billion in 2020, a 50% increase from 2019, according to the International Energy Agency’s “Global EV Outlook.”

Competition

We face intense competition in the mineral exploration and exploitation industry on an international, national and local level. We compete with other mining and exploration companies, many of which possess greater financial resources and technical facilities than we do, in connection with the exploration and mining of suitable properties and in connection with the engagement of qualified personnel. The lithium exploration and mining industry is fragmented, and we are smaller participant in this sector relative to some of our competitors. Many of our competitors explore for a variety of minerals and control many different properties around the world. Many of them have been in business longer than we have and have established more strategic partnerships and relationships and have greater financial accessibility than we have.

In addition, we also encounter competition for the hiring of key personnel whether as employees, consultants or other service providers. The mineral exploration and mining industry is currently facing a shortage of experienced mining professionals. Moreover, the demand for exploration equipment (including drilling rigs), technical consultants and assay labs is very high, and such personnel and services may not be available, or if they are, at costs that are greater than expected resulting in an increase in our costs. This competition affects us by increasing the time and cost to conduct exploration activities.

Seasonality and Business Cycles

Mining is a cyclical industry and commodity prices fluctuate according to global economic trends and conditions. At the present time, the significant demand for lithium and other commodities in many countries is driving increased prices, but it is difficult to assess how long such demand may continue. Fluctuations in supply and demand of mined resources in various regions throughout the world are common.

Human Capital

Our key human capital management objectives are to attract, retain and develop the highest quality talent throughout our company. As of March 1, 2024, we had 4 full-time employees with a significant number of personnel engaged on a contractor basis. We believe we have good relations with our employees. None of our employees are represented by a labor union or are parties to a collective bargaining agreement.

Government Regulations

We are required to comply with numerous environmental laws, regulations and permits. These requirements include, for example, various permits regulating road construction and drilling at the Wolfsberg Project. We endeavor to conduct our mining operations in compliance with all applicable laws and regulations. However, because of extensive and comprehensive regulatory requirements, violations during mining operations occur from time to time in the industry.

Overview

Our exploration activities for the Wolfsberg Project are subject to extensive laws and regulations, which are overseen and enforced by multiple foreign, regional and local authorities. These applicable laws govern exploration, development, production, exports, various taxes, labor standards, occupational health and safety, waste disposal, protection and remediation of the environment, protection of endangered and protected species and other matters. Our mineral exploration activities are subject to applicable Austrian laws and regulations that seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted, and we cannot assure you such permits will be received. Environmental laws and regulations may also, among other things:

•        require notice to shareholders of proposed and ongoing exploration, drilling, environmental studies, mining or production activities;

•        require the installation of pollution control equipment;

•        restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with exploration, drilling, mining, lithium hydroxide manufacturing or other production activities;

•        limit or prohibit drilling, mining, lithium manufacturing or other production activities on lands located within wetlands, areas inhabited by endangered species and other protected areas, or otherwise restrict or prohibit activities that could impact the environment, including water resources;

•        impose substantial liabilities for pollution resulting from current or former operations on or for any preexisting environmental impacts of our projects;

•        require significant reclamation obligations in the future as a result of our mining and chemical operations; and

•        require preparation of an environmental assessment or an environmental impact statement.

Compliance with environmental laws and regulations may impose substantial costs on us, subject us to significant potential liabilities, and have an adverse effect on our capital expenditures, results of operations and/or competitive position. Violations and liabilities with respect to these laws and regulations could result in significant administrative, civil, or criminal penalties, remedial clean-ups, natural resource damages, permit modifications and/or revocations, operational interruptions and/or shutdowns and other liabilities. The costs of remedying such conditions may be significant, and remediation obligations could adversely affect our business, results of operations and financial condition. Additionally, foreign and local legislative bodies and agencies frequently revise environmental laws and regulations, and any changes in these regulations, or the interpretations thereof, could require us to expend significant resources to comply with new laws or regulations or changes to current requirements and could have a material adverse effect on our business operations. As of the date of this prospectus, other than with respect to the permitting activities of the Wolfsberg Project, we have not been required to spend material amounts on compliance regarding environmental regulations.

Permits

Prior to developing or mining any minerals that we discover, we will be required to obtain new governmental permits authorizing, among other things, any mining development activities and mining operating activities. Obtaining and renewing governmental permits is a complex and time-consuming process and involves numerous jurisdictions, public hearings and potentially costly undertakings. The timeliness and success of permitting efforts are contingent upon many variables, some of which are not within our control, including the interpretation of permit approval requirements administered by the applicable permitting authority. We may not be able to obtain or renew permits that are necessary to our planned operations or the cost and time required to obtain or renew such permits may exceed our expectations. Any unexpected delays or costs associated with the permitting process could delay the exploration, development and/or operation of the Wolfsberg Project. See “Risk Factors — Risks Related to Legal, Compliance and Regulations.”

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims that arise in the ordinary course of our business, the outcomes of which are subject to uncertainty. Any claims against us, whether meritorious or not, can be time-consuming, result in costly litigation, require significant management time and result in the diversion of significant operational resources. We are not currently a party to any legal proceedings, the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business or financial condition.

DESCRIPTION OF THE WOLFSBERG PROJECT

Certain information that follows relating to the Wolfsberg Project is derived from, and in some instances is an extract from, the Technical Report Summary prepared in compliance with the SEC’s Modernization of Property Disclosures for Mining Registrants. Portions of the following information are based upon assumptions, qualifications and procedures that are not fully described herein. Reference is made to the full text of the Technical Report Summary, which is included as an exhibit to the registration statement of which this prospectus forms a part. The Technical Report Summary covers only the Wolfsberg Lithium Project and does not include any information or reserve estimates on the Preliminary Feasibility Study or the Weinebene and Eastern Alps Projects.

Overview

The Wolfsberg Project lithium deposit was discovered and explored by Minerex between 1981 and 1987. Minerex completed a preliminary feasibility study but, as lithium demand and its price at that time did not support the development of a fully-fledged mine, the project was terminated. The project passed through a number of ownerships before being acquired by the present owners European Lithium. As of December 31, 2023, the book carrying value of the Wolfsberg Project was USD$35.8 million (Euro 32.4 million), as set forth in our historical audited consolidated financial statements included elsewhere in this prospectus, and was free of any encumbrances.

The Wolfsberg Project consists of 54 exploration licenses covering 1,133 hectare (“ha”) and includes 20 mining areas occupying 86.7 hectare that lie within the exploration area at the Koralpe mountain range. The Wolfsberg Project is located in Carinthia, 270 kilometers south of Vienna, Austria and 20 kilometers east of Wolfsberg. Wolfsberg is an industrial town with established infrastructure, including access to the European motorway and railway network.

The Wolfsberg Project area is characterized by a sequence of mica schists and amphibolites, into which the spodumene-bearing pegmatite veins have intruded. The Wolfsberg Project areas occurs within the Koralpe anticline and within its northern slopes (referred to herein as “Zone 1”), the strata uniformly strike west-northwest to east-southeast and dip to the north-northeast. The southern limb of the anticline (referred to herein as “Zone 2”) dips to the south-southwest and is also a host to a number of spodumene-bearing pegmatites. The pegmatites in Zone 1 comprise a series of parallel spodumene-bearing pegmatite veins striking NW-SE and dipping at approximately 60° to the northeast. Dependent on their host rock, the pegmatites have been subdivided into an amphibolite hosted pegmatite (“AHP”) and mica schist hosted pegmatite (“MHP”). The MHP lack the typical features and textures of pegmatites and almost all of the original pegmatite minerals are completely recrystallised to produce a fine-grained gneissic texture. The AHP displays the primary pegmatitic textures with a slight metamorphic overprint and greyish to locally greenish spodumene crystals, ranging from 2-3 centimeters long, which are more or less homogeneously distributed in a fine-grained matrix of feldspars and quartz and are aligned sub-parallel to the pegmatite contacts. The spodumene content of the MHP is considerably lower than that of the AHP, which averages approximately 15 wt% by volume, but the bulk mineralogy is otherwise the same.

The exploration of the Wolfsberg Project by Minerex and European Lithium has identified up to 15 spodumene-bearing pegmatites, within both amphibolite and mica schist host rocks, as having economic potential based on lithium grade and vein thickness. Veins up to 5.5 meters have been encountered, but the average vein thickness is approximately 1.4 meters. The MHP veins have been followed along strike for 1,500 meters and the AHP veins for 650 meters. The deposit type is considered to be a class of rare-element pegmatite of the lithium-caesium-tantalum family, of the albite-spodumene type.

Exploration drilling by European Lithium was conducted from 2012 to 2021 and focused mainly on the pegmatites in Zone 1, with some scout drilling in Zone 2 completed in 2012, 2017 and 2018. The 2016 exploration focused on the validation and verification of the historical Minerex data which included twinning a number of drill holes and channel samples. The Independent Qualified Person at the time, Mr. Don Hains, P. Geo., declared that all the Minerex data could be utilized in a mineral resource estimate in accordance with the JORC Code (2012). Infill drilling was conducted in 2019 and resource extension drilling in 2021. Sufficient detailed exploration has been undertaken for these veins to be accurately modelled and used as the basis for the Mineral Resource estimate, which currently stands at a combined Measured and Indicated Resource of 9.7 Mt at 1.03% % Li2O and an Inferred Resource of 3.1 Mt at 0.90% Li2O, a 0.2% Li2O cut-off and 0.5 m thickness cut-off. See “— Mineral Resources.”

For a description of certain completed and planned feasibility studies with respect to the Wolfsberg Project, please read “Information about the Company — Overview of Our Projects — Feasibility Studies.” For a complete description of the Wolfsberg Project, including the exploration and mineral resource estimates, refer to the Technical Report Summary prepared by CSA Global.

Description and Location

The Wolfsberg Project is in the Wolfsberg District (a second-level administrative division) of Carinthia, the southernmost of the nine states of the federal republic of Austria. It is in mountainous terrain in the Koralpe mountain range, part of Lavanttal Alps, and in the catchment of the Lavant River. The Project area and existing underground workings are in the Koralpe mountain range, close to the watershed dividing the states of Carinthia and Styria, and opposite each other in the valley of the Brandgraben River.

The Wolfsberg Project area is located in Carinthia, the southernmost province of Austria, which is almost adjacent to the state border with Styria, and is located approximately 20 kilometers east of the town of Wolfsberg and approximately 270 kilometers to the south west of Vienna. The approximate geographic coordinates for the area are 46º 50’11”N latitude 14º 59’17”E longitude. The terrain is primarily mountainous, with dense commercial forestry in the surrounding area.

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The Carinthia region, in which the mine is located, has a continental climate, with hot and moderately wet summers and long, harsh winters. The mine site is located in the Koralpe mountain range, with elevation ranging between 1,450 meters and 1,750 meters. It is in an area of commercial pine forests. Snow is typical from November until April, but the weather does not significantly impact mining and processing operations, which are conducted throughout the year.

The closest town to the Wolfsberg Project is the town of Wolfsberg, which is situated within the Lavantal Alps, west of the Koralpe range and in the Lavantal River valley. The town of Wolfsberg is located approximately 20 kilometers to the west of the Wolfsberg Project area. Wolfsberg’s municipal area of 279 squared-kilometers is the fourth largest in Austria. The Wolfsberg Project area is within the Franschach St Gertraud municipality, which has a population of approximately 2,800 people. The Franschach St Gertraud municipality is located directly to the north of Wolfsberg and until 1997 was part of the Wolfsberg municipality.

The Wolfsberg Project is accessed from the town of Wolfsberg to the west via surfaced road for 18 kilometers and forest unsurfaced road for two kilometers)or from the town of Deutschlandsberg in Styria to the east via surfaced road for 26 kilometers. Road access to the project site is maintained year-round with routine clearance during the winter to keep the Wolfsberg — Deutschlandsberg road open and maintain access to the Weinebene ski resort, which is adjacent to the mine property.

Wolfsberg has a growing light industrial sector and a population of approximately 25,000 people. The town is actively promoting itself as a business location with good transport infrastructure, availability of natural gas and power and a qualified and productive workforce. The adjacent municipality of Franschach St Gertraud hosts a major Mondi pulp and paper mill. The towns offer a wide variety of accommodations for employees of the Wolfsberg Project as well as a broad range of services in support of its operations.

Graz is the capital city of Styria and is the second largest city in Austria, after Vienna, with an urban population over 600,000, Graz is located approximately 70 kilometers from the Wolfsberg Project and is the major industrial city of Austria with considerable activity supporting the European motor industry. Jaguar has announced it intends to build its e-Pace electric car in Graz at the facilities of Magna Steyr. Magna Steyr recently sold its battery division in Graz to SDI Samsung which is using Graz as its European headquarters to expand lithium battery production in Europe. Graz is a university town with approximately 44,000 students. International airports at Graz and Klagenfurt are only 60 kilometers away from the project. Austria has a mining tradition and hosts Europe’s second oldest mining university in Leoben, 93 kilometers from Wolfsberg, and currently has over 3,000 students.

Klagenfurt, 60 kilometers to the south west of Wolfsberg, is the capital and economic center of Carinthia mainly in light industry, electronics and tourism. It has a population of approximately 100,000. The Wolfsberg Project operation sites are readily accessible to skilled labor, electricity, natural gas, water, communications and transportation to meet the needs of a moderate sized underground mine.

History

Between 1981, when it was discovered, and 1987, the Wolfsberg Project was the focus of extensive exploration work by the original owners, Minerex, an Austrian Government company. During this time, Minerex completed exploration work that comprised initial surface geology mapping along with 9,940 cubic meters of surface trenches and a diamond drilling program totaling 12,012 meters collared from surface. In 1985, an underground exploration program was undertaken that included the development of a decline from the surface from the northern side of Brandrucken Mountain through the amphibole schist to provide access to the pegmatite veins. Crosscutting drifts were driven along strike of selected veins to provide access for mapping and sampling and an additional decline was driven to access the veins in the mica schist. In all, 1,389 meters of underground development was mined. A diamond drilling campaign of 4,715 meters was undertaken from underground to effectively infill the surface drilling to about 50-meter intervals in the eastern part of Zone 1. In 1987, Minerex undertook a pre-feasibility study, however, due to the then current lithium prices and the revaluation of the Austrian Schilling to the US Dollar, this study concluded that the Wolfsberg Project did not meet the investment criteria to continue to develop the project. As a result, in 1988, the Austrian Government decided not to develop the Wolfsberg Project and Minerex was closed.

After the closure of Minerex, the company archive (comprising many other projects) was transferred to BBU as the legal successor of Minerex. BBU was a lead-zinc miner that also operated by the Austrian Government. In 1991, BBU was closed by the Austrian Government and the company abandoned their development plans. All of the mineral tenements, as well as the underground infrastructure, were then sold to KMI, a private mining company that mined micaceous hematite in Carinthia and Morocco. KMI continued to carry out all necessary work and other requirements specified by the authorities to maintain the mine and the exploration licenses in good order.

In 2011, ECM Lithium AT GmbH (“ECM Lithium”) acquired the Wolfsberg Project from KMI. ECM Lithium was beneficially owned by East Coast Minerals NL (later renamed Global Strategic Metals NL) (80%) and Exchange Minerals (20%), a private company, through BVI Company ECM Lithium AT (Holdings) Ltd (“Holdings”). Holdings was renamed European Lithium Limited following a demerger of Global Strategic Metals interest in the company through an in specie share distribution to shareholders.

In 2016, a reverse takeover was successfully completed by European Lithium selling its Austrian lithium assets to Paynes Find Gold, an ASX listed company, for shares in Paynes Find Gold. Paynes Find Gold was renamed European Lithium Limited and was subsequently readmitted to the ASX while the original European Lithium Limited remains an unlisted BVI company.

Property Ownership and Agreements

Tenure and Property Agreements

In Austria, the legal basis for mining is regulated under the Mineralrohstoffgesetz of 1999 (“MinroG”). MinroG regulates the prospecting, exploring and mining of all mineral raw materials and contains detailed regulations concerning prospecting, exploration licenses, mining licenses, operating plans, mining installations, supervision and other related topics. Mineralization is categorized in three groups: (i) bergfreie (i.e., free for exploitation by persons who are not necessarily owner of the land on which it is found) mineral resources such as iron, gold, copper and lithium; (ii) bundeseigene or state owned mineral resources (e.g. rock salt, hydrocarbon, uranium) and (iii) grundeigene or mineral resources owned by the landowner (all mineral resources not listed in the previous two categories e.g. quartz, feldspar, etc.).

Exploration for bergfreie raw materials, including lithium, requires an exploration license obtained from the Mining Authority, which is part of the Ministry for Sustainability and Tourism. Each exploration license forms a circle with radius of 425 meters and gives the holder the exclusive right to explore for bergfreie minerals for a term of five years. At the end of each calendar year, the holder must submit a report covering exploration, and the results thereof, to the Mining Authority. Exploration licenses can be extended for additional periods of five years; provided, that exploration works have been performed at least once within the five years for which the exploration licenses have been granted. Performing works in one license is sufficient for the extension of up to 100 exploration licenses.

Mining licenses entitle the holder to exclusively exploit and mine bergfreie mineral raw materials in a certain area and to exclusively acquire title to the minerals that are mined. Additionally, the holder of a mining license is entitled to acquire title to grundeigene mineral raw materials if they result from mining activities for bergfreie mineral raw materials and a separate mining of the grundeigene mineral raw materials is not economically justified. This is the situation at the Wolfsberg Project, where feldspar, quartz and mica are potential by-products from the mining and processing of the lithium bearing pegmatite veins.

Mining licenses are granted by the Mining Authority for Grubenmaße, which is a rectangular surface area of 48,000 meters squared. In order to obtain such license, the applicant must demonstrate that the deposit is workable and that mining will be economically feasible. This is done by the submission of detailed data followed by an oral hearing on-site. A maximum of sixteen Grubenmaße licenses may be granted to one applicant and the total area is called Grubenfeld. The holder of a Grubenmaße mining license is obliged to commence mining operations within two years in at least one Grubemaß and mining has to be performed during at least four months per year.

The holder of a mining license is granted the right to appropriate and use the waters that accrue under the surface of the ground and water streams that come to the surface before they get confused with surface water.

For the owner of mining licenses to be entitled to perform mining activities, a mining program has to be submitted to the Mining Authority for approval. Prior to approving the mining program, the government authorities are invited to raise their concern and an oral hearing has to take place on-site with the property neighbors invited.

According to MinroG, the right to access and use the surface of the land on which prospecting works are to be carried out has to be obtained from the respective property owners. The holder of a mining license has to seek approval of the land owner for the use of the surface of such land for mining activity, including access to the deposit and necessary plants. In the case that no agreement can be reached, the interest of the holder of the mining license shall prevail. In case the land owner consents to the use of the land, but no agreement can be found on the amount of compensation, both parties may request the Mining Authority to decide the compensation amount. If the landowner does not consent to the use of the land, the holder may apply to the Mining Authority to grant a compulsory right of use. Such access and usage agreements do not concern either rights in rem or registered rights, these are merely agreements under civil law in a two-party relationship.

Royalty Obligation

No royalty obligations are due to Austria for materials mined from the Wolfsberg Project.

Exploration and Drilling Activity

Most of the drilling completed by EUR has focused on Zone 1, the northern limb of the anticline, which is covered by the mineral resource estimate (as set forth below). The exploration work completed has included collation and verification and validation of historical data through channel sampling and drilling of a number of twin drill holes as well as additional exploration drilling. A limited amount of scout drilling has also been conducted on the southern limb of the anticline but none of the pegmatites intersected form part of the mineral resource estimate.

Historical Exploration

Previous exploration work completed by previous owners, includes geological mapping, structural mapping and interpretation, geochemical soil surveys, pitting, trenching, and the development of an underground access decline and drives along selected veins, underground trial mining and excavation of two 500-ton bulk samples from each of the two mineralization styles.

Initial surface geological mapping was undertaken by Minerex and coupled to early trenching, formed the basis of the early exploration programs. In 2011, an extensive geological mapping program was undertaken covering a considerably larger area than the original Minerex investigation area. The program included the location of outcrops of different rock type, orientation of bedding and stratification and location of pegmatite boulders on surface. The following is a simplified geographical map of the broader deposit area.

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According to Moser (1986), 35 trenches were executed and investigated (9,940 cubic meters and 200 samples) by Minerex. The location and shape of the trenches is shown on a site map for the year 1983. No indication of the samples and the lithium grade is included. This information can however be found in the detailed geological mapping documents of the trenches. The geometric location of the trenches and the pegmatites were digitized during the data recovery program. ECM Lithium carried out 300 m of trenching in 2017 to the south east of Zone 2 to identify overburden pegmatite and their southern extension. Lithium grade of pegmatite samples were too low to be of interest.

During 1985, a detailed underground exploration program was undertaken, including the development of a decline from the surface to provide access to the pegmatite veins. Cross-cutting drifts were then driven along strike of selected veins to provide access for mapping and sampling, while 1,389 meters of underground decline development and other drives were mined. A diamond drilling campaign was then undertaken from selected underground sites to infill the drill holes drilled from the surface. Two experimental stopes were also mined to evaluate cut and fill and long-hole sub-level stopping methods, providing bulk samples for future metallurgical testing. Geo-mechanical measurements of the sidewalls of the stopes were also taken as part of the mining trial. In 2016, a verification program of this data was undertaken that included underground twin hole drilling and channel sampling along exposed pegmatite veins in the underground drifts, to replicate the channel sampling conducted by Minerex.

Current Exploration

As part of EUR’s verification and validation of the Minerex data in 2016, a number of twin channel samples were taken across the pegmatites. After samples positions are marked, sample boundaries were cut perpendicular to the pegmatite strike direction using a diamond saw. The samples were 5 centimeters wide by 10 centimeters deep. Once cut, the samples were broken out using jackhammer and large pieces were broken with a hand-held hammer and the over break discarded. Channel sample field duplicates were also collected from selected channel samples by either deepening or widening the channel sampled.

In 2017, EUR commenced a surface drilling program, which comprised four HQ3 diameter holes designed to verify the extension to depth of the pegmatite veins identified by Minerex and three HQ3 diameter holes to obtain more information on the extension of the pegmatite veins, totaling 2,576.6 meters. In addition, EUR carried out 300 meters of trenching on the southern limb of the anticline, to identify overburden pegmatites and their southern extension. The lithium grade of pegmatite samples identified in the trenching were too low to be of interest. The drilling program in Zone 2, was completed in 2018 with an additional five HQ3 diameter holes for a total length of 1,338 meters.

Drilling

Following EUR’s acquisition of the Wolfsberg Project, Global Strategic Metals undertook exploration scout drilling in 2012 in Zone 2, on the southern limb of the anticline, which confirmed the structural interpretation, and presence of spodumene bearing pegmatite veins. A total of five HQ diameter holes were drilled.

In 2016, underground drilling program of seven drill holes was undertaken by the contractor Swietelsky Tunnelbau GmbH & Co KG, using a Sandvik DE130 hydraulic core drill rig with a 50 millimeter diamond coring bit and 3-meter length standard coring tube. The total length of the seven drill holes was 829.6 meters with the aim of twinning a number of the Minerex drill holes. Site surveys were conducted by an external licensed surveyor, using a total station instrument Leica 1600 with standard accuracies of ±2 millimeter per kilometer. All coordinates were reported within the Austrian National Grid — MGI/Austria Gauss-Kruger (GK) Central — EPSG: 31255.

Fugro Austria GmbH was contracted to run drill hole deviation surveys. The surveys were undertaken at 5-meter intervals using a Mount Sopris winch and two different probe models: MDEV (magnetic deviation) and GDEV (gyroscope deviation).

The 2017 surface drilling program was undertaken by VA Erzberg GmbH using an Atlas Copco (Mustang A66CBT) drill rig. The program comprised four HQ3 diameter holes designed to verify the extension to depth of the pegmatite veins identified by Minerex, and three HQ3 diameter holes to obtain more information on the extension of the pegmatite veins into Zone 2, the southern limb of the anticline, for a total length of 2,576.6 meters. The drilling program in Zone 2, on the southern limb of the anticline, was undertaken in 2018 with an additional five HQ3 diameter holes for a total length of 1,338 meters.

In 2019, European Lithium conducted a Phase 1 drilling program to verify the vein continuity between the deep drilling undertaken in 2017 and the historical drilling undertaken by Minerex. The objective of the infill drilling program was to convert inferred resources from 2017 into indicated resources and to confirm the extension of the deposit toward the west. The program included five shallow HQ3 diameter drill holes totaling 1,330.7 meters.

In 2021, a Phase 2 resource extension and infill drilling program took place to significantly increase the existing JORC Resources for the planned Bankable Feasibility Study (“BFS”) and deposit extensions for future drilling programs. This target infill drilling program is a continuation of the drilling programs undertaken from 2016 to 2019. The drilling program comprised 20 HQ3 diameter drill holes with a total length of 7,923.0 meters.

For more information regarding exploration and drilling on the Wolfsberg Project, see Section 7 of the Technical Report Summary.

Mineral Resources

A “mineral resource” is a concentration or occurrence of material of economic interest in or on the Earth’s crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A mineral resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled.” We have reported our mineral resources in accordance Item 1300 of Regulation S-K, as part of our exploration and evaluation activities.

The mineral resources are not Mineral Reserves (as such term is defined in Item 1300 of Regulation S-K) and do not have demonstrated economic viability. The reported inferred mineral resources are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorized as Mineral Reserves. There is no certainty that all or any part of this mineral resource will be converted into Mineral Reserves.

Mining dilution is assumed to be at 0% Li2O, in part because the pegmatite lithium has a direct and substantial contact with the rock enclosing it. While determining cut-off grade parameters during the PFS, the third-party engineering firm that authored the study concluded that economic viability was primarily influenced by the amount of dilution incurred during extraction. Certain inputs to the model were modified to run a “goal-seek” process, such as the impacts of ore sorting resulting in a gross lithium hydroxide production cost of US$8,738.60/t, which comprises costs related to mine site spodumene production of US$5,824.10/t, spodumene transport costs of US$49.60, hydrometallurgical conversion to LiOH costs of US2,571.10/t and management costs of $294.80, and a viable lithium hydroxide selling price range from US$15,000/t to US$24,750/t. In addition, the model reflects a total spodumene production cost of US$882.90/t, which comprises spodumene mining costs of US$570.40/t, tailing backfill costs of US$44.50/t, crushing and sorter costs of US$16.90/t and concentrator costs of US$251.20/t. For additional information about the key parameters and costs used in this calculation, see Section 11.6 of the Technical Report Summary. The overall lithium recovery from run-of-mine to 6% Li2O concentrate was 75.8%. The Li2O recovery value in conversion was 89.7%.

The following table contains a summary of our mineral resource estimate. The mineral resource estimate is reported on 100% ownership basis. No Mineral Reserves were estimated for the Wolfsberg Project. The mineral resource estimate was constrained based on drilling data. The mineral resource is reported at a 0.2% Li2O grade cut-off and 0.5 meter thickness cut-off. A constant bulk density value of 2.73 metric tons is applied to pegmatite volumes to estimate tonnage.

Mineral Resource Classification	Tonnage (Mt)	Grade (% Li2O)	Content (kt Li2O)	Cut-Off Grade (% Li2O)
Measured	4.31	1.13	48.7
Indicated	5.43	0.95	51.6	0.2%
Measured + Indicated	9.74	1.03	100.4
Inferred	3.14	0.90	28.2

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Notes:

•Mt is million tonnes, kt is thousand tonnes.

•Figures have been rounded to the appropriate level of precision for the reporting of mineral resources.

•Mineral Resources are stated as in situ dry tonnes; figures are reported in metric tonnes.

•The mineral resource has been classified under the guidelines of S-K 1300.

•The mineral resource has demonstrated reasonable prospects for economic extraction based on pre-feasibility study work conducted in 2018.

•Historic underground development volumes have not been depleted from the mineral resource; however, these volumes are considered negligible relative to the size of the mineral resource.

•Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

A portion of the mineral resource estimate reported for the Wolfsberg Project is classified as “inferred.” Inferred mineral resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an inferred mineral resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an inferred mineral resource may not be considered when assessing the economic viability of a mining project and may not be converted to a Mineral Reserve.

Some of the measured mineral resource is informed by a single intersection, resulting in estimates of thickness (and therefore tonnage) and grade that may be considered to be of lower confidence than one would generally expect of a measured mineral resource. Considering the continuity of the pegmatite veins, the risk is considered low.

For more information regarding the assumptions and parameters used to estimate mineral resources on the Wolfsberg Project, see Section 11 of the Technical Report Summary.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations together with ELAT’s audited consolidated financial statements and notes thereto included elsewhere in this prospectus. Certain of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to plans and strategy for the Company’s business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section “Risk Factors”, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section entitled “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from the Company’ forward-looking statements. Please also see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The following discussion includes information that the Company’s management believes is relevant to an assessment and understanding of ELAT’s consolidated results of operations and financial condition. The Company comprises the operations of European Lithium AT (Investments) Limited and its subsidiaries. Unless the context otherwise requires, all references in this section to “we,” “us,” “our” or the Company refer to European Lithium AT (Investments) Limited and its subsidiaries prior to the consummation of the Business Combination and to Critical Metals Corp. and its subsidiaries (including European Lithium AT (Investments) Limited) following the consummation of the Business Combination.

Overview of Business

We are an exploration stage mining and development company that aims to become Europe’s next producer of lithium for the green energy transition. Our efforts are focused on the development of our wholly-owned Wolfsberg Lithium Project (the “Wolfsberg Project”) located in Carinthia, Austria, which is approximately 270 kilometers south of Vienna. As of Closing, we hold a 20% interest in the Weinebene Project and Eastern Alps Project which was previously held by European Lithium immediately prior to Closing.

The Wolfsberg Project lithium deposit was discovered and explored by Minerex between 1981 and 1987. Minerex completed a preliminary feasibility study but, as lithium demand and its price at that time did not support the development of a fully-fledged mine, the project was terminated. The project passed through a number of ownerships before being acquired by the present owners European Lithium.

The Wolfsberg Project’s mine is located approximately 20 kilometers east of Wolfsberg. This location allows access to the nearby A2 motorway and the natural gas transmission pipeline that follows the motorway. Wolfsberg is an industrial town of approximately 25,000 residents with a growing light industrial sector. The Wolfsberg Project does not require us to provide accommodations or social infrastructure. The Baltic to Adriatic rail corridor will pass just south of Wolfsberg upon completion of the Koralm tunnel, which is expected to occur in 2025. The Wolfsberg Project is centrally located with easy access to Europe’s motorway and rail infrastructure. We expect this to aid in the distribution of lithium products to lithium battery plants in construction or planned in northern Europe and by-products to regional industry. In addition, the Wolfsberg Project is positioned in close proximity to large lithium import markets in Europe, such as Germany, Belgium, France, Italy and Spain, and planned battery projects in Hungary, Germany, Sweden and the United Kingdom.

Our Business Strategy

Our primary strategy is to become Europe’s first licensed lithium mine for the EV market. The centerpiece of our business is our wholly-owned Wolfsberg Project. Our strategy involves developing a low cost, highly sustainable, source of lithium hydroxide manufactured from spodumene concentrate, giving European battery and EV manufacturers better continuity of supply while also helping them meet their environmental commitments. A key component of our strategy is to become an “integrated” local supplier to the European battery supply chain. We believe this approach will allow us to become one of the most sustainable, cost-effective suppliers in the world, and further help potential customers achieve their important environmental, social and governance goals required by shareholders and regulatory agencies.

As part of our business strategy, we intend to seek to acquire assets and operations that are strategic and complementary to our existing operations. This may include acquisitions or investments in complementary companies, assets, mines, products or technologies, including in other rare earth elements and minerals. In addition, we may have opportunities to make acquisitions from third parties jointly with EUR, and in some cases we may acquire assets or other operations directly from EUR or its affiliates. EUR has no obligation to sell any additional assets to us or to accept any offer that we may make for any additional assets, and we may decide not to acquire such additional assets even if EUR or an affiliate offers them to us.

We have in the past evaluated and pursued, and intend in the future to evaluate and pursue, rare earth-related assets and other critical metals assets that have characteristics and opportunities similar to our existing business lines and enable us to leverage our asset base, knowledge base and skill sets. Such acquisition efforts may involve participation by us in processes that have been made public and involve a number of potential buyers, commonly referred to as “auction” processes, as well as situations in which we believe we are the only party or one of a limited number of potential buyers in negotiations with the potential seller. These acquisition efforts often involve assets which, if acquired, could have a material effect on our financial condition and results of operations. We typically do not announce a transaction until after we have executed a definitive acquisition agreement. Discussions and negotiations regarding a potential acquisition can advance or terminate in a short period of time. Moreover, the closing of any transaction for which we have entered into a definitive acquisition agreement will be subject to customary and other closing conditions, which may not ultimately be satisfied or waived. Accordingly, we can give no assurance that our current or future acquisition efforts will be successful. Although we expect the acquisitions we make to be accretive in the long term, we can provide no assurance that our expectations will ultimately be realized.

Recent Developments

Business Combination and Related Transactions

Critical Metals Corp., a BVI business company incorporated in the British Virgin Islands (the “Company”), entered into that certain Agreement and Plan of Merger, dated as of October 24, 2022 (as amended on January 4, 2023, July 7, 2023, November 17, 2023 and as may be further amended from time to time, the “Merger Agreement”), by and among the Company, European Lithium Limited, an Australian Public Company limited by shares (“EUR”), European Lithium AT (Investments) Limited, a BVI business company incorporated in the British Virgin Islands and a direct, wholly-owned subsidiary of EUR (“ELAT”), Sizzle Acquisition Corp., a Delaware corporation (“Sizzle”) and Project Wolf Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”).

On February 8, 2024, the Company, Sizzle, and the Sponsor entered into separate subscription agreements (each, a “Subscription Agreement”) with three accredited investors named therein which are funds affiliated with each other (each, a “PIPE Investor”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to the PIPE Investors, an aggregate of 1,000,000 Ordinary Shares for a purchase price of $10.00 per share, resulting in an aggregate purchase price of $10 million for all three PIPE Investors, subject to offsets for purchases of Sizzle public shares, all on the terms and subject to the conditions set forth therein.

On February 27, 2024, we consummated the Business Combination and other related transactions. As contemplated by the Merger Agreement, (a) the Company acquired all of the issued and outstanding capital shares and equity interests of ELAT from EUR in exchange for Ordinary Shares of the Company, such that ELAT became a wholly owned subsidiary of the Company and EUR became a shareholder of the Company (the “Share Exchange”); and immediately thereafter (b) Merger Sub merged with and into Sizzle, with Sizzle continuing as the surviving entity and wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, at its effective time: (a) each of Sizzle’s issued and outstanding shares of common stock, par value $0.0001 per share (“Common Stock”) immediately prior to that effective time, was cancelled in exchange for the right of the holder thereof to receive one Ordinary Share; (b) all of the outstanding public warrants of Sizzle, entitling the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per share was converted into the right to receive a warrant to purchase one Ordinary Share at the same exercise price, being an exercise price of $11.50 per share, and (c) EUR received the number of Ordinary Shares in the Share Exchange that has an aggregate value equal to the Closing Share Consideration (as defined in the Merger Agreement) consisting of $750,000,000 divided by the redemption amount per share of Common Stock payable to Sizzle stockholders that elect to redeem Common Stock in connection with the Closing, and, subject to applicable terms and conditions, earnout consideration of up to an additional 10% of such Closing Share Consideration, in each case subject to adjustment as set forth in the Merger Agreement, and all upon the terms and subject to the conditions set forth in the Merger Agreement. Following the transactions set forth in the Merger Agreement, Sizzle and ELAT became wholly owned subsidiaries of the Company.

The Business Combination was accounted for as a share-based payment transaction in accordance with IFRS 2. Management has evaluated all the indicators of control from IFRS 10 and IFRS 3. Although there is a higher level of judgement when it comes to the analysis of the conditions set forth in IFRS 3, we believe that the indicators of relative voting rights, composition of governing body, composition of senior management, terms of exchange, relative size, and other factors favored EUR as the accounting acquirer. Accordingly, for accounting purposes, management has determined that EUR is the accounting acquirer under IFRS 3 and the SPAC is considered to be the accounting acquiree for financial reporting purposes. Under this method of accounting, the ongoing financial statements of the Company will reflect the net assets of the Company, the accounting predecessor at historical cost, with no additional goodwill recognized.

We received net cash proceeds from the Business Combination of $341,158. Certain transaction costs related to the Business Combination are not yet settled and are payable post-Closing.

Public Company Costs

As a result of the Business Combination, the Company became SEC-registered and Nasdaq-listed company, which will require the Company to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. The Company expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Sales under this Registration Statement

Sales of a substantial number of shares of our Ordinary Shares in the public market by the Selling Securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of shares of our Ordinary Shares and Public Warrants. We are unable to predict the effect that such sales may have on the prevailing market price of shares of our Ordinary Shares and Public Warrants. The total number of Ordinary Shares available for resale represent a substantial percentage of our total outstanding Ordinary Shares as of the date of this prospectus. The Selling Securityholders can sell, under this prospectus, subject to any lock-up restrictions, up to 100,312,567 Ordinary Shares, constituting approximately 95% of our outstanding Ordinary Shares on a fully diluted basis (assuming and after giving effect to (x) the issuance of 10,914,797 Ordinary Shares upon exercise of all outstanding Warrants and (y) the issuance of 12,500,000 Ordinary Shares pursuant to the GEM Agreement) as of March 27, 2024. Further, certain of the selling securityholders beneficially own a significant percentage of our Ordinary Shares. For example, the Sponsor beneficially own 3,395,350, or approximately 4.2%, of our Ordinary Shares, European Lithium beneficially owns 74,567,221, or approximately 84.3%, of our Ordinary Shares, and the PIPE Investors, in the aggregate, own 8,176,506 Ordinary Shares, or approximately 9.89%, of our Ordinary Shares. All such shares may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all securities being offered in this prospectus could result in a significant decline in the public trading price of our Ordinary Shares. See “Risk Factors — Sales of a substantial number of our securities in the public market by the selling securityholders and/or by our existing securityholders could cause the price of our Ordinary Shares and Public Warrants to fall.”

Factors that May Influence Future Results of Operations

Our financial results of operations may not be comparable from period to period due to several factors. Key factors affecting our results of operations are summarized below.

We are an exploration stage mining and development company focusing on the development of our wholly-owned Wolfsberg Project located in Carinthia, Austria, which is approximately 270 kilometers south of Vienna. We have declared mineral resources on our Wolfsberg Project but we have not yet begun to extract any mineral from the property. The exploration and development of the mineral deposits located at the Wolfsberg Project involves a high degree of financial risk and uncertainty. We have not commenced production in connection with the Wolfsberg Project and, consequently, we do not currently have any operating income or cash flows. Accordingly, we do not currently generate any revenues.

Since the acquisition of the Wolfsberg Project in 2011, we have devoted most of our cash resources to the exploration and development of the Wolfsberg Project. As of December 31, 2023 and June 30, 2023, we have spent approximately $35.8 million and $34.7 million, respectively, in connection with our exploration and evaluation activities. For the half year ended December 31, 2023 and the fiscal year ended June 30, 2023 our cash expenditures were approximately $0.6 million and $3.0 million, respectively, in connection with our exploratory work and our evaluation of the Wolfsberg Project.

Timing of Current Projects and Future Geographic and Product Expansion

Our financial results and liquidity needs vary from quarter-to-quarter or year-to-year depending on the timing of:

•        the engagement of our key consultants and suppliers;

•        the completion of the DFS at the Wolfsberg Project, which is expected to occur in the third quarter of 2024;

•        obtaining and renewing the applicable permits with the relevant mining authorities;

•        obtaining project finance for the development of the Wolfsberg Project;

•        the development and construction of mine and plant at the Wolfsberg Project;

•        the commencement of production at the Wolfsberg Project, which is expected to occur in 2026 or 2027, subject to the results of the completed DFS; and

•        transition to operating as a public company on the Nasdaq.

Additionally, we expect both our capital and operating expenditures will increase significantly in connection with our ongoing activities, as we:

•        hire additional personnel;

•        continue to work on the completion of the DFS for the Wolfsberg Project;

•        commence exploration activities in Zone 2 of the Wolfsberg Project;

•        enter into future financing arrangements in connection with the development of the Wolfsberg Project; and

•        operate as a public company on the Nasdaq.

Please read “— Liquidity, Capital Commitments and Resources.”

The COVID-19 Pandemic

The COVID-19 pandemic has resulted in the implementation of measures by government authorities and businesses to contain and limit the spread of COVID-19, and that has increased economic uncertainty. COVID-19 remains a risk and our management constantly assesses the impact of the COVID-19 pandemic on our operations and financial condition in order to implement measures designed to mitigate any such impact. For additional discussion of the adverse impact of COVID-19 on our business see “Risk Factors — Operating Risks — The ongoing COVID-19 pandemic and global measures taken in response thereto have adversely impacted, and may continue to adversely impact, our operations and financial results.”

Industry Growth

Our financial profile is associated with several secular trends in the mining industry. Demand for our product is, in part, driven by the growth of our underlying end markets and how much capital our customers invest to support their businesses. We are also impacted by the global supply and demand for lithium products. See “Information about the Company — Market and Industry Overview” for a more detailed description of market trends in our end market.

Our ability to generate revenue is sensitive to rapidly changing consumer preferences and industry trends, as well as the popularity of consumer products using lithium products, such as electronic vehicles. In December 2022, we entered a long-term Offtake Agreement with BMW, pursuant to which BMW will purchase battery grade lithium hydroxide produced by the Wolfsberg Project. Please see the section entitled “Information about the Company — Offtake Agreement with BMW AG” for more details on the Offtake Agreement. We believe that we are well-positioned at the intersection of key long-term macro trends however, changes in inflationary pressures or industry trends, including as a result of the COVID-19, could result in significant fluctuations towards the path of production.

Market and Economic Conditions

Our business depends on the economic extraction of lithium from the Wolfsberg Project, and the sale of this product to our offtake partners. Many factors related to the economic extraction of lithium, including economic conditions affecting disposable consumer income and ultimate demand for consumer items that rely on the production of lithium products, unemployment levels, fuel prices, interest rates, inflationary pressures, changes in tax rates and tax laws that impact companies or individuals and inflation, can impact our operating results.

Seasonality

The Wolfsberg Project is located in Austria. While the impact is minimal, the timing for the execution of some exploration activities is impacted as a result of the winter conditions experienced in Austria.

Impact of Inflation

The ongoing COVID-19 pandemic and regional travel restrictions and the outbreak of war in the Ukraine have led to problems in global supply chains, and caused supply bottlenecks in many sectors of the economy. During the second half of 2021 and the first half of 2022 in particular, these events slowed down the economic recovery and led to a significant increase in inflation in many regions, including Europe where our assets and primary customers are located.

The principal factors contributing to the inflationary pressures that have been experienced or will be experienced include but are not limited to Europe’s supply chain for critical materials, such as energy (gas and electricity) and reagents.

We may continue to experience inflationary pressures in the future, particularly after the Wolfsberg Project has commenced production. In order to combat inflation before the Wolfsberg Project begins producing, we may take certain actions such as monitoring operating expenses, limiting headcount, and implementing other measures we deem beneficial to minimize inflationary pressures and avoid unnecessary costs.

Risks Associated with Future Results of Operations

For additional information on the risks associated with future results of operations, please see “Risk Factors — Risks Relating to the Company” including, but not limited to “— Risks Related to our Business and our Industry” and “— Operating Risks.”

Presentation of Financial Information

Our reviewed financial statements as of and for the half year ended December 31, 2023 and our audited financial statements as of and for the years ended June 30, 2023 were prepared in accordance with IFRS.

Statement of Financial Position

Financial Position as of December 31, 2023 and June 30, 2023

The following table summarizes our consolidated statement of financial position as of December 31, 2023 (unaudited) and June 30, 2023. All amounts are shown in U.S. dollars.

	December 31, 2023 $	June 30, 2023 $
ASSETS
Current Assets
Cash and cash equivalents	201,731	137,451
Other receivables	142,937	94,149
Total Current Assets	344,668	231,600

Non-Current Assets
Restricted cash and other deposits	21,300	21,170
Property and plant and equipment	4,150	7,555
Right of use asset	36,938	—
Deferred exploration and evaluation expenditure	35,767,073	34,724,374
Total Non-Current Assets	35,829,461	34,753,099

TOTAL ASSETS	36,174,129	34,984,699

LIABILITIES
Current Liabilities
Trade and other payables	4,119,879	3,203,646
Lease liability	9,658	—
Provisions	8,528	7,458
Total Current Liabilities	4,138,065	3,211,104

Non-Current Liabilities
Lease liability	29,713	—
	29,713	—

TOTAL LIABILITIES	4,167,778	3,211,104

NET ASSETS	32,006,351	31,773,595

EQUITY
Share capital	39,414	39,414
Reserves	42,837,786	40,878,338
Retained earnings	(10,870,849)	(9,144,157)

TOTAL EQUITY	32,006,351	31,773,595

Assets

Total assets as of December 31, 2023 and June 30, 2023 were $36.2 million and $35.0 million, respectively, primarily from exploration and evaluation in the development of the Wolfsberg Project. Please see the section entitled “Description of the Wolfsberg Project” for a complete description of the Wolfsberg Project.

Liabilities

Total liabilities as of December 31, 2023 and June 30, 2023 were $4.2 million and $3.2 million, respectively, primarily from trade payables arising from the ordinary course of business and costs associated with the Business Combination.

Equity

Total equity as of December 31, 2023 and June 30, 2023 were $32.0 million and $31.7 million, respectively, primarily from capital contributions from related parties, foreign currency translation reserve arising on translation from functional currency to presentation currency and retained earnings.

Financial Position as of June 30, 2023 and 2022

The following table summarizes our consolidated statement of financial position as of June 30, 2023 and 2022. All amounts are shown in U.S. dollars.

	June 30, 2023 $	June 30, 2022 $
ASSETS
Current Assets
Cash and cash equivalents	137,451	136,097
Other receivables	94,149	44,908
Total Current Assets	231,600	181,005

Non-Current Assets
Restricted cash and other deposits	21,170	20,324
Property and plant and equipment	7,555	13,996
Deferred exploration and evaluation expenditure	34,724,374	30,468,697
Total Non-Current Assets	34,753,099	30,503,017

TOTAL ASSETS	34,984,699	30,684,022

LIABILITIES
Current Liabilities
Trade and other payables	3,203,646	304,564
Provisions	7,458	—
Total Current Liabilities	3,211,104	304,564

TOTAL LIABILITIES	3,211,104	304,564

NET ASSETS	31,773,595	30,379,458

EQUITY
Share capital	39,414	39,414
Reserves	40,878,338	34,129,060
Retained earnings	(9,144,157)	(3,789,016)

TOTAL EQUITY	31,773,595	30,379,458

Assets

Total assets as of June 30, 2023 and 2022 were $35.0 million and $30.7 million, respectively, primarily from exploration and evaluation in the development of the Wolfsberg Project. Please see the section entitled “Description of the Wolfsberg Project” for a complete description of the Wolfsberg Project.

Liabilities

Total liabilities as of June 30, 2023 and 2022 were $3.2 million and $0.3 million, respectively, primarily from trade payables arising from the ordinary course of business and costs associated with the Business Combination.

Equity

Total equity as of June 30, 2023 and 2022 were $31.7 million and $30.4 million, respectively, primarily from capital contributions from related parties, foreign currency translation reserve arising on translation from functional currency to presentation currency and retained earnings.

Components of Our Results of Operations

Other income

Our other income includes grants received for European Union projects which ECM Lithium AT GmbH (“ECM Lithium”) is participating in.

Consultants and professional services expenses

Our consultants and professional services expenses include legal fees, investor relations consultants, taxation advisors and company secretarial advisors. See note 4 to our interim period unaudited consolidated financial statements and audited consolidated financial statements included elsewhere in this prospectus for a description of our consultants and professional services expenses.

Administrative expenses

Our administrative expenses include promotional expenses, membership and subscriptions, seminars and conferences and insurance.

Finance costs

Finance costs include bank fees, interest expense, interest expense on leased assets and value-added tax (“VAT”) expensed. See note 4 to our interim period unaudited consolidated financial statements and audited consolidated financial statements included elsewhere in this prospectus for a description of our finance costs.

Depreciation expenses

Depreciation expenses are primarily attributed to office equipment. See note 9 to our interim period unaudited consolidated financial statements and audited consolidated financial statements included elsewhere in this prospectus for a description of our depreciation expenses.

Depreciation expenses — leased asset

Depreciation expenses — leased asset relates to the lease of the office located near the Wolfsberg Project.

Foreign exchange

Foreign exchange expenses include realized foreign exchange on payments to suppliers. See note 4 to our interim period unaudited consolidated financial statements and audited consolidated financial statements included elsewhere in this prospectus for a description of our foreign exchange expenses.

Merger expenses

Merger expenses relate to expenses associated with the Business Combination. See note 4 to our interim period unaudited consolidated financial statements and audited consolidated financial statements included elsewhere in this prospectus for a description of our merger expenses.

Other expenses

Other expenses consist of the repayment of grant and travel expenses. See note 4 to our interim period unaudited consolidated financial statements and audited consolidated financial statements included elsewhere in this prospectus for a description of our other expenses.

Exchange differences on translation of foreign operations

Exchange differences on translation of foreign operations include the differences between the currency of the primary economic environment in which we operate and the currency presented in our financial statements in accordance with our accounting policy. See note 2 to our interim period unaudited consolidated financial statements and audited consolidated financial statements included elsewhere in this prospectus for a description of the Company’s foreign currency accounting policy.

Results of Operations

Comparison of Six Months ended December 31, 2023 and 2022

The following table summarizes our consolidated unaudited results of operations for the six months ended December 31, 2023 and 2022. All amounts are shown in U.S. dollars.

	Six Months ended December 31,		Period-over-Period Change Year Ended
	2023	2022	December 31, 2023 to 2022
			Change ($)	Change (%)
Continuing operations
Other Income	540	107,727	(107,187)	99.5%
Consultants and professional services expenses	(211,936)	(175,815)	36,121	20.5%
Administration expenses	(5,786)	(22,943)	(17,157)	74.8%
Finance costs	(12,680)	(10,000)	2,680	26.8%
Depreciation expense	(3,442)	(3,371)	71	2.1%
Depreciation – Leased Assets	(14,345)	—	14,345	100.0%
Foreign exchange	2,042	212	1,830	863.2%
Merger Expenses	(1,481,085)	(61,215)	1,419,870	2,319.5%
Other expenses	—	(15,244)	(15,244)	100.0%
Loss before income tax	(1,726,692)	(180,649)	1,546,043	856.7%
Income tax expense	—	—	—	—
Loss after tax from continuing operations	(1,726,692)	(180,649)	1,546,043	856.7%
Other comprehensive income, net of income tax
Items that may be reclassified to profit or loss
Exchange differences on translation of foreign operations	499,844	779,310	(299,466)	38.4%
Other comprehensive (loss) for the period, net of income tax	499,844	779,310	(299,466)	38.4%

Total comprehensive (loss) for the year	(1,226,848)	598,661	(1,825,509)	304.9%

Other Income

Other income decreased $107 thousand, or 99.5%, to $540 for the six months ended December 31, 2023 compared to $107 thousand for the comparable period in 2022. The decrease was primarily attributable to ECM Lithium AT GmbH (“ECM Lithium”) receiving a grant for European Union projects which is participating in during the half year period ended December 31, 2022.

Consultants and professional services expenses

Consultants and professional services expenses increased $36 thousand, or 20.5%, to $212 thousand for the six months ended December 31, 2023 compared to $176 thousand for the comparable period in 2022. The increase was primarily attributable to audit fees.

Administrative expenses

Administrative expenses decreased $17 thousand, or 74.8%, to $6 thousand for the six months ended December 31, 2023 compared to $23 thousand for the comparable period in 2022. The decrease was primarily attributable to expenditure on promotions and advertising, memberships and subscriptions and general office expenditure.

Finance costs

Finance costs increased $2 thousand, or 26.8%, to a $13 thousand expense for the six months ended December 31, 2023 compared to a $10 thousand expense for the comparable period in 2022. The increase is not considered material.

Depreciation expenses

Depreciation expenses increased $71, or 2.1%, to $3,442 for the six months ended December 31, 2023 compared to $3,371 for the comparable period in 2022. The increase is not considered material.

Depreciation — Leased Assets

Depreciation — Leased Assets was $14 thousand for the six months ended December 31, 2023. Depreciation — Leased Assets is primarily attributable to depreciation on a leased vehicle.

Foreign exchange

Foreign exchange increased $1 thousand, or 863.2%, to a $2 thousand expense for the six months ended December 31, 2023 compared to $212 for the comparable period in 2022. The increase was primarily attributable to movement in exchange rates and the associated realized foreign exchange on payments to suppliers.

Merger Expenses

Merger expenses increased $1.4 million, or 2,319.5%, to $1.4 million the six months ended December 31, 2023 compared to $61 thousand for the comparable period in 2022. The increase was primarily attributable to legal, audit, travel, corporate advisory and other consulting fees associated with the Business Combination.

Other Expenses

No other expenses were incurred for the six months ended December 31, 2023. In the comparable period in 2022, other expenses totaled $15 thousand. Such expenses consisted of travel and accommodation expenes.

Exchange differences on translation of foreign operations

Exchange differences on translation of foreign operations losses decreased $300 thousand, or 38.4%, to $500m thousand for the six months ended December 31, 2023 compared to $779 thousand for the comparable period in 2022. The decrease was primarily attributable to movements in the Euro and US Dollar exchange rates arising on transaction of foreign operations.

Comparison of Years ended June 30, 2023 and 2022

The following table summarizes our consolidated results of operations for the fiscal year ended June 30, 2023 and 2022. All amounts are shown in U.S. dollars.

	Year ended June 30,		Period-over-Period Change Year Ended
	2023	2022	June 30, 2023 to 2022
			Change ($)	Change (%)
Continuing operations
Other Income	111,218	—	111,218	100.0%
Consultants and professional services expenses	(374,618)	(179,262)	195,356	109.0%
Administration expenses	(35,653)	(24,504)	11,149	45.5%
Finance costs	(14,871)	(12,711)	2,160	17.0%
Depreciation expense	(6,757)	(7,413)	(656)	8.8%
Foreign exchange	(2,199)	(11,155)	(8,956)	80.3%
Merger Expenses	(5,009,866)	—	5,009,866	100.0%
Other expenses	(22,395)	(49,556)	(27,161)	54.8%
Loss before income tax	(5,355,141)	(284,601)	5,070,540	1,781.6%
Income tax expense	—	—	—	—
Loss after tax from continuing operations	(5,355,141)	(284,601)	5,070,540	1,781.6%
Other comprehensive income, net of income tax
Items that may be reclassified to profit or loss
Exchange differences on translation of foreign operations	1,358,781	(3,941,081)	5,299,862	134.5%
Other comprehensive (loss) for the period, net of income tax	1,358,781	(3,941,081)	5,299,862	134.5%

Total comprehensive (loss) for the year	(3,996,360)	(4,225,682)	(229,322)	5.4%

Other Income

Other income was $111 thousand for the year ended June 30, 2023. Other income is primarily attributable to the receipt of grants received for European Union projects which ECM Lithium are participating in.

Consultants and professional services expenses

Consultants and professional services expenses increased $195 thousand, or 109.0%, to $375 thousand for the year ended June 30, 2023 compared to $179 thousand for the year ended June 30, 2022. The increase was primarily attributable to legal fees in respect to ECM Lithium AT GmbH including work on the long-term Offtake Agreement. This expenditure is expensed in line with the Company’s accounting policies.

Administrative expenses

Administrative expenses increased $11 thousand, or 45.5%, to $36 thousand for the year ended June 30, 2023 compared to $25 thousand for the year ended June 30, 2022. The increase is due to increased activities for promotions and advertising and general office expenditure.

Finance costs

Finance costs increased $2 thousand, or 17.0%, to a $15 thousand expense for the year ended June 30, 2023 compared to a $13 thousand expense for the year ended June 30, 2022. The increase is not considered material.

Depreciation expenses

Depreciation expenses increased by decreased by $1 thousand, or 8.8%, to $6.8 thousand for the year ended June 30, 2023 compared to $7.4 thousand for the year ended June 30, 2022. The decreased is not considered material.

Foreign exchange

Foreign exchange decreased $9 thousand, or 80.3%, to a $2 thousand expense for the year ended June 30, 2023 compared to a $11 thousand expense for the year ended June 30, 2022. The decrease was primarily attributable to movement in exchange rates and the associated realized foreign exchange on payments to suppliers.

Merger Expenses

Merger expenses were $5.1 million for the year ended June 30, 2023. Merger expenses consist of legal, audit, travel, corporate advisory and other consulting fees associated with the Business Combination.

Other Expenses

Other expenses decreased $27 thousand, or 54.8%, to a $22 thousand expense for the year ended June 30, 2023 compared to a $50 thousand expense for the year ended June 30, 2022. The decrease was primarily attributable to travel and accommodation expenses offset against the repayment of an industry grant previously received which was unutilised.

Exchange differences on translation of foreign operations

Exchange differences on translation of foreign operations losses increased $5.3 million, or 134.5%, to $1.4 million for the year ended June 30, 2023 compared to a $4.0 million loss for the year ended June 30, 2022. The increase was primarily attributable to movements in the Euro and US Dollar exchange rates arising on transaction of foreign operations.

Liquidity, Capital Commitments and Resources

Sources and Uses of Liquidity

On a historical basis, our principal source of liquidity has been capital contributions from related parties. Our principal uses of cash have been for the exploration and evaluation of the development of the Wolfsberg Project and the consummation of the Business Combination. As of December 31, 2023 and June 30, 2023, we had approximately $202 thousand and $137 thousand, respectively, of unrestricted cash.

We expect our capital expenditures and working capital requirements to increase materially in the near future as we seek to continue development of the Wolfsberg Project. Our actual future capital requirements will depend on many factors, including the results of our DFS, final investment decision ahead of the development and construction at the Wolfsberg Project, exploration activities in Zone 2 of the Wolfsberg Project and costs associated with maintaining the Wolfsberg Project site. In addition, we have incurred and expect to continue to incur additional costs as a result of operating as a public company.

Substantial doubt exists about our ability to continue as a going concern within one year after the date that the financial statements are available to be issued. We will continue efforts to remedy the conditions or events that raise this substantial doubt, however, as some components of these plans are outside of management’s control, we cannot offer any assurances they will be effectively implemented. We also cannot offer any assurance that any additional financing will be available on acceptable terms or at all. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the continuity of normal business activities and the realization of assets and the settlement of liabilities in the ordinary course of business. We cannot be sure that any additional financing will be available to us on acceptable terms if at all. If we are unable to raise additional capital when desired, our business, operating results, and financial condition could be adversely affected.

In connection with the closing of the Business Combination, we raised cash proceeds of $10 million from the PIPE Financing and EUR waived the minimum cash condition in the Merger Agreement that required there to be funds in Sizzle’s trust account and funds from other private financing arrangements equal to at least $40 million before payment of transaction expenses. In addition, in connection with the closing of the Business Combination, we and Sizzle entered into or amended certain agreements with vendors or service providers, including the underwriter in Sizzle’s IPO, to pay various business combination transaction expenses otherwise due at Closing, including deferral agreements with vendors or service providers, requiring deferred cash payments by the registrant to such parties to be satisfied over specified time periods after Closing, and certain other fee modification agreements with vendors or service providers pursuant to which such parties will receive newly issued Ordinary Shares at Closing and/or deferred cash payments (or a combination of both). Pursuant to such agreements, an aggregate of 2,215,000 Ordinary Shares were issued to such providers. We received net cash proceeds from the Business Combination of $341,158. Certain transaction costs related to the Business Combination are not yet settled and are payable post-Closing. Additional capital will be necessary in order to fund currently anticipated expenditures and to meet our obligations as they come due.

On Only July 4, 2023, we entered into the GEM Agreement, pursuant to which we are entitled to draw down up to $125 million of gross proceeds (“Aggregate Limit”) from GEM Investor in exchange for Ordinary Shares, subject to meeting the terms and conditions of the GEM Agreement. This equity line facility is available for a period of 36 months from the Closing of the Business Combination. Please read “— The GEM Agreement.”

In addition, we are currently engaged in discussions with various parties to seek to mitigate our near-term liquidity needs. For example, we are engaged in discussions with EUR to obtain short-term funding, although EUR is under no obligation to provide such funding and we may ultimately not agree to the terms of such funding. In addition, we would receive proceeds from the exercise of Warrants to the extent such Warrants are exercised for cash.

Our Offtake Agreement with BMW requires BMW to make an advance payment of US$15.0 million to us, which amount is to be repaid through equal set offs against battery-grade lithium hydroxide delivered to BMW. We believe we have satisfied all conditions within our control related to the receipt of the advance payment. The proceeds of such advance payment are intended to be used for the development of the Wolfsberg Project, including supporting the commencement of the construction phase and to further progress towards the successful implementation of the Wolfsberg Project. Please read “Business — Overview of our Projects — The Wolfsberg Project — Offtake Agreement with BMW AG.”

We expect that EUR’s strategic collaboration with Obeikan to build and operate a hydroxide plant in Saudi Arabia for the Wolfsberg Project will be beneficial to us, as it would reduce our future costs to build and operate a lithium hydroxide plant on our own. In addition, once operational, the hydroxide plant is expected to significantly reduce energy costs and deliver savings in operating expenditures and capital expenditures related to the Wolfsberg Project that would otherwise be borne by Pubco. Please read “Business — Overview of our Projects — The Wolfsberg Project — Strategic Collaboration between EUR and Obeikan Investment Group.”

We have in the past engaged in, and we will continue to engage in, various discussions with third parties related to additional potential equity investments in us. These investments may take the form of convertible preferred shares, ordinary shares or other equity or securities. Any equity securities issued may provide for rights, preferences, or privileges senior to those of holders of our Ordinary Shares. We may also engage in debt financings to secure additional funds. If we raise funds by issuing debt securities, these debt securities would have rights, preferences, and privileges senior to those of holders of our Ordinary Shares. The terms of debt securities or borrowings could impose significant restrictions on our operations. The credit market and financial services industry have in the past, and may in the future, experience periods of uncertainty that could impact the availability and cost of equity and debt financing. Our ability to access capital when needed is not assured and, if capital is not available to us when, and in the amounts needed, we could be required to delay, scale back, or abandon some or all of our expansion efforts and other operations, which could materially harm our business, financial condition and results of operations.

In connection with stockholder votes to approve the extension of the date by which Sizzle was required to complete an initial business combination, (x) on February 1, 2023, public stockholders of Sizzle elected to redeem an aggregate of 11,076,073 shares of Sizzle Common Stock, at a redemption price of approximately $10.32 per share, for an aggregate redemption amount of approximately $114.3 million, (y) on August 7, 2023, public stockholders of Sizzle elected to redeem an aggregate of 1,337,244 shares of Sizzle Common Stock, at a redemption price of approximately $10.85 per share, for an aggregate redemption amount of approximately $14.5 million and (z) on February 6, 2024, public stockholders of Sizzle elected to redeem an aggregate of 779,917 shares of Sizzle Common Stock, at a redemption price of approximately $11.05 per share, for an aggregate redemption amount of approximately $8.6 million. In addition, in connection with the Business Combination, public stockholders of Sizzle elected to redeem 1,414,537 shares of Sizzle Common Stock for a pro rata portion of the cash in the Sizzle trust account, which equaled approximately $11.06 per share, for an aggregate of approximately $15.7 million. As a result, an aggregate of approximately $153.1 million was paid to such redeeming stockholders at or prior to the closing of the Business Combination out of the trust account established by Sizzle upon the closing of its initial public offering.

Sales of a substantial number of our Ordinary Shares in the public market by the selling securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our Ordinary Shares and Public Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Ordinary Shares and Public Warrants. The selling securityholders can sell, under this prospectus, subject to any lock-up restrictions, up to 100,312,567 Ordinary Shares constituting approximately 95% of our issued and outstanding Ordinary Shares on a fully diluted basis (assuming and after giving effect to (x) the issuance of 10,914,797 Ordinary Shares upon exercise of all outstanding Warrants and (y) the issuance of 12,500,000 Ordinary Shares pursuant to the GEM Agreement) as of March 27, 2024. The sale of all securities being offered in this prospectus could result in a significant decline in the public trading price of our Ordinary Shares or Public Warrants. See “Risk Factors — Sales of a substantial number of our securities in the public market by the selling securityholders and/or by our existing securityholders could cause the price of our Ordinary Shares or Public Warrants to fall.”

We will not receive any proceeds from the sale of Ordinary Shares by the Selling Securityholders pursuant to this prospectus. We will, however, receive the proceeds from the exercise of Warrants to the extent such Warrants are exercised for cash. Each Warrant entitles the holder thereof to purchase one Ordinary Share at the applicable exercise price of such Warrant. The exercise price of (i) the Public Warrants to purchase 7,750,000 Ordinary Shares is $11.50 per share, (ii) the Polar Warrant to purchase 350,000 Ordinary Shares is $10.00 per share, (iii) PIPE Warrants to purchase 1,000,000 Ordinary Shares is $10.00 per share and (iv) the GEM Warrant to purchase 1,814,797 Ordinary Shares is $10.71 per share, in each case, subject to adjustment as set forth therein. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $122.1 million. We believe that the likelihood that Warrant holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the applicable exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. Conversely, we believe the Warrant holders are more likely to exercise their Warrants the higher the price of our Ordinary Shares is above the applicable exercise price of such Warrants. On April 30, 2024, the closing price of our Ordinary Shares was $10.50 per share, which is below the applicable exercise price of the Public Warrants and the GEM Warrant and above the exercise price of the Polar Warrant and the PIPE Warrants. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease.

Contractual and Other Obligations

Commitments

Wolfsberg Lithium Project

Prior to the closing of the Business Combination, the Company had fully funded the cost of completing the DFS. The DFS is in process and is expected to be completed in third quarter of 2024. Future capital requirements for the development and construction of the Wolfsberg Project are dependent on a number of factors as outlined above and are expected to be financed primarily through a project financing arrangement in the future. Please read “— Timing of Current Projects and Future Geographic and Product Expansion” and “— Liquidity, Capital Commitments and Resources.”

Related Party Capital Contributions

Prior to the Business Combination, ELAT and certain of its subsidiaries have received financing from our parent company, European Lithium Limited. As of December 31, 2023 and June 30, 2023, we and certain of our subsidiaries have received capital contributions with a balance of $45.9 million and $44.5 million, respectively.

For more information regarding our related party transactions, see the section of this prospectus entitled “Certain Relationships and Related Party Transactions — Company Related Party Transactions”, and see Note 17 “Related Party Disclosure” to our interim period unaudited consolidated financial statements and audited financial statements, included elsewhere in this prospectus.

Cash Flows

The following table summarizes our cash flows for the periods presented.

	Six Months Ended December 31,		Year Ended June 30,
	2023	2022	2022	2021
Cash flows from operating activities
Payments to suppliers and employees	(749,900)	(176,350)	(2,433,161)	(237,005)
Finance costs	(4,643)	(4,903)	(7,776)	(14,350)
Interest paid – leased assets	(6,144)	—	—	—
Grants Received	(48,729)	(13,955)	111,218	—
VAT refund	540	—	(49,070)	68,958
Net cash (used in) operating activities	(808,876)	(195,208)	(2,378,789)	(182,397)

Cash flows from investing activities
Payments for exploration and evaluation	(574,406)	(1,219,687)	(2,993,578)	(6,019,463)
Payment for property and plant and equipment	—	—	—	(14,904)
Net cash (used in) investing activities	(574,406)	(1,219,687)	(2,993,578)	(6,034,367)

Cash flows from financing activities
Proceeds from issue of shares	1,463,697	1,438,663	5,368,057	6,190,820
Repayment of lease liabilities	(18,055)	—	—	—
Net cash provided by financing activities	1,445,642	1,438,663	5,368,057	6,190,820

Net increase/(decrease) in cash and cash equivalents	62,360	23,768	(4,310)	(25,944)
Cash and cash equivalents at beginning of year	137,451	136,097	136,097	184,190
Effects on exchange rate fluctuations on cash held	1,920	3,243	5,664	(22,149)
Cash and cash equivalents at end of year	201,731	163,108	137,451	136,097

Cash Flows from Operating Activities

Our cash flows from operating activities are primarily driven by merger expenses relating to the Business Combination.

We have incurred recurring operating losses and negative cash flows from operating activities.

During the six months ended December 31, 2023 and 2022, we incurred Net Loss of $1.7 million and $181 thousand, respectively. Our Net cash used in operating activities was $809 thousand for the six months ended December 31, 2023 and $195 thousand for the comparable period in 2022. The $614 thousand increase was primarily attributable to payments in relation to the Business Combination.

During the years ended June 30, 2023 and 2022, we incurred Net Loss of $5.4 million and $285 thousand, respectively. Our Net cash used in operating activities was $2.4 million for the year ended June 30, 2023 and $182 thousand for the year ended June 30, 2022. The $2.2 million increase in cash used was primarily due to payments in relation to the Business Combination.

Cash Flows from Investing Activities

Net cash used in investing activities during the six months ended December 31, 2023 and 2022 was $547 thousand and $1.2 million, respectively. This expenditure was primarily in the payments for exploration and evaluation in the development of the Wolfsberg Project.

Net cash used in investing activities during the years ended June 30, 2023 and 2022 was $3.0 million and $6.0 million, respectively. This expenditure was primarily in the payments for exploration and evaluation in the development of the Wolfsberg Project.

Cash Flows from Financing Activities

Net cash provided by financing activities during the six months ended December 31, 2023 and 2022 was $1.4 million for each period, primarily from capital contributions from related parties.

Net cash provided by financing activities during the years ended June 30, 2023 and 2022 was $5.4 million and $6.2 million, respectively, primarily from capital contributions from related parties.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Indemnification Agreements

In the ordinary course of business, we enter into certain agreements that provide for indemnification by the Company of varying scope and terms to customers, vendors, directors, officers, employees, and other parties with respect to certain matters. Indemnification includes losses from breach of such agreements, services provided by us, or third-party intellectual property infringement claims. These indemnities may survive termination of the underlying agreement and the maximum potential amount of future indemnification payments, in some circumstances, are not subject to a cap. It is not possible to determine the maximum potential loss under these indemnification provisions due to the absence of prior indemnification claims and the unique facts and circumstances involved in each particular provision. As of December 31, 2023, there were no known events or circumstances that have resulted in a material indemnification liability.

Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with IFRS. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. We will not be required to make our first assessment of our internal control over financial reporting until our first annual report required to be filed with the SEC. The Company has not been required to document and test its internal controls over financial reporting, nor has its management been required to certify the effectiveness of its internal controls, and its auditors have not been required to opine on the effectiveness of its internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

We are subject to market risks in the ordinary course of our business. These risks include credit risk, as well as foreign currency exchange risk.

Foreign Currency Exchange Risk

We have operations in several countries outside of the United States, and certain of our operations are conducted in foreign currencies, principally the Euro and the Australian Dollar, both of which fluctuate relative to the U.S. dollar. Accordingly, changes in the value of the Euro or Australian Dollar could adversely affect the U.S. dollar equivalent of our non-U.S. dollar revenue and operating costs and expenses and reduce international demand for our content and services, all of which could negatively affect our business, financial condition and results of operations in a given period or in specific territories.

To date, realized foreign currency transaction gains and losses have not been material to our financial statements. We have not engaged in the hedging of foreign currency transactions to date, although we may choose to do so in the future.

Critical Accounting Polices and Estimates

a)      Basis of preparation

The financial report is a general-purpose financial report, which has been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). The Company is a for-profit entity for the purpose of preparing the financial statements.

The financial report has also been prepared on the accruals basis and historical cost basis.

The material accounting policies set out below have been applied consistently to all periods presented in the financial report except where stated.

b)      Principles of consolidation

Subsidiaries are all entities over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases. A list of controlled entities is contained in Note 19 of the interim period unaudited consolidated financial statements and audited consolidated financial statements.

All inter-group balances and transactions between entities in the Group, including any unrealized profits or losses, have been eliminated on consolidation. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with those adopted by EUR.

c)      Significant accounting estimates and assumptions

The carrying amounts of certain assets and liabilities are often determined based on estimates and assumptions of future events. The key estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of certain assets and liabilities within the next annual reporting period are:

Deferred exploration and evaluation expenditure

The application of the Group’s accounting policy for exploration and evaluation expenditure requires judgement in determining whether it is likely that future economic benefits are likely from future exploitation or sale or where activities have not reached a stage which permits a reasonable assumption of the existence of reserves.

Determining of functional currency

Based on the primary indicators in IAS 21 The Effects of Change in Foreign Exchange Rates, the Euro has been determined as the functional currency of the Group, because the Euro is the currency that mainly influences labor, material and other costs of providing goods or services, and is the currency in which the majority of these costs are denominated and settled.

Effects of changes in foreign exchange rates on the consolidation of the financial statements are recorded in other comprehensive income and carried in the form of a cumulative translation adjustment in the accumulated other comprehensive income section of the Statement of financial position of the Group.

The presentation currency of the Group has been determined to be US Dollars reflecting the current principal equity and financing structure. For the purposes of these financial statements, the opening balances have been translated from Euro to US dollars based on historical rate or the closing exchange rate at 30 June 2020 as appropriate.

Income taxes

The Group is subject to income taxes in jurisdictions where it has foreign operations.

Significant judgement is required in determining the worldwide provision for income taxes. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Group estimates its tax liabilities based on the Group’s understanding of the tax laws in the relevant jurisdictions. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the current and deferred income tax assets and liabilities in the period in which such determination is made.

The Group recognizes deferred tax assets relating to carried forward tax losses to the extent there are sufficient taxable temporary differences (deferred tax liabilities) relating to the same taxation authority against which the unused tax losses can be utilized. However, utilization of the tax losses also depends on the ability of the entity to satisfy certain tests at the time the losses are recouped.

Deferred taxation

Potential future income tax benefits have not been brought to account at December 31, 2022 because the Directors do not believe that it is appropriate to regard realizations of future income tax benefits as probable.

d)      Cash and cash equivalents

Cash and cash equivalents in the Statement of Financial Position comprise cash at bank and in hand and short-term deposits with an original maturity of six months or less.

For the purposes of the Statement of Cash Flows, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts.

e)      Impairment of assets

At each reporting date, the Company assesses whether there is any indication that an asset may be impaired. Where an indicator of impairment exists, the Company makes a formal estimate of recoverable amount. Where the carrying amount of an asset exceeds its recoverable amount the asset is considered impaired and is written down to its recoverable amount.

Recoverable amount is the greater of fair value less costs to sell and value in use. It is determined for an individual asset, unless that asset’s value in use cannot be estimated to be close to its fair value less costs to sell and it does not generate cash inflows that are largely independent of those from other assets or group of assets. In which case, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but only to the extent that the increased carrying value does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years. A reversal of an impairment loss is recognized in profit or loss immediately, unless the relevant asset is carried at fair value, in which case the reversal of the impairment loss is treated as a revaluation increase.

f)      Value added tax

Revenues, expenses and assets are recognized net of the amount of VAT except:

•        When the VAT incurred on a purchase of goods and services is not recoverable from the taxation authority, in which case the VAT is recognized as part of the cost acquisition of the asset or as part of the expense item as applicable; and receivables and payables are stated with the amount of VAT included.

•        The net amount of VAT recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the Statement of Financial Position.

Cash flows are included in the Statement of Cash Flows on a gross basis and the VAT component of cash flows arising from investing and financing activities, which is recoverable from, or payable to, the taxation authority are classified as operating cash flows.

Commitments and contingencies are disclosed net of the amount of VAT recoverable from, or payable to, the taxation authority.

g)      Foreign Currency

Foreign currency transactions and balances

All foreign currency transactions occurring during the financial year are recognized at the exchange rate in effect at the date of the transaction. Foreign currency monetary items at reporting date are translated at the exchange rate existing at reporting date. Non-monetary assets and liabilities carried at fair value that are denominated in foreign currencies are translated at the rates prevailing at the date when the fair value was determined.

Exchange differences are recognized in the profit or loss in the period in which they arise except those exchange differences which relate to assets under construction for future productive use which are included in the cost of those assets where they are regarded as an adjustment to interest costs on foreign currency borrowings.

Functional and presentation currency

Items included in the financial statements of each of the companies within the Group are measured in Euro which is the currency of the primary economic environment in which they operate (the functional currency). The consolidated financial statements are presented in US dollars, which is the Company’s presentation currency.

Group companies

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•        assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position;

•        income and expenses for each statement of profit or loss and other comprehensive income are translated at average exchange rates (unless this is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions), and

•        all resulting exchange differences are recognized in other comprehensive income.

h)      Trades and other payables

Trade payables and other accounts payable are carried at amortized cost and represent liabilities for goods and services provided to the Group prior to the end of the financial year that are unpaid and arise when the Group becomes obliged to make future payments in respect of the purchase of those goods and services.

i)       Exploration and evaluation expenditure

Exploration and evaluation expenditures in relation to each separate area of interest are recognized as an exploration and evaluation asset in the year in which they are incurred where the following conditions are satisfied:

•        the rights to tenure of the area of interest are current; and

•        at least one of the following conditions is also met:

•        the exploration and evaluation expenditures are expected to be recouped through successful development and exploration of the area of interest, or alternatively, by its sale; or

•        exploration and evaluation activities in the area of interest have not at the balance date reached a stage which permits a reasonable assessment of the existence or otherwise of economically recoverable reserves, and active and significant operations in, or in relation to, the area of interest are continuing.

Exploration and evaluation assets are initially measured at cost and include acquisition of rights to explore, studies, exploratory drilling, trenching and sampling and associated activities and an allocation of depreciation and amortized of assets used in exploration and evaluation activities. General and administrative costs are only included in the measurement of exploration and evaluation costs where they are related directly to operational activities in a particular area of interest.

Exploration and evaluation assets are assessed for impairment when facts and circumstances suggest that the carrying amount of an exploration and evaluation asset may exceed its recoverable amount. The recoverable amount of the exploration and evaluation asset (for the cash generating unit(s) to which it has been allocated being no larger than the relevant area of interest) is estimated to determine the extent of the impairment loss (if any). Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but only to the extent that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in previous years.

Where a decision has been made to proceed with development in respect of a particular area of interest, the relevant exploration and evaluation asset is tested for impairment and the balance is then reclassified to development.

j)      Share capital

Ordinary shares are classified as equity.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds. Incremental costs directly attributable to the issue of new shares or options for the acquisition of a business are not included in the cost of the acquisition as part of the purchase consideration.

New and Recently Adopted Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the IASB or other standard setting bodies that are adopted by us as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations.

See Note 2 to our interim period unaudited consolidated financial statements and audited consolidated financial statements included elsewhere in this prospectus for more information about recent accounting pronouncements, the timing of their adoption and our assessment, to the extent we made one, of their potential impact on our financial condition and results of operations.

Emerging Growth Company

As defined in Section 102(b)(1) of the JOBS Act, we are an emerging growth company (“EGC”). As such, we are eligible for and intends to rely on certain exemptions and reduced reporting requirements provided by the JOBS Act, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements.

We will remain an EGC under the JOBS Act until the earliest of (i) the last day of the fiscal year in which the market value of our ordinary shares that are held by nonaffiliates exceeds $700 million as of the last business day of the second quarter of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the Closing.

MANAGEMENT

Executive Officers and Directors of the Company

The following table sets forth certain information, as of the date of this prospectus, relating to the executive officers, directors and director nominees of the Company.

Name	Age	Position
Executive Officers
Tony Sage(3)	63	Chief Executive Officer, Executive Chairman and Director
Melissa Chapman	46	Chief Financial Officer
Dietrich Wanke	61	President of European Operations
Directors
Carolyn Trabuco(1)(2)	54	Director
Malcolm Day(3)	59	Director
Michael Hanson(1)(2)	54	Director
Mykhailo Zhernov(3)	47	Director

____________

(1)      Member of the audit committee.

(2)      Member of the compensation committee.

(3)      Member of the nominating and corporate governance committee.

Executive Officers

Tony Sage has served as the Chief Executive Officer of the Company since April 2024 and as Executive Chairman of the Company since the Closing of the Business Combination. Mr. Sage has served as Non-Executive Chairman of EUR since September 2016 transitioning to Executive Chairman of EUR in December 2021 quarter, and has more than 35 years’ experience in corporate advisory services, funds management and capital raising predominantly within the resource sector. Mr. Sage is based in Western Australia and has been involved in the management and financing of listed mining companies for the last 22 years. Mr. Sage has operated in Argentina, Brazil, Peru, Romania, Russia, Sierra Leone, Guinea, Cote d’Ivoire, Congo, South Africa, Indonesia, China and Australia. Mr. Sage currently holds the position of Executive Chairman of ASX listed CuFe Ltd and Executive Chairman of ASX listed Cyclone Metals Limited. Mr. Sage holds a B. Bus. degree from Edith Cowan University, Western Australia, is a chartered accountant with the Chartered Accountants Australia and New Zealand (CAANZ), is a fellow of Certified Practicing Accountants in Australia (FCPA) and is a fellow of the Taxation Institute of Australia (FTIA).

Melissa Chapman has served as Chief Financial Officer of the Company since the Closing of the Business Combination. It is anticipated that the Board will seek to appoint a new Chief Financial Officer with experience in operating a U.S. public company as soon as practicable following the consummation of the Business Combination. Ms. Chapman has served as the Joint Chief Financial Officer of EUR since February 2017. In addition, Ms. Chapman is Co-founder and Executive Director of Bellatrix Corporate Pty Ltd, a company that provides company secretarial and accounting services to several ASX listed companies, with over 20 years’ experience in the accounting and company secretarial professions. She has significant experience including in Perth and London serving ASX/LSE listed and private companies. Ms. Chapman holds a Bachelor of Commerce degree from Murdoch University, is a Certified Practicing Accountant with CPA Australia (CPA), has completed a Graduate Diploma of Corporate Governance with the Governance Institute of Australia (AGIA/ACIS) and has completed the company directors course with the Australian Institute of Company Directors (GAICD).

Dietrich Wanke currently serves as President of European Operations of the Company. Mr. Wanke was appointed as General Manager of EUR in October 2016 and has served as the Chief Executive Officer of EUR since May 2019. In addition, Mr. Wanke also currently holds a position as General Manager for Marampa Iron Ore in Sierra Leone. No exploration activities are currently being undertaken at Marampa Iron Ore. Thus, while Mr. Wanke has a contractual obligation with Marampa Iron Ore, he is currently overseeing the project remotely without the requirement to travel to Sierra Leone. For so long as this arrangement continues, Mr. Wanke expects to allocate minimal time to Marampa Iron Ore, which will allow Mr. Wanke to carry out the role of President of European Operations in a full-time capacity. Mr. Wanke has worked in the past as General Manager for Tolukuma Gold Mines in Papua New Guinea, Mine Manager for Atlas Iron in Western Australia, Technical Services Manager for Thiess (hard coal) in Indonesia, Mine Manager for Kimberley Diamonds in Western Australia, Technical Services Manager for Lightning Nickel in Western Australia, Technical Director for LMV, an engineering/surveying service provider for coal mines in Germany and Technical Services Manager and Licensed Surveyor for Laubag (lignite) in Germany. Mr. Wanke has more than 30 years’ experience in management at operational level for underground and open cut mines. Mr. Wanke has held statutory positions as registered manager under the applicable mining acts in several countries and commodities, notably gold/silver, nickel, diamonds, coal and iron. Mr. Wanke has lived and served professionally for mining operations in Germany, Australia, Indonesia, Papua New Guinea and Sierra Leone. Mr. Wanke has managed mining operations through all phases, starting from greenfield exploration to full scale production as well as extension of existing mines. Mr. Wanke holds a Mine Engineering/Mine Surveying degree from Technical University Bergakademie Freiberg, a licensed Mine Surveyor’s certificate in Germany and 1st class Mine Manger’s certificates in Western Australia and Papua New Guinea.

Directors

Carolyn Trabuco currently serves as a Director of the Company. Currently, Ms. Trabuco is Co-Founder and Independent Member of Public Company Board of Directors at Azul Brazilian Airline (“Azul”) since April 2007, where she serves as Compensation Committee Chair and member of the ESG Committee. Mrs. Trabuco is a member of the Board of Directors and Audit Committee for Sizzle Acquisition Corp, a position she has held since November 2021. Since December 2017, Ms. Trabuco has served as Founder and CEO of Thistledown Advisory Group, LLC, a USA based strategic advisory and consulting firm. Prior to founding Thistledown, from 2009-2014 she was a portfolio manager and senior advisor at Astenbeck Capital Markets/Phibro Energy Trading LLC, with responsibility for investing in global resources and energy equities. Prior to that, from 2002-2009 Ms. Trabuco was a portfolio manager and senior equity research analyst at Pequot Capital Management where she established the firm’s investment presence in global metals, mining and steel and in Brazil. Prior to that, Ms. Trabuco was a senior equity research analyst at First Union Capital Markets from 1998-2002, at Montgomery Securities from 1996-1998 and Lehman Brothers from 1995-1996. She began her equity research career at Fidelity Investments where she worked from 1991-1995. Ms. Trabuco graduated from Georgetown University with a B.A. in Art History and an M.B.A. from Sacred Heart University in Public Administration. She holds certificates in Corporate Sustainability from Yale School of Management and in Compensation Committees from Harvard Business School.

Michael Hanson currently serves as a Director of the Company. Mr. Hanson is currently a Partner at Hanson Peak LLP. Mr. Hanson also serves as a Director of Itchen Down Properties Limited. Mr. Hanson brings a wealth of expertise with over 30 years’ experience in Natural Resources and Corporate Finance sectors and has advised on a broad range of corporate transactions. Mr. Hanson has successfully advised on numerous IPOs, public and private equity raises and M&A transactions for many AIM, TSX and ASX listed companies. His postings have included Russia and South Africa.

Malcolm Day currently serves as a Director of the Company. Mr. Day has served as a Director of EUR since July 2012. In addition, Mr. Day is a Member of the Australian Institute of Company Directors. Mr. Day is the Managing Director of ASX listed entity Moab Minerals Limited (ASX Code: MOM). Mr. Day commenced his career working in the civil construction industry for 10 years, six of which were spent in senior management as a Licensed Surveyor and then later as a Civil Engineer. Whilst working as a Surveyor, Mr. Day spent 3 years conducting mining and exploration surveys in remote Western Australia. Mr. Day holds a Bachelor of Applied Science in Surveying and Mapping.

Mykhailo Zhernov currently serves as a Director of the Company. Mr. Zhernov has served as a Director of EUR since December 2021. Mr. Zhernov has a track record of twenty years in the financial sector of Ukraine, CIS, Central and Eastern Europe. Mr. Zhernov has served as the managing partner at Millstone & Co Investment Company since 2016, a private investment company specializing on investment, asset and capital management in Central and Eastern Europe. He was the founder and head of ALTERA FINANCE (altera-finance.com), the member of the supervisory boards of the insurance companies VUSO (vuso.ua), INNEX Stock Exchange, the head of the private banking in PJSC DIAMANTBANK. Mr. Zhernov holds an economics degree with a specialization in marketing from the National University Donetsk Ukraine.

Board of Directors

Composition

The Company Board consists of five directors. Of these five directors, four are independent. The directors are divided into Class I, Class II and Class III and have staggered three-year terms. On the date of the adoption of the Proposed Charter, the directors are divided as follows:

•        the Class I director is Mykhailo Zhernov and his term will expire at the annual general meeting of shareholders to be held in 2024;

•        the Class II directors are Malcolm Day and Michael Hanson and their terms will expire at the annual general meeting of shareholders to be held in 2025; and

•        the Class III directors are Tony Sage and Carolyn Trabuco and their terms will expire at the annual general meeting of shareholders to be held in 2026.

Pursuant to the Proposed Charter and the Investors Agreement, for as long as EUR beneficially owns (a) (i) at least fifty percent (50%) of the total voting power of the Company’s then issued and outstanding equity interests, EUR shall be entitled to nominate and appoint from time to time the lower of (a) a majority of all members of the Company Board, and (b) four (4) members of the Company Board, with at least two (2) such board members satisfying the independence requirements of the Company’s principal stock exchange and be eligible to serve on an audit committee, but no such board member being required to satisfy the diversity requirements of the Company’s principal stock exchange, (ii) at least twenty-five percent (25%) but less than fifty percent (50%) of the total voting power of the Company’s then issued and outstanding equity interests, EUR shall be entitled to nominate and appoint two (2) members of the Company Board from time to time, with no such board member being required to satisfy the independence or diversity requirements of the Company’s principal stock exchange or be eligible to serve on an audit committee, and (iii) at least fifteen percent (15%) but less than twenty-five percent (25%) of the total voting power of the Company’s then issued and outstanding equity interests, EUR shall be entitled to nominate and appoint one (1) member of the Company Board from time to time, with such board member not being required to satisfy the independence or diversity requirements of the Company’s principal stock exchange or be eligible to serve on an audit committee (each such Company Board member, a “EUR Director”); and (b) at least fifteen perfect (15%) of the total voting power of the Company’s then issued and outstanding equity securities, the EUR Directors shall be entitled to elect a chairperson of the Company Board.

The Investor Agreement provides, among other things, that EUR’s right to appoint the applicable EUR Director terminates at any time EUR cases to beneficially own the total voting power of the Company’s then issued and outstanding equity interests representing at least the minimum applicable percentage specified above. In that event, EUR shall immediately cause the applicable EUR Director(s) to offer to resign from the Company Board or EUR shall exercise any powers it has to remove such EUR Director and, upon acceptance of such offer of resignation by the Company Board, such the Company Board seat shall be subject to the election of all shareholders of the Company in accordance with the Organizational Documents of the Company.

Director Independence

Four of the five of the Company directors are “independent directors” as defined in the Nasdaq Stock Market Rules, provided, however, that if at any time any EUR Director fails to satisfy the independence criteria, as applicable to such EUR Director, EUR shall immediately cause such EUR Director to offer to resign from the Company Board or EUR shall exercise any powers it has to remove such EUR Director and, upon acceptance of such offer of resignation by the Company Board or removal from the Company Board (as applicable), such Company Board seat shall remain vacant until otherwise filled by EUR in accordance with the Investor Rights Agreement. Pursuant to applicable rules, an independent director is one who has no direct or indirect relationship with the Company that could, in the view of the board of directors, be reasonably expected to interfere with a director’s independent judgment.

Board Committees

The Company Board has an audit committee and a compensation committee, described below. As a foreign private issuer, under the listing requirements and rules of Nasdaq, we are not required to have independent directors on our board of directors, except that our audit committee is required to consist fully of independent directors, subject to certain phase-in schedules.

Audit Committee

The audit committee consists of Carolyn Trabuco and Michael Hanson, with Ms. Trabuco serving as chairperson of the audit committee. The Company has determined that Ms. Trabuco satisfies the criteria of an audit committee financial expert as set forth under the applicable rules of the SEC. Each of Ms. Trabuco and Mr. Hanson satisfies the requirements for an “independent director” within the meaning of the Nasdaq listing rules and the criteria for independence set forth in Rule 10A-3 of the Exchange Act.

The audit committee will oversee the Company’s accounting and financial reporting processes. The audit committee is responsible for, among other things:

•        overseeing the relationship with the Company’s independent auditors, including:

•        appointing, retaining and determining the compensation of the Company’s independent auditors;

•        approving auditing and pre-approving non-auditing services permitted to be performed by the independent auditors;

•        discussing with the independent auditors the overall scope and plans for their audits and other financial reviews;

•        reviewing a least annually the qualifications, performance and independence of the independent auditors;

•        reviewing reports from the independent auditors regarding all critical accounting policies and practices to be used by the Company and all other material written communications between the independent auditors and management; and

•        reviewing and resolving any disagreements between management and the independent auditors regarding financial controls or financial reporting;

•        overseeing the internal audit function, including conducting an annual appraisal of the internal audit function, reviewing and discussing with management the appointment of the head of internal audit, at least quarterly meetings between the chairperson of the audit committee and the head of internal audit, reviewing any significant issues raised in reports to management by internal audit and ensuring that there are no unjustified restrictions or limitations on the internal audit function and that it has sufficient resources;

•        reviewing and recommending all related party transactions to the Company Board for approval, and reviewing and approving all changes to the Company’s related party transactions policy;

•        reviewing and discussing with management the annual audited financial statements and the design, implementation, adequacy and effectiveness of the Company’s internal controls;

•        overseeing risks and exposure associated with financial matters; and

•        establishing and overseeing procedures for the receipt, retention and treatment of complaints received from the Company employees regarding accounting, internal accounting controls or audit matters and the confidential, anonymous submission by the Company employees of concerns regarding questionable accounting, auditing and internal control matters.

Compensation Committee

The compensation committee consists of Carolyn Trabuco and Michael Hanson, with Mr. Hanson serving as the chairperson of the compensation committee. The compensation committee has a written charter and oversees the Company’s compensation of its executive officers and directors. The compensation committee assists the board in determining its responsibilities in relation to remuneration, including making recommendations to the board on the Company’s policy on executive compensation, determining the individual remuneration and benefits package of each of the executive directors, and recommending and monitoring the remuneration of senior management below board level, as the board so directs.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Malcolm Day, Tony Sage and Mykhailo Zhernov, with Mr. Day serving as the chairperson of the nominating and corporate governance committee. The nominating and corporate governance committee has a written charter and is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of the Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance and reporting and making recommendations to the Board concerning corporate governance matters.

Indemnification of Directors and Officers

In addition to the indemnification provided for in the existing Sizzle Certificate of Incorporation, Sizzle entered into indemnification agreements with each of its officers and directors to indemnify such individuals, to the fullest extent permitted by law and subject to certain limitations, against all judgments, liabilities, fines, penalties, amounts paid in settlement and expenses actually and reasonably incurred by such individuals in an action or proceeding to which any such individual was made a party by reason of being an officer or director of Sizzle or an organization of which Sizzle is a shareholder or creditor if such individual serves such organization at Sizzle’s request. Such indemnification obligation survived the Business Combination. Additionally, the Company entered into similar indemnification agreements with each of its directors and certain officers.

Arrangements for Election of Directors

In connection with the Business Combination, and pursuant to the Merger Agreement, Sizzle and European Lithium have agreed to cause the size of the Company’s board of directors to be fixed at five members, who are Tony Sage, Carolyn Trabuco, Michael Hanson, Malcolm Day and Mykhailo Zhernov. Mr. Sage has been appointed to serve as Chairman of the board of directors of the Company.

Corporate Governance Practices

The Company is a “foreign private issuer,” as such term is defined in Rule 405 under the Securities Act. As a foreign private issuer we are permitted to comply with corporate governance practices of the law of the British Virgin Islands (the “BVI”) (collectively, “Home Country Practice”) instead of certain Nasdaq corporate governance rules, provided that we disclose which requirements we will not follow and the equivalent Home Country Practice that we will comply with instead.

We rely on this “foreign private issuer exemption” in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). We comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which means that we are permitted to follow certain corporate governance rules that conform to BVI requirements in lieu of many of the Nasdaq corporate governance rules. Accordingly, our shareholders do not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Because the Company is a foreign private issuer, its directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

Code of Business Conduct and Ethics

In connection with the Closing, the Company adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of its directors, officers and employees. The Code of Conduct sets out the Company’s fundamental values and standards of behavior that are expected from the Company’s directors, officers and employees with respect to all aspects of the Company’s business. The objective of the Code of Conduct is to provide guidelines for maintaining the Company’s integrity, reputation and honesty with a goal of honoring others’ trust in the Company at all times. The Code of Conduct will set out guidance with respect to conflicts of interest, protection and proper use of corporate assets and opportunities, confidentiality of corporate information, fair dealing with third parties, compliance with laws and reporting of any illegal or unethical behavior.

The Company’s audit committee is responsible for reviewing and evaluating the Code of Conduct periodically and will recommend any necessary or appropriate changes thereto to the board of directors for consideration. The audit committee will also assist the Company’s Board with the monitoring of compliance with the Code of Conduct, and is responsible for considering any waivers of the Code of Conduct (other than waivers applicable to the Company’s directors or executive officers, which shall be subject to review by the board of directors as a whole).

A copy of the Code of Conduct is available on the Company’s website.

Conflicts of Interest

Under BVI law, the directors owe fiduciary duties at both common law and under statute, including a statutory duty to act honestly, in good faith and with a view to our best interests. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken by him. In exercising the powers of a director, the directors must exercise their powers for a proper purpose and shall not act or agree to the company acting in a manner that contravenes our post-offering memorandum and articles of association or the BVI Business Companies Act (As Revised) of the BVI (the “BVI Companies Act”).

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

BVI law does not regulate transactions between a company and its significant members, however it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority members. The Company adopted a code of business conduct and ethics which requires employees to fully disclose any situations that could reasonably be expected to give rise to a conflict of interest, and sets forth relevant restrictions and procedures when a conflict of interest arises to ensure the best interest of the Company. See “— Code of Business Conduct and Ethics.”

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position.

Accordingly, as a result of multiple business affiliations, the directors of the Company may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when the board of the Company evaluates a particular business opportunity with respect to the above-listed criteria. The Company cannot assure you that any of the above mentioned conflicts will be resolved in their favor. Furthermore, each of the directors of the Company may have pre-existing fiduciary obligations to other businesses of which they are officers or directors.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties or contractual obligations:

Name	Entity	Entity’s Business	Position
Tony Sage	European Lithium Limited CuFe Ltd Cyclone Metals Limited	Mining exploration and development Mining exploration and development Mining exploration and development	Executive Chairman and Director Nominee Executive Chairman Executive Chairman
Melissa Chapman	European Lithium Limited	Mining exploration and development	Chief Financial Officer
Dietrich Wanke	European Lithium Limited	Mining exploration and development	Chief Executive Officer
	Marampa Iron Ore	Mining exploration and development	General Manager
Carolyn Trabuco	Azul Brazilian Airline	Transportation	Director
	Shimmick Corporation	Water Infrastructure	Director
Michael Hanson	Itchen Down Properties Limited	Investment Fund	Director
Malcolm Day	European Lithium Limited	Mining exploration and development	Director
	Moab Minerals Limited	Mining exploration and development	Managing Director
Mykhailo Zhernov	European Lithium Limited	Mining exploration and development	Director

Diversity

The Company recognizes the importance and benefit of having a board of directors and senior management composed of highly talented and experienced individuals having regard to the need to foster and promote diversity among board members and senior management with respect to attributes such as gender, ethnicity and other factors. In support of this goal, the Company board of directors will, when identifying candidates to nominate for election to the Company’s board of directors or appoint as senior management or in its review of senior management succession planning and talent management, consider diversity from a number of aspects, including, but not limited to, gender, age, disability, ethnicity and cultural diversity. In connection with the Closing, the Company adopted a Diversity Policy (the “Diversity Policy”), applicable to all of its directors, officers and employees consistent with EUR’s existing diversity policy.

Family Relationships

There are no familiar relationships among the Company directors and officers.

Critical Metals 2024 Incentive Plan

The Company’s board of directors and its shareholders approved and adopted the Critical Metals 2024 Share Incentive Plan, which reserves for grant a number of the Company’s ordinary shares equal to 10% of the number of issued and outstanding the Company ordinary shares immediately after the closing of the Business Combination on a fully diluted basis. Additionally, pursuant to the Critical Metals 2024 Share Incentive Plan, the Company ordinary shares reserved for issuance thereunder will automatically increase annually by 3% on the first day of each fiscal year beginning with the 2025 fiscal year.

EXECUTIVE COMPENSATION

The following discussion provides an overview of the significant elements of the historical compensation program for the EUR’s Executive Chairman — Tony Sage and CEO — Dietrich Wanke, who served as executive officers of the Company during the fiscal year ending June 30, 2024.

Name and Principal Position	Year	Salary (AUD$)	Long-term Benefits Performance Rights (AUD$)	Long-term Benefits Options (AUD$)	Total (AUD$)
Executive Officers
Tony Sage,	2023	660,000	1,153,472	—	1,813,472
Chief Executive Officer and Executive Chairman(1)
Dietrich Wanke,	2023	390,408	—	—	390,408
President of European Operations(2)
Melissa Chapman	2023	285,000	—	—	285,000
Chief Financial Officer(3)
Directors
Malcolm Day	2023	72,000	865,104	—	937,104
Mykhailo Zhernov(4)	2023	60,000	—	—	60,000

____________

(1)      Tony Sage was a Director for the full year and received director fees of AUD$360,000 per annum and an accrued bonus of AUD$300,000 per annum in recognition of significant transactions undertaken by European Lithium during the year. Mr. Sage was appointed CEO of the Company in April 2024.

(2)      Comprises salary and employment taxes paid by EUR and ECM Lithium AT GmbH. In April 2024, Mr. Sage was appointed CEO of the Company. Mr. Wanke remains employed with the Company and has transitioned to the new role of President of European Operations.

(3)      Comprises consulting fees paid to Bellatrix Corporate Pt Ltd, a related party to Melissa Chapman, for the provision of CFO, company secretarial and additional services on the Business Combination services provided. The fee reported in the above table has been adjusted to exclude bookkeeping services provided by Bellatrix Corporate Pty Ltd to the Company.

(4)      Mykhailo Zhernov was a Director for the full year and received director’s fees of AUD$60,000 per annum.

Narrative Disclosure to the Summary Compensation Table

Salary

Mr. Sage receives a net salary of AUD$30,000 per month. Mr. Sage salary is payable pursuant to a consulting agreement between the Company and Okewood Pty Ltd, an entity related to Mr. Sage. See “— Employment Agreements.”

Mr. Wanke receives a net salary of AUD$25,000 per month. In addition, the Company pays all Austrian employment taxes in connection with Mr. Wanke’s employment.

Ms. Chapman receives a net salary of AUD$15,000 per month (excluding additional services provided in relation to the Business Combination). Ms. Chapman’s salary is payable pursuant to a consulting agreement between the Company and Bellatrix Corporate Pty Ltd, an entity related to Ms. Chapman.

Director Remuneration

EUR’s policy is to remunerate Non-Executive Directors at market rates for comparable companies for time, commitment and responsibilities. Non-Executive Directors are normally remunerated by way of fees, in the form of cash, and may participate in share, performance rights and option schemes generally made in accordance with thresholds set in plans approved by shareholders if deemed appropriate. Non-Executive Directors are not provided with retirement benefits. Non-executive directors may also be remunerated for additional specialized services performed at the request of the Board and reimbursed for reasonable expenses incurred by directors on Company business. Executive directors remuneration and other terms of employment are reviewed annually by EUR’s Board of Directors.

Equity-Based Compensation

On January 27, 2022, EUR issued 40,000,000 performance rights to Okewood Pty Ltd (“Okewood”), an entity related to Tony Sage, and 30,000,000 performance rights to Pixsell Pty Ltd ATFT Pixsell Unit Trust, a company in which Malcolm Day is a Director (collectively, the “Performance Rights”), in consideration for Director services following receipt of shareholder approval at EUR’s annual general meeting held on January 21, 2022. The Performance Rights are subject to the achievement of milestones in respect of the market capitalization of EUR and the March 2023 DFS at the Wolfsberg Lithium Project. The expiration date of the Performance Rights was extended until December 31, 2022 following receipt of shareholder approval at the general meeting held on June 24, 2022. The expiration date of the Performance Rights was further extended until June 30, 2023 following receipt of shareholder approval at the annual general meeting held on January 20, 2023 (the “2022 AGM”) and the vesting conditions were amended in respect of the market capitalization of EUR and the fair value or the March 2023 DFS at the Wolfsberg Project. On March 9, 2023, the Company issued 40,000,000 shares upon conversion of performance rights in respect to the fair value of the March 2023 DFS at the Wolfsberg Project, and on June 30, 2023, the performance rights in respect to the market capitalization of EUR expired unvested.

Employment Agreements

In September 2016, EUR entered into a consultancy agreement with Okewood, pursuant to which, among other things, Tony Sage agreed to provide the services of Non-Executive Chairman of EUR. During the December 2021 quarter, Tony Sage transitioned to Executive Chairman of EUR. In April 2022, EUR and Okewood entered into a new consultancy agreement (the “New Consultancy Agreement”) following this transition of Tony Sage. The New Consultancy Agreement is on-going unless terminated in accordance with its terms. The New Consultancy Agreement provides for remuneration of AUD$360,000 per year (beginning on April 1, 2022), payable monthly.

In July 2012, EUR entered into a consultancy agreement with Malcolm Day. The agreement commenced for an initial term of twelve months and is renewable annually, unless either party gives three months written notice of termination or the agreement is otherwise terminate in accordance with its terms. Under the agreement, Mr. Day receives remuneration of AUD$72,000 per year (beginning on March 1, 2021), payable monthly.

In December 2021, EUR entered into a consultancy agreement with Mykhailo Zhernov. The agreement is on-going, subject to the provisions of the Australian corporations act. Under the agreement, Mr. Zhernov receives remuneration of AUD$60,000 per year (effective March 1, 2022), payable monthly.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Sizzle’s Related Person Transactions

In October 2020, Sizzle issued an aggregate of 2,875,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.009 per share, to Sizzle’s Initial Stockholders. On March 2, 2021, Sizzle effected a 1.25 for 1 dividend, and as a result Sizzle’s Initial Stockholders held 3,593,750 founder shares of Sizzle common stock. On September 15, 2021, Sizzle effected an additional 1.4 for 1 dividend, and as a result Sizzle’s initial stockholders held 5,031,250 founder shares. The founder shares held by Sizzle’s Initial Stockholders included an aggregate of up to 656,250 shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that Sizzle’s initial stockholders owned shares equal to 35% of the shares issued in Sizzle’s Initial Public Offering (excluding the Private Placement Shares and assuming the Initial Stockholders did not purchase units in our Initial Public Offering). In November 2021, Sizzle effected a stock dividend of 1.08 shares for each share of common stock outstanding, resulting in Sizzle’s Sponsor holding an aggregate of 5,425,000 founder shares (excluding the 8,750 shares forfeited due to a partial exercise by the underwriters of its over-allotment option).

Sizzle’s Sponsor and Cantor purchased an aggregate of 770,000 Private Placement Shares (722,750 shares by Sizzle’s Sponsor and 47,250 shares by Cantor for a total purchase price of $7,700,000). This purchase took place on a private placement basis simultaneously with the consummation of Sizzle’s Initial Public Offering. The purchase price for the Private Placement Shares was deposited into the trust account simultaneously with the consummation of Sizzle’s Initial Public Offering. Sizzle’s Sponsor has agreed not to assign or sell any of the Private Placement Shares (except to certain permitted transferees) until after the completion of Sizzle’s initial business combination. In the event of a liquidation prior to Sizzle’s initial Business Combination, the Private Placement Shares would likely have been worthless.

In order to meet Sizzle’s working capital needs following the consummation of Sizzle’s Initial Public Offering, Sizzle’s Sponsor, officers and directors or their affiliates may have, but were not obligated to, loan Sizzle funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of Sizzle’s initial Business Combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into shares of common stock at a price of $10.00 per share. These shares would be identical to the Private Placement Shares.

The holders of Sizzle’s founder shares issued and outstanding on the date of the registration statement for our Initial Public Offering, as well as the holders of the Private Placement Shares and any shares of common stock Sizzle’s Sponsor, Initial Stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to Sizzle, is entitled to registration rights pursuant to an agreement signed prior to or on the effective date of Sizzle’s Initial Public Offering. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the founder shares and Private Placement Shares can elect to exercise these registration rights at any time commencing on the closing of the Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

On December 19, 2020, the Sizzle issued an unsecured promissory note to the Sponsor, pursuant to which Sizzle could borrow up to an aggregate principal amount of $150,000. The note is non-interest bearing and payable on the earlier of (i) December 31, 2021, (ii) the consummation of Sizzle’s Initial Public Offering or (iii) the date on which Sizzle determined not to proceed with Sizzle’s Initial Public Offering. As of September 30, 2023, Sizzle had $129,437 (including fees) outstanding under the note, which is now due on demand. The Sponsor acknowledged that the Company is not in default.

Prior to or on the applicable due date for each applicable month, as per the terms of the Extension Amendment, Sizzle caused to be paid Extension Funds into the Trust Account. As of October 19, 2023, there was approximately $34,042,748 in the Trust Account.

Sizzle entered into agreements with Sizzle’s officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation.

Sizzle was also entitled to pay consulting, finder or success fees to our initial stockholders, officers, directors or their affiliates for assisting Sizzle in consummating our initial business combination with such fee to be determined in an arms’ length negotiation based on the terms of the business combination.

Other than the payments to Cohen & Company Capital Markets, an affiliate of a passive member of the Sponsor, $10,000 per month administrative fee, the payment of consulting, success or finder fees to Sizzle’s Sponsor, officers, directors, or their affiliates in connection with the consummation of our initial Business Combination and repayment of the up to $150,000 loan, no compensation or fees of any kind will be paid to Sizzle’s Sponsor, members of our leadership team or their respective affiliates, for services rendered prior to or in connection with the consummation of the Business Combination (regardless of the type of transaction that it is). However, pursuant to the First Amendment, the Company was obligated to repay Sizzle Transaction Expenses (as defined in the Business Combination Agreement) at the Closing of the Business Combination, which included, without limitation, Extension Expenses. In addition, such individuals received reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and Business Combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There was no limit on the amount of consulting, success or finder fees payable by us upon consummation of the Business Combination. Additionally, there was no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceeded the available proceeds not deposited in the trust account, such expenses would not be reimbursed by us unless we consummated the initial Business Combination.

In connection with the payment of Extension Expenses, the Sponsor, its affiliates and Sizzle’s officers and directors have a Promissory Note and indebtedness outstanding from Sizzle relating to the Extension Expenses. Additionally, $600,000 was outstanding under Extension Note as of the date of this prospectus. On February 6, 2023 and July 6, 2023, ASJC Global LLC — Series 11, a member of the Sponsor, contributed $400,000 and $200,000 respectively to the Sponsor for Extension Funds, in exchange for 300,000 and 150,000 of founders shares, respectively. Additional loans or contributions may be made after the date of this prospectus. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to Sizzle outside of the Trust Account.

On July 31, 2023, Sponsor raised $175,000, on August 30, 2023, Sponsor raised $60,000, on October 4, 2023 Sponsor raised $75,000, and on November 2, 2023, the Sponsor raised $120,000, in each case from Polar Subscriptions, in exchange in the aggregate for 430,000 founders shares held by Sponsor, and this aggregate amount, consisting of $430,000, was loaned as Extension Loans by Sponsor to Sizzle to pay into the Trust Account as Extension Funds.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Sizzle’s Related Person Transactions Policy and Procedure

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we have obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated stockholders from a financial point of view. We will also need to obtain approval of a majority of our disinterested independent directors.

The Company’s Related Person Transactions

Registration Rights Agreement

At Closing, each of Critical Metals, Sizzle, the Sponsor and EUR, together with certain other persons listed on the signature pages thereto, entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company granted certain registration rights to EUR, Sponsor and certain other holders of Critical Metals Ordinary Shares.

In the Amended Underwriting Agreement, Sizzle agreed that, upon the issuance of 1,200,000 Ordinary Shares at Closing, Sizzle would, and would cause the Sponsor to, add the Agreement Representative Shares as “Registrable Securities” of the Representative under the registration rights agreement executed by Sizzle in connection with the Sizzle IPO, dated as of November 3, 2021. However, this amendment provided that Representative has the right, if there was any “public investment in private equity” (“PIPE”) that closes substantially concurrently with the Closing which included registration rights for the investor in such PIPE (the “Registration Rights Obligations”) that are superior to the registration rights available to the Representative under such existing Sizzle registration rights agreement, that the Representative may, at its sole election within ten (10) business days after the Closing elect to receive the Registration Rights Obligations with respect to the Agreement Representative Shares (pari passu with such PIPE investor) in lieu of those under the referenced registration rights agreement.

In connection with the entry into the GEM Agreement, Critical Metals and GEM Investor simultaneously entered into a registration rights agreement (the “GEM RRA”). Pursuant to the GEM RRA, Critical Metals is required to, as soon as practicable but no later than 30 calendar days following the date of public listing, submit to or file with the SEC a registration statement registering the resale of such shares and to use its commercially reasonable efforts to have such registration statement declared effective no later than the earlier of (A) the 45th calendar day following the filing of the GEM RRA and (B) the 5th business day after the date Critical Metals is notified (orally or in writing, whichever is earlier) by the SEC that the GEM RRA will not be “reviewed” or will not be subject to further review.

Pursuant to the Subscription Agreement, Critical Metals agreed that, within 30 days following the Closing, Critical Metals will file with the SEC a registration statement registering the resale of the Critical Metals Ordinary Shares issued or issuable in the PIPE Financing (the “PIPE Resale Registration Statement”) and will use its reasonable best efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof, but in any event within 60 days after the Closing (or 90 days after the Closing in the event of a “full review” of the PIPE Resale Registration Statement by the SEC) or, if earlier, the fifth trading day after Critical Metals is notified by the SEC that the PIPE Resale Registration Statement will not be reviewed or is no longer subject to further review and comments, and maintain the effectiveness of the PIPE Resale Registration Statement (in each case, subject to liquidated damages for failure to meet the registration requirements).

Capital Contributions from European Lithium

ELAT and certain of its subsidiaries has received financing from its parent company, EUR. As of December 31, 2023 and June 30, 2023, we and certain of our subsidiaries have received capital contributions with a balance of $45.9 million and $44.5 million, respectively. For a further description of such transactions, see Note 17 “Related Party Disclosure” to our interim period unaudited consolidated financial statements and audited financial statements, included elsewhere in this prospectus.

Related Person Transactions Policy Following the Business Combination

The Company’s Board adopted a written Related Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Related Person Transaction Policy, a “related person” means “(a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the company that gives them significant influence over the company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Under the policy, management of the Company, must present information regarding the proposed related person transaction to the Company’s audit committee (or, where review by the Company’s audit committee would be inappropriate, to another independent body of the Company Board) for review. In considering related person transactions, the Company’s audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•        the relationship of the related person to the Company;

•        the nature and extent of the related person’s interest in the transaction;

•        the importance and fairness of the transaction both to the Company and to the related person;

•        the material terms of the transaction;

•        whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-related persons, if any; and

•        disclosure requirements.

The Company’s audit committee will approve only those transactions that it determines are fair to us and in the Company’s best interests. All of the transactions described above were entered into prior to the adoption of such policy.

DESCRIPTION OF SECURITIES

A summary of the material provisions governing our securities is described below. This summary is not complete and should be read together with the amended and restated Memorandum and Articles of Association of the Company (together, the “Articles”) and the Warrant Agreement, each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. You are urged to read the Articles and the Warrant Agreement for a complete description of the rights and preferences of our securityholders.

General

The Company is a BVI business company limited by shares and incorporated in the British Virgin Islands and its affairs are governed by its Articles and the BVI Companies Act (each as amended or modified from time to time).

As provided in the Articles, subject to the BVI Companies Act, the Company has full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. The registered office of the Company is c/o Maples Corporate Services (BVI) Limited, PO Box 173, Road Town, Tortola, British Virgin Islands.

Authorized Shares

The Articles authorize the issuance of up to 500,000,000 shares, consisting of (a) 450,000,000 Ordinary Shares and (b) 50,000,000 preference shares. All outstanding Ordinary Shares are fully paid and non-assessable.

All options, regardless of grant dates, will entitle holders to an equivalent number of Ordinary Shares once the vesting and exercising conditions are met.

The Ordinary Shares are expected to be listed on Nasdaq under the symbol “CRML”.

Key Provisions of the Articles and British Virgin Islands Law Affecting the Company’s Ordinary Shares or Corporate Governance

Voting Rights

The holders of Ordinary Shares are entitled to one vote per share on all matters to be voted on by shareholders. The Articles do not provide for cumulative voting with respect to the election of directors.

Transfer

All Ordinary Shares are issued in registered form and may be freely transferred under the Articles, unless any such transfer is restricted or prohibited by another instrument, Nasdaq rules or applicable securities laws.

Under the BVI Companies Act, shares that are listed on a “recognized exchange” (as that term is defined in the BVI Companies Act) may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the “recognized exchange” and subject to the Articles.

Pursuant to lock-up agreements entered into with the applicable party, including all holders described in this prospectus other than the PIPE Investors but excluding Sizzle’s public shareholders prior to the closing of the Business Combination, agreed, among other things, that such party’s Ordinary Shares may not be transferred for a period of one year after the Closing. The lock-up agreements do not restrict GEM Investor and GYBL from selling shares acquired by them under the GEM Agreement. Following the closing of the Business Combination, of the 81,640,131 Ordinary shares that were issued and outstanding as of the Closing Date, approximately 74,398,882 Ordinary Shares (or approximately 91% of the total issued and outstanding Ordinary Shares) are subject to a lock-up for up to one year after Closing.

Additionally, any Securities received in the Business Combination by persons who are or become affiliates of the Company for purposes of Rule 144 under the Securities Act may be resold only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act, including pursuant to this prospectus. Persons who may be deemed affiliates of the Company generally include individuals or entities that control, are controlled by or are under common control with, the Company and may include the directors and executive officers of the Company, as well as its significant shareholders.

Redemption Rights

The BVI Companies Act and the Articles permit the Company to purchase its own shares with the prior written consent of the relevant members, on such terms and in such manner as may be determined by its board of directors and in accordance with the BVI Companies Act.

Dividends and Distributions

Pursuant to the Articles and the BVI Companies Act, the Board may from time to time declare dividends and other distributions, and authorize payment thereof, if, in accordance with the BVI Companies Act, the Board is satisfied that immediately after the payment of any such dividend or distribution, (a) the value of the Company’s assets exceeds its liabilities and (b) the Company will be able to pay its debts as they fall due. Each holder of Ordinary Shares has equal rights with regard to dividends and to distributions of the surplus assets of the Company, if any.

Other Rights

Under the Articles, the holders of Securities are not entitled to any preemptive rights or anti-dilution rights. Securities are not subject to any sinking fund provisions.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

The Board may from time to time make calls upon members for any amounts unpaid on their Ordinary Shares in a notice served to such members at least 14 clear days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Issuance of Additional Shares

The Articles authorize the Board to issue additional Ordinary Shares from time to time as the Board shall determine, subject to the BVI Companies Act and the provisions, if any, in the Articles (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of any applicable exchange, the SEC and/or any other competent regulatory authority and without prejudice to any rights attached to any existing shares.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under the Articles for a proper purpose and for what they believe in good faith to be in the best interests of the Company.

Meetings of Shareholders

Under the Articles, the Company may, but (unless required by any applicable law, rule or regulation) is not obligated to, hold an annual general meeting each year. The Board or the chair, if in office, may call an annual general meeting or an extraordinary general meeting upon not less than seven days’ notice unless such notice is waived in accordance with the Articles. A meeting notice must specify the place, day and hour of the meeting and the general nature of the business to be conducted at such meeting. At any general meeting of the Company shareholders, one-third of the voting power of the Company’s Ordinary Shares entitled to vote at such meeting shall constitute a quorum. Subject to the requirements of the BVI Companies Act, only those matters set forth in the notice of the general meeting or (solely in the case of a meeting convened upon a Special Meeting Request (as defined below)) properly requested in connection with a Special Meeting Request may be considered or acted upon at a meeting of the Company shareholders.

Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Under the Articles, shareholders of the Company have the right to submit a requisition (a “Special Meeting Request”) requiring the Board of Directors to convene an extraordinary general meeting, as more particularly described below. Only those matters set forth in the notice of the general meeting or properly the subject of a Special Meeting Request may be considered or acted upon at a general meeting.

To properly requisition an extraordinary general meeting pursuant to a Special Meeting Request, (a) the request of shareholders representing not less than 30% of the voting power represented by all issued and outstanding shares of the Company in respect of the matter for which such meeting is requested must be deposited at the registered office of the Company and (b) the requisitioning shareholders must comply with certain information requirements specified in the Articles.

In connection with any meeting of shareholders, the right of a shareholder to bring other business or to nominate a candidate for election to the Board must be exercised in compliance with the requirements of the Articles. Among other things, notice of such other business or nomination must be received at the registered office of the Company not later than the close of business on the date that is 120 days before, and not earlier than the close of business on the date that is 150 days before, the one-year anniversary of the preceding year’s annual general meeting, subject to certain exceptions.

Liquidation

On a liquidation or winding up of the Company, assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of Ordinary Shares on a pro rata basis.

Inspection of Books and Records

The Board shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of members and no member shall have any right of inspecting any account, book or document of the Company except as conferred by law or authorized by the Board or by the Company in general meeting.

Preference Shares

The Articles provide that preference shares may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series by an amendment to the Articles to be approved by the Board. The Board is able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of Ordinary Shares and could have anti-takeover effects. The ability of the Board to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. The Company has no preference shares issued and outstanding at the date of this prospectus. Any amendment to the Articles by the Board in order to assign rights to any preference shares and the issuance of such preference shares would be subject to applicable directors’ duties.

Anti-Takeover Provisions

Some provisions of the Articles may discourage, delay or prevent a change of control of the Company or management that members may consider favorable, including, among other things:

•        a classified board of directors with staggered, three-year terms;

•        the ability of the Board to issue preference shares and to determine the price and other terms of those shares, including preferences and voting rights, potentially without shareholder approval;

•        the limitation of liability of, and the indemnification of and advancement of expenses to, members of the Board;

•        advance notice procedures with which shareholders must comply to nominate candidates to the Board or to propose matters to be acted upon at a shareholders’ meeting, which could preclude shareholders from bringing matters before annual or special meetings and delay changes in the Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise from attempting to obtain control of the Company;

•        that directors may be removed only (i) for cause and upon a resolution passed by all directors (other than the director who is the subject of the resolution) provided that a director appointed by EUR pursuant to its rights of appointment under the Articles may not be so removed, (ii) with or without cause by EUR where the director concerned was appointed by EUR pursuant to its rights of appointment under the Articles, (iii) for cause and, if EUR beneficially owns less than 50% of the voting power of the Company’s Ordinary Shares, upon a resolution of shareholders signed by a majority of the entire voting power of the Company’s Ordinary Shares, or (iv) if EUR beneficially owns at least 50% of the voting power of the Company’s Ordinary Shares, upon a resolution of shareholders signed by a majority of the entire voting power of the Company’s Ordinary Shares;

•        that shareholders may not act by written consent in lieu of a meeting at any time if EUR beneficially owns less than 50% of the voting power of the Company’s Ordinary Shares; provided, however, that at any time when EUR beneficially owns at least 50% of the voting power of the Company’s Ordinary Shares, the shareholders may pass a written consent if signed by holders of Ordinary Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a shareholder meeting;

•        the right of the Board, if EUR beneficially owns less than 50% of the voting power of the Company’s Ordinary Shares, to fill vacancies created by the expansion of the Board or the resignation, death or removal of a director, or by a resolution of shareholders at any time when EUR beneficially owns at least 50% of the total voting power of the Company’s Ordinary Shares; and

•        that the Articles may be amended only (i) by the Board or (ii) if EUR owns at least 50% of the voting power of the Company’s Ordinary Shares, by a resolution of shareholders signed by a majority of the entire voting power of the Company’s Ordinary Shares.

However, under British Virgin Islands law, the directors of the Company may only exercise the rights and powers granted to them under the Articles for a proper purpose and for what they believe in good faith to be in the best interests of the Company.

Warrants

Public Warrants

Each public warrant entitles the registered holder to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. However, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the Ordinary Shares issuable upon exercise of the public warrants and a current prospectus relating to such Ordinary Shares. We are registering the Ordinary Shares issuable upon exercise of the public warrants in the registration statement of which this prospectus forms a part because the public warrants will become exercisable 30 days after the completion of the Business Combination. However, because the public warrants will be exercisable until their expiration date of up to five years after the completion of the Business Combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of the Business Combination under the terms of the public warrant agreement, we have agreed that we will use our best efforts to file with the SEC as soon as practicable after the Business Combination a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement for the registration, under the Securities Act, of the Ordinary Shares issuable upon exercise of the public warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the public warrant agreement. Notwithstanding the foregoing, if a registration statement covering the Ordinary Shares issuable upon exercise of the public warrants is not effective within a specified period following the consummation of the Business Combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise public warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their public warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the public warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the public warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the Ordinary Shares for the 5 trading days ending on the trading day prior to the date of exercise. The public warrants will expire on the fifth anniversary of our completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We may call the public warrants for redemption, in whole and not in part, at a price of $0.01 per public warrant,

•        at any time after the public warrants become exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each public warrant holder,

•        if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the public warrants become exercisable and ending on the third business day prior to the notice of redemption to public warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the Ordinary Shares underlying such public warrants.

The right to exercise will be forfeited unless the public warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a public warrant will have no further rights except to receive the redemption price for such holder’s public warrant upon surrender of such public warrant.

The redemption criteria for our public warrants have been established at a price which is intended to provide public warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the public warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the public warrants.

If we call the public warrants for redemption as described above, our leadership will have the option to require all holders that wish to exercise public warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the public warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the public warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Ordinary Shares for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants.

The public warrants are issued in registered form under a public warrant agreement between Continental Stock Transfer & Trust Company, as public warrant agent, and us. The public warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Ordinary Shares issuable on exercise of the public warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the public warrants will not be adjusted for issuances of Ordinary Shares at a price below their respective exercise prices.

In addition, if (x) we issue additional Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of the Business Combination at an issue price or effective issue price of less than $9.20 per Ordinary Share (with such issue price or effective issue price to be determined in good faith by our board of directors, and in the case of any such issuance to our sponsor, initial stockholders or their affiliates, without taking into account any founder shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the consummation of the Business Combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the public warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which we issue the additional Ordinary Shares or equity-linked securities.

The public warrants may be exercised upon surrender of the public warrant certificate on or prior to the expiration date at the offices of the public warrant agent, with the exercise form on the reverse side of the public warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of public warrants being exercised. The public warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their public warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Public warrant holders may elect to be subject to a restriction on the exercise of their public warrants such that an electing public warrant holder would not be able to exercise their public warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the Ordinary Shares outstanding.

No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of Ordinary Shares to be issued to the public warrant holder. We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the public warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

PIPE Warrants

Pursuant to the Subscription Agreements, at the Closing, Critical Metals issued to each PIPE Investor warrants to purchase up to an aggregate of 1,000,000 Ordinary Shares (the “PIPE Warrants”). The PIPE Warrants are exercisable commencing on February 27, 2024, the closing date of the Business Combination, and expire on May 27, 2025.

Each PIPE Warrant has an initial exercise price of $10.00 per Ordinary Share. The exercise price and number of Ordinary Shares issuable on the exercise of the PIPE Warrants may be adjusted in certain circumstances, including the event of a stock dividend, subdivision or the occurrence of a merger, consolidation, reorganization, share exchange or similar corporate transaction,

At no time may a holder of a PIPE Warrant exercise such warrant if the number of Ordinary Shares to be issued pursuant to such exercise would exceed, when aggregated with all Other Ordinary Shares owned by such holder and its affiliates at such time, the number of Ordinary Shares which would result in such holder and its affiliates beneficially owning (as determined in accordance with Section 12(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding Ordinary Shares; provided, however, that such holder may waive the foregoing restriction by providing the Company with 61 days’ notice of such waiver; provided, further, that during the 61 day period prior to the expiration of the PIPE Warrant, the holder may waive compliance with the foregoing restriction at any time during such 61 day period.

No fractional Ordinary Shares will be issued in connection with any exercise of a PIPE Warrant, in lieu of such fractional shares, the Company shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

The foregoing description of the PIPE Warrants is qualified in its entirety by reference to the full text of the form of PIPE Warrant, copy of which is filed with the SEC as Exhibit 10.13 to this registration statement and which are incorporate herein by reference.

Polar Warrants

At the Closing, Critical Metals issued to Polar warrants to purchase up to 350,000 Ordinary Shares (the “Polar Warrants”). The Polar Warrants are exercisable commencing on February 27, 2024, the closing date of the Business Combination, and expire on May 27, 2025.

The Polar Warrants have an initial exercise price of $10.00 per Ordinary Share. The exercise price and number of Ordinary Shares issuable on the exercise of the Polar Warrants may be adjusted in certain circumstances, including the event of a stock dividend, subdivision or the occurrence of a merger, consolidation, reorganization, share exchange or similar corporate transaction,

At no time may a holder of a Polar Warrant exercise such warrant if the number of Ordinary Shares to be issued pursuant to such exercise would exceed, when aggregated with all Other Ordinary Shares owned by such holder and its affiliates at such time, the number of Ordinary Shares which would result in such holder and its affiliates beneficially owning (as determined in accordance with Section 12(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding Ordinary Shares; provided, however, that such holder may waive the foregoing restriction by providing the Company with 61 days’ notice of such waiver; provided, further, that during the 61 day period prior to the expiration of the Polar Warrant, the holder may waive compliance with the foregoing restriction at any time during such 61 day period.

No fractional Ordinary Shares will be issued in connection with any exercise of a Polar Warrant, in lieu of such fractional shares, the Company shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

The foregoing description of the Polar Warrant is qualified in its entirety by reference to the full text of the Polar Warrant, copy of which is filed with the SEC as Exhibit 10.14 to this registration statement and which are incorporate herein by reference.

GEM Warrants

Pursuant to the GEM Agreement, at the Closing, the GEM Investor was granted a warrant (the “GEM Warrant”) to purchase up to 1,814,797 Ordinary Shares. The GEM Warrants are exercisable commencing on February 27, 2024, the closing date of the Business Combination, and expire on February 27, 2027.

The GEM Warrants have an initial exercise price of $10.71 per Ordinary Share. The exercise price and number of Ordinary Shares issuable on the exercise of the GEM Warrants may be adjusted in certain circumstances, including the event of a stock dividend, subdivision or the occurrence of a merger, consolidation, reorganization, share exchange or similar corporate transaction. The GEM Warrant can be exercised on a cashless basis in part or in whole at any time during the term. Any failure by us to timely transfer the Ordinary Shares under the GEM Warrant pursuant to GYBL’s exercise will entitle GYBL to compensation in addition to other remedies.

At no time may a holder of a GEM Warrant exercise such warrant if the number of Ordinary Shares to be issued pursuant to such exercise would exceed, when aggregated with all Other Ordinary Shares owned by such holder and its affiliates at such time, the number of Ordinary Shares which would result in such holder and its affiliates beneficially owning (as determined in accordance with Section 12(d) of the Exchange Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding Ordinary Shares; provided, however, that such holder may waive the foregoing restriction by providing the Company with 61 days’ notice of such waiver; provided, further, that during the 61 day period prior to the expiration of the GEM Warrant, the holder may waive compliance with the foregoing restriction at any time during such 61 day period.

No fractional Ordinary Shares will be issued in connection with any exercise of a GEM Warrant, in lieu of such fractional shares, the Company shall round the number of shares to be issued upon exercise up to the nearest whole number of shares.

The foregoing description of the GEM Warrant is qualified in its entirety by reference to the full text of the Polar Warrant, copy of which is filed with the SEC as Exhibit 10.15 to this registration statement and which are incorporate herein by reference.

BENEFICIAL OWNERSHIP OF SECUIRTIES

As of March 25, 2024, there are 81,640,131 Ordinary Shares issued and outstanding. This amount does not include (i) the 7,750,000 Ordinary Shares subsequent to the closing of the Business Combination conditioned upon exercise of the Public Warrants, (ii) approximately 6,778,838 Ordinary Shares to EUR under the terms of the earnout (in the event of satisfaction of certain share price thresholds and certain other conditions of the earnout), such actual number to be based on the Closing Share Consideration), (iii) the GEM Warrant granting GYBL the right to purchase 1,814,797 Ordinary Shares at an exercise price of $10.71 per share (subject to adjustments described in the GEM Warrant) expiring on the 3rd anniversary of the closing of the Business Combination and (iv) the Polar Warrant (as defined below) granting Polar Multi-Strategy Master Fund (“Polar”) the right to purchase up to 350,000 Ordinary Shares at an exercise price of $10.00 per share (subject to adjustments described in the Polar Warrant) expiring on the 15th month anniversary of the closing of the Business Combination.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Ordinary Shares beneficially owned by them.

Name and Address of Beneficial Owner	Number of Ordinary Shares Owned	Percentage of Outstanding Ordinary Shares
Directors and Executive Officers(1)
Tony Sage(2)	—	—
Melissa Chapman	—	—
Dietrich Wanke	—	—
Carolyn Trabuco(3)	—	—
Malcolm Day(2)	—	—
Michael Hanson	—	—
Mykhailo Zhernov(2)	—	—
All directors and executive officers as a group (7 individuals)	—	—

Other 5% Stockholders
European Lithium Limited(4)	74,567,221	84.3%
Empery Asset Management, LP(5)	8,176,506	9.89%

____________

*        Less than 1%.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals after the Business Combination is c/o Critical Metals Corp., Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

(2)      Each of Tony Sage, Malcom Day and Mykhailo Zhernov serve as directors and have voting power with respect to any securities held EUR. Any action by EUR with respect to Ordinary Shares, including voting and dispositive decisions, requires a vote of three out of the five members of the board of directors. Under the so-called “rule of three,” because voting and dispositive decisions are made by three out of the five members of the board of directors, none of the members of the EUR board of directors is deemed to be a beneficial owner of securities held by EUR solely by virtue of their directorships.

(3)      Does not include any securities held by VO Sponsor, LLC, of which Carolyn Trabuco is a member. Carolyn Trabuco disclaims beneficial ownership of the reported shares other than to the extent of their ultimate pecuniary interest therein.

(4)      Reflects 67,788,383 Ordinary Shares issued as Closing Share Consideration pursuant to the Merger Agreement and 6,778,838 shares issuable as Earnout Shares in accordance with the Merger Agreement.

(5)      Represents the number of Ordinary Shares issued pursuant to the Subscription Agreements to three funds affiliated with Empery Asset Management, LP (“Empery”) and the number of Ordinary Shares acquired by Empery through open-market purchases, for which Empery exercises voting and investment authority with respect to such securities. Such shares consist of (w) (i) an aggregate of 1,300,400 Ordinary Shares issued to the PIPE Investors upon the closing of the Business Combination, and (ii) an aggregate of up to 3,000,000 Ordinary Shares issued to the PIPE investors at the closing of the Business Combination that will be released to the PIPE investors at a rate of three Ordinary Shares for each Ordinary Share that the PIPE investors purchase upon exercise of such PIPE Investors’ warrants; (x) 1,000,000 Ordinary Shares underlying warrants issued to the PIPE investors that expire on the 15th month anniversary of the closing of the Business Combination; (y) 2,049,000 Ordinary Shares issued in exchange for founder shares in connection with the Business Combination and (z) shares acquired in open-market purchases. The business address of Empery Asset Management, LP is One Rockefeller Plaza, Suite 1205, New York, NY 10020.

SHARES ELIGIBLE FOR FUTURE SALE

As of March 27, 2024, there are 81,640,131 Ordinary Shares issued and outstanding and up to 7,750,000 Ordinary Shares are issuable upon exercise of the Public Warrants. In addition to the outstanding Public Warrants, Critical Metals issued to (i) the PIPE Investors warrants (the “PIPE Warrants”) to purchase up to an aggregate of 1,000,000 Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on the 15 month anniversary of the Closing, and an aggregate of 3,000,000 Ordinary Shares (the “Additional Shares”) that will be subject to transfer restrictions but will be released to the PIPE Investors at a rate of three Additional Shares for each Ordinary Share that the PIPE Investor purchases upon exercise of such PIPE Investors’ Warrants, and which will otherwise be forfeited with respect to any portion of the Warrant that remains unexercised upon the expiration of the Warrants, (ii) GYBL a warrant (the “GEM Warrant”) granting GYBL the right to purchase 1,814,797 Ordinary Shares at an exercise price of $10.71 per share (subject to adjustments described in the GEM Warrant) expiring on the 3rd anniversary of the closing of the Business Combination and (iii) Polar a warrant (the “Polar Warrant”) granting Polar the right to purchase up to 350,000 Ordinary Shares at an exercise price of $10.00 per share (subject to adjustments described in the Polar Warrant) expiring on the 15 month anniversary of the Closing.

Lock-up Agreements

Pursuant to lock-up agreements entered into with the applicable party, including all holders described in this prospectus other than the PIPE Investors but excluding Sizzle’s public shareholders prior to the closing of the Business Combination, will be required to enter into a lock-up for a period of one year after the Closing. The lock-up agreements do not restrict GEM Investor and GYBL from selling shares acquired by them under the GEM Agreement. Of the 81,640,131 Ordinary shares that were issued and outstanding as of the Closing Date, approximately 74,398,882 Ordinary Shares (or approximately 91% of the total issued and outstanding Ordinary Shares) are subject to a lock-up for up to one year after Closing.

Rule 144

All Ordinary Shares, other than those Ordinary Shares registered pursuant to the Registration Statement on Form F-4, as amended, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this registration statement, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of Critical Metals and has beneficially owned Critical Metals’ restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about Critical Metals. Persons who are affiliates of Critical Metals and have beneficially owned Critical Metals’ restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•        1% of the then outstanding equity shares of the same class which, immediately after closing of the Business Combination, was equal to 833,296 Critical Metals Ordinary Shares, including 4,221,350 founder shares held by the Sponsor that will be subject to certain lock-up arrangements described above and 770,000 private placement shares, that are subject to certain lock-up arrangements which Sizzle’s officers, directors and stockholders entered into in connection with the IPO, as described above; or

•        the average weekly trading volume of Critical Metals’ Ordinary Shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of Critical Metals under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about Critical Metals.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of European Lithium AT (Investments) Limited’s employees, consultants or advisors who purchased equity shares from the Company in connection with a compensatory stock plan or other written agreement executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

Critical Metals is a foreign issuer as defined in Regulation S. As a foreign issuer, securities that Critical Metals sells outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by Critical Metals’ affiliates. Generally, subject to certain limitations, holders of Critical Metals’ restricted shares who are not affiliates of Critical Metals or who are affiliates of Critical Metals by virtue of their status as an officer or director of Critical Metals may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the seller, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of Critical Metals restricted shares by an officer or director who is an affiliate of Critical Metals solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of Critical Metals restricted shares who will be an affiliate of Critical Metals other than by virtue of his or her status as an officer or director of Critical Metals.

Critical Metals is not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Registration Rights

At Closing, each of Critical Metals, Sizzle, the Sponsor and EUR, together with certain other persons listed on the signature pages thereto, entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company granted certain registration rights to EUR, Sponsor and certain other holders of Critical Metals Ordinary Shares.

In the Amended Underwriting Agreement, Sizzle agreed that, upon the issuance of 1,200,000 Ordinary Shares at Closing, Sizzle would, and would cause the Sponsor to, add the Agreement Representative Shares as “Registrable Securities” of the Representative under the registration rights agreement executed by Sizzle in connection with the Sizzle IPO, dated as of November 3, 2021. However, this amendment provided that Representative has the right, if there was any “public investment in private equity” (“PIPE”) that closes substantially concurrently with the Closing which included registration rights for the investor in such PIPE (the “Registration Rights Obligations”) that are superior to the registration rights available to the Representative under such existing Sizzle registration rights agreement, that the Representative may, at its sole election within ten (10) business days after the Closing elect to receive the Registration Rights Obligations with respect to the Agreement Representative Shares (pari passu with such PIPE investor) in lieu of those under the referenced registration rights agreement.

In connection with the entry into the GEM Agreement, Critical Metals and GEM Investor simultaneously entered into a registration rights agreement (the “GEM RRA”). Pursuant to the GEM RRA, Critical Metals is required to, as soon as practicable but no later than 30 calendar days following the date of public listing, submit to or file with the SEC a registration statement registering the resale of such shares and to use its commercially reasonable efforts to have such registration statement declared effective no later than the earlier of (A) the 45th calendar day following the filing of the GEM RRA and (B) the 5th business day after the date Critical Metals is notified (orally or in writing, whichever is earlier) by the SEC that the GEM RRA will not be “reviewed” or will not be subject to further review.

Pursuant to the Subscription Agreement, Critical Metals agreed that, within 30 days following the Closing, Critical Metals will file with the SEC a registration statement registering the resale of the Critical Metals Ordinary Shares issued or issuable in the PIPE Financing (the “PIPE Resale Registration Statement”) and will use its reasonable best efforts to have the PIPE Resale Registration Statement declared effective as soon as practicable after the filing thereof, but in any event within 60 days after the Closing (or 90 days after the Closing in the event of a “full review” of the PIPE Resale Registration Statement by the SEC) or, if earlier, the fifth trading day after Critical Metals is notified by the SEC that the PIPE Resale Registration Statement will not be reviewed or is no longer subject to further review and comments, and maintain the effectiveness of the PIPE Resale Registration Statement (in each case, subject to liquidated damages for failure to meet the registration requirements).

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders of up to 100,312,567 Ordinary Shares, which includes (i) 67,788,383 Ordinary Shares issued to EUR in connection with the Business Combination; (ii) 6,778,838 Ordinary Shares issuable to EUR in connection with the Business Combination as Earnout Shares, which is subject to certain terms and conditions relating to the price of the Ordinary Shares during the five year period following the consummation of the Business Combination; (iii) 3,343,750 Ordinary Shares issued to the Sponsor in connection with the Business Combination in exchange for 3,343,750 shares of Sizzle Common Stock; (iv) 51,600 Ordinary Shares issued to the Sponsor in connection with the Business Combination in satisfaction of $129,437 aggregate principal amount outstanding under certain promissory notes held by Sponsor; (v) 1,247,250 Ordinary Shares issued to Cantor, which includes (x) 47,250 Ordinary Shares purchased by Cantor in a private placement in connection with the Sizzle IPO, and (y) 1,200,000 Ordinary Shares issued as compensation to Cantor, as the representative of the underwriters in the Sizzle IPO, for its deferred underwriting fee; (vi) 3,028,356 Ordinary Shares issuable to EAM pursuant to the Subscription Agreements, which consists of (w) 114,497 PIPE Shares, (x) 628,479 Bonus Shares; (y) 571,345 Ordinary Shares issuable upon the exercise of the PIPE Warrant and (z) 1,714,035 Additional Shares; (vii) 1,342,430 Ordinary Shares issuable to ETE III pursuant to the Subscription Agreements, which consists of (w) 50,756 PIPE Shares, (x) 278,598 Bonus Shares; (y) 253,269 Ordinary Shares issuable upon the exercise of the PIPE Warrants and (z) 759,807 Additional Shares; (viii) 929,614 Ordinary Shares issuable to ETE pursuant to the Subscription Agreements, which consists of (w) 35,147 PIPE Shares, (x) 192,923 Bonus Shares, (y) 175,386 Ordinary Shares issuable upon the exercise of the PIPE Warrants and (z) 526,158 Additional Shares; (ix) 350,000 Ordinary Shares that are issuable to Polar upon exercise of the Polar Warrants; (x) 1,015,000 Ordinary Shares issued to various vendors and service providers in connection with the Closing of the Business Combination pursuant to certain agreements to pay various business combination transaction expenses otherwise due at Closing in Ordinary Shares; and (xi) up to 14,437,346 Ordinary Shares issuable to GEM Global, which consists of (x) 122,549 Ordinary Shares issued to GEM Global at the Closing as the commitment fee payable under the GEM Agreement, (y) up to 12,500,000 Ordinary Shares issuable upon drawdowns made under the GEM Agreement and (z) 1,814,797 Ordinary Shares issuable upon exercise of the GEM Warrant.

The Selling Securityholders may offer and sell, from time to time, any or all of the Ordinary Shares being offered for resale by this prospectus after the applicable lock-up period elapses. Please see the section entitled “Description of Securities” for further information regarding the rights and restrictions of these securities.

In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering Ordinary Shares for resale to the public, and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over shares they own or have the right to acquire within 60 days, as well as shares for which they have the right to vote or dispose of such shares. Also in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, shares which a person has the right to acquire within 60 days of March 27, 2024 are included both in that person’s beneficial ownership as well as in the total number of shares issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same ordinary shares are reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same ordinary shares. We have based percentage ownership on 81,640,131 Ordinary Shares outstanding as of the date of this prospectus.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.

Unless otherwise noted, the business address of each of the following entities or individuals after the Business Combination is c/o Critical Metals Corp., Maples Corporate Services (BVI) Limited, Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

Name and Address	Ordinary Shares Beneficially Owned Prior to This Offering	Percentage Ownership	Number of Ordinary Shares Being Offered(1)	Ordinary Shares Beneficially Owned After This Offering(2)	Percentage Ownership
European Lithium Limited(3)	67,788,383	83.8%	74,567,221	—	—
VO Sponsor, LLC(4)	3,380,350	4.2%	3,380,350	—	—
Cantor Fitzgerald & Co.(5)	1,247,250	1.5%	1,247,250	—	—
Empery Asset Master, LTD(6)	4,671,606	5.7%	3,028,356	1,643,250	2.0%
Empery Tax Efficient III, LP(7)	2,070,858	2.5%	1,342,430	728,428	*
Empery Tax Efficient, LP(8)	1,434,042	1.8%	929,614	504,428	*
Polar Multi-Strategy Master Fund(9)	1,080,000	1.3%	350,000	730,000	*
BTIG, LLC(10)	400,000	*	400,000	—	—
Suppliers and Vendors(11)	615,000	*	615,000	—	—
GEM Global Yield LLC SCS(12)	1,937,346	2.3%	14,437,346	—	—
David Perlin(13)	15,000	*	15,000	—	—

____________

*        Less than 1%.

(1)      The amounts set forth in this column are the number of Ordinary Shares that may be offered by such Selling Securityholder using this prospectus. These amounts do not represent any other Ordinary Shares that the Selling Securityholder may own beneficially or otherwise.

(2)      Assumes the sale of all shares being offered pursuant to this prospectus.

(3)      Includes Ordinary Shares issued in connection with the Business Combination. Prior to the consummation of the Business Combination, European Lithium owned all the issued and outstanding equity interest of ELAT, which, as a result of the Business Combination, became a wholly-owned subsidiary of Critical Metals. The address for this selling securityholder is 32 Harrogate Street, West Leederville, Western Australia, 6007.

(4)      Mr. Steve Salis and Mr. Jamie Karson are managing members of the Sponsor and may be deemed to beneficially own the securities held by the Sponsor. Prior to the consummation of the Business Combination Mr. Salis and Mr. Karson were Chairman and Chief Executive Officer and Non-Executive Vice-Chairman of the Board of Directors, respectively, of Sizzle. The address for this selling securityholder is 4201 Georgia Avenue, NW, Washington, DC 20011.

(5)      Includes (x) 47,250 Ordinary Shares purchased by Cantor Fitzgerald & Co.(“CF&CO”) in a private placement in connection with the Sizzle IPO, and (y) 1,200,000 Ordinary Shares issued as compensation to CF&CO, as the representative of the underwriters in the Sizzle IPO, for its deferred underwriting fee. The business address of CF&CO is 110 East 59th Street, New York, NY 10022. Cantor Fitzgerald Securities (“CFS” ) controls the managing general partner of CF&CO. Cantor Fitzgerald, L.P. (“CFLP” ) indirectly controls each of CFS and CF&CO. CFLP is controlled by CF Group Management, Inc. (“CFGM” ), its managing general partner. Mr. Howard Lutnick is the Chairman and Chief Executive Officer of CFGM and also the trustee of CFGM’s sole stockholder and therefore controls CFGM. As such, each of CFS, CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by CF&CO. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.

(6)      Includes Ordinary Shares issued pursuant to the Subscription Agreements, acquired in open market purchases and issuable upon exercise of the PIPE warrants. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of such securityholder is c/o Empery Asset Management, LP is One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(7)      Includes Ordinary Shares issued pursuant to the Subscription Agreements, acquired in open market purchases and issuable upon exercise of the PIPE warrants. Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The address of such securityholder is c/o Empery Asset Management, LP is One Rockefeller Plaza, Suite 1205, New York, NY 10020.

(8)      Includes Ordinary Shares issued pursuant to the Subscription Agreements, acquired in open market purchases and issuable upon exercise of the PIPE warrants. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares.

(9)      Includes shares issuable upon the exercise of the Polar Warrant. The Sponsor, Sizzle and Polar entered into subscription agreements in connection with the extensions and working capital matters. Polar Multi-Strategy Master Fund (“Polar Fund”) is under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Fund and has control and discretion over the shares held by the Polar Fund. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Fund. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The address of the Selling Securityholder is 16 York Street, Suite 2900, Toronto, ON, Canada M5J 0E6.

(10)    Consists of shares issued as compensation for services rendered in connection with the Business Combination. Anton Leroy, in his capacity as Chief Executive Officer of BTIG, LLC may be deemed to have voting and investment control with respect to the shares held by BTIG, LLC, and therefore may be deemed to be the beneficial owner of such shares. Anton Leroy disclaims beneficial ownership of the securities held by BTIG, LLC except to the extent of his pecuniary interest therein. The address of this securityholder is 600 Montgomery Street, 6th Floor, San Francisco, CA 94111.

(11)    Consists of shares issued as compensation for services rendered in connection with the Business Combination, other than those shares issued to CF&CO and BTIG.

(12)    Consists of (x) 122,549 Ordinary Shares issued to GEM Global at the Closing as the commitment fee payable under the GEM Agreement, (y) up to 12,500,000 Ordinary Shares issuable upon drawdowns made under the GEM Agreement and (z) 1,814,797 Ordinary Shares issuable upon exercise of the GEM Warrant. Gem Global Yield Fund LLC (“GEM GP”) is the general partner of GEM Global. Christopher F. Brown is the sole beneficial owner of GEM GP and has voting and dispositive power over the shares held by GEM Global. The address for GEM Global, GEM GP and Mr. Brown is 12C, rue Guillaume J. Kroll, L-1882 Luxembourg.

(13)    Reflects Ordinary Shares received as a distribution from the Sponsor. The address of the Selling Securityholder is 4950 Blackwood Road, Bozeman, Montana, 59718.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used here includes donees, pledgees, transferees or other successors-in-interest selling Ordinary Shares or interests in Ordinary Shares received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Ordinary Shares or interests in Ordinary Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of Ordinary Shares or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted by applicable law.

The GEM Investor and GYBL may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. However, the GEM Investor and GYBL may use one or more registered broker-dealers to effectuate all sales, if any, of the Ordinary Shares that they may acquire from us pursuant to the GEM Agreement. Each such broker-dealer may receive commissions for executing such sales and, if so, such commissions will not exceed customary brokerage commissions.

We have advised the GEM Investor and GYBL that they are required to comply with Regulation M promulgated under the Exchange Act pursuant to the GEM Agreement. With certain exceptions, Regulation M precludes the GEM Investor and GYBL, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus. The GEM Investor and GYBL have informed us that they did not engage in any short selling of our securities or other hedging activities prior to entering into the GEM Agreement.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the Ordinary Shares or Warrants in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Ordinary Shares or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Selling Securityholders may also sell Ordinary Shares short and deliver these securities to close out their short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.

Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, Ordinary Shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Ordinary Shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by the Selling Securityholders. With the exception of the SEC registration fee, all amounts are estimates.

U.S. Dollar
SEC Registration Fee	$189,576.89
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing Expenses	*
Miscellaneous Expenses	*
Total	*

____________

*        These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Under agreements to which we are party with the Selling Securityholders, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

LEGAL MATTERS

The validity of the Ordinary Shares of the Company offered by this prospectus and certain other British Virgin Islands legal matters will be passed upon for Maples and Calder (BVI) LLP.

EXPERTS

The consolidated financial statements of European Lithium AT (Investments) Limited as of June 30, 2023 and 2022 and for each of the two years in the year ended June 30, 2023 and 2022, included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on said report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Critical Metals Corp. for the period from October 14, 2022 (inception) to June 30, 2023 and for the period from October 14, 2022 (inception) to June 30, 2023, included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on said report given upon the authority of said firm as experts in auditing and accounting.

The technical information appearing in this prospectus concerning the Wolfsberg Project was derived from the S-K 1300 Technical Report Summary prepared by CSA Global South Africa (Pty) Limited, independent mining consultants. None of CSA Global South Africa (Pty) Limited, or the employees of CSA Global South Africa (Pty) Limited, is an affiliate of the Company.

ENFORCEMENT OF JUDGMENTS/ENFORCEMENT OF CIVIL LIABILITIES

There is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S., however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

•        the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•        the judgment is final and for a liquidated sum;

•        the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•        in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

•        recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

•        the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The British Virgin Islands courts are unlikely:

•        to recognize or enforce against the Company, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

•        to impose liabilities against the Company, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form F-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the Ordinary Shares offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Ordinary Shares. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We will send our transfer agent a copy of all notices of shareholders’ meetings and other reports, communications and information that are made generally available to shareholders. The transfer agent has agreed to mail to all shareholders a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the transfer agent and will make available to all shareholders such notices and all such other reports and communications received by the transfer agent.

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

European Lithium AT (Investments) Limited

Unaudited Financial Statements

Audited Financial Statements

CRITICAL METALS CORP

Unaudited Financial Statements

Audited Financial Statements

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE HALF YEARS ENDED 31 DECEMBER 2023 AND 2022
(UNAUDITED)

	Note	31 December 2023 $	31 December 2022 $
Continuing operations
Other income		540	107,727
Consultants and professional services expenses	4	(211,936)	(175,815)
Administration expenses		(5,786)	(22,943)
Finance costs	4	(12,680)	(10,000)
Depreciation expense	9	(3,442)	(3,371)
Depreciation – Leased assets		(14,345)	—
Foreign exchange	4	2,042	212
Merger expenses	4	(1,481,085)	(61,215)
Other expenses		—	(15,244)
Loss before income tax		(1,726,692)	(180,649)
Income tax expense	5	—	—
Net Loss		(1,726,692)	(180,649)

Other comprehensive income, net of income tax
Items that may be reclassified to profit or loss
Exchange differences on translation of foreign operations		499,844	779,310
Total comprehensive (loss) for the period		(1,226,848)	598,661

Loss per share for the period
Basic loss per share	14	(17,266.92)	(1,806.49)
Diluted loss per share	14	(17,266.92)	(1,806.49)

The above Consolidated Statements of Comprehensive Income are to be read in conjunction with the
Notes to the Financial Statements.

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
AS AT 31 DECEMBER 2023 AND 30 JUNE 2023
(UNAUDITED)

	Note	31 December 2023 $	30 June 2023 $
ASSETS
Current Assets
Cash and cash equivalents	6	201,731	137,451
Other receivables	7	142,937	94,149
Total Current Assets		344,668	231,600

Non-Current Assets
Restricted cash and other deposits	8	21,300	21,170
Property and plant and equipment	9	4,150	7,555
Right of use asset		36,938	—
Deferred exploration and evaluation expenditure	10	35,767,073	34,724,374
Total Non-Current Assets		35,829,461	34,753,099

TOTAL ASSETS		36,174,129	34,984,699

LIABILITIES
Current Liabilities
Trade and other payables	11	4,119,879	3,203,646
Lease liability		9,658	—
Provisions		8,528	7,458
Total Current Liabilities		4,138,065	3,211,104

Non-Current Liabilities
Lease liability		29,713	—
		29,713	—

TOTAL LIABILITIES		4,167,778	3,211,104

NET ASSETS		32,006,351	31,773,595

EQUITY
Share capital	12	39,414	39,414
Reserves	13	42,837,786	40,878,338
Retained earnings		(10,870,849)	(9,144,157)

TOTAL EQUITY		32,006,351	31,773,595

The above Consolidated Statements of Financial Position are to be read in conjunction with the
Notes to the Financial Statements.

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE HALF YEARS ENDED 31 DECEMBER 2023 AND 2022
(UNAUDITED)

	Note	Share Capital $	Unissued Capital Reserve $	Foreign Currency Translation Reserve $	Retained Earnings $	Total Equity $
At 1 July 2022		39,414	39,079,626	(4,950,566)	(3,789,016)	30,379,458
Loss for the period		—	—	—	(180,649)	(180,649)
Foreign currency exchange differences arising on translation from functional currency to presentation currency	13	—	—	779,310	—	779,310
Total comprehensive (loss) for the period		—	—	779,310	(180,649)	598,661

Capital contributions	13	—	1,442,602	—	—	1,442,602
At 31 December 2022		39,414	40,522,228	(4,171,256)	(3,969,665)	32,420,721

At 1 July 2023		39,414	44,470,123	(3,591,785)	(9,144,157)	31,773,595
Loss for the period		—	—	—	(1,726,692)	(1,726,692)
Foreign currency exchange differences arising on translation from functional currency to presentation currency	13	—	—	499,844	—	499,844
Total comprehensive (loss) for the period		—	—	499,844	(1,726,692)	(1,226,848)

Capital contributions	13	—	1,459,604	—	—	1,459,604
At 31 December 2023		39,414	45,929,727	(3,091,941)	(10,870,849)	32,006,351

The above Consolidated Statements of Changes in Equity are to be read in conjunction with the
Notes to the Financial Statements.

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE HALF YEARS ENDED 31 DECEMBER 2023 AND 2022
(UNAUDITED)

	Note	31 December 2023 $	31 December 2022 $
Cash flows from operating activities
Payments to suppliers and employees		(749,900)	(176,350)
Finance costs		(4,643)	(4,903)
Interest paid – leased assets		(6,144)	—
VAT refund		(48,729)	(13,955)
Grants received		540	—
Net cash (used in) operating activities	16	(808,876)	(195,208)

Cash flows from investing activities
Payments for exploration and evaluation		(574,406)	(1,219,687)
Payment for property and plant and equipment		—	—
Net cash (used in) investing activities		(574,406)	(1,219,687)

Cash flows from financing activities
Proceeds from issue of shares	13	1,463,697	1,438,663
Repayment of lease liabilities		(18,055)	—
Net cash provided by financing activities		1,445,642	1,438,663

Net increase in cash and cash equivalents		62,360	23,768
Cash and cash equivalents at beginning of period		137,451	136,097
Effects on exchange rate fluctuations on cash held		1,920	3,243
Cash and cash equivalents at end of period	6	201,731	163,108

The above Consolidated Statements of Cash Flows are to be read in conjunction with the
Notes to the Financial Statements.

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.      CORPORATE INFORMATION

The financial report of European Lithium AT (Investments) Limited (the Company), and its wholly owned entities as disclosed in Note 19 (the Group) for the half year ended 31 December 2023 was authorised for issue in accordance with a resolution of the directors on 26 March 2024. The Company is a wholly owned subsidiary of European Lithium Ltd (ASX: EUR) (European Lithium) at 31 December 2023.

The Group has legal right and tenure over the Wolfsberg Lithium Project located in Austria through its wholly owned subsidiary ECM Lithium AT GmbH (ECM Lithium). ECM Lithium has 54 exploration licenses which are valid until 31 December 2024 and 20 mining licenses which are valid until 31 December 2025.

On 26 October 2022, European Lithium announced that it has entered into a business combination agreement with Sizzle Acquisition Corp., a US special purpose acquisition company listed on NASDAQ (NASDAQ:SZZL) (Sizzle), pursuant to which the Company will effectively sell down its shareholding in the Group which hold the Wolfsberg Lithium Project and certain other mineral permits prospective for lithium in Austria, in consideration for the issue of shares in a newly-formed combined entity incorporated in the British Virgin Islands and named “Critical Metals Corp.” (CRML) which is expected to be listed on NASDAQ (Transaction). The Transaction was approved by shareholders of European Lithium on 20 January 2023. Subsequent to the period end, Sizzle stockholders approved the Transaction as a special meeting held on 22 February 2024 and approval for Critical Metals’ shares to be listed on the Nasdaq was received on 26 February 2024. CRML subsequently commenced trading on the Nasdaq on 28 February 2024.

The Company was incorporated in the British Virgin Islands and is a company limited by shares. The registered office of the Company is at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. The nature of the operations and principal activities of the Company during the period was Lithium exploration in Austria.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)      Basis of preparation

The financial report is a general-purpose financial report, which has been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The Company is a for-profit entity for the purpose of preparing the financial statements.

These interim consolidated financial statements are general purpose financial statements prepared in accordance with the requirements of applicable accounting standards including IAS 34 Interim Financial Reporting. It is recommended that this interim financial report be read in conjunction with the annual financial report for the year ended 30 June 2023.

The financial report has also been prepared on the accruals basis and historical cost basis.

The accounting policies set out below have been applied consistently to all periods presented in the financial report except where stated.

b)      Going concern

The financial statements of the Group have been prepared on a going concern basis which contemplates the continuity of normal business activities and the realization of assets and the settlement of liabilities in the ordinary course of business.

For the half-year ended 31 December 2023 the Company incurred a loss after income tax of $1,726,692 (31 December 2022: $180,649 loss), net cash outflows from operating activities of $808,876 (31 December 2022: $195,208), a working capital deficit of $3,793,397 (30 June 2023: $2,979,504 deficit) and at that date had cash on hand of $201,731 (30 June 2023: $137,451).

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s ability to continue as a going concern and to continue to fund its planned expanded activities is dependent on raising further capital, continued support from creditors and related parties and reducing operational costs.

These conditions indicate a material uncertainty that may cast a significant doubt about the Company’s ability to continue as a going concern and, therefore, that it may be unable to realize its assets and discharge its liabilities in the normal course of business.

The Company believes that it is reasonably foreseeable that the Company will continue as a going concern and that it is appropriate to adopt the going concern basis in the preparation of the financial report after consideration of the following factors:

•        The Company continues to seek funding options required to undertake its next phase of exploration activities; and

•        Continued support from European Lithium in the form of short term funding.

Should the Company not be able to continue as a going concern, it may be required to realize its assets and discharge its liabilities other than in the ordinary course of business. The financial report does not include any adjustments relating to the recoverability and classification of recorded asset amounts or liabilities that might be necessary should the Company not continue as a going concern.

c)      Application of new and revised accounting standards

Changes in accounting policies on initial application of Accounting Standards

In the half year ended 31 December 2023, the Directors have reviewed all of the new and revised Standards and Interpretations issued by the IASB that are relevant to the Company and effective for the full year reporting periods beginning on or after 1 July 2023. As a result of this review, the Directors have applied all new and amended Standards and Interpretations that were effective as at 1 July 2023 as set out below with no material impact on the amounts of disclosures included in the financial report.

Title	Summary	Application date of standard	Application date for the Group
Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2)

The amendments require that an entity discloses its material accounting policies, instead of its significant accounting policies. Further amendments explain how an entity can identify a material accounting policy. Examples of when an accounting policy is likely to be material are added. To support the amendment, the Board has also developed guidance and examples to explain and demonstrate the application of the ‘four-step materiality process’ described in IFRS Practice Statement 2.

		This standard is not expected to have a material impact on the Group’s financial statements and disclosures	1 July 2023

New accounting standards and interpretations not yet adopted

Certain new accounting standards and interpretations have been published that are not mandatory for 31 December 2023 reporting periods and have not been early adopted by the Group. The Group’s assessment of the impact of these new standards and interpretations has not identified any impact.

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

d)      Principles of consolidation

Subsidiaries are all entities over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases. A list of controlled entities is contained in Note 19 to the financial statements.

All inter-group balances and transactions between entities in the Group, including any unrealised profits or losses, have been eliminated on consolidation. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with those adopted by the Parent Entity.

e)      Significant accounting estimates and assumptions

The carrying amounts of certain assets and liabilities are often determined based on estimates and assumptions of future events. The key estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of certain assets and liabilities within the next annual reporting period are:

Deferred exploration and evaluation expenditure

The application of the Group’s accounting policy for exploration and evaluation expenditure requires judgement in determining whether it is likely that future economic benefits are likely from future exploitation or sale or where activities have not reached a stage which permits a reasonable assumption of the existence of reserves.

Determining of functional currency

Based on the primary indicators in IAS 21 The Effects of Change in Foreign Exchange Rates, the Euro has been determined as the functional currency of the Group, because the Euro is the currency that mainly influences labor, material and other costs of providing goods or services, and is the currency in which the majority of these costs are denominated and settled.

Effects of changes in foreign exchange rates on the consolidation of the financial statements are recorded in other comprehensive income and carried in the form of a cumulative translation adjustment in the accumulated other comprehensive income section of the Statement of financial position of the Group.

The presentation currency of the Group has been determined to be US Dollars reflecting the current principal equity and financing structure.

Income taxes

The Group is subject to income taxes in jurisdictions where it has foreign operations.

Significant judgement is required in determining the worldwide provision for income taxes. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Group estimates its tax liabilities based on the Group’s understanding of the tax laws in the relevant jurisdictions. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the current and deferred income tax assets and liabilities in the period in which such determination is made.

The Group recognizes deferred tax assets relating to carried forward tax losses to the extent there are sufficient taxable temporary differences (deferred tax liabilities) relating to the same taxation authority against which the unused tax losses can be utilized. However, utilization of the tax losses also depends on the ability of the entity to satisfy certain tests at the time the losses are recouped.

Deferred taxation

Potential future income tax benefits have not been brought to account at 31 December 2023 and 2022 because the Directors do not believe that it is appropriate to regard realizations of future income tax benefits as probable.

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

f)      Borrowing costs

Borrowing costs are recognized as an expense when incurred, except for borrowing cost relating to qualifying assets when the interest is capitalized to the qualifying assets.

g)      Cash and cash equivalents

Cash and cash equivalents in the Statement of Financial Position comprise cash at bank and in hand and short-term deposits with an original maturity of six months or less.

For the purposes of the Statement of Cash Flows, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts.

Restricted cash in the Statement of Financial Position refers to cash that is held for a specific reason and not available for immediate business use.

h)      Other receivables

Other receivables measured at amortized cost, the Group recognizes lifetime expected credit losses when there has been a significant increase in credit risk since initial recognition. If the credit risk on the financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to expected credit losses within the next 12 months.

The Group considers an event of default has occurred when a financial asset is more than 120 days past due or external sources indicate that the debtor is unlikely to pay its creditors, including the Group. A financial asset is credit impaired when there is evidence that the counterparty is in significant financial difficulty or a breach of contract, such as a default or past due event has occurred. The Group writes off a financial asset when there is information indicating the counterparty is in severe financial difficulty and there is no realistic prospect of recovery.

i)       Property, Plant and Equipment

Plant and equipment is stated at cost less accumulated depreciation and impairment. Cost includes expenditure that is directly attributable to the acquisition of the item. In the event that settlement of all or part of the purchase consideration is deferred, cost is determined by discounting the amounts payable in the future to their present value as at the date of acquisition.

Depreciation is provided on plant and equipment. Depreciation is calculated on a straight-line basis so as to write off the net cost or other revalued amount of each asset over its expected useful life to its estimated residual value. The estimated useful lives, residual values and depreciation method are reviewed at the end of each annual reporting period.

The following estimated useful lives are used in the calculation of depreciation:

Plant and equipment	3 years

j)      Financial instruments

Debt and equity instruments are classified as either liabilities or as equity in accordance with the substance of the contractual arrangement. Transaction costs on the issue of equity instruments are recognized directly in equity as a reduction of the proceeds of the equity instruments to which the costs relate. Transaction costs are the costs that are incurred directly in connection with the issue of those equity instruments and which would not have been incurred had those instruments not been issued.

Interest and dividends are classified as expenses or as distributions of profit consistent with the statement of financial position classification of the related debt or equity instruments or component parts of compound instruments.

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

k)      Impairment of assets

At each reporting date, the Company assesses whether there is any indication that an asset may be impaired. Where an indicator of impairment exists, the Company makes a formal estimate of recoverable amount. Where the carrying amount of an asset exceeds its recoverable amount the asset is considered impaired and is written down to its recoverable amount.

Recoverable amount is the greater of fair value less costs to sell and value in use. It is determined for an individual asset, unless that asset’s value in use cannot be estimated to be close to its fair value less costs to sell and it does not generate cash inflows that are largely independent of those from other assets or group of assets. In which case, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but only to the extent that the increased carrying value does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in prior years. A reversal of an impairment loss is recognized in profit or loss immediately, unless the relevant asset is carried at fair value, in which case the reversal of the impairment loss is treated as a revaluation increase.

During the half years ended 31 December 2023 and 2022 the Company has undertaken a review for the impairment of assets and not identified any triggers of impairment.

l)       Income tax

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the reporting date.

Deferred tax is provided on all temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognized for all taxable temporary differences except:

•        When the deferred tax liability arises from the initial recognition of assets and liabilities (other than as a result of a business combination) which affects neither the accounting profit nor taxable profit or loss; or

•        When the taxable temporary difference arises from the initial recognition of goodwill; or

•        When the taxable temporary difference is associated with investments in subsidiaries, associates or interests in joint ventures, and the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets are recognized to the extent that it is probable that sufficient taxable amounts will be available against which the deductible temporary differences or unused tax losses and tax offsets can be utilized, except:

•        When the deductible temporary difference giving rise to the asset arises from the initial recognition of assets and liabilities (other than as a result of a business combination) which affects neither accounting profit nor taxable income; or

•        When the deductible temporary difference is associated with investments in subsidiaries, associates or interests in joint ventures, in which case a deferred tax asset is only recognized to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized.

Unrecognized deferred income tax assets are reassessed at each reporting date and are recognized to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax assets and liabilities are offset when they relate to the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

m)    Value added tax

Revenues, expenses and assets are recognized net of the amount of VAT except:

•        When the VAT incurred on a purchase of goods and services is not recoverable from the taxation authority, in which case the VAT is recognized as part of the cost acquisition of the asset or as part of the expense item as applicable; and receivables and payables are stated with the amount of VAT included.

•        The net amount of VAT recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the Statement of Financial Position.

Cash flows are included in the Statement of Cash Flows on a gross basis and the VAT component of cash flows arising from investing and financing activities, which is recoverable from, or payable to, the taxation authority are classified as operating cash flows.

Commitments and contingencies are disclosed net of the amount of VAT recoverable from, or payable to, the taxation authority.

n)      Leases

Right of use asset

The Group recognizes right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Unless the Group is reasonably certain to obtain ownership of the leased asset at the end of the lease term, the recognized right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term. Right-of-use assets are subject to impairment.

Lease Liabilities

At the commencement date of the lease, the Group recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for terminating a lease, if the lease term reflects the Group exercising the option to terminate. The

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

variable lease payments that do not depend on an index or a rate are recognized as expense in the period on which the event or condition that triggers the payment occurs. In calculating the present value of lease payments, the Group uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the in-substance fixed lease payments or a change in the assessment to purchase the underlying asset.

The Group has elected not to recognize right of use assets and lease liabilities for short term leases and low value assets. For these leases, the Group recognized the lease payments as an expense on a straight line basis over the lease term.

Short-term leases and leases of low-value assets.

The Group applies the short-term lease recognition exemption for those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option. It also applies the lease of low-value assets recognition exemption to leases of plant and equipment that are considered of low value. Lease payments on short-term leases and leases of low-value assets are recognized as expense on a straight-line basis over the lease term.

o)      Foreign Currency

Foreign currency transactions and balances

All foreign currency transactions occurring during the financial year are recognized at the exchange rate in effect at the date of the transaction. Foreign currency monetary items at reporting date are translated at the exchange rate existing at reporting date. Non-monetary assets and liabilities carried at fair value that are denominated in foreign currencies are translated at the rates prevailing at the date when the fair value was determined.

Exchange differences are recognized in the profit or loss in the period in which they arise except those exchange differences which relate to assets under construction for future productive use which are included in the cost of those assets where they are regarded as an adjustment to interest costs on foreign currency borrowings.

Functional and presentation currency

Items included in the financial statements of each of the companies within the Group are measured in Euro which is the currency of the primary economic environment in which they operate (the functional currency). The consolidated financial statements are presented in US dollars, which is the Company’s presentation currency.

Group companies

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•        assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position;

•        income and expenses for each statement of profit or loss and other comprehensive income are translated at average exchange rates (unless this is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions), and

•        all resulting exchange differences are recognized in other comprehensive income.

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

p)      Trades and other payables

Trade payables and other accounts payable are carried at amortized cost and represent liabilities for goods and services provided to the Group prior to the end of the financial year that are unpaid and arise when the Group becomes obliged to make future payments in respect of the purchase of those goods and services.

q)      Exploration and evaluation expenditure

Exploration and evaluation expenditures in relation to each separate area of interest are recognized as an exploration and evaluation asset in the year in which they are incurred where the following conditions are satisfied:

•        the rights to tenure of the area of interest are current; and

•        at least one of the following conditions is also met:

•        the exploration and evaluation expenditures are expected to be recouped through successful development and exploration of the area of interest, or alternatively, by its sale; or

•        exploration and evaluation activities in the area of interest have not at the balance date reached a stage which permits a reasonable assessment of the existence or otherwise of economically recoverable reserves, and active and significant operations in, or in relation to, the area of interest are continuing.

Exploration and evaluation assets are initially measured at cost and include acquisition of rights to explore, studies, exploratory drilling, trenching and sampling and associated activities and an allocation of depreciation and amortized of assets used in exploration and evaluation activities. General and administrative costs are only included in the measurement of exploration and evaluation costs where they are related directly to operational activities in a particular area of interest.

Exploration and evaluation assets are assessed for impairment when facts and circumstances suggest that the carrying amount of an exploration and evaluation asset may exceed its recoverable amount. The recoverable amount of the exploration and evaluation asset (for the cash generating unit(s) to which it has been allocated being no larger than the relevant area of interest) is estimated to determine the extent of the impairment loss (if any). Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but only to the extent that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset in previous years.

Where a decision has been made to proceed with development in respect of a particular area of interest, the relevant exploration and evaluation asset is tested for impairment and the balance is then reclassified to development.

During the half years ended 31 December 2023 and 2022 the Company has undertaken a review for the impairment of assets and not identified any triggers of impairment.

r)      Share capital

Ordinary shares are classified as equity.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds. Incremental costs directly attributable to the issue of new shares or options for the acquisition of a business are not included in the cost of the acquisition as part of the purchase consideration.

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

s)      Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the Board of Directors who is responsible for making strategic decisions.

3.      SEGMENT INFORMATION

IFRS 8 Operating Segments requires operating segments to be identified on the basis of internal reports that are regularly reviewed by the Chief Operating Decision Maker (CODM) to make decisions about resources to be allocated to the segment and assess its performance, and for which discrete financial information is available. In the case of the Group the CODM are the executive management team and all information reported to the CODM is based on the consolidated results of the Group as one operating segment, as the Group’s activities relate to mineral exploration.

Accordingly, the Group has only one reportable segment and the results are the same as the Group results.

4.      EXPENSES FROM CONTINUING OPERATIONS

	Half year ended 31 December 2023 $	Half year ended 31 December 2022 $
Consultants and professional services
Investor relations	(32,466)	(30,431)
Taxation advisors	(135)	(8,641)
Accounting fees	(40,857)	0
Company secretarial advisors	—	(2,720)
Legal fees	(138,478)	(134,023)
	(211,936)	(175,815)

Finance expenses
Bank fees	(4,643)	(4,903)
Interest expense leased assets	(6,144)	—
Other expenses	(1,893)	(5,097)
	(12,680)	(10,000)

Foreign exchange
Realized foreign exchange on payments to suppliers	2,042	212
	2,042	212

Transaction expenses
Merger expenses(i)	(1,481,085)	(61,215)
	(1,481,085)	(61,215)

____________

(i)      On 26 October 2022, European Lithium announced that it has entered into a business combination agreement with Sizzle Acquisition Corp., a US special purpose acquisition company listed on NASDAQ (NASDAQ:SZZL) (Sizzle), pursuant to which European Lithium will effectively sell down its shareholding in the Group which hold the Wolfsberg Lithium Project and certain other mineral permits prospective for lithium in Austria, in consideration for the issue of shares in a newly-formed combined entity incorporated in the British Virgin Islands and named “Critical Metals Corp.” (CRML) which is expected to be listed on NASDAQ (Transaction). In accordance with the terms of the Transaction, European Lithium and the Company will be reimbursed for certain expenses incurred upon the closing of the Transaction.

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

5.      INCOME TAX

	31 December 2023 $	30 June 2023 $
Major components of income tax expense for the year are:

Income statement
Current income tax charge/(benefit)	—	—

Statement of changes in equity
Income tax expense reported in equity	—	—

Potential future income tax benefits arising from tax losses have not been brought to account at 31 December 2023 because the directors do not believe it is appropriate to regard realization of the future income tax benefits as probable. These benefits will only be obtained if:

•        assessable income is derived of a nature and of amount sufficient to enable the benefit from the deductions to be realized;

•        the Company continues to comply with the conditions for deductibility imposed by law; and

•        no changes in tax legislation adversely affect the realization of the benefit from the deductions.

Profits are taxed at the standard corporate income tax (CIT) rate of 25% in Austria, regardless of whether profits are retained or distributed. According to the Eco Social Tax Reform Act of 2022, the CIT rate will be reduced from 25% to 24% in 2023 and further to 23% in 2024. Respectively the net unrecognized deferred tax asset as of 31 December 2023 and 30 June 2023 is calculated with a tax rate of 25%. For the net unrecognized deferred tax asset as of 31 December 2023 and 30 June 2023 a tax rate of 23% was used based on the assessment of the future utilization by the management. Tax losses can be carried forward in Austria without time limitation. In general Tax losses carried forward can be offset against taxable income only up to a maximum of 75% of the taxable income for any given year.

6.      CASH AND CASH EQUIVALENTS

	31 December 2023 $	30 June 2023 $
Cash at bank and in hand	201,731	137,451
	201,731	137,451

Cash at bank earns interest at floating rates based on daily bank deposit rates.

7.      OTHER RECEIVABLES

	31 December 2023 $	30 June 2023 $
Security deposit	4,370	4,310
GST/VAT receivable	138,567	89,839
	142,937	94,149

These amounts arise from the usual operating activities of the Company and are non-interest bearing. The debtors do not contain any overdue or impaired receivables.

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

8.      RESTRICTED CASH AND OTHER DEPOSITS

	31 December 2023 $	30 June 2023 $
Other	21,300	21,170
	21,300	21,170

Restricted cash relates to the bank guarantees provided by the Company to the value of €20,000 in respect of any unrepaired damage to property at the Wolfsberg project. These deposits are subject to restrictions and are therefore not available for general use by the entities within the Group.

9.      PROPERTY AND PLANT AND EQUIPMENT

	31 December 2023 $	30 June 2023 $
Office equipment – Cost	57,393	56,603
Office equipment – Accumulated depreciation	(53,243)	(49,048)
	4,150	7,555
Carrying value at beginning of period	7,555	13,996
Depreciation charge for the period	(3,442)	(6,757)
Foreign exchange	37	316
Carrying value at end of period	4,150	7,555

10.    DEFERRED EXPLORATION AND EVALUATION EXPENDITURE

	31 December 2023 $	30 June 2023 $
Exploration and evaluation phases:
Balance at beginning of period	34,724,374	30,468,697
Expenditure incurred	546,947	2,874,455
Foreign exchange movement	495,752	1,381,222
Balance at end of period	35,767,073	34,724,374

The recoupment of costs carried forward in relation to areas of interest in the exploration and evaluation phases is dependent upon the successful development and commercial exploitation or sale of the respective areas.

11.    TRADE AND OTHER PAYABLES

	31 December 2023 $	30 June 2023 $
Trade payables	4,117,913	3,181,224
Other payables and accruals	1,966	22,422
	4,119,879	3,203,646

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

12.    SHARE CAPITAL

	31 December 2023 No of shares	31 December 2023 $
Opening balance	100	39,414
Total share capital	100	39,414
	31 December 2022 No of shares	31 December 2022 $
Opening balance	100	39,414
Total share capital	100	39,414
	30 June 2023 No of shares	30 June 2023 $
Opening balance	100	39,414
Total share capital	100	39,414

Terms and conditions of contributed equity

Fully paid ordinary shares have the right to receive dividends as declared and, in the event of winding up the Company, to participate in the proceeds from sale of all surplus assets in proportion to the number of paid up shares held.

Fully paid ordinary shares entitle their holder to one vote, either in person or by proxy, at any shareholders’ meeting of the Company.

13.    RESERVES

The foreign currency translation reserve is used to record exchange differences arising from the translation of financial statements of foreign subsidiaries.

	31 December 2023 $	30 June 2023 $
Foreign currency translation reserve	(3,091,941)	(3,591,785)
Unissued capital reserve	45,929,727	44,470,123
	42,837,786	40,878,338

Foreign Currency Translation Reserve

	Half year ended 31 December 2023 $	Half year ended 31 December 2022 $
Balance at beginning of period	(3,591,785)	(4,950,566)
Foreign currency exchange differences arising on translation of foreign operations	499,844	779,310
Balance at end of period	(3,091,941)	(4,171,256)

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

13.    RESERVES (cont.)

Unissued Capital Reserve

	Half year ended 31 December 2023 $	Half year ended 31 December 2022 $
Balance at beginning of period	44,470,123	39,079,626
Capital contribution funding received	1,463,697	1,438,663
Foreign exchange movements	(4,093)	3,939
Balance at end of period	45,929,727	40,522,228

During the half year ended 31 December 2023 and the year ended 30 June 2023 the Company received capital contributions from European Lithium (ASX: EUR). The issue of shares in the Company pursuant to funding received remained outstanding at balance date.

14.    LOSS PER SHARE

	Half year ended 31 December 2023 $	Half year ended 31 December 2022 $
Loss used in the calculation of basic and dilutive loss per share	(1,726,692)	(180,649)
	Half year ended 31 December 2023 Cents per share	Half year ended 31 December 2022 Cents per share
Loss per share:
Basic loss per share	(17,266.92)	(1,806.49)
Diluted loss per share	(17,266.92)	(1,806.49)
	31 December 2023 Number	31 December 2022 Number
Weighted average number of shares	100	100

There are dilutive potential ordinary shares on issue at balance date. Given the Company has made a loss and has no warrants on issue, there is no dilution of earnings hence the diluted loss per share is the same as for basic loss per share.

15.    COMMITMENTS AND CONTINGENCIES

a)      Exploration commitments

The Group has no minimum expenditure requirements in relation to its exploration and mining licenses at its Wolfsberg Project other than minimal annual license and mine safety fees.

b)      Other commitments

There have been no changes in commitments since the last annual reporting date.

c)      Contingencies

The Company has provided bank guarantees to the value of €20,000 in respect of any unrepaired damage to property at the Wolfsberg project.

There has been no other change in contingent liabilities since the last annual reporting date.

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

16.    CASH FLOW INFORMATION

	Half year ended 31 December 2023 $	Half year ended 31 December 2022 $
Reconciliation from net loss after tax to net cash used in operations
Net loss	(1,726,692)	(180,649)
Non-cash flows included in operating loss:
Depreciation (note 9)	3,442	3,371
Foreign exchange	(1,919)	(3,243)
Changes in assets and liabilities:
Decrease/(increase) in trade and other receivables	(48,958)	(14,687)
Decrease/(increase) in trade and other payables	943,691	—
Decrease/(increase) in provisions	1,071	—
Reclassification of lease expenses to financing	20,489	—
Net cash (used in) operating activities	(808,876)	(195,208)

17.    RELATED PARTY DISCLOSURE

Balances between the Company and its subsidiaries which are related parties of the Company have been eliminated on consolidation and are not disclosed in this note. Details of percentage of ordinary shares held in subsidiaries are disclosed in Note 19 to the financial statements.

During the half year ended 31 December 2023, the Company received capital contributions from its parent entity European Lithium of $1,459,604 (year ended 30 June 2023: $5,390,497).

18.    FINANCIAL INSTRUMENTS

a)      Significant accounting policies

Details of the significant accounting policies and methods adopted, including the criteria for recognition, the basis of measurement and the basis on which revenues and expenses are recognized, in respect of each class of financial asset, financial liability and equity instrument are disclosed in Note 2 to the financial statements.

b)      Financial risk exposures and management

The main risks the Company is exposed to through its financial instruments are credit risk, foreign currency risk, interest rate risk, and liquidity risk.

c)      Credit risk exposures

Credit risk represents the loss that would be recognized if the counterparties default on their contractual obligations resulting in financial loss to the Company. The Company has adopted the policy of only dealing with creditworthy counterparties and obtaining sufficient collateral or other security where appropriate, as a means of mitigating the risk of financial loss from defaults. The Company measures credit risk on a fair value basis.

d)      Interest rate risk

The Group is exposed to movements in market interest rates on cash. The policy is to monitor the interest rate yield curve out to 120 days to ensure a balance is maintained between the liquidity of cash assets and the interest rate of return. The entire balance of cash for the Group of $201,731 (30 June 2023: $137,451) is subject to interest rate risk.

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

18.    FINANCIAL INSTRUMENTS (cont.)

e)      Liquidity risk

The Company manages liquidity risk by continuously monitoring actual and forecast cash flows and matching the maturity profiles of financial assets and liabilities. Surplus funds are generally only invested in short term bank deposits.

Contractual maturities of financial liabilities

		Less than 6 months $	6 – 12 months $	Between 1 and 2 years $	Between 2 and 5 years $	Over 5 years $	Total contractual cashflows $	Carrying amount of liabilities $
Financial Liabilities
Trade & other payables	31 December 2023	4,119,879	—	—	—	—	4,119,879	4,119,879
	30 June 2023	3,203,646	—	—	—	—	3,203,646	3,203,646
Total	31 December 2023	4,119,879	—	—	—	—	4,119,879	4,119,879
	30 June 2023	3,203,646	—	—	—	—	3,203,646	3,203,646

f)      Net fair value

The carrying amount of financial assets and liabilities recorded in the financial statements represents their respective fair values determined in accordance with the accounting policies disclosed in Note 2 of the financial statements.

g)      Foreign currency risk

The Group operates internationally and is exposed to foreign exchange risk arising from commercial transactions. The Group converted assets and liabilities into the functional currency where balances were denominated in a currency other than the US dollar.

The Group also has transactional currency exposures. Such exposure arises from purchases by an operating entity in currencies other than the functional currency.

Set out below is an overview of financial instruments, other than cash and short-term deposits, held by the Group as at 31 December 2023:

		Fair value
	At amortized cost $	Through profit or loss $	Through other comprehensive income $
Financial assets
Trade and other receivables	142,937	—	—
Total current assets	142,937	—	—
Total assets	142,937	—	—

Financial liabilities
Trade and other payables	4,119,879	—	—
Total current liabilities	4,119,879	—	—
Total liabilities	4,119,879	—	—

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

18.    FINANCIAL INSTRUMENTS (cont.)

Set out below is an overview of financial instruments, other than cash and short-term deposits, held by the Group as at 31 December 2022:

		Fair value
	At amortized cost $	Through profit or loss $	Through other comprehensive income $
Financial assets
Trade and other receivables	58,961	—	—
Total current assets	58,961	—	—
Total assets	58,961	—	—

Financial liabilities
Trade and other payables	130,210	—	—
Total current liabilities	130,210	—	—
Total liabilities	130,210	—	—

Set out below is an overview of financial instruments, other than cash and short-term deposits, held by the Group as at 30 June 2023:

		Fair value
	At amortized cost $	Through profit or loss $	Through other comprehensive income $
Financial assets
Trade and other receivables	94,149	—	—
Total current assets	94,149	—	—
Total assets	94,149	—	—

Financial liabilities
Trade and other payables	3,203,646	—	—
Total current liabilities	3,203,646	—	—
Total liabilities	3,203,646	—	—

19.    SUBSIDIARIES

			Ownership Interest
	Country of Incorporation	31 December 2023%	31 December 2022%	30 June 2023%
Parent
European Lithium AT (Investments) Ltd	British Virgin Islands
Subsidiaries
ECM Lithium AT GmbH	Austria	100	100	100
ECM Lithium AT Operating GmbH	Austria	100	100	100

EUROPEAN LITHIUM (AT) INVESTMENTS LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

20.    KEY MANAGEMENT PERSONNEL DISCLOSURES

a)      Key management personnel compensation

	Half year ended 31 December 2023 $	Half year ended 31 December 2022 $
Short-term employee benefits	50,004	53,015
	50,004	53,015

b)      Equity instrument disclosures relating to key management personnel

No equity instruments were issued to Key management personnel during the half year ended 31 December 2023 or the year ended 30 June 2023.

21.    EVENTS AFTER THE REPORTING PERIOD

On 26 October 2022, European Lithium announced that it has entered into a business combination agreement with Sizzle Acquisition Corp., a US special purpose acquisition company listed on NASDAQ (NASDAQ:SZZL) (Sizzle), pursuant to which the Company will effectively sell down its shareholding in the Group which hold the Wolfsberg Lithium Project and certain other mineral permits prospective for lithium in Austria, in consideration for the issue of shares in a newly-formed combined entity incorporated in the British Virgin Islands and named “Critical Metals Corp.” (CRML) which is expected to be listed on NASDAQ (Transaction). The Transaction was approved by shareholders of European Lithium on 20 January 2023. Subsequent to the period end, Sizzle stockholders approved the Transaction as a special meeting held on 22 February 2024 and approval for Critical Metals’ shares to be listed on the Nasdaq was received on 26 February 2024. CRML subsequently commenced trading on the Nasdaq on 28 February 2024.

No other matters or circumstances have arisen since the end of the reporting period which significantly altered or may significantly alter the operations of the Company, the results of those operations or the state of affairs of the Company as reported as of 31 December 2023.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
European Lithium AT (Investments) Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of European Lithium AT (Investments) Limited (the “Company”) as of June 30, 2023 and 2022, the related consolidated statements of comprehensive income, changes in equity and cash flows for each of the two years in the period ended June 30, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2023 and 2022, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2022.

Houston, Texas
November 9, 2023

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE YEAR ENDED 30 JUNE 2023 AND 2022

	Note	30 June 2023 $	30 June 2022 $
Continuing operations
Other income		111,218	—
Consultants and professional services expenses	4	(374,618)	(179,262)
Administration expenses		(35,653)	(24,504)
Finance costs	4	(14,871)	(12,711)
Depreciation expense	9	(6,757)	(7,413)
Foreign exchange	4	(2,199)	(11,155)
Merger expenses	4	(5,009,866)	—
Other expenses	4	(22,395)	(49,556)
Loss before income tax		(5,355,141)	(284,601)
Income tax expense	5	—	—
Loss after tax		(5,355,141)	(284,601)

Other comprehensive income, net of income tax
Items that may be reclassified to profit or loss
Exchange differences on translation of foreign operations		1,358,781	(3,941,081)
Other comprehensive profit/(loss) for the period, net of income tax		1,358,781	(3,941,081)
Total comprehensive profit/(loss) for the year		(3,996,360)	(4,225,682)

Loss per share for the year
Basic loss per share	14	(53,551)	(2,846)
Diluted loss per share	14	(53,551)	(2,846)

The above Consolidated Statements of Comprehensive Income is to be read in conjunction with the
Notes to the Consolidated Financial Statements.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
AS AT 30 JUNE 2023 AND 2022

	Note	30 June 2023 $	30 June 2022 $
ASSETS
Current Assets
Cash and cash equivalents	6	137,451	136,097
Other receivables	7	94,149	44,908
Total Current Assets		231,600	181,005

Non-Current Assets
Restricted cash and other deposits	8	21,170	20,324
Property and plant and equipment	9	7,555	13,996
Deferred exploration and evaluation expenditure	10	34,724,374	30,468,697
Total Non-Current Assets		34,753,099	30,503,017
TOTAL ASSETS		34,984,699	30,684,022

LIABILITIES
Current Liabilities
Trade and other payables	11	3,203,646	304,564
Provisions		7,458	—
Total Current Liabilities		3,211,104	304,564
TOTAL LIABILITIES		3,211,104	304,564
NET ASSETS		31,773,595	30,379,458

EQUITY
Share capital	12	39,414	39,414
Reserves	13	40,878,338	34,129,060
Retained earnings		(9,144,157)	(3,789,016)
TOTAL EQUITY		31,773,595	30,379,458

The above Consolidated Statements of Financial Position is to be read in conjunction with the
Notes to the Consolidated Financial Statements.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
FOR THE YEAR ENDED 30 JUNE 2023 AND 2022

	Note	Share Capital $	Unissued Capital Reserve $	Foreign Currency Translation Reserve $	Retained Earnings $	Total Equity $
At 1 July 2021		39,414	32,805,444	(1,009,485)	(3,504,415)	28,330,958
Loss for the year		—	—	—	(284,601)	(284,601)
Foreign currency exchange differences arising on translation from functional currency to presentation currency		—	—	(3,941,081)	—	(3,941,081)
Total comprehensive loss for the year		—	—	(3,941,081)	(284,601)	(4,225,681)

Capital contributions	13	—	6,274,182	—	—	6,274,182
At 30 June 2022		39,414	39,079,626	(4,950,566)	(3,789,016)	30,379,458
Loss for the year		—	—	—	(5,355,141)	(5,355,141)
Foreign currency exchange differences arising on translation from functional currency to presentation currency		—	—	1,358,781	—	1,358,781
Total comprehensive (loss) for the year		—	—	1,358,781	(5,355,141)	(3,996,360)

Capital contributions	13	—	5,390,497	—	—	5,390,497
At 30 June 2023		39,414	44,470,123	(3,591,785)	(9,144,157)	31,773,595

The above Consolidated Statements of Changes in Equity is to be read in conjunction with the
Notes to the Consolidated Financial Statements.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED 30 JUNE 2023 AND 2022

	Note	30 June 2023 $	30 June 2022 $
Cash flows from operating activities
Payments to suppliers and employees		(2,433,161)	(237,005)
Finance costs		(7,776)	(14,350)
Grants received		111,218	—
VAT refund received/(paid)		(49,070)	68,958
Net cash (used in) operating activities	16	(2,378,789)	(182,397)

Cash flows from investing activities
Payments for exploration and evaluation		(2,993,578)	(6,019,463)
Payment for property and plant and equipment		—	(14,904)
Net cash (used in) investing activities		(2,993,578)	(6,034,367)

Cash flows from financing activities
Proceeds from issue of shares	13	5,368,057	6,190,820
Net cash provided by financing activities		5,368,057	6,190,820

Net increase/(decrease) in cash and cash equivalents		(4,310)	(25,944)
Cash and cash equivalents at beginning of year		136,097	184,190
Effects on exchange rate fluctuations on cash held		5,664	(22,149)
Cash and cash equivalents at end of year	6	137,451	136,097

The above Consolidated Statements of Cash Flows is to be read in conjunction with the
Notes to the Consolidated Financial Statements.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.      CORPORATE INFORMATION

The financial report of European Lithium AT (Investments) Limited (the Company), and its wholly owned entities as disclosed in Note 19 (the Group) for the years ended 30 June 2023 and 30 June 2022 was authorised for issue in accordance with a resolution of the directors on 9 November 2023. The Group has legal right and tenure over the Wolfsberg Lithium project located in Austria through its wholly owned subsidiary ECM Lithium AT GmbH (ECM Lithium). ECM Lithium has 54 exploration licenses which are valid until 31 December 2024 and 11 mining licenses which are valid until 31 December 2023.

On 26 October 2022, the Company announced that it has entered into a business combination agreement with Sizzle Acquisition Corp., a US special purpose acquisition company listed on NASDAQ (NASDAQ:SZZL) (Sizzle), pursuant to which the Company will effectively sell down its shareholding in European Lithium AT (Investments) Ltd, ECM Lithium AT GmbH and ECM Lithium AT Operating GmbH (collectively EUR Austria), which hold the Wolfsberg Lithium Project and certain other mineral permits prospective for lithium in Austria, in consideration for the issue of shares in a newly-formed combined entity incorporated in the British Virgin Islands and named “Critical Metals Corp.” (CRML) which is expected to be listed on NASDAQ (Transaction). Closing of the Transaction remains subject to satisfaction (or waiver) of various conditions precedent (including shareholder and regulatory approval).

The Company is incorporated in the British Virgin Islands and is a company limited by shares. The registered office of the Company is at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. The nature of the operations and principal activities of the Company during the period was Lithium exploration in Austria.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)      Basis of preparation

The financial report is a general-purpose financial report, which has been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The Company is a for-profit entity for the purpose of preparing the financial statements.

The financial report has also been prepared on the accruals basis and historical cost basis.

The accounting policies set out below have been applied consistently to all periods presented in the financial report except where stated.

b)      Application of new and revised accounting standards

Changes in accounting policies on initial application of Accounting Standards

In the years ended 30 June 2023 and 30 June 2022, the Directors have reviewed all of the new and revised Standards and Interpretations issued by the IASB that are relevant to the Company and effective for the full year reporting periods beginning on or after 1 July 2022. As a result of this review, the Directors have applied all new and amended Standards and Interpretations that were effective as at 1 July 2022 with no material impact on the amounts of disclosures included in the financial report.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

New accounting standards and interpretations not yet adopted

Certain new accounting standards and interpretations have been published that are not mandatory for 30 June 2023 reporting periods and have not been early adopted by the Group. The Group’s assessment of the impact of these new standards and interpretations has not identified any impact.

Title	Summary	Application date of standard	Application date for the Group
Reference to the Conceptual Framework (Amendments to IFRS 3)	The amendments update an outdated reference to the Conceptual Framework in IFRS 3 without significantly changing the requirements in the standard.	This standard is not expected to have a material impact on the Group’s financial statements and disclosures	1 July 2022
Annual Improvements to IFRS Standards 2018 – 2020

Makes amendments to the following standards:

•   IFRS 1 — The amendment permits a subsidiary that applies paragraph D16(a) of IFRS 1 to measure cumulative translation differences using the amounts reported by its parent, based on the parent’s date of transition to IFRSs.

•   IFRS 9 — The amendment clarifies which fees an entity includes when it applies the ‘10 per cent’ test in paragraph B3.3.6 of IFRS 9 in assessing whether to derecognise a financial liability. An entity includes only fees paid or received between the entity (the borrower) and the lender, including fees paid or received by either the entity or the lender on the other’s behalf.

		This standard is not expected to have a material impact on the Group’s financial statements and disclosures	1 July 2022
Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2)

The amendments require that an entity discloses its material accounting policies, instead of its significant accounting policies. Further amendments explain how an entity can identify a material accounting policy. Examples of when an accounting policy is likely to be material are added. To support the amendment, the Board has also developed guidance and examples to explain and demonstrate the application of the ‘four-step materiality process’ described in IFRS Practice Statement 2.

		This standard is not expected to have a material impact on the Group’s financial statements and disclosures	1 July 2023

There are no other standards that are not yet effective and that would be expected to have a material impact on the Group in the current or future reporting periods and on foreseeable future transactions.

c)      Principles of consolidation

Subsidiaries are all entities over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases. A list of controlled entities is contained in Note 19 to the financial statements.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

All inter-group balances and transactions between entities in the Group, including any unrealised profits or losses, have been eliminated on consolidation. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with those adopted by the Parent Entity.

d)      Significant accounting estimates and assumptions

The carrying amounts of certain assets and liabilities are often determined based on estimates and assumptions of future events. The key estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of certain assets and liabilities within the next annual reporting period are:

Deferred exploration and evaluation expenditure

The application of the Group’s accounting policy for exploration and evaluation expenditure requires judgement in determining whether it is likely that future economic benefits are likely from future exploitation or sale or where activities have not reached a stage which permits a reasonable assumption of the existence of reserves.

Determining of functional currency

Based on the primary indicators in IAS 21 The Effects of Change in Foreign Exchange Rates, the Euro has been determined as the functional currency of the Group, because the Euro is the currency that mainly influences labour, material and other costs of providing goods or services, and is the currency in which the majority of these costs are denominated and settled.

Effects of changes in foreign exchange rates on the consolidation of the financial statements are recorded in other comprehensive income and carried in the form of a cumulative translation adjustment in the accumulated other comprehensive income section of the Statement of financial position of the Group.

The presentation currency of the Group has been determined to be US Dollars reflecting the current principal equity and financing structure.

Income taxes

The Group is subject to income taxes in jurisdictions where it has foreign operations.

Significant judgement is required in determining the worldwide provision for income taxes. There are many transactions and calculations undertaken during the ordinary course of business for which the ultimate tax determination is uncertain. The Group estimates its tax liabilities based on the Group’s understanding of the tax laws in the relevant jurisdictions. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the current and deferred income tax assets and liabilities in the period in which such determination is made.

The Group recognises deferred tax assets relating to carried forward tax losses to the extent there are sufficient taxable temporary differences (deferred tax liabilities) relating to the same taxation authority against which the unused tax losses can be utilised. However, utilisation of the tax losses also depends on the ability of the entity to satisfy certain tests at the time the losses are recouped.

Deferred taxation

Potential future income tax benefits have not been brought to account at 30 June 2023 and 30 June 2022 because the Directors do not believe that it is appropriate to regard realisations of future income tax benefits as probable.

e)      Borrowing costs

Borrowing costs are recognised as an expense when incurred, except for borrowing cost relating to qualifying assets when the interest is capitalised to the qualifying assets.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

f)      Cash and cash equivalents

Cash and cash equivalents in the Statement of Financial Position comprise cash at bank and in hand and short-term deposits with an original maturity of six months or less.

For the purposes of the Statement of Cash Flows, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts.

Restricted cash in the Statement of Financial Position refers to cash that is held for a specific reason and not available for immediate business use.

g)      Other receivables

Other receivables measured at amortised cost, the Group recognises lifetime expected credit losses when there has been a significant increase in credit risk since initial recognition. If the credit risk on the financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to expected credit losses within the next 12 months.

The Group considers an event of default has occurred when a financial asset is more than 120 days past due or external sources indicate that the debtor is unlikely to pay its creditors, including the Group. A financial asset is credit impaired when there is evidence that the counterparty is in significant financial difficulty or a breach of contract, such as a default or past due event has occurred. The Group writes off a financial asset when there is information indicating the counterparty is in severe financial difficulty and there is no realistic prospect of recovery.

h)      Property, Plant and Equipment

Plant and equipment is stated at cost less accumulated depreciation and impairment. Cost includes expenditure that is directly attributable to the acquisition of the item. In the event that settlement of all or part of the purchase consideration is deferred, cost is determined by discounting the amounts payable in the future to their present value as at the date of acquisition.

Depreciation is provided on plant and equipment. Depreciation is calculated on a straight-line basis so as to write off the net cost or other revalued amount of each asset over its expected useful life to its estimated residual value. The estimated useful lives, residual values and depreciation method are reviewed at the end of each annual reporting period.

The following estimated useful lives are used in the calculation of depreciation:

Plant and equipment	3 years

i)       Financial instruments

Debt and equity instruments are classified as either liabilities or as equity in accordance with the substance of the contractual arrangement. Transaction costs on the issue of equity instruments are recognised directly in equity as a reduction of the proceeds of the equity instruments to which the costs relate. Transaction costs are the costs that are incurred directly in connection with the issue of those equity instruments and which would not have been incurred had those instruments not been issued.

Interest and dividends are classified as expenses or as distributions of profit consistent with the statement of financial position classification of the related debt or equity instruments or component parts of compound instruments.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

j)      Impairment of assets

At each reporting date, the Company assesses whether there is any indication that an asset may be impaired. Where an indicator of impairment exists, the Company makes a formal estimate of recoverable amount. Where the carrying amount of an asset exceeds its recoverable amount the asset is considered impaired and is written down to its recoverable amount.

Recoverable amount is the greater of fair value less costs to sell and value in use. It is determined for an individual asset, unless that asset’s value in use cannot be estimated to be close to its fair value less costs to sell and it does not generate cash inflows that are largely independent of those from other assets or group of assets. In which case, the recoverable amount is determined for the cash-generating unit to which the asset belongs.

In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but only to the extent that the increased carrying value does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset in prior years. A reversal of an impairment loss is recognised in profit or loss immediately, unless the relevant asset is carried at fair value, in which case the reversal of the impairment loss is treated as a revaluation increase.

During the years ended 30 June 2023 and 2022 the Company has undertaken a review for the impairment of assets and not identified any triggers of impairment.

k)      Income tax

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the reporting date.

Deferred tax is provided on all temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognised for all taxable temporary differences except:

•        When the deferred tax liability arises from the initial recognition of assets and liabilities (other than as a result of a business combination) which affects neither the accounting profit nor taxable profit or loss; or

•        When the taxable temporary difference arises from the initial recognition of goodwill; or

•        When the taxable temporary difference is associated with investments in subsidiaries, associates or interests in joint ventures, and the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets are recognised to the extent that it is probable that sufficient taxable amounts will be available against which the deductible temporary differences or unused tax losses and tax offsets can be utilised, except:

•        When the deductible temporary difference giving rise to the asset arises from the initial recognition of assets and liabilities (other than as a result of a business combination) which affects neither accounting profit nor taxable income; or

•        When the deductible temporary difference is associated with investments in subsidiaries, associates or interests in joint ventures, in which case a deferred tax asset is only recognised to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilised.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilised.

Unrecognised deferred income tax assets are reassessed at each reporting date and are recognised to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax assets and liabilities are offset when they relate to the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

l)       Value added tax

Revenues, expenses and assets are recognised net of the amount of VAT except:

•        When the VAT incurred on a purchase of goods and services is not recoverable from the taxation authority, in which case the VAT is recognised as part of the cost acquisition of the asset or as part of the expense item as applicable; and receivables and payables are stated with the amount of VAT included.

•        The net amount of VAT recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the Statement of Financial Position.

Cash flows are included in the Statement of Cash Flows on a gross basis and the VAT component of cash flows arising from investing and financing activities, which is recoverable from, or payable to, the taxation authority are classified as operating cash flows.

Commitments and contingencies are disclosed net of the amount of VAT recoverable from, or payable to, the taxation authority.

m)    Leases

Right of use asset

The Group recognises right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognised, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received. Unless the Group is reasonably certain to obtain ownership of the leased asset at the end of the lease term, the recognised right-of-use assets are depreciated on a straight-line basis over the shorter of its estimated useful life and the lease term. Right-of-use assets are subject to impairment.

Lease Liabilities

At the commencement date of the lease, the Group recognises lease liabilities measured at the present value of lease payments to be made over the lease term. The lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. The lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Group and payments of penalties for terminating a lease, if the lease term reflects the Group exercising the option to terminate.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The variable lease payments that do not depend on an index or a rate are recognised as expense in the period on which the event or condition that triggers the payment occurs. In calculating the present value of lease payments, the Group uses the incremental borrowing rate at the lease commencement date if the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the in-substance fixed lease payments or a change in the assessment to purchase the underlying asset.

The Group has elected not to recognise right of use assets and lease liabilities for short term leases and low value assets. For these leases, the Group recognised the lease payments as an expense on a straight line basis over the lease term.

Short-term leases and leases of low-value assets.

The Group applies the short-term lease recognition exemption for those leases that have a lease term of 12 months or less from the commencement date and do not contain a purchase option. It also applies the lease of low-value assets recognition exemption to leases of plant and equipment that are considered of low value. Lease payments on short-term leases and leases of low-value assets are recognised as expense on a straight-line basis over the lease term.

n)      Foreign Currency

Foreign currency transactions and balances

All foreign currency transactions occurring during the financial year are recognised at the exchange rate in effect at the date of the transaction. Foreign currency monetary items at reporting date are translated at the exchange rate existing at reporting date. Non-monetary assets and liabilities carried at fair value that are denominated in foreign currencies are translated at the rates prevailing at the date when the fair value was determined.

Exchange differences are recognised in the profit or loss in the period in which they arise except those exchange differences which relate to assets under construction for future productive use which are included in the cost of those assets where they are regarded as an adjustment to interest costs on foreign currency borrowings.

Functional and presentation currency

Items included in the financial statements of each of the companies within the Group are measured in Euro which is the currency of the primary economic environment in which they operate (the functional currency). The consolidated financial statements are presented in US dollars, which is the Company’s presentation currency.

Group companies

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

•        assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position;

•        income and expenses for each statement of profit or loss and other comprehensive income are translated at average exchange rates (unless this is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions), and

•        all resulting exchange differences are recognised in other comprehensive income.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

o)      Trades and other payables

Trade payables and other accounts payable are carried at amortised cost and represent liabilities for goods and services provided to the Group prior to the end of the financial year that are unpaid and arise when the Group becomes obliged to make future payments in respect of the purchase of those goods and services.

p)      Exploration and evaluation expenditure

Exploration and evaluation expenditures in relation to each separate area of interest are recognised as an exploration and evaluation asset in the year in which they are incurred where the following conditions are satisfied:

•        the rights to tenure of the area of interest are current; and

•        at least one of the following conditions is also met:

•        the exploration and evaluation expenditures are expected to be recouped through successful development and exploration of the area of interest, or alternatively, by its sale; or

•        exploration and evaluation activities in the area of interest have not at the balance date reached a stage which permits a reasonable assessment of the existence or otherwise of economically recoverable reserves, and active and significant operations in, or in relation to, the area of interest are continuing.

Exploration and evaluation assets are initially measured at cost and include acquisition of rights to explore, studies, exploratory drilling, trenching and sampling and associated activities and an allocation of depreciation and amortised of assets used in exploration and evaluation activities. General and administrative costs are only included in the measurement of exploration and evaluation costs where they are related directly to operational activities in a particular area of interest.

Exploration and evaluation assets are assessed for impairment when facts and circumstances suggest that the carrying amount of an exploration and evaluation asset may exceed its recoverable amount. The recoverable amount of the exploration and evaluation asset (for the cash generating unit(s) to which it has been allocated being no larger than the relevant area of interest) is estimated to determine the extent of the impairment loss (if any). Where an impairment loss subsequently reverses, the carrying amount of the asset is increased to the revised estimate of its recoverable amount, but only to the extent that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset in previous years.

Where a decision has been made to proceed with development in respect of a particular area of interest, the relevant exploration and evaluation asset is tested for impairment and the balance is then reclassified to development.

During the years ended 30 June 2023 and 2022 the Company has undertaken a review for the impairment of assets and not identified any triggers of impairment.

q)      Share capital

Ordinary shares are classified as equity.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds. Incremental costs directly attributable to the issue of new shares or options for the acquisition of a business are not included in the cost of the acquisition as part of the purchase consideration.

r)      Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the Board of Directors who is responsible for making strategic decisions.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

3.      SEGMENT INFORMATION

IFRS 8 Operating Segments requires operating segments to be identified on the basis of internal reports that are regularly reviewed by the Chief Operating Decision Maker (CODM) to make decisions about resources to be allocated to the segment and assess its performance, and for which discrete financial information is available. In the case of the Group the CODM are the executive management team and all information reported to the CODM is based on the consolidated results of the Group as one operating segment, as the Group’s activities relate to mineral exploration.

Accordingly, the Group has only one reportable segment and the results are the same as the Group results.

4.      EXPENSES FROM CONTINUING OPERATIONS

	30 June 2023 $	30 June 2022 $
Consultants and professional services
Investor relations	(63,881)	(50,744)
Taxation advisors	(21,242)	(14,925)
Company secretarial advisors	(4,075)	(13,457)
Legal fees	(282,020)	(100,136)
General	(3,400)	—
	(374,618)	(179,262)

Finance expenses
Bank fees	(7,776)	(14,350)
Other expenses	(7,095)	1,639
	(14,871)	(12,711)

Foreign exchange
Realised foreign exchange on payments to suppliers	(2,199)	(11,155)
	(2,199)	(11,155)

Merger Expenses
Merger expenses(i)	(5,009,866)	—
	(5,009,866)	—

Other expenses
Repayment of grant	—	(45,564)
Travel expenses	(22,395)	(3,992)
	(22,935)	(49,556)

____________

(i)      On 26 October 2022, the Company announced that it has entered into a business combination agreement with Sizzle Acquisition Corp., a US special purpose acquisition company listed on NASDAQ (NASDAQ:SZZL) (Sizzle), pursuant to which the Company will effectively sell down its shareholding in European Lithium AT (Investments) Ltd, ECM Lithium AT GmbH and ECM Lithium AT Operating GmbH (collectively EUR Austria), which hold the Wolfsberg Lithium Project and certain other mineral permits prospective for lithium in Austria, in consideration for the issue of shares in a newly-formed combined entity incorporated in the British Virgin Islands and named “Critical Metals Corp.” (CRML) which is expected to be listed on NASDAQ (Transaction). In accordance with the terms of the Proposed Transaction, the Company will be reimbursed for certain expenses incurred upon the closing of the Transaction.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.      INCOME TAX

	30 June 2023 $	30 June 2022 $
Major components of income tax expense for the year are:

Income statement
Current income tax charge/(benefit)	—	—

Statement of changes in equity
Income tax expense reported in equity	—	—

A reconciliation of income tax expense/(benefit) applicable to accounting profit/(loss) before income as at the statutory income tax rate to income tax expense/(benefit) at the Company’s effective income tax rate for the year is as follows:

	30 June 2023 $	30 June 2022 $
Loss from ordinary activities before income tax expense	(5,355,141)	(284,601)
Prima facie tax benefit on loss from ordinary activities at 23.0% (2022: 23.0%)	(1,231,683)	(65,458)

Tax effect of amounts which are not deductible (taxable) in calculating taxable income:
Non-temporary tax adjustments	1,137,734	—
Current year deferred tax assets (non-tax losses) not recognised	93,949	65,458
	—	—

Unrecognised deferred tax assets have not been recognised in respect of the following items:

	30 June 2023 $	30 June 2022 $
Unrecognised temporary differences
Deferred tax assets (at 23.0%) (2022: 23.0%)
Carry forward tax losses – revenue	5,784,008	5,004,488
Carry forward tax losses – capital	—	—
	5,784,008	5,004,488

Deferred tax liabilities (at 23.0%) (2022: 25.0%)
Prepayments	—	—
Net unrecognised deferred tax asset/(liability)	1,330,322	1,251,122

Potential future income tax benefits arising from tax losses have not been brought to account at 30 June 2023 and 2022 because the directors do not believe it is appropriate to regard realisation of the future income tax benefits as probable. These benefits will only be obtained if:

•        assessable income is derived of a nature and of amount sufficient to enable the benefit from the deductions to be realised;

•        the Company continues to comply with the conditions for deductibility imposed by law; and

•        no changes in tax legislation adversely affect the realisation of the benefit from the deductions.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

5.      INCOME TAX (cont.)

Profits are taxed at the standard corporate income tax (CIT) rate of 25% in Austria, regardless of whether profits are retained or distributed. According to the Eco Social Tax Reform Act of 2022, the CIT rate will be reduced from 25% to 24% in 2023 and further to 23% in 2024. For the net unrecognised deferred tax asset as of 30 June 2022 a tax rate of 25% was used and for the net unrecognised deferred tax asset as of 30 June 2023 a tax rate of 23% was used based on the assessment of the future utilization by the management. Tax losses can be carried forward in Austria without time limitation. In general Tax losses carried forward can be offset against taxable income only up to a maximum of 75% of the taxable income for any given year.

6.      CASH AND CASH EQUIVALENTS

	30 June 2023 $	30 June 2022 $
Cash at bank and in hand	137,451	136,097
	137,451	136,097

Cash at bank earns interest at floating rates based on daily bank deposit rates.

7.      OTHER RECEIVABLES

	30 June 2023 $	30 June 2022 $
Security deposit	4,310	4,138
GST/VAT receivable	89,839	40,770
	94,149	44,908

These amounts arise from the usual operating activities of the Company and are non-interest bearing. The debtors do not contain any overdue or impaired receivables.

8.      RESTRICTED CASH AND OTHER DEPOSITS

	30 June 2023 $	30 June 2022 $
Term deposits	21,170	20,324
	21,170	20,324

Restricted cash relates to the bank guarantees provided by the Company to the value of €20,000 in respect of any unrepaired damage to property at the Wolfsberg project. These deposits are subject to restrictions and are therefore not available for general use by the entities within the Group.

9.      PROPERTY AND PLANT AND EQUIPMENT

	30 June 2023 $	30 June 2022 $
Office equipment – Cost	56,603	54,341
Office equipment – Accumulated depreciation	(49,048)	(40,345)
	7,555	13,996
Carrying value at beginning of period	13,996	6,776
Additions	—	14,904
Depreciation charge for the period	(6,757)	(7,413)
Foreign exchange	316	(271)
Carrying value at end of period	7,555	13,996

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

10.    DEFERRED EXPLORATION AND EVALUATION EXPENDITURE

	30 June 2023 $	30 June 2022 $
Exploration and evaluation phases:
Balance at beginning of period	30,468,697	28,568,902
Expenditure incurred	2,874,455	5,757,513
Foreign exchange movement	1,381,222	(3,857,718)
Balance at end of period	34,724,374	30,468,697

The recoupment of costs carried forward in relation to areas of interest in the exploration and evaluation phases is dependent upon the successful development and commercial exploitation or sale of the respective areas.

11.    TRADE AND OTHER PAYABLES

	30 June 2023 $	30 June 2022 $
Trade payables	3,181,224	304,302
Other payables and accruals	22,422	262
	3,203,646	304,564

12.    SHARE CAPITAL

	30 June 2023 No of shares	30 June 2023 $
Opening balance	100	39,414
Total share capital	100	39,414
	30 June 2022 No of shares	30 June 2022 $
Opening balance	100	39,414
Total share capital	100	39,414

Terms and conditions of contributed equity

Fully paid ordinary shares have the right to receive dividends as declared and, in the event of winding up the Company, to participate in the proceeds from sale of all surplus assets in proportion to the number of paid up shares held.

Fully paid ordinary shares entitle their holder to one vote, either in person or by proxy, at any shareholders’ meeting of the Company.

13.    RESERVES

The foreign currency translation reserve is used to record exchange differences arising from the translation of financial statements of foreign subsidiaries.

	30 June 2023 $	30 June 2022 $
Foreign currency translation reserve	(3,591,785)	(4,950,566)
Unissued capital reserve	44,470,123	39,079,626
	40,878,338	34,129,060

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

13.    RESERVES (cont.)

Foreign Currency Translation Reserve

	30 June 2023 $	30 June 2022 $
Balance at beginning of year	(4,950,566)	(1,009,485)
Foreign currency exchange differences arising on translation of foreign operations	1,358,781	(3,941,081)
Balance at end of year	(3,591,785)	(4,950,566)

Unissued Capital Reserve

	30 June 2023 $	30 June 2022 $
Balance at beginning of year	39,079,626	32,805,444
Capital contribution funding received	5,368,056	6,190,820
Foreign exchange movement	22,441	83,362
Balance at end of year	44,470,123	39,079,626

During the financial years ended 30 June 2023 and 30 June 2022 the Company received capital contributions from its parent entity European Lithium Limited (ASX: EUR) of $5,390,497 and $6,274,182, respectively. The issue of shares in the Company pursuant to funding received remained outstanding at the balance sheet date.

14.    LOSS PER SHARE

	30 June 2023 $	30 June 2022 $
Loss used in the calculation of basic and dilutive loss per share	(5,355,141)	(284,601)
	2023 $ per share	2022 $ per share
Loss per share:
Basic loss per share	(53,551)	(2,846)
Diluted loss per share	(53,551)	(2,846)
	2022 Number	2021 Number
Weighted average number of shares	100	100

There are dilutive potential ordinary shares on issue at balance date. Given the Company has made a loss and has no warrants on issue, there is no dilution of earnings hence the diluted loss per share is the same as for basic loss per share.

15.    COMMITMENTS AND CONTINGENCIES

a)      Exploration commitments

The Group has no minimum expenditure requirements in relation to its exploration and mining licences at its Wolfsberg Project other than minimal annual licence and mine safety fees.

b)      Contingencies

The Company has provided bank guarantees to the value of €20,000 in respect of any unrepaired damage to property at the Wolfsberg project.

There has been no other change in contingent liabilities since the last annual reporting date.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

16.    CASH FLOW INFORMATION

	30 June 2023 $	30 June 2022 $
Reconciliation from net loss after tax to net cash used in operations
Net loss	(5,355,141)	(284,601)
Non-cash flows included in operating loss:
Depreciation (note 9)	6,757	7,413
Foreign exchange	(5,664)	22,149
Changes in assets and liabilities:
(Increase)/Decrease in trade and other receivables	(50,404)	72,642
(Increase) in trade and other payables	3,018,205	—
Decrease in provisions	7,458	—
Net cash (used in) operating activities	(2,378,789)	(182,397)

17.    RELATED PARTY DISCLOSURES

Balances between the Company and its subsidiaries which are related parties of the Company have been eliminated on consolidation and are not disclosed in this note. Details of percentage of ordinary shares held in subsidiaries are disclosed in Note 19 to the financial statements. Note 19 provides information about the group’s structure including the details of the subsidiaries and the holding company.

During the financial years ended 30 June 2023 and 30 June 2022 the Company received capital contributions from its parent entity European Lithium Limited (ASX: EUR) of $5,390,497 and $6,274,182, respectively.

18.    FINANCIAL INSTRUMENTS

a)      Significant accounting policies

Details of the significant accounting policies and methods adopted, including the criteria for recognition, the basis of measurement and the basis on which revenues and expenses are recognised, in respect of each class of financial asset, financial liability and equity instrument are disclosed in Note 2 to the financial statements.

b)      Financial risk exposures and management

The main risks the Company is exposed to through its financial instruments are credit risk, foreign currency risk, interest rate risk, and liquidity risk.

c)      Credit risk exposures

Credit risk represents the loss that would be recognised if the counterparties default on their contractual obligations resulting in financial loss to the Company. The Company has adopted the policy of only dealing with creditworthy counterparties and obtaining sufficient collateral or other security where appropriate, as a means of mitigating the risk of financial loss from defaults. The Company measures credit risk on a fair value basis.

d)      Interest rate risk

The Group is exposed to movements in market interest rates on cash. The policy is to monitor the interest rate yield curve out to 120 days to ensure a balance is maintained between the liquidity of cash assets and the interest rate of return. The entire balance of cash for the Group of $137,451 (30 June 2022: $136,097) is subject to interest rate risk.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18.    FINANCIAL INSTRUMENTS (cont.)

e)      Liquidity risk

The Company manages liquidity risk by continuously monitoring actual and forecast cash flows and matching the maturity profiles of financial assets and liabilities. Surplus funds are generally only invested in short term bank deposits.

Contractual maturities of financial liabilities

		Less than 6 months $	6 – 12 months $	Between 1 and 2 years $	Between 2 and 5 years $	Over 5 years $	Total contractual cashflows $	Carrying amount of liabilities $
Financial Liabilities
Trade & other payables	2023	3,203,646	—	—	—	—	3,203,646	3,203,646
	2022	304,564	—	—	—	—	304,564	304,564
Total	2023	3,203,646	—	—	—	—	3,203,646	3,203,646
	2022	304,564	—	—	—	—	304,564	304,564

f)      Net fair value

The carrying amount of financial assets and liabilities recorded in the financial statements represents their respective fair values determined in accordance with the accounting policies disclosed in Note 2 of the financial statements.

g)      Foreign currency risk

The Group operates internationally and is exposed to foreign exchange risk arising from commercial transactions. The Group converted assets and liabilities into the functional currency where balances were denominated in a currency other than the US dollar.

The Group also has transactional currency exposures. Such exposure arises from purchases by an operating entity in currencies other than the functional currency.

Set out below is an overview of financial instruments, other than cash and short-term deposits, held by the Group as at 30 June 2023:

	At amortised cost $	Fair value
		Through profit or loss $	Through other comprehensive income $
Financial assets
Trade and other receivables	94,149	—	—
Total current assets	94,149	—	—
Total assets	94,149	—	—

Financial liabilities
Trade and other payables	3,203,646	—	—
Total current liabilities	3,203,646	—	—
Total liabilities	3,203,646	—	—

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

18.    FINANCIAL INSTRUMENTS (cont.)

Set out below is an overview of financial instruments, other than cash and short-term deposits, held by the Group as at 30 June 2022:

	At amortised cost $	Fair value
		Through profit or loss $	Through other comprehensive income $
Financial assets
Trade and other receivables	44,908	—	—
Total current assets	44,908	—	—
Total assets	44,908	—	—

Financial liabilities
Trade and other payables	304,564	—	—
Total current liabilities	304,564	—	—
Total liabilities	304,564	—	—

19.    SUBSIDIARIES

		Ownership Interest
	Country of Incorporation	30 June 2023%	30 June 2022%
Parent
European Lithium AT (Investments) Ltd	British Virgin Islands
Subsidiaries
ECM Lithium AT GmbH	Austria	100	100
ECM Lithium AT Operating GmbH	Austria	100	100

20.    KEY MANAGEMENT PERSONNEL DISCLOSURES

a)      Key management personnel compensation

	2023 $	2022 $
Short-term employee benefits	104,574	100,982
	104,574	100,982

b)      Equity instrument disclosures relating to key management personnel

No equity instruments were issued to Key management personnel during the year ended 30 June 2023 or 30 June 2022.

EUROPEAN LITHIUM AT (INVESTMENTS) LIMITED
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

21.    EVENTS AFTER THE REPORTING PERIOD

On 6 July 2023, the Company confirmed that Critical Metals Corp (CRML), being the entity proposed to be listed on the NASDAQ upon completion of the proposed merger transaction with the Company, has entered into a share subscription facility for up to US$125.0M from GEM Global Yield LLC SCS (GEM), a Luxembourg based private alternative investment group, with proceeds from the facility expected to be used to fund the development of the Wolfsberg Project.

On 15 August 2023, ECM Lithium received a grant of new mining licenses and extensions for the Wolfsberg Project located in a new mining field called Barbara. The grant of new licenses and extensions grows the Company’s Wolfsberg Project to a total of 20 licenses, nearly doubling the footprint for the underground mining operations.

No other matters or circumstances have arisen since the end of the financial year which significantly altered or may significantly alter the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to 30 June 2023.

CRITICAL METALS CORP

STATEMENTS OF COMPREHENSIVE INCOME
FOR THE HALF YEAR ENDED 31 DECEMBER 2023 AND
THE PERIOD FROM 14 OCTOBER 2022 (INCEPTION)
THROUGH 31 DECEMBER 2022
(UNAUDITED)

	Note	31 December 2023 $	31 December 2022 $
Continuing operations
Merger expenses	4	(113,017)	(22,172)
Loss before income tax		(113,017)	(22,172)
Income tax expense	5	—	—
Loss after tax		(113,017)	(22,172)

Loss per share for the year
Basic loss per share	9	(1,130)	(222)
Diluted loss per share	9	(1,130)	(222)

The above Statements of Comprehensive Income is to be read in conjunction with the
Notes to the Financial Statements.

CRITICAL METALS CORP

STATEMENTS OF FINANCIAL POSITION

AS AT 31 DECEMBER 2023

(UNAUDITED)

	Note	31 December 2023 $	30 June 2023 $
ASSETS
Current Assets
Other receivables	6	3,125	3,033
Total Current Assets		3,125	3,033

TOTAL ASSETS		3,125	3,033

LIABILITIES
Current Liabilities
Trade and other payables	7	25,671	63,501
Related party payable	8	185,542	34,603
Total Current Liabilities		211,213	98,104

TOTAL LIABILITIES		211,213	98,104

NET ASSETS		(208,088)	(95,071)

EQUITY
Share capital	9	—	—
Retained earnings		(208,088)	(95,071)

TOTAL EQUITY		(208,088)	(95,071)

The above Statements of Financial Position is to be read in conjunction with the
Notes to the Financial Statements.

CRITICAL METALS CORP

STATEMENTS OF CHANGES IN EQUITY
FOR THE HALF YEAR ENDED 31 DECEMBER 2023 AND
THE PERIOD FROM 14 OCTOBER 2022 (INCEPTION)
THROUGH 31 DECEMBER 2022
(UNAUDITED)

	Note	Share Capital $	Retained Earnings $	Total Equity $
At 14 October 2022		—	—	—
Loss for the year		—	(22,172)	(22,172)
Total comprehensive loss for the year		—	(22,172)	(22,172)

Issue of shares	9	—	—	—
At 31 December 2022		—	(22,172)	(22,172)

At 1 July 2023		—	(95,071)	(95,071)
Loss for the year		—	(113,017)	(113,017)
Total comprehensive loss for the year		—	(113,017)	(113,017)

Issue of shares	9	—	—	—
At 31 December 2023		—	(208,088)	(208,088)

The above Statements of Changes in Equity is to be read in conjunction with the
Notes to the Financial Statements.

CRITICAL METALS CORP

STATEMENTS OF CASH FLOWS
FOR THE HALF YEAR ENDED 31 DECEMBER 2023 AND
THE PERIOD FROM 14 OCTOBER 2022 (INCEPTION)
THROUGH 31 DECEMBER 2022
(UNAUDITED)

	Note	31 December 2023 $	31 December 2022 $
Cash flows from operating activities
Payments to suppliers and employees		(143,267)	—
Proceeds from related party borrowings	8	143,267	—
Net cash (used in) operating activities	12	—	—

Net increase/(decrease) in cash and cash equivalents		—	—
Cash and cash equivalents at beginning of year		—	—
Effects on exchange rate fluctuations on cash held		—	—
Cash and cash equivalents at end of year		—	—

The above Statements of Cash Flows is to be read in conjunction with the
Notes to the Financial Statements.

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

1.      CORPORATE INFORMATION

The financial report of Critical Metals Corp (the Company) for the half year ended 31 December 2023 was authorised for issue in accordance with a resolution of the directors on 26 March 2024.

On 28 July 2022, the Company entered into a non-binding indicative term sheet (NBIO) with a US company listed on the NASDAQ, Sizzle Acquisition Corp. (NASDAQ: SZZL) (Sizzle), pursuant to which the parties agreed the indicative, non-binding terms on which the Company will effectively sell down its shareholding in the Company, ECM Lithium and ECM Lithium AT Operating GmbH (collectively EUR Austria), which hold the Wolfsberg Lithium Project and certain other mineral permits prospective for lithium in Austria, in consideration for the issue of shares representing an approximate 80% ownership interest in a newly-formed combined entity incorporated in the British Virgin Islands and named “Critical Metals Corp.” (CRML), which is expected to be listed on NASDAQ (Transaction). On 24 October 2022, the Company entered into a binding merger agreement (on terms consistent with the NBIO) between the Company, EUR Austria, Sizzle and other parties (Merger Agreement) and agreements which form exhibits to the Merger Agreement namely the investors agreement, the registration rights agreement and the lock-up agreement. The Transaction has been approved by shareholders of European Lithium Ltd, the parent entity of the Company on 20 January 2023. Subsequent to the period end, Sizzle stockholders approved the Transaction as a special meeting held on 22 February 2024 and approval for Critical Metals’ shares to be listed on the Nasdaq was received on 26 February 2024. CRML subsequently commenced trading on the Nasdaq on 28 February 2024.

The Company is incorporated in the British Virgin Islands and is a company limited by shares. The registered office of the Company is at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. The Company was incorporated on 14 October 2022 for the purposes of the Transaction, as such the nature of the operations and principal activities of the Company during the period was to merge with EUR Austria whose activities are lithium exploration in Austria.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)      Basis of preparation

The financial report is a general-purpose financial report, which has been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The Company is a for-profit entity for the purpose of preparing the financial statements.

The financial report has also been prepared on the accruals basis and historical cost basis.

The accounting policies set out below have been applied consistently to all periods presented in the financial report except where stated.

b)      Going concern

The financial statements of the Company have been prepared on a going concern basis which contemplates the continuity of normal business activities and the realization of assets and the settlement of liabilities in the ordinary course of business.

For the half-year ended 31 December 2023 the Company incurred a loss after income tax of $113,017 (31 December 2022: $22,172 loss), net cash outflows from operating activities of $nil (31 December 2022: $nill), a working capital deficit of $208,088 (30 June 2023: $95,071 deficit) and at that date had cash on hand of $nil (30 June 2023: $nil).

The Company’s ability to continue as a going concern and to continue to fund its planned expanded activities is dependent on raising further capital, continued support from creditors and related parties and reducing operational costs.

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

These conditions indicate a material uncertainty that may cast a significant doubt about the Company’s ability to continue as a going concern and, therefore, that it may be unable to realize its assets and discharge its liabilities in the normal course of business.

The Company believes that it is reasonably foreseeable that the Company will continue as a going concern and that it is appropriate to adopt the going concern basis in the preparation of the financial report after consideration of the following factors:

•        The Company continues to seek funding options required to undertake its next phase of exploration activities; and

•        Continued support from European Lithium in the form of short term funding.

Should the Company not be able to continue as a going concern, it may be required to realise its assets and discharge its liabilities other than in the ordinary course of business. The financial report does not include any adjustments relating to the recoverability and classification of recorded asset amounts or liabilities that might be necessary should the Company not continue as a going concern.

c)      Application of new and revised accounting standards

Changes in accounting policies on initial application of Accounting Standards

In the half year ended 31 December 2023 and 2022, the Directors have reviewed all of the new and revised Standards and Interpretations issued by the IASB that are relevant to the Company and effective for the full year reporting periods beginning on or after 1 July 2023. As a result of this review, the Directors have applied all new and amended Standards and Interpretations that were effective as at 1 July 2023 with no material impact on the amounts of disclosures included in the financial report.

New accounting standards and interpretations not yet adopted

Certain new accounting standards and interpretations have been published that are not mandatory for 31 December 2023 and 2022 reporting periods and have not been early adopted by the Group. The Group’s assessment of the impact of these new standards and interpretations has not identified any impact.

d)      Significant accounting estimates and assumptions

The carrying amounts of certain assets and liabilities are often determined based on estimates and assumptions of future events. There are no key estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of certain assets and liabilities within the next annual reporting period.

e)      Cash and cash equivalents

Cash and cash equivalents in the Statement of Financial Position comprise cash at bank and in hand and short-term deposits with an original maturity of six months or less.

For the purposes of the Statement of Cash Flows, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts.

Restricted cash in the Statement of Financial Position refers to cash that is held for a specific reason and not available for immediate business use.

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

f)      Other receivables

Other receivables measured at amortised cost, the Company recognises lifetime expected credit losses when there has been a significant increase in credit risk since initial recognition. If the credit risk on the financial instrument has not increased significantly since initial recognition, the Company measures the loss allowance for that financial instrument at an amount equal to expected credit losses within the next 12 months.

The Company considers an event of default has occurred when a financial asset is more than 120 days past due or external sources indicate that the debtor is unlikely to pay its creditors, including the Company. A financial asset is credit impaired when there is evidence that the counterparty is in significant financial difficulty or a breach of contract, such as a default or past due event has occurred. The Company writes off a financial asset when there is information indicating the counterparty is in severe financial difficulty and there is no realistic prospect of recovery.

g)      Income tax

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the reporting date.

Deferred tax is provided on all temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognised for all taxable temporary differences except:

•        When the deferred tax liability arises from the initial recognition of assets and liabilities (other than as a result of a business combination) which affects neither the accounting profit nor taxable profit or loss; or

•        When the taxable temporary difference arises from the initial recognition of goodwill; or

•        When the taxable temporary difference is associated with investments in subsidiaries, associates or interests in joint ventures, and the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets are recognised to the extent that it is probable that sufficient taxable amounts will be available against which the deductible temporary differences or unused tax losses and tax offsets can be utilised, except:

•        When the deductible temporary difference giving rise to the asset arises from the initial recognition of assets and liabilities (other than as a result of a business combination) which affects neither accounting profit nor taxable income; or

•        When the deductible temporary difference is associated with investments in subsidiaries, associates or interests in joint ventures, in which case a deferred tax asset is only recognised to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilised.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilised.

Unrecognised deferred income tax assets are reassessed at each reporting date and are recognised to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax assets and liabilities are offset when they relate to the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

h)      Value added tax

Revenues, expenses and assets are recognised net of the amount of VAT except:

•        When the VAT incurred on a purchase of goods and services is not recoverable from the taxation authority, in which case the VAT is recognised as part of the cost acquisition of the asset or as part of the expense item as applicable; and receivables and payables are stated with the amount of VAT included.

•        The net amount of VAT recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the Statement of Financial Position.

Cash flows are included in the Statement of Cash Flows on a gross basis and the VAT component of cash flows arising from investing and financing activities, which is recoverable from, or payable to, the taxation authority are classified as operating cash flows.

Commitments and contingencies are disclosed net of the amount of VAT recoverable from, or payable to, the taxation authority.

i)       Trades and other payables

Trade payables and other accounts payable are carried at amortised cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of those goods and services.

j)      Share capital

Ordinary shares are classified as equity.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds. Incremental costs directly attributable to the issue of new shares or options for the acquisition of a business are not included in the cost of the acquisition as part of the purchase consideration.

k)      Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the Board of Directors who is responsible for making strategic decisions.

3.      SEGMENT INFORMATION

IFRS 8 Operating Segments requires operating segments to be identified on the basis of internal reports that are regularly reviewed by the Chief Operating Decision Maker (CODM) to make decisions about resources to be allocated to the segment and assess its performance, and for which discrete financial information is available. In the case of the Company the CODM are the executive management team and all information reported to the CODM is based on the results of the Company as one operating segment, as the Company’s activities relate to mineral exploration. Accordingly, the Company has only one reportable segment.

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

4.      EXPENSES FROM CONTINUING OPERATIONS

	Half-year ended 31 December 2023 $	Period from 14 October 2022 (inception) through 31 December 2022 $
Merger Expenses
Merger expenses(i)	(113,017)	(22,172)
	(113,017)	(22,172)

____________

(i)      In accordance with the terms of the Transaction (Refer to Note 1), the Company will be reimbursed for certain expenses incurred upon the closing of the Transaction.

5.      INCOME TAX

Profits are taxed at the standard corporate income tax (CIT) rate of 0% in the British Virgin Islands, and as such there is no net unrecognized tax assets or liabilities brought to account as of 31 December 2023 (30 June 2023: $nil).

6.      OTHER RECEIVABLES

	31 December 2023 $	30 June 2023 $
Prepayments	3,125	3,033
	3,125	3,033

7.      TRADE AND OTHER PAYABLES

	31 December 2023 $	30 June 2023 $
Trade payables	25,671	32,661
Other payables	—	30,840
	25,671	63,501

8.      SHORT TERM LOAN PAYABLE

	31 December 2023 $	30 June 2023 $
Related party payable	185,542	34,603
	185,542	34,603

During the half year ended 31 December 2023 and the year ended 30 June 2023, European Lithium Ltd paid for invoices on behalf of the Company in respect to the Transaction. in accordance with the terms of the business combination agreement, the balance will be repaid upon the closing of the Transaction.

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

9.      SHARE CAPITAL

	31 December 2023 No of shares	31 December 2023 $
Opening balance	—	—
Shares issued upon incorporation of the Company (par value of $0.001 each)	100	—
Total share capital	100	—
	30 June 2023 No of shares	30 June 2023 $
Opening balance	—	—
Shares issued upon incorporation of the Company (par value of $0.001 each)	100	—
Total share capital	100	—

Terms and conditions of contributed equity

Fully paid ordinary shares have the right to receive dividends as declared and, in the event of winding up the Company, to participate in the proceeds from sale of all surplus assets in proportion to the number of paid up shares held.

Fully paid ordinary shares entitle their holder to one vote, either in person or by proxy, at any shareholders’ meeting of the Company.

10.    LOSS PER SHARE

	Half-year ended 31 December 2023 $	Period from 14 October 2022 (inception) through 31 December 2022 $
Loss used in the calculation of basic and dilutive loss per share	(113,017)	(22,172)
	Half-year ended 31 December 2023 $ per share	Period from 14 October 2022 (inception) through 31 December 2022 $ per share
Loss per share:
Basic loss per share	(1,130)	(222)
Diluted loss per share	(1,130)	(222)
	31 December 2023 Number	31 December 2022 Number
Weighted average number of shares	100	100

There are dilutive potential ordinary shares on issue at balance date. Given the Company has made a loss and has no warrants on issue, there is no dilution of earnings hence the diluted loss per share is the same as for basic loss per share.

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

11.    COMMITMENTS AND CONTINGENCIES

a)      Commitments

The Company has no commitments as at 31 December 2023 and 2022.

b)      Contingencies

On 6 July 2023, the Company entered into a share subscription facility for up to US$125 million from GEM Global Yield LLC SCS (GEM), a Luxembourg based private alternative investment group (GEM Purchase Agreement). Pursuant to the GEM Purchase Agreement, for a period of 36 months following the closing of the business combination (the Investment Period), the Company is entitled to draw down up to US$125 million of gross proceeds (the Aggregate Limit) from GEM in exchange for ordinary shares of the Company, subject to meeting the terms and conditions of the GEM Purchase Agreement. The price for each ordinary share issued to GEM will be equal to 90% of the average daily closing price of the Company’s ordinary shares during the preceding 30 trading day period. The Company may not draw down an amount at any particular time that exceeds 400% of the average daily trading volume for the preceding 30 trading days. The Company will be obligated to pay a commitment fee to GEM at the closing of the business combination in an amount equal to 1.5% of the Aggregate Limit. The commitment fee is payable in the form of cash or ordinary shares, at the option of the Company. Additionally, at the closing of the business combination the Company will issue a warrant with a 36-month term that will grant GEM the right to purchase ordinary shares in an amount equal to 2.0% of the total number of equity interests outstanding immediately after the business combination. The exercise price per share for the warrants will be the lesser of (i) the closing price of the ordinary shares on the first day of trading upon closing of the business combination, or (ii) the quotient obtained by dividing $972 million by the total number of ordinary shares in the Company. In connection with the GEM Purchase Agreement, the Company and GEM entered into a registration rights agreement (the GEM Registration Rights Agreement), pursuant to which, the Company is required to, as soon as practicable but no later than 30 calendar days following the closing of the business combination, file a registration statement registering the resale of such shares and to use its commercially reasonable efforts to have such registration statement declared effective no later than the 45th day following the filing. Proceeds from the GEM Purchase Agreement are expected to be used to fund the development of the Wolfsberg Project.

On 12 February 2024, the Company entered into a letter agreement with Jett Capital in respect to their fees in connection with the Business Combination. Jett Capital are entitled to a fee of $3,331,718 at closing of the first equity or equity linked offering by, or placement into the Company, a fee of $3,331,718 at closing of the second equity or equity linked offering by, or placement into the Company and a fee of $6,663,435 at closing of the third equity or equity linked offering by, or placement into the Company. In addition, Jett Capital and CCM are collectively entitled to a cash fee of 5% of the PIPE financing proceeds for their services as co-placement agents, to be shared equally between CCM and Jett Capital. Should the PIPE financing proceeds be raised by Jett Capital not as co-placement agent, then Jett Capital is entitled to a cash fee of 5% of the PIPE financing proceeds along with private placement warrants equal to 5% of the total offering size.

On 27 February 2024, the Company entered into a letter agreement with CCM in respect to their fees in connection with the Business Combination. CCM are entitled to a fee of $1,250,000 at closing of the first equity or equity linked offering by, or placement into the Company, a fee of $1,250,000 at closing of the second equity or equity linked offering by, or placement into the Company and a fee of $1,250,000 at closing of the third equity or equity linked offering by, or placement into the Company. In addition, Jett Capital and CCM are collectively entitled to a cash fee of 5% of the PIPE financing proceeds for their services as co-placement agents, to be shared equally between CCM and Jett Capital.

The Company has no other contingencies as at 31 December 2023 and 2022.

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

12.    CASH FLOW INFORMATION

	Half-year ended 31 December 2023 $	Period from 14 October 2022 (inception) through 31 December 2022 $
Reconciliation from net loss after tax to net cash used in operations
Net loss	(113,017)	(22,172)
Non-cash flows included in operating loss:
Changes in assets and liabilities:
Increase in trade and other payables	(37,830)	22,172
Increase in related party payable	150,940	—
Increase in other receivables	(92)	—
Net cash (used in) operating activities	—	—

13.    RELATED PARTY DISCLOSURES

During the half year ended 31 December 2023 and the year ended 30 June 2023, European Lithium Ltd paid for invoices on behalf of the Company in respect to the Transaction. in accordance with the terms of the business combination agreement, the balance will be repaid upon the closing of the Transaction.

14.    FINANCIAL INSTRUMENTS

a)      Significant accounting policies

Details of the significant accounting policies and methods adopted, including the criteria for recognition, the basis of measurement and the basis on which revenues and expenses are recognised, in respect of each class of financial asset, financial liability and equity instrument are disclosed in Note 2 to the financial statements.

b)      Financial risk exposures and management

The main risks the Company is exposed to through its financial instruments are credit risk, foreign currency risk, interest rate risk, and liquidity risk.

c)      Credit risk exposures

Credit risk represents the loss that would be recognised if the counterparties default on their contractual obligations resulting in financial loss to the Company. The Company has adopted the policy of only dealing with creditworthy counterparties and obtaining sufficient collateral or other security where appropriate, as a means of mitigating the risk of financial loss from defaults. The Company measures credit risk on a fair value basis.

d)      Liquidity risk

The Company manages liquidity risk by continuously monitoring actual and forecast cash flows and matching the maturity profiles of financial assets and liabilities. Surplus funds are generally only invested in short term bank deposits.

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

14.    FINANCIAL INSTRUMENTS (cont.)

Contractual maturities of financial liabilities

		Less than 6 months $	6 – 12 months $	Between 1 and 2 years $	Between 2 and 5 years $	Over 5 years $	Total contractual cashflows $	Carrying amount of liabilities $
Financial Liabilities
Trade & other payables	31 December 2023	25,671	—	—	—	—	25,671	25,671
Related party payable	31 December 2023	185,542	—	—	—	—	185,542	185,542
Trade & other payables	30 June 2023	63,501	—	—	—	—	63,501	63,501
Related party payable	30 June 2023	34,603	—	—	—	—	34,603	34,603
Total	31 December 2023	211,213	—	—	—	—	211,213	211,213
Total	30 June 2023	98,104	—	—	—	—	98,104	98,104

e)      Net fair value

The carrying amount of financial assets and liabilities recorded in the financial statements represents their respective fair values determined in accordance with the accounting policies disclosed in Note 2 of the financial statements.

f)      Foreign currency risk

The Group operates internationally and is exposed to foreign exchange risk arising from commercial transactions. The Group converted assets and liabilities into the functional currency where balances were denominated in a currency other than the US dollar.

Set out below is an overview of financial instruments, other than cash and short-term deposits, held by the Group as at 31 December 2023:

		Fair value
	At amortised cost $	Through profit or loss $	Through other comprehensive income $
Financial assets
Trade and other receivables	3,125	—	—
Total current assets	3,125	—	—
Total assets	3,125	—	—

Financial liabilities
Trade and other payables	25,671	—	—
Related party payable	185,542	—	—
Total current liabilities	211,213	—	—
Total liabilities	211,213	—	—

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

14.    FINANCIAL INSTRUMENTS (cont.)

Set out below is an overview of financial instruments, other than cash and short-term deposits, held by the Group as at 30 June 2023:

		Fair value
	At amortised cost $	Through profit or loss $	Through other comprehensive income $
Financial assets
Trade and other receivables	3,033	—	—
Total current assets	3,033	—	—
Total assets	3,033	—	—

Financial liabilities
Trade and other payables	63,501	—	—
Related party payable	34,603	—	—
Total current liabilities	98,104	—	—
Total liabilities	98,104	—	—

15.    EVENTS AFTER THE REPORTING PERIOD

On 28 July 2022, the Company entered into a non-binding indicative term sheet (NBIO) with a US company listed on the NASDAQ, Sizzle Acquisition Corp. (NASDAQ: SZZL) (Sizzle), pursuant to which the parties agreed the indicative, non-binding terms on which the Company will effectively sell down its shareholding in the Company, ECM Lithium and ECM Lithium AT Operating GmbH (collectively EUR Austria), which hold the Wolfsberg Lithium Project and certain other mineral permits prospective for lithium in Austria, in consideration for the issue of shares representing an approximate 80% ownership interest in a newly-formed combined entity incorporated in the British Virgin Islands and named “Critical Metals Corp.” (CRML), which is expected to be listed on NASDAQ (Transaction). On 24 October 2022, the Company entered into a binding merger agreement (on terms consistent with the NBIO) between the Company, EUR Austria, Sizzle and other parties (Merger Agreement) and agreements which form exhibits to the Merger Agreement namely the investors agreement, the registration rights agreement and the lock-up agreement. The Transaction has been approved by shareholders of European Lithium Ltd, the parent entity of the Company on 20 January 2023. Subsequent to the period end, Sizzle stockholders approved the Transaction as a special meeting held on 22 February 2024 and approval for Critical Metals’ shares to be listed on the Nasdaq was received on 26 February 2024. CRML subsequently commenced trading on the Nasdaq on 28 February 2024.

On 8 February 2024, the Company, Sizzle, and Sizzle’s sponsor, VO Sponsor, LLC, a Delaware limited liability company (Sponsor), entered into separate subscription agreements (each, a Subscription Agreement) with three accredited investors affiliated with Empery Asset Management, LP (each, a PIPE Investor). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to the PIPE Investors, an aggregate of 1,000,000 ordinary shares, par value US$0.001 per share (each, a Pubco Share), for a purchase price of US$10.00 per share, resulting in an aggregate purchase price of US$10 million for all three PIPE Investors (the PIPE Financing). The accredited investors’ subscription obligations under the Subscription Agreement have now been satisfied. They were partly offset on a share for share basis by open market purchases of Sizzle’s public shares of common stock, par value US$0.0001 per share (each, a Public Share) after Sizzle’s redemption deadline where the PIPE Investors made such purchases at no more than the redemption price and did not redeem such Public Shares (and where the Company would pay to the PIPE Investors at the consummation of the Transaction the difference between

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS
(UNAUDITED)

15.    EVENTS AFTER THE REPORTING PERIOD (cont.)

the price paid by the PIPE Investors for such open market purchases and US$10.00 per share). Through a combination of the PIPE Financing and the open market purchases, the PIPE Investors purchased approximately US$10 million of shares in accordance with the Subscription Agreements. In addition to the above, the PIPE Financing included the issuance of a warrant by the Company to the PIPE Investors that will permit the PIPE Investors to purchase up to an additional 1 million ordinary shares at an exercise price of US$10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on the first anniversary of the closing of the Transaction which together with the PIPE Financing and open market purchases described above, would raise a total of US$20 million if the warrant is fully exercised. The warrants in the Company are otherwise on standard terms and conditions.

On 26 October 2023, the Company entered into an additional investment facility with Vellar Opportunities Fund Master (Vellar), an investment vehicle managed by a New York based financial group, which is expected to provide the Company with US$10 million in capital at closing of the merger Transaction. On 8 February 2024, the Company terminated the facility with Vellar electing to instead enter into the facility with the PIPE Investors.

On 27 February 2024, the Company appointed Tony Sage as Executive Chairman and Director of the Company. On the same day, the Company appointed Carolyn, Trabuco, Malcolm Day and Mykhailo Zhernov as Directors of the Company.

No other matters or circumstances have arisen since the end of the financial year which significantly altered or may significantly alter the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to 31 December 2023.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Critical Metals Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Critical Metals Corp. (the “Company”) as of June 30, 2023, the related statements of income operation, stockholders’ equity and cash flows for the period from October 14, 2022 (inception) to June 30, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2023, and the results of its operations and its cash flows for the period from October 14, 2022 (inception) to June 30, 2023, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2023.

Houston, Texas
November 9, 2023

CRITICAL METALS CORP
STATEMENTS OF COMPREHENSIVE INCOME
FOR THE PERIOD FROM 14 OCTOBER 2022 (INCEPTION) to 30 JUNE 2023

	Note	14 October 2022 (Inception) to 30 June 2023 $
Continuing operations
Merger expenses	4	(95,071)
Loss before income tax		(95,071)
Income tax expense	5	—
Loss after tax		(95,071)

Loss per share for the year
Basic loss per share	9	(951)
Diluted loss per share	9	(951)

The above Statements of Comprehensive Income is to be read in conjunction with the
Notes to the Financial Statements.

CRITICAL METALS CORP
STATEMENTS OF FINANCIAL POSITION
AS AT 30 JUNE 2023

	Note	30 June 2023 $
ASSETS
Current Assets
Other receivables	6	3,033
Total Current Assets		3,033
TOTAL ASSETS		3,033

LIABILITIES
Current Liabilities
Trade and other payables	7	63,501
Related party payable	8	34,603
Total Current Liabilities		98,104
TOTAL LIABILITIES		98,104
NET ASSETS		(95,071)

EQUITY
Share capital	9	—
Retained earnings		(95,071)
TOTAL EQUITY		(95,071)

The above Statements of Financial Position is to be read in conjunction with the
Notes to the Financial Statements.

CRITICAL METALS CORP
STATEMENTS OF CHANGES IN EQUITY
FOR THE PERIOD FROM 14 OCTOBER 2022 (INCEPTION) to 30 JUNE 2023

	Note	Share Capital $	Retained Earnings $	Total Equity $
At 14 October 2022		—	—	—
Loss for the year		—	(95,071)	(95,071)
Total comprehensive loss for the year		—	(95,071)	(95,071)

Issue of shares	9	—	—	—
At 30 June 2023		—	(95,071)	(95,071)

The above Statements of Changes in Equity is to be read in conjunction with the
Notes to the Financial Statements.

CRITICAL METALS CORP
STATEMENTS OF CASH FLOWS
FOR THE PERIOD FROM 14 OCTOBER 2022 (INCEPTION) to 30 JUNE 2023

	Note	30 June 2023 $
Cash flows from operating activities
Payments to suppliers and employees		(34,603)
Proceeds from related party borrowings	8	34,603
Net cash (used in) operating activities	12	—

Net increase/(decrease) in cash and cash equivalents		—
Cash and cash equivalents at beginning of year		—
Effects on exchange rate fluctuations on cash held		—
Cash and cash equivalents at end of year		—

The above Statements of Cash Flows is to be read in conjunction with the
Notes to the Financial Statements.

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS

1.      CORPORATE INFORMATION

The financial report of Critical Metals Corp (the Company) for the year ended 30 June 2023 was authorised for issue in accordance with a resolution of the directors on 9 November 2023.

On 26 October 2022, the Company entered into a business combination agreement with Sizzle Acquisition Corp., a US special purpose acquisition company listed on NASDAQ (NASDAQ:SZZL) (Sizzle), pursuant to which European Lithium Ltd will effectively sell down its shareholding in European Lithium AT (Investments) Ltd, ECM Lithium AT GmbH and ECM Lithium AT Operating GmbH (collectively EUR Austria), which hold the Wolfsberg Lithium Project and certain other mineral permits prospective for lithium in Austria, in consideration for the issue of shares in the Company which is expected to be listed on NASDAQ (Transaction). Closing of the Transaction remains subject to satisfaction (or waiver) of various conditions precedent (including shareholder and regulatory approval).

The Company is incorporated in the British Virgin Islands and is a company limited by shares. The registered office of the Company is at Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands. The Company was incorporated during the period for the purposes of the Transaction, as such the nature of the operations and principal activities of the Company during the period was to merge with EUR Austria whose activities are lithium exploration in Austria.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a)      Basis of preparation

The financial report is a general-purpose financial report, which has been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The Company is a for-profit entity for the purpose of preparing the financial statements.

The financial report has also been prepared on the accruals basis and historical cost basis.

The accounting policies set out below have been applied consistently to all periods presented in the financial report except where stated.

b)      Application of new and revised accounting standards

Changes in accounting policies on initial application of Accounting Standards

In the year ended 30 June 2023, the Directors have reviewed all of the new and revised Standards and Interpretations issued by the IASB that are relevant to the Company and effective for the full year reporting periods beginning on or after 1 July 2022. As a result of this review, the Directors have applied all new and amended Standards and Interpretations that were effective as at 14 October 2022 with no material impact on the amounts of disclosures included in the financial report.

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

New accounting standards and interpretations not yet adopted

Certain new accounting standards and interpretations have been published that are not mandatory for 30 June 2023 reporting periods and have not been early adopted by the Company. The Company’s assessment of the impact of these new standards and interpretations has not identified any impact.

Title	Summary	Application date of standard	Application date for the Company
Reference to the Conceptual Framework (Amendments to IFRS 3)	The amendments update an outdated reference to the Conceptual Framework in IFRS 3 without significantly changing the requirements in the standard.	This standard is not expected to have a material impact on the Company’s financial statements and disclosures	1 July 2022
Annual Improvements to IFRS Standards 2018 – 2020

Makes amendments to the following standards:

•   IFRS 1 – The amendment permits a subsidiary that applies paragraph D16(a) of IFRS 1 to measure cumulative translation differences using the amounts reported by its parent, based on the parent’s date of transition to IFRSs.

•   IFRS 9 – The amendment clarifies which fees an entity includes when it applies the ‘10 per cent’ test in paragraph B3.3.6 of IFRS 9 in assessing whether to derecognise a financial liability. An entity includes only fees paid or received between the entity (the borrower) and the lender, including fees paid or received by either the entity or the lender on the other’s behalf.

		This standard is not expected to have a material impact on the Company’s financial statements and disclosures	1 July 2022
Disclosure of Accounting Policies (Amendments to IAS 1 and IFRS Practice Statement 2)

The amendments require that an entity discloses its material accounting policies, instead of its significant accounting policies. Further amendments explain how an entity can identify a material accounting policy. Examples of when an accounting policy is likely to be material are added. To support the amendment, the Board has also developed guidance and examples to explain and demonstrate the application of the ‘four-step materiality process’ described in IFRS Practice Statement 2.

		This standard is not expected to have a material impact on the Company’s financial statements and disclosures	1 July 2023

There are no other standards that are not yet effective and that would be expected to have a material impact on the Company in the current or future reporting periods and on foreseeable future transactions.

c)      Significant accounting estimates and assumptions

The carrying amounts of certain assets and liabilities are often determined based on estimates and assumptions of future events. There are no key estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of certain assets and liabilities within the next annual reporting period.

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

d)      Cash and cash equivalents

Cash and cash equivalents in the Statement of Financial Position comprise cash at bank and in hand and short-term deposits with an original maturity of six months or less.

For the purposes of the Statement of Cash Flows, cash and cash equivalents consist of cash and cash equivalents as defined above, net of outstanding bank overdrafts.

Restricted cash in the Statement of Financial Position refers to cash that is held for a specific reason and not available for immediate business use.

e)      Other receivables

Other receivables measured at amortised cost, the Company recognises lifetime expected credit losses when there has been a significant increase in credit risk since initial recognition. If the credit risk on the financial instrument has not increased significantly since initial recognition, the Company measures the loss allowance for that financial instrument at an amount equal to expected credit losses within the next 12 months.

The Company considers an event of default has occurred when a financial asset is more than 120 days past due or external sources indicate that the debtor is unlikely to pay its creditors, including the Company. A financial asset is credit impaired when there is evidence that the counterparty is in significant financial difficulty or a breach of contract, such as a default or past due event has occurred. The Company writes off a financial asset when there is information indicating the counterparty is in severe financial difficulty and there is no realistic prospect of recovery.

f)      Income tax

Current tax assets and liabilities for the current and prior periods are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted by the reporting date.

Deferred tax is provided on all temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

Deferred tax liabilities are recognised for all taxable temporary differences except:

•        When the deferred tax liability arises from the initial recognition of assets and liabilities (other than as a result of a business combination) which affects neither the accounting profit nor taxable profit or loss; or

•        When the taxable temporary difference arises from the initial recognition of goodwill; or

•        When the taxable temporary difference is associated with investments in subsidiaries, associates or interests in joint ventures, and the timing of the reversal of the temporary difference can be controlled and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets are recognised to the extent that it is probable that sufficient taxable amounts will be available against which the deductible temporary differences or unused tax losses and tax offsets can be utilised, except:

•        When the deductible temporary difference giving rise to the asset arises from the initial recognition of assets and liabilities (other than as a result of a business combination) which affects neither accounting profit nor taxable income; or

•        When the deductible temporary difference is associated with investments in subsidiaries, associates or interests in joint ventures, in which case a deferred tax asset is only recognised to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilised.

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilised.

Unrecognised deferred income tax assets are reassessed at each reporting date and are recognised to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the reporting date.

Deferred tax assets and liabilities are offset when they relate to the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

g)      Value added tax

Revenues, expenses and assets are recognised net of the amount of VAT except:

•        When the VAT incurred on a purchase of goods and services is not recoverable from the taxation authority, in which case the VAT is recognised as part of the cost acquisition of the asset or as part of the expense item as applicable; and receivables and payables are stated with the amount of VAT included.

•        The net amount of VAT recoverable from, or payable to, the taxation authority is included as part of receivables or payables in the Statement of Financial Position.

Cash flows are included in the Statement of Cash Flows on a gross basis and the VAT component of cash flows arising from investing and financing activities, which is recoverable from, or payable to, the taxation authority are classified as operating cash flows.

Commitments and contingencies are disclosed net of the amount of VAT recoverable from, or payable to, the taxation authority.

h)      Trades and other payables

Trade payables and other accounts payable are carried at amortised cost and represent liabilities for goods and services provided to the Company prior to the end of the financial year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of those goods and services.

i)       Share capital

Ordinary shares are classified as equity.

Incremental costs directly attributable to the issue of new shares or options are shown in equity as a deduction, net of tax, from the proceeds. Incremental costs directly attributable to the issue of new shares or options for the acquisition of a business are not included in the cost of the acquisition as part of the purchase consideration.

j)      Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the Board of Directors who is responsible for making strategic decisions.

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS

3.      SEGMENT INFORMATION

IFRS 8 Operating Segments requires operating segments to be identified on the basis of internal reports that are regularly reviewed by the Chief Operating Decision Maker (CODM) to make decisions about resources to be allocated to the segment and assess its performance, and for which discrete financial information is available. In the case of the Company the CODM are the executive management team and all information reported to the CODM is based on the results of the Company as one operating segment, as the Company’s activities relate to mineral exploration. Accordingly, the Company has only one reportable segment.

4.      EXPENSES FROM CONTINUING OPERATIONS

30 June 2023 $
Merger Expenses
Merger expenses(i)	(95,071)
(95,071)

____________

(i)      On 26 October 2022, the Company entered into a business combination agreement with Sizzle Acquisition Corp., a US special purpose acquisition company listed on NASDAQ (NASDAQ:SZZL) (Sizzle), pursuant to which European Lithium Ltd will effectively sell down its shareholding in European Lithium AT (Investments) Ltd, ECM Lithium AT GmbH and ECM Lithium AT Operating GmbH (collectively EUR Austria), which hold the Wolfsberg Lithium Project and certain other mineral permits prospective for lithium in Austria, in consideration for the issue of shares in the Company which is expected to be listed on NASDAQ (Transaction). In accordance with the terms of the business combination agreement, the Company will be reimbursed for certain expenses incurred upon the closing of the Transaction. Closing of the Transaction remains subject to satisfaction (or waiver) of various conditions precedent (including shareholder and regulatory approval).

5.      INCOME TAX

30 June 2023 $
Major components of income tax expense for the year are:

Income statement
Current income tax charge/(benefit)	—

Statement of changes in equity
Income tax expense reported in equity	—

A reconciliation of income tax expense/(benefit) applicable to accounting profit/(loss) before income as at the statutory income tax rate to income tax expense/(benefit) at the Company’s effective income tax rate for the year is as follows:

30 June 2023 $
Loss from ordinary activities before income tax expense	(95,071)
Prima facie tax benefit on loss from ordinary activities at 0.0%	—

Tax effect of amounts which are not deductible (taxable) in calculating taxable income:
Non-temporary tax adjustments	—
Current year deferred tax assets (non-tax losses) not recognised	—
—

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS

5.      INCOME TAX (cont.)

Unrecognised deferred tax assets have not been recognised in respect of the following items:

30 June 2023 $
Unrecognised temporary differences
Deferred tax assets (at 0.0%)
Carry forward tax losses – revenue	—
Carry forward tax losses – capital	—
—

Deferred tax liabilities (at 0.0%)
Prepayments	—
Net unrecognised deferred tax asset/(liability)	—

Profits are taxed at the standard corporate income tax (CIT) rate of 0% in the British Virgin Islands, and as such there is no net unrecognised tax assets or liabilities as of 30 June 2023.

6.      OTHER RECEIVABLES

30 June 2023 $
Prepayments	3,033
3,033

7.      TRADE AND OTHER PAYABLES

30 June 2023 $
Trade payables	32,661
Other payables	30,840
63,501

8.      SHORT TERM LOAN PAYABLE

30 June 2023 $
Related party payable	34,603
34,603

During the period, European Lithium Ltd paid for invoices on behalf of the Company in respect to the Transaction. in accordance with the terms of the business combination agreement, the balance will be repaid upon the closing of the Transaction.

9.      SHARE CAPITAL

	30 June 2023 No of shares	30 June 2023 $
Opening balance	—	—
Shares issued upon incorporation of the Company (par value of $0.001 each)	100	—
Total share capital	100	—

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS

9.      SHARE CAPITAL (cont.)

Terms and conditions of contributed equity

Fully paid ordinary shares have the right to receive dividends as declared and, in the event of winding up the Company, to participate in the proceeds from sale of all surplus assets in proportion to the number of paid up shares held.

Fully paid ordinary shares entitle their holder to one vote, either in person or by proxy, at any shareholders’ meeting of the Company.

10.    LOSS PER SHARE

30 June 2023 $
Loss used in the calculation of basic and dilutive loss per share	(95,071)
2023 $ per share
Loss per share:
Basic loss per share	(951)
Diluted loss per share	(951)
2023 Number
Weighted average number of shares	100

There are dilutive potential ordinary shares on issue at balance date. Given the Company has made a loss and has no warrants on issue, there is no dilution of earnings hence the diluted loss per share is the same as for basic loss per share.

11.    COMMITMENTS AND CONTINGENCIES

a)      Commitments

The Company has no commitments as at 30 June 2023.

b)      Contingencies

The Company has no contingencies as at 30 June 2023.

12.    CASH FLOW INFORMATION

30 June 2023 $
Reconciliation from net loss after tax to net cash used in operations
Net loss	(98,071)
Non-cash flows included in operating loss:
Changes in assets and liabilities:
Increase in trade and other payables	63,501
Increase in related party payable	34,603
Increase in other receivables	(3,033)
Net cash (used in) operating activities	—

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS

13.    RELATED PARTY DISCLOSURES

During the period, European Lithium Ltd paid for invoices on behalf of the Company in respect to the Transaction. in accordance with the terms of the business combination agreement, the balance will be repaid upon the closing of the Transaction.

14.    FINANCIAL INSTRUMENTS

a)      Significant accounting policies

Details of the significant accounting policies and methods adopted, including the criteria for recognition, the basis of measurement and the basis on which revenues and expenses are recognised, in respect of each class of financial asset, financial liability and equity instrument are disclosed in Note 2 to the financial statements.

b)      Financial risk exposures and management

The main risks the Company is exposed to through its financial instruments are credit risk, foreign currency risk, interest rate risk, and liquidity risk.

c)      Credit risk exposures

Credit risk represents the loss that would be recognised if the counterparties default on their contractual obligations resulting in financial loss to the Company. The Company has adopted the policy of only dealing with creditworthy counterparties and obtaining sufficient collateral or other security where appropriate, as a means of mitigating the risk of financial loss from defaults. The Company measures credit risk on a fair value basis.

d)      Liquidity risk

The Company manages liquidity risk by continuously monitoring actual and forecast cash flows and matching the maturity profiles of financial assets and liabilities. Surplus funds are generally only invested in short term bank deposits.

Contractual maturities of financial liabilities

		Less than 6 months $	6 – 12 months $	Between 1 and 2 years $	Between 2 and 5 years $	Over 5 years $	Total contractual cashflows $	Carrying amount of liabilities $
Financial Liabilities
Trade & other payables	2023	63,501	—	—	—	—	63,501	63,501
Related party payable	2023	34,603	—	—	—	—	34,603	34,603
Total	2023	98,104	—	—	—	—	98,104	98,104

e)      Net fair value

The carrying amount of financial assets and liabilities recorded in the financial statements represents their respective fair values determined in accordance with the accounting policies disclosed in Note 2 of the financial statements.

f)     Foreign currency risk

The Group operates internationally and is exposed to foreign exchange risk arising from commercial transactions. The Group converted assets and liabilities into the functional currency where balances were denominated in a currency other than the US dollar.

CRITICAL METALS CORP
NOTES TO THE FINANCIAL STATEMENTS

14.    FINANCIAL INSTRUMENTS (cont.)

Set out below is an overview of financial instruments, other than cash and short-term deposits, held by the Group as at 30 June 2023:

		Fair value
	At amortised cost $	Through profit or loss $	Through other comprehensive income $
Financial assets
Trade and other receivables	3,033	—	—
Total current assets	3,033	—	—
Total assets	3,033	—	—

Financial liabilities
Trade and other payables	63,501	—	—
Related party payable	34,603	—	—
Total current liabilities	98,104	—	—
Total liabilities	98,104	—	—

15.    EVENTS AFTER THE REPORTING PERIOD

On 6 July 2023, the Company entered into a share subscription facility for up to US$125 million from GEM Global Yield LLC SCS (GEM), a Luxembourg based private alternative investment group (GEM Purchase Agreement). Pursuant to the GEM Purchase Agreement, for a period of 36 months following the closing of the business combination (the Investment Period), the Company is entitled to draw down up to US$125 million of gross proceeds (the Aggregate Limit) from GEM in exchange for ordinary shares of the Company, subject to meeting the terms and conditions of the GEM Purchase Agreement. The price for each ordinary share issued to GEM will be equal to 90% of the average daily closing price of the Company’s ordinary shares during the preceding 30 trading day period. The Company may not draw down an amount at any particular time that exceeds 400% of the average daily trading volume for the preceding 30 trading days. The Company will be obligated to pay a commitment fee to GEM at the closing of the business combination in an amount equal to 1.5% of the Aggregate Limit. The commitment fee is payable in the form of cash or ordinary shares, at the option of the Company. Additionally, at the closing of the business combination the Company will issue a warrant with a 36-month term that will grant GEM the right to purchase ordinary shares in an amount equal to 2.0% of the total number of equity interests outstanding immediately after the business combination. The exercise price per share for the warrants will be the lesser of (i) the closing price of the ordinary shares on the first day of trading upon closing of the business combination, or (ii) the quotient obtained by dividing $972 million by the total number of ordinary shares in the Company. In connection with the GEM Purchase Agreement, the Company and GEM entered into a registration rights agreement (the GEM Registration Rights Agreement), pursuant to which, the Company is required to, as soon as practicable but no later than 30 calendar days following the closing of the business combination, file a registration statement registering the resale of such shares and to use its commercially reasonable efforts to have such registration statement declared effective no later than the 45th day following the filing. Proceeds from the GEM Purchase Agreement are expected to be used to fund the development of the Wolfsberg Project.

On 26 October 2023, the Company entered into an additional investment facility with Vellar Opportunities Fund Master, an investment vehicle managed by a New York based financial group, which is expected to provide the Company with US$10 million in capital at closing of the merger Transaction. Proceeds from the facility are expected to be used to fund the development of the Wolfsberg Project.

No other matters or circumstances have arisen since the end of the financial year which significantly altered or may significantly alter the operations of the Company, the results of those operations or the state of affairs of the Company in financial years subsequent to 30 June 2023.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.       Indemnification of Directors and Officers.

The laws of the British Virgin Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, fraud or the consequences of committing a crime.

The Company’s Charter provides for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted under the laws of the BVI, in the absence of willful neglect or default. In connection with the Closing, the Company entered into indemnification agreements with each post-Closing director of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.       Recent Sales of Unregistered Securities.

Each of these securities were issued in reliance upon the exemptions provided by Section 4(a)(2) and/or Regulation D under the Securities Act. No underwriters were involved in these issuances of securities.

Pursuant to the Merger Agreement, we issued 67,788,383 Ordinary Shares to European Lithium Limited (“EUR” or “European Lithium”) in connection with the Business Combination in exchange for all of the outstanding equity interests of ELAT at an equity consideration value of $11.06 per share; (ii) 6,778,838 Ordinary Shares issuable to EUR in connection with the Business Combination as Earnout Shares, which is subject to certain terms and conditions relating to the price of the Ordinary Shares during the five-year period following the consummation of the Business Combination, at an equity consideration value of $11.06 per share.

Pursuant to the Subscription Agreements, at the Closing, the PIPE Investors subscribed for and purchased from the Company, and the Company issued and sold to the PIPE Investors, an aggregate of 200,400 Ordinary Shares for an effective purchase price of $5.29 per share, after giving effect open market-purchases, and the reimbursement payable to such PIPE Investor for open-market purchases, of Sizzle Common Stock (the “PIPE Financing”).

In connection with the Closing of the Business Combination, we issued (w) 51,600 Ordinary Shares to the Sponsor in satisfaction of $129,437 aggregate principal amount outstanding under certain promissory notes held by Sponsor at an equity consideration value of $2.51 per share; (x) 1,200,000 Ordinary Shares to Cantor Fitzgerald & Co. (“Cantor” or “CF&CO) as compensation to CF&CO, as the representative of the underwriters in the Sizzle IPO, for its deferred underwriting fee at a deemed issue price of $6.79 per share; (y) 1,015,000 Ordinary Shares to various vendors and service providers pursuant to certain agreements to pay various business combination transaction expenses otherwise due at Closing in Ordinary Shares at an average effective price $2.75 per share; and (z) 122,549 Ordinary Shares issued to Gem Global Yield LLC SCS at the Closing as the commitment fee payable under the GEM Agreement.

In addition, on February 27, 2024, in connection with the Closing of the Business Combination, we issued to (i) the PIPE Investors warrants (the “PIPE Warrants”) to purchase up to an aggregate of 1,000,000 Ordinary Shares, at an exercise price of $10.00 per share (subject to adjustment, including full ratchet anti-dilution protection), expiring on the 15th month anniversary of the closing of the Business Combination, and an aggregate of 3,000,000 Ordinary Shares (the “Additional Shares”) that will be subject to transfer restrictions but will be released to the PIPE Investors at a rate of three Additional Shares for each Ordinary Share that the PIPE Investor purchases upon exercise of such PIPE Warrants, and which will otherwise be forfeited with respect to any portion of the PIPE Warrant that remains unexercised upon the expiration of the PIPE Warrants, (ii) GYBL a warrant (the “GEM Warrant”) granting GYBL the right to purchase 1,814,797 Ordinary Shares at an exercise price of $10.71 per share (subject to adjustments described in the GEM Warrant) expiring on the 3rd anniversary of the closing of the Business Combination, and (iii) Polar a warrant (the “Polar Warrant”) granting Polar the right to purchase up to 350,000 Ordinary Shares at an exercise price of $10.00 per share (subject to adjustments described in the Polar Warrant) expiring on the 15th month anniversary of the closing of the Business Combination.

As of March 27, 2024, there were 7,750,000 Public Warrants outstanding. The Public Warrants, which entitle the holder to purchase one Ordinary Share at an exercise price of $11.50 per share, will become exercisable 30 days after the completion of the Business Combination. The Public Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation in accordance with their terms.

Item 8.       Exhibits and Financial Statement Schedules.

(a)     The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description
2.1+

Agreement and Plan of Merger, dated as of October 24, 2022, European Lithium Limited, European Lithium AT (Investments) Limited, Critical Metals Corp., Project Wolf Merger Sub Inc., and Sizzle Acquisition Corp. (incorporated by reference to Annex A to the proxy statement/prospectus to Amendment No. 6 the Registration Statement on Form F-4 (File. No. 333-268970) of Critical Metals Corp., filed with the SEC on December 7, 2023).

2.2

First Amendment Agreement and Plan of Merger, dated as of January 4, 2023, by and among European Lithium Limited, European Lithium AT (Investments) Limited, Critical Metals Corp., Project Wolf Merger Sub Inc., and Sizzle Acquisition Corp. (incorporated by reference to Annex A-1 to the proxy statement/prospectus to Amendment No. 6 the Registration Statement on Form F-4 (File. No. 333-268970) of Critical Metals Corp., filed with the SEC on December 7, 2023).

2.3

Second Amendment Agreement and Plan of Merger, dated as of July 7, 2023, by and among European Lithium Limited, European Lithium AT (Investments) Limited, Critical Metals Corp., Project Wolf Merger Sub Inc., and Sizzle Acquisition Corp. (incorporated by reference to Annex A-2 to the proxy statement/prospectus to Amendment No. 6 the Registration Statement on Form F-4 (File. No. 333-268970) of Critical Metals Corp., filed with the SEC on December 7, 2023).

2.4

Third Amendment Agreement and Plan of Merger, dated as of November 17, 2023, by and among European Lithium Limited, European Lithium AT (Investments) Limited, Critical Metals Corp., Project Wolf Merger Sub Inc., and Sizzle Acquisition Corp. (incorporated by reference to Annex A-3 to the proxy statement/prospectus to Amendment No. 6 the Registration Statement on Form F-4 (File. No. 333-268970) of Critical Metals Corp., filed with the SEC on December 7, 2023).

3.1

Amended and Restated Memorandum and Articles of Association of Critical Metals Corp. (incorporated by referenced to Exhibit 1.1 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).

4.1

Warrant Agreement, dated as of November 3, 2021, by and between Sizzle and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Sizzle’s Current Report on Form 8-K filed on November 8, 2021).

4.2

Assignment and Assumption of Warrant Agreement, dated as of February 27, 2024 by and among Sizzle Acquisition Corp., Critical Metals Corp. and Continental Stock Transfer & Trust Company (incorporated by referenced to Exhibit 2.2 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).

4.3

Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the proxy statement/prospectus to Amendment No. 6 the Registration Statement on Form F-4 (File. No. 333-268970) of Critical Metals Corp., filed with the SEC on December 7, 2023).

4.4	Specimen Warrant Certificate (incorporated by referenced to Exhibit 2.4 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).
5.1**	Opinion of Maples and Calder (BVI) LLP.
10.1

Lock-Up Agreement, dated as October 24, 2022, by and among VO Sponsor, LLC, European Lithium Limited and Critical Metals Corp. (incorporated by reference to Exhibit 10.2 of Sizzle’s Current Report on Form 8-K, filed with the SEC on October 28, 2022).

10.2

First Amendment to Lock-Up Agreement, dated as of February 20, 2024, by and among VO Sponsor, LLC, European Lithium Limited and Critical Metals Corp. (incorporated by referenced to Exhibit 4.6 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).

10.3

Investors Agreement, dated as of February 27, 2024 by and between European Lithium Limited and Critical Metals Corp. (incorporated by referenced to Exhibit 4.7 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).

10.4

Registration Rights Agreement, dated as of February 27, 2024 by and among Critical Metals Corp., European Lithium Limited, Sizzle Acquisition Corp., VO Sponsor, LLC, and each of the persons listed on the signature pages attached thereto. (incorporated by referenced to Exhibit 4.8 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).

Exhibit No.	Description
10.5	Critical Metals 2024 Share Incentive Plan (incorporated by referenced to Exhibit 4.9 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).
10.6	Critical Metals 2024 Employee Stock Purchase Plan (incorporated by referenced to Exhibit 4.10 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).
10.7

Form of Indemnification Agreement (incorporated by reference to Exhibit 10.9 to Amendment No. 4 to the Registration Statement on Form F-4 (File No. 333-268970) of Critical Metals Corp., filed with the SEC on August 7, 2023).

10.8+

Share Purchase Agreement, dated July 4, 2023, by and among Critical Metals Corp., GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (incorporated by reference to Exhibit 10.11 to Amendment No. 4 to the Registration Statement on Form F-4 (File No. 333-268970) of Critical Metals Corp., filed with the SEC on August 7, 2023).

10.9

Amendment to Share Purchase Agreement, dated February 27, 2024, by and among Critical Metals Corp., GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (incorporated by referenced to Exhibit 4.13 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).

10.10

Registration Rights Agreement, dated July 4, 2023, by and among Critical Metals Corp., GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (incorporated by reference to Exhibit 10.12 to Amendment No. 4 to the Registration Statement on Form F-4 (File No. 333-268970) of Critical Metals Corp., filed with the SEC on August 7, 2023).

10.11

Subscription Agreements, dated February 8, 2024, by and among Critical Metals Corp., Sizzle Acquisition Corp., VO Sponsor, LLC and the subscriber named therein (including the form of Warrant Agreement attached as Exhibit B hereto) (incorporated by reference to Exhibit 10.1 of Sizzle’s Current Report on Form 8-K, filed with the SEC on February 8, 2024).

10.12

Omnibus Amendment to Subscription Agreements, by and among Critical Metals Corp. VO Sponsor, LLC, Sizzle Acquisition Corp. and the subscribers named therein (incorporated by referenced to Exhibit 4.16 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).

10.13	Form of Warrant Agreement between Critical Metals Corp. and the subscriber party named therein (included as Exhibit B to Exhibit 10.11 to this Registration Statement).
10.14

Warrant by and between Critical Metals Corp. and Polar Multi-Strategy Master Fund (incorporated by referenced to Exhibit 4.18 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).

10.15	Warrant by and between Critical Metals Corp. and GEM Yield Bahamas Ltd. (incorporated by referenced to Exhibit 4.19 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).
10.16	Form of Lock-Up Agreement (incorporated by referenced to Exhibit 4.20 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).
10.17*	Second Letter Agreement Relating to Share Subscription Facility, dated April 29, 2024, by and among Critical Metals Corp., GEM Global Yield LLC SCS and GEM Yield Bahamas Limited.
21.1	Subsidiaries of Critical Metals Corp. (incorporated by referenced to Exhibit 8.1 to the Form 20-F of Critical Metals Corp., filed with the SEC on March 4, 2024).
23.1*	Consent of Marcum LLP, independent registered accounting firm of European Lithium AT (Investments) Limited.
23.2*	Consent of Marcum LLP, independent registered accounting firm of Critical Metals Corp.
23.3**	Consent of CSA Global South Africa (Pty) Limited.
23.4**	Consent of Maples and Calder (BVI) LLP (included in Exhibit 5.1 hereto).
24.1**	Power of Attorney (included on the signature page to this Registration Statement).
96.1

Technical Summary Report, The Wolfsberg Project, effective at December 5, 2022, prepared by CSA Global (incorporated by reference to Exhibit 96.1 to Amendment No. 3 to the Registration Statement on Form F-4 (File No. 333-268970) of Critical Metals Corp., filed with the SEC on May 5, 2023).

107**	Filing Fee Exhibit.

____________

*        Filed herewith.

**      Previously filed.

+        Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 9.       Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)    That every prospectus (i) that is filed pursuant to paragraph (6) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)    (i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Perth, Country of Australia, on May 1, 2024.

Critical Metals Corp.
By:	/s/ Tony Sage
Name:	Tony Sage
Title:	Executive Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Tony Sage	Chief Executive Officer, Executive Chairman and Director	May 1, 2024
Tony Sage	(Principal Executive Officer)
/s/ Melissa Chapman	Chief Financial Officer	May 1, 2024
Melissa Chapman	(Principal Financial and Accounting Officer)
*	Director	May 1, 2024
Malcolm Day
*	Director	May 1, 2024
Michael Hanson
*	Director	May 1, 2024
Carolyn Trabuco
*	Director	May 1, 2024
Mykhailo Zhernov
*By:	/s/ Melissa Chapman
Name:	Melissa Chapman
Title:	Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of Critical Metals Corp., has signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on May 1, 2024.

Shyla Hill
By:	/s/ Shyla Hill
Shyla Hill Authorized Representative on behalf of Corporation Service Company